Exhibit 96.1

we are one

TECHNICAL REPORT SUMMARY OF

THE SIBANYE-STILLWATER US PGM OPERATIONS

SITUATED IN
MONTANA, UNITED STATES



Report Date: 25 April 2025
Effective Date: 31 December 2024

Prepared by:

Qualified Persons at the Sibanye-Stillwater US PGM Operations

Important Notices

This Technical Report Summary (TRS), dated 25 April 2025, supports the Mineral Resources and Mineral Reserves for the Sibanye-Stillwater US PGM Operations reported at as 31 December 2024. This TRS updates the TRS for the Sibanye-Stillwater US PGM Operations effective 31 December 2023, which was filed with the United States Securities and Exchange Commission (the SEC) as Exhibit 96.1 to Sibanye-Stillwater's 2023 annual report filed on Form 20-F on 26 April 2024. This TRS for the Sibanye-Stillwater US PGM Operations has been prepared in accordance with the disclosure requirements set out under Subpart 1300 of Regulation S-K (SK-1300).

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Table of Contents

1	EXECUTIVE SUMMARY	1
1.1	Introduction	1
1.2	Property Description, Mineral Rights and Ownership	2
1.3	Geology and Mineralisation	3
1.4	Exploration Status, Development and Operations and Mineral Resource Estimates	3
1.5	Mining Methods, Ore Processing, Infrastructure and Mineral Reserve Estimates	6
1.6	Capital and Operating Cost Estimates and Economic Analysis	9
1.7	Permitting Requirements	11
1.8	Conclusions and Recommendations	11
2	INTRODUCTION	13
2.1	Registrant	13
2.2	Compliance	13
2.3	Terms of Reference and Purpose of the Technical Report	13
2.4	Sources of Information	15
2.5	Site Inspection by Qualified Persons	16
2.6	Units, Currencies and Survey Coordinate System	16
3	PROPERTY DESCRIPTION	18
3.1	Location and Operations Overview	18
3.2	Mineral Title	19
3.2.1	Title Overview	19
3.2.2	Title and Tenure Held	20
3.2.3	Title and Tenure Conditions and Compliance	22
3.2.4	Surface Rights and Servitudes	22
3.3	Royalties	25
3.4	Legal Proceedings and Significant Encumbrances to the Property	25
4	ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY	27
4.1	Topography and Elevation	27
4.1.1	Stillwater Mine and the Hertzler Tailing Storage Facility	27
4.1.2	East Boulder Mine	27
4.1.3	Fauna and Flora	27
4.2	Access, Towns and Regional Infrastructure	28
4.3	Climate	28
4.4	Infrastructure and Bulk Service Supplies	29
4.5	Personnel Sources	30

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5 HISTORY 31

5.1 Ownership History 31
5.2 Previous Exploration and Mine Development 32
5.2.1 Previous Exploration 32
5.2.2 Mine Development 33
5.3 Plant, Property and Equipment 35

6 GEOLOGICAL SETTING, MINERALISATION AND DEPOSIT 36

6.1 Regional Geology 36
6.2 Local and Property Geology 39
6.2.1 Local Stratigraphy 39
6.2.2 J-M Reef Mineralisation 41

7 EXPLORATION 49

7.1 Data Acquisition Overview 49
7.2 Gravity Surveys 49
7.3 Aeromagnetic Surveys 49
7.4 Topographic Surveys 50
7.5 Exploration and Mineral Resource Evaluation Drilling 50
7.5.1 Drilling 50
7.5.2 Core Logging and Reef Delineation 56
7.6 Survey Data 56
7.7 Density Determination 58
7.8 Underground Mapping 58
7.9 Hydrogeological Drilling and Testwork 59
7.9.1 Stillwater Mine 59
7.9.2 East Boulder Mine 64
7.10 Geotechnical Data, Testing and Analysis 66
7.10.1 Geotechnical Characterisation 66
7.10.2 Geotechnical Testwork and Data Collection 67
7.10.3 Geotechnical Results and Interpretation 68

8 SAMPLE PREPARATION, ANALYSES AND SECURITY 71

8.1 Sampling Governance and Quality Assurance 71
8.2 Reef Sampling 72
8.3 Sample Preparation and Analysis 72
8.3.1 Laboratory 72
8.3.2 Sample Preparation and Analysis 73
8.4 Analytical Quality Control 75
8.4.1 Nature and Extent of Quality Control Procedures 75

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v Quality Control Results ................................................................................................................. 75 DATA VERIFICATION ............................................................................................................................. 82 Data Storage and Database Management .................................................................................... 82 Database Verification ......................................................................................................................... 82 MINERAL PROCESSING AND METALLURGICAL TESTING .................................................................... 85 Metallurgical Testwork and Amenability ........................................................................................... 85 Deleterious Elements............................................................................................................................ 85 MINERAL RESOURCE ESTIMATES ........................................................................................................... 86 Background .......................................................................................................................................... 86 Geological Modelling and Interpretation ......................................................................................... 87 Zone Picking and Evaluation Cut Determination ..................................................................... 87 Data Processing and Analysis ..................................................................................................... 88 Structural Modelling and Geological Loss Determination ...................................................... 94 Geological Interpretation and Wireframe Modelling .............................................................. 95 Block Modelling .......................................................................................................................... 100 Grade and Tonnage Estimation ....................................................................................................... 100 Grade and Thickness Estimation............................................................................................... 100 Block Model Validation ............................................................................................................. 104 Tonnage Estimation .................................................................................................................... 107 Mineral Resource Classification........................................................................................................ 109 Cut-off Grades, Technical Factors and Reasonable Prospects for Economic Extraction ........ 111 Prospects for Eventual Economic Extraction Assessment ..................................................... 111 Cut-off Grades and Minimum Mining Width ........................................................................... 112 Mineral Resource Estimates .............................................................................................................. 114 The 31 December 2024 Mineral Resource Statements .......................................................... 114 Mineral Resource Reconciliation .............................................................................................. 116 MINERAL RESERVE ESTIMATES ............................................................................................................. 119 Mineral Resource to Mine Reserve Conversion Methodology ..................................................... 119 Mineral Resources Available for Conversion .......................................................................... 119 Mineral Reserve Estimation Methodology ............................................................................... 119 Point of Reference ..................................................................................................................... 122 Cut-off Grades ............................................................................................................................ 122 Mineral Reserve Classification Criteria ............................................................................................ 122 Mineral Reserve Estimates ................................................................................................................. 125 The 31 December 2024 Mineral Reserve Statement .............................................................. 125 Mineral Reserve Reconciliation ................................................................................................ 126 vi Risk Assessments ................................................................................................................................. 127 MINING METHODS .............................................................................................................................. 131 Introduction ........................................................................................................................................ 131 Mine Design ........................................................................................................................................ 131 Mining Method Rationale .......................................................................................................... 131 Mechanised Ramp and Fill Method ........................................................................................ 132 Sub-level Extraction and Sub-level Development.................................................................. 133 Stope Extraction Ratios .............................................................................................................. 133 Hydrogeological Model .................................................................................................................... 134 Stillwater Mine ............................................................................................................................. 134 East Boulder Mine ....................................................................................................................... 135 Geotechnical Model ......................................................................................................................... 135 Geotechnical Characterisation ............................................................................................... 135 Support Design ........................................................................................................................... 136 Surface and Subsidence Control ............................................................................................. 138 Backfill .......................................................................................................................................... 138 Stillwater Mine Operations ................................................................................................................ 139 Background ................................................................................................................................ 139 Key Operational Infrastructure ................................................................................................. 140 Mine Layout ................................................................................................................................ 140 East Boulder Mine Operations .......................................................................................................... 142 Background ................................................................................................................................ 142 Key Operational Infrastructure ................................................................................................. 142 Mine Layout ................................................................................................................................ 142 Life of Mine Planning and Budgeting .............................................................................................. 145 Introduction ................................................................................................................................. 145 Mine Planning Criteria ................................................................................................................ 146 Modifying Factors ....................................................................................................................... 148 Indicated Mineral Resources to Probable Mineral Reserves Conversion Factors .............. 151 Life of Mine Production Scheduling and Budgeting ...................................................................... 152 Process Overview ....................................................................................................................... 153 LoM Production Schedule for Stillwater Mine ......................................................................... 153 Life of Mine Production Schedule for East Boulder Mine ....................................................... 155 Mining Equipment .............................................................................................................................. 157 Stillwater Mine ............................................................................................................................. 157 East Boulder Mine ....................................................................................................................... 157 Logistics ............................................................................................................................................... 158 Stillwater Mine ............................................................................................................................. 158 East Boulder Mine ....................................................................................................................... 159 Underground Mine Services .............................................................................................................. 160 Stillwater Mine ............................................................................................................................. 160 East Boulder Mine ....................................................................................................................... 165 vii Labor .................................................................................................................................................... 169 PROCESSING AND RECOVERY ........................................................................................................... 172 Mineral Processing Methods ............................................................................................................. 172 Background ................................................................................................................................ 172 Ore Processing .................................................................................................................................... 172 Stillwater Concentrator .............................................................................................................. 172 East Boulder Concentrator ........................................................................................................ 177 Concentrator Process Control Sampling ................................................................................. 182 Smelting and Refining ........................................................................................................................ 183 Background ................................................................................................................................ 183 Smelter ......................................................................................................................................... 183 Base Metal Refinery.................................................................................................................... 189 PGM Prill Splits ..................................................................................................................................... 195 Processing Logistics ............................................................................................................................ 195 INFRASTRUCTURE ................................................................................................................................. 196 Stillwater Mine Complex .................................................................................................................... 196 Concentrator Infrastructure ...................................................................................................... 196 Tailings Storage Facilities ........................................................................................................... 196 East Waste Rock Storage Facility.............................................................................................. 200 Power ........................................................................................................................................... 200 Bulk Water ................................................................................................................................... 201 Roads ........................................................................................................................................... 202 Workshops and Equipment Maintenance .............................................................................. 203 Buildings ....................................................................................................................................... 203 Transportation ............................................................................................................................. 205 East Boulder Mine Complex .............................................................................................................. 206 Concentrator Infrastructure ...................................................................................................... 206 Tailings Storage Facilities ........................................................................................................... 206 Dry Fork Waste Rock Storage Area .......................................................................................... 209 Power ........................................................................................................................................... 209 Bulk Water ................................................................................................................................... 210 Roads ........................................................................................................................................... 211 Buildings ....................................................................................................................................... 211 Equipment Maintenance .......................................................................................................... 212 Transportation ............................................................................................................................. 213 Columbus Metallurgical Facility ............................................................................................... 213 MARKET STUDIES .................................................................................................................................. 214 Introduction ........................................................................................................................................ 214 viii PGM Market Overview ...................................................................................................................... 214 Platinum and Palladium Demand and Supply ............................................................................... 214 Demand Drivers .......................................................................................................................... 215 Platinum ....................................................................................................................................... 215 Palladium ..................................................................................................................................... 215 Palladium and Platinum Pricing Outlook ........................................................................................ 216 Material Metals Marketing Agreements.......................................................................................... 217 The Columbus Metallurgical Complex and Precious Metal Refining .................................. 217 Wheaton International Streaming Agreement ....................................................................... 217 ENVIRONMENTAL STUDIES, PERMITTING, PLANS, NEGOTIATIONS/AGREEMENTS ........................... 219 Social and Community Agreements ............................................................................................... 219 Environmental Studies, Permitting and Plans .................................................................................. 220 Overview of Environmental Legislation and Regulation ....................................................... 220 Environmental Setting and Factors .......................................................................................... 225 Environmental Studies ................................................................................................................ 225 Permitting Status and Compliance .......................................................................................... 231 Requirements for Environmental Monitoring, Closure and Post Closure, and Management Plans ............................................................................................................................................. 271 Reclamation Plans and Costs ................................................................................................... 279 CAPITAL AND OPERATING COSTS ..................................................................................................... 286 Overview ............................................................................................................................................. 286 Capital Costs ...................................................................................................................................... 286 Background ................................................................................................................................ 286 Stillwater Mine ............................................................................................................................. 287 East Boulder Mine ....................................................................................................................... 291 Columbus Metallurgical Complex ........................................................................................... 294 Operating Costs ................................................................................................................................. 296 Background ................................................................................................................................ 296 Stillwater Mine ............................................................................................................................. 296 East Boulder Mine ....................................................................................................................... 297 Columbus Metallurgical Complex ........................................................................................... 298 ECONOMIC ANALYSIS ....................................................................................................................... 303 Background ........................................................................................................................................ 303 Economic Viability Testing Method ................................................................................................. 303 Economic Assumptions and Forecasts ............................................................................................ 304 Section 45X Advance Manufacturing Production Credit ..................................................... 304 Taxation ....................................................................................................................................... 305 Metal Price Forecast .................................................................................................................. 305

ix Discount Rate.............................................................................................................................. 305 DCF Results and Sensitivity Analysis .................................................................................................. 305 DCF Model .................................................................................................................................. 305 Net Present Values ..................................................................................................................... 307 Internal Rate of Return ............................................................................................................... 307 Sensitivity Analysis ....................................................................................................................... 307 ADJACENT PROPERTIES ....................................................................................................................... 310 OTHER RELEVANT DATA AND INFORMATION .................................................................................... 311 Catalytic Converter Recycling Business .......................................................................................... 311 Background ................................................................................................................................ 311 Recycle Processing .................................................................................................................... 311 Recycling Operations ................................................................................................................ 312 INTERPRETATION AND CONCLUSIONS .............................................................................................. 313 RECOMMENDATIONS ......................................................................................................................... 318 RELIANCE ON INFORMATION PROVIDED BY REGISTRANT ............................................................... 319 QUALIFIED PERSON'S CONSENT AND SIGN-OFF .............................................................................. 320 REFERENCES ......................................................................................................................................... 326 List of Figures Figure 1: Location of Sibanye-Stillwater US PGM Operations in Montana ............................... 18 Figure 2: Sibanye-Stillwater US PGM Operations Mineral Title and Tenure Map ..................... 24 Figure 3: Regional Geology of the Stillwater Complex and Surrounds .................................... 37 Figure 4: South to North Sections Through Stillwater Mine Showing Subsurface Geology ..... 38 Figure 5: A Schematic Section through Stillwater Mine Depicting the Horseman Thrust System ............................................................................................................................ 38 Figure 6: General Stratigraphy of the Stillwater Complex ......................................................... 40 Figure 7: Typical Stratigraphic Sequence and Pd-Pt Grade Profiles of the J-M Reef ............. 43 Figure 8: West to East Schematic Section Showing Variability in Stratigraphy and Impact on the J-M Reef at Stillwater Mine ............................................................................... 45 Figure 9: West to East Section Showing Geological Blocks of the J-M Reef at Stillwater Mine ........................................................................................................................................ 47 Figure 10: West to East Section Showing Geological Blocks of the J-M Reef at East Boulder Mine ............................................................................................................................... 48 x Figure 11: Underground Definition Diamond Drilling Pattern ...................................................... 52 Figure 12: Drillhole Layout for Stillwater Mine ............................................................................... 54 Figure 13: Drillhole Layout for East Boulder Mine ......................................................................... 55 Figure 14: Sub-surface Water Basin in the Stillwater East Mine Area .......................................... 60 Figure 15: Sub-surface Water Basin in the Stillwater West Mine Area ........................................ 61 Figure 16: Hydrogeological Drillhole Locations along Adits in the Stillwater East Section ........ 62 Figure 17: Hydrogeological Drillhole Locations along Adits in the Stillwater West Section ...... 62 Figure 18: Average Water Inflow at East Boulder Mine ............................................................... 65 Figure 19: Test Sites for In Situ stress Measurements at Stillwater Mine ....................................... 68 Figure 20: Test Sites for In Situ Stress Measurements at East Boulder Mine ................................. 68 Figure 21: Groundmass Classification Using Drillhole Data at Stillwater Mine ........................... 69 Figure 22: Groundmass Classification Using Drillhole Data at East Boulder Mine ..................... 70 Figure 23: Repeat Data Analysis for Stillwater Mine .................................................................... 76 Figure 24: Repeat Sample Data Analysis for East Boulder Mine ................................................. 76 Figure 25: Blank Sample Data Analysis for Stillwater and East Boulder Mines ........................... 77 Figure 26: Laboratory Standard MF-14 Data Analysis ................................................................. 78 Figure 27: Laboratory Standard MF-15 Data Analysis ................................................................. 78 Figure 28: Laboratory Standard MF-16 Data Analysis ................................................................. 79 Figure 29: Laboratory Standard MF-18 Data Analysis ................................................................. 79 Figure 30: Laboratory Standard MF-20 Data Analysis ................................................................. 79 Figure 31: Laboratory Standard MF-21 Data Analysis ................................................................. 80 Figure 32: Laboratory Standard MF-22 Data Analysis ................................................................. 80 Figure 33: Laboratory Standard MF-23 Data Analysis ................................................................. 80 Figure 34: Laboratory Standard MF-24 Data Analysis ................................................................. 81 Figure 35: Scatter plot of Composite UHW vs. 2E Grade for Stillwater Mine .............................. 89 Figure 36: Scatter plot of Composite UHW vs. 2E Grade for East Boulder Mine ........................ 90 Figure 37: Histogram Plot of Composite 2E Grades for Stillwater Mine ...................................... 90 Figure 38: Histogram Plot of Composite 2E Grades for East Boulder Mine ................................ 91 Figure 39: Spatial Analysis of FCW Continuity for Stillwater Mine ................................................ 92 Figure 40: Spatial Analysis of FOZ Continuity for East Boulder Mine ........................................... 92 Figure 41: Illustration of Reef Channel Wireframe Model Terminated at a Fault at Stillwater Mine ............................................................................................................................... 96 Figure 42: Illustration of Reef Channel Wireframe Model Terminated at Dykes at East Boulder Mine ............................................................................................................................... 97 Figure 43: J-M Reef Geological and Structural Models for Stillwater Mine ................................ 98 Figure 44: J-M Reef Geological and Structural Models for East Boulder Mine .......................... 99 Figure 45: Modelled Channel 2E Grades and Classification for Stillwater Mine ..................... 102 Figure 46: Modelled Channel 2E Grades and Classification for East Boulder Mine ............... 103 Figure 47: Stillwater Mine Blitz Mean 2E Grade (opt) by Easting .............................................. 105 xi Figure 48: Stillwater Mine Blitz West Mean 2E Grade (opt) by Easting ..................................... 105 Figure 49: Stillwater OSWU Mean 2E Grade (opt) by Easting ................................................... 106 Figure 50: East Boulder Mine Frog Pond East Mean 2E Grade (opt) by Easting ..................... 106 Figure 51: East Boulder Mine Frog Pond West Mean 2E Grade (opt) by Easting .................... 107 Figure 52: East Boulder Mine Graham Creek Mean 2E Grade (opt) by Easting ..................... 107 Figure 53: Mineral Reserve classification for Stillwater Mine ..................................................... 123 Figure 54: Mineral Reserve classification for East Boulder Mine................................................ 124 Figure 55: Mechanised Overhand and Underhand Ramp and Fill Mining Methods ............. 132 Figure 56: Sub-level Extraction (Longitudinal) Long Hole Open Stoping ................................. 133 Figure 57: Generalized Underground Layouts for Stillwater and East Boulder Mines Showing Final Mine Outlines ...................................................................................................... 144 Figure 58: Typical Mechanised Ramp and Fill Stope Design .................................................... 148 Figure 59: LoM RoM ore production schedule for Stillwater Mine ............................................ 155 Figure 60: LoM Production Schedule for East Boulder Mine ..................................................... 156 Figure 61: Graphic of Ventsim Model for the Stillwater Mine ................................................... 160 Figure 62: Stillwater Mine Compressed Air Service Map ........................................................... 163 Figure 63: Stillwater East Section Service Water Reticulation ................................................... 164 Figure 64: Graphic of Ventsim Model for the East Boulder Mine .............................................. 166 Figure 65: East Boulder Mine Compressed Air Distribution System ........................................... 168 Figure 66: East Boulder Mine Drill Water Reservoir Layout ......................................................... 169 Figure 67: Block Flow Diagram of the Stillwater Concentrator ................................................. 175 Figure 68: Stillwater Concentrator Actual and Forecast LoM Operational Throughput and Outputs ........................................................................................................................ 176 Figure 69: Stillwater Concentrator Actual and Forecast LoM Operational Data ................... 177 Figure 70: East Boulder Concentrator Simplified Block Flow Diagram ..................................... 180 Figure 71: East Boulder Concentrator Actual and Forecast LoM Operational Throughput and Outputs ................................................................................................................ 181 Figure 72: East Boulder Concentrator Actual and Forecast LoM Operational Data ............. 181 Figure 73: A Simplified Block Flow Diagram of the Smelter ....................................................... 185 Figure 74: Smelter Actual and Forecast LoM Operational Throughput .................................. 188 Figure 75: Smelter LoM Operational Performance, Actual and Forecast .............................. 188 Figure 76: A Simplified Block Flow Diagram of the Base Metal Refinery .................................. 191 Figure 77: Base Metal Refinery Actual and Forecast LoM Operational Throughput and Base Metals Recovered ...................................................................................................... 194 Figure 78: Base Metal Refinery Actual and Forecast LoM Operational Performance ........... 194 Figure 79: Hertzler TSF Knight-Piésold Calculated Elevation Profile .......................................... 199 Figure 80: Stillwater Mine Site Layout .......................................................................................... 205 Figure 81: East Boulder TSF Calculated Elevation Profile ........................................................... 208 Figure 82: East Boulder Mine Site Layout .................................................................................... 212 xii Figure 83: Stillwater Mine NPV Sensitivity Analysis ...................................................................... 308 Figure 84: East Boulder Mine NPV Sensitivity Analysis ................................................................ 308 List of Tables Table 1: Details of Qualified Persons Appointed by Sibanye-Stillwater US PGM Operations 15 Table 2: Technical Experts/Specialists Supporting the Qualified Persons ............................... 16 Table 3: Summary of Sibanye-Stillwater US PGM Operations Mineral Title and Tenure ......... 21 Table 4: Summary Details of Mining Claims Subject to Royalties ............................................ 25 Table 5: Details of Historical Royalty Payments to Franco-Nevada and Mouat .................... 25 Table 6: Historical Surface and Adit Exploration Drillholes Up to 1998 .................................... 32 Table 7: Historical Production for Stillwater and East Boulder Mines ....................................... 34 Table 8: Summary Description of Plant, Property and Equipment for the Sibanye-Stillwater US PGM Operations ...................................................................................................... 35 Table 9: Summary of Geotechnical Parameters ...................................................................... 69 Table 10: Details of the In-house Standards ................................................................................ 77 Table 11: Capping Grades Employed for the Mineral Resource Evaluation ........................... 91 Table 12: Summary of Standardised Variogram Parameters for FOZPT .................................... 92 Table 13: Summary of Standardised Variogram Parameters for FCW ...................................... 93 Table 14: Summary of Standardised Variogram Parameters for UHW ...................................... 93 Table 15: Summary of Standardised Variogram Parameters for 2E .......................................... 93 Table 16: Search Parameters Employed for Grade Estimation ............................................... 101 Table 17: Domain Global Means Calculated from Declustered Data ................................... 101 Table 18: Comparison of the Estimated and Evaluation Cut Composite Grades ................. 104 Table 19: Resource Block Factors for Stillwater and East Boulder Mines ................................. 108 Table 20: Parameters Employed for Cut-off Grade Calculation and Mineral Resource and Mineral Reserve Declaration ...................................................................................... 113 Table 21: Mineral Resource Estimates Inclusive of Mineral Reserves at the End of the Fiscal Year Ended 31 December 2024 Based on Pd and Pt Price of $1 350/oz ............... 114 Table 22: Mineral Resource Estimates Exclusive of Mineral Reserves at the End of the Fiscal Year Ended 31 December 2024 Based on Pd and Pt Price of $1 350/oz ............... 115 Table 23: 31 December 2023 to 31 December 2024 Mineral Resource Reconciliation (Mineral Resources Inclusive of Mineral Reserves) ................................................... 116 Table 24: 31 December 2024 to 31 December 2023 Mineral Resource Reconciliation (Mineral Resources Exclusive of Mineral Reserves) ................................................... 117 Table 25: Mineral Reserve Estimates at the End of the Fiscal Year Ended 31 December 2024 Based on Pd Price of $1 150/oz and Pt Price of $1 250/oz ...................................... 125 Table 26: 31 December 2023 to 31 December 2024 Mineral Reserves Reconciliation ......... 126 Table 27: Mining method frequency of use at Stillwater and East Boulder Mines ................. 132

xiii Table 28: Stope Extraction Ratios ............................................................................................... 134 Table 29: Stillwater and East Boulder Mine Ground Types ....................................................... 136 Table 30: Planning Parameters for Stoping for Stillwater Mine ................................................ 146 Table 31: Planning Parameters for Primary Development for Stillwater Mine ........................ 147 Table 32: Planning Parameters for Stoping for East Boulder Mine ........................................... 147 Table 33: Planning Parameters for Primary Development for East Boulder Mine .................. 147 Table 34: Mining Overbreak Factors and Dilution Methodology for Stillwater Mine ............. 149 Table 35: Mining Overbreak Factors and Dilution Methodology for East Boulder Mine ........ 150 Table 36: Mineability Block Factors for Stillwater and East Boulder Mines .............................. 152 Table 37: LoM Production Schedule for Stillwater Mine ........................................................... 154 Table 38: LoM Production Schedule for East Boulder Mine ..................................................... 156 Table 39: Stillwater Mine Current and Budget Mechanised Mining Equipment Quantities .. 157 Table 40: East Boulder Mine Mechanised Mining Equipment Quantities ............................... 157 Table 41: LoM Labor Plan for Stillwater Mine ............................................................................. 170 Table 42: LoM Labor Plan for East Boulder Mine ....................................................................... 170 Table 43: Stillwater Concentrator Actual and Forecast LoM Operational Throughput and Outputs ........................................................................................................................ 176 Table 44: East Boulder Concentrator Actual and Forecast LoM Operational Throughput and Outputs ................................................................................................................ 180 Table 45: Smelter Historical and Budget Operational Data .................................................... 187 Table 46: Base Metal Refinery Historical and Forecast LoM Operational Data ..................... 193 Table 47: Summary of Pt and Pd Prill Split Data ........................................................................ 195 Table 48: Comparison of Sibanye-Stillwater and Market Consensus Prices ........................... 217 Table 49: Regulatory Agencies and Permits, Licenses or Approval Requirements ................ 222 Table 50: Summary of Recent Environmental Studies Associated with Expansions at Stillwater Mine ............................................................................................................. 227 Table 51: Summary of Recent Environmental Studies Associated with Expansions at East Boulder Mine ............................................................................................................... 230 Table 52: Permits Status Summary for the Sibanye-Stillwater US PGM Operations ................. 237 Table 53: Stillwater Mine Operations Actionable Reportable Documents ............................. 272 Table 54: Stillwater Mine Closure Actionable Reportable Documents ................................... 273 Table 55: Stillwater Mine Post Closure Actionable Reportable Documents ........................... 274 Table 56: East Boulder Mine Operations Actionable Reportable Documents ....................... 276 Table 57: East Boulder Mine Closure Actionable Reportable Documents ............................. 277 Table 58: East Boulder Mine Post Closure Actionable Reportable Documents ..................... 278 Table 59: Stillwater Mine Reclamation Schedule...................................................................... 281 Table 60: Stillwater Mine Closure Monitoring and Maintenance Schedule ........................... 282 Table 61: East Boulder Mine Reclamation Schedule ................................................................ 283 Table 62: East Boulder Mine Closure Monitoring and Maintenance Schedule ..................... 284 xiv Table 63: Stillwater Mine Actual and LoM Capital Schedule .................................................. 290 Table 64: East Boulder Mine Actual and LoM Capital Schedule ............................................ 293 Table 65: Columbus Metallurgical Complex Actual and LoM Capital Expenditure ............. 295 Table 66: Actual and LoM Operating Costs for Stillwater Mine ............................................... 300 Table 67: Actual and LoM Operating Cost for East Boulder Mine .......................................... 301 Table 68: Actual and LoM Operating Costs for the Columbus Metallurgical Complex........ 302 Table 69: Abridged Cash Flow Results ....................................................................................... 306 Table 70: Net Present Values at Different Discount Rates ........................................................ 307 Table 71: Combined Sibanye-Stillwater US PGM Operations, NPV5% Sensitivity to Pd and Pt Price Variation ............................................................................................................. 309 1 EXECUTIVE SUMMARY Introduction This TRS was prepared by in-house Qualified Persons for filing by Sibanye-Stillwater Limited (Sibanye- Stillwater), which is an independent international precious metals mining company with a diverse mineral asset portfolio. It covers Sibanye-Stillwater's wholly owned platinum group metal (PGM) operations in Montana in the United States of America (the Sibanye-Stillwater US PGM Operations). These operations comprise integrated mines and concentrator plants situated at the Stillwater and East Boulder Mines and mineral beneficiation facilities (a smelter, base metal refinery, PGM recycling plant and an analytical laboratory) at the Columbus Metallurgical Complex. Owing to the integrated nature of the mining, ore processing and mineral beneficiation operations, the Sibanye-Stillwater US PGM Operations constitute a single unit (material property). This TRS for the Sibanye-Stillwater US PGM Operations supports the disclosure of the Mineral Resource and Mineral Reserve estimates for the Stillwater and East Boulder Mines as at 31 December 2024. The filing of this TRS follows the strategic review and restructuring of the Sibanye-Stillwater US PGM Operations in Q4 FY2024, which resulted in a material change in the life of mine (LoM) plan for the operations. Both interventions were implemented in response to the prolonged depressed palladium and platinum prices as well as a series of adverse events affecting the operations since FY2020 including the COVID-19 pandemic and associated restrictions between FY2020 and FY2023, a 500-year flood event in FY2022 and a shaft incident in the Stillwater West Section in FY2023 have all negatively affected production at the operations. In addition, both the Stillwater and East Boulder Mines have continued to be constrained by limited operational flexibility since FY2022 due to a reduced developed state and an ongoing critical skills shortage, with the consequent reliance on contractors driving operating costs upwards. As a result of the strategic review in response to the prolonged depressed PGM price environment, Sibanye- Stillwater has planned significantly lower production from the combined output of approximately 426 000oz 2E in FY2024 to a combined average output of 270 000oz 2E per annum between FY2025 and FY2027. Accordingly, Sibanye-Stillwater has revised cost structures and staffing levels to align with the planned lower production levels. The reduction in production suspension of mining operations at the Stillwater West Section and East Boulder Frog Pond East Section while prioritising higher-grade and lower- cost areas for mining in the short to medium terms. The strategic review has also resulted in a three-year delay in the production ramp up to the steady state production level. As per the revised life of mine (LoM) plan for the Sibanye-Stillwater US PGM Operations, mining from the Stillwater West Section and East Boulder Frog Pond East Section will resume in FY2027 and FY2046, respectively, and steady state operations producing a combined 613 000 to 714 000oz 2E per annum will be achieved in FY2031. The factors discussed above have also influenced the estimation of Mineral Resources and Mineral Reserves, with an overall high-grade approach underpinning the estimation processes. As a result, significant low- grade material has been excluded from the 31 December 2024 Mineral Resource and Mineral Reserve estimates for Stillwater and East Boulder Mines. Aligned with Sibanye-Stillwater’s listings on the New York Stock Exchange (NYSE) and Johannesburg Stock Exchange (JSE or JSE Limited), the Mineral Resource and Mineral Reserve estimates were prepared and reported according to the SEC's Subpart 1300 of Regulation S-K (SK-1300) and following the 2 guidelines of the 2016 Edition of the South African Code for the Reporting of Exploration Results, Mineral Resources and Mineral Reserves (The SAMREC Code, 2016) and Section 12 of the JSE Listing Requirements. This TRS has been prepared according to the disclosure requirements set out under Sk- 1300. Property Description, Mineral Rights and Ownership The Stillwater and East Boulder Mines are mature, ongoing mines situated 13 miles apart, extracting the J-M Reef in the Stillwater Complex and processing the ore at onsite concentrators to produce PGM concentrates which are further beneficiated at the Columbus Metallurgical Complex. The Sibanye-Stillwater US PGM Operations have invested in two capital projects since the acquisition of Stillwater in 2017, namely Fill the Mill Project (FTM) at East Boulder Mine and the Blitz Project comprising expansions at Stillwater Mine and mineral beneficiation facilities at the Columbus Complex. The Blitz Project (which is now termed the Stillwater East Section) entailed an eastward expansion of the Stillwater Mine, commenced in 2011 with the excavation of access adits and development of the capital infrastructure (access drifts, decline and ramps, and ventilation shafts). The expansion necessitated modest capacity upgrades of the Stillwater Concentrator and various units of the smelter and refinery as well as engineering and bulk supplies infrastructure at Stillwater Mine and the Columbus Metallurgical Facility. Capital expenditure on the Blitz Project ended in FY2023 after achieving certain development milestones. The 2024 strategic review and restructuring of the Sibanye-Stillwater US PGM Operations due to prolonged weak PGM prices resulted in a significant reduction in production output to approximately 270 000oz per annum between FY2025 and FY2027. Assuming more favourable PGM prices from 2028, a production ramp-up is possible across the three sites utilising existing unutilised processing capacity (with modest upgrades where necessary) to steady state combined production of between 613 000 to 714 000oz 2E per annum by FY2031. A network comprising state roads and Sibanye-Stillwater-maintained mine access roads connect the mines, local towns and the Columbus Metallurgical Complex. Regional power infrastructure is already installed, providing adequate power supplies to the operations. In general, climatic conditions in this area do not significantly affect the operations at the three sites. However, a 500-year flood event in 2022 destroyed parts of State Highway 419 used to access Stillwater Mine and resulted in the temporary suspension of production at the mining operations for seven weeks. A temporary road was built to re- establish access to and from the mine to support full operations. Repairs were carried out on the damaged parts of the highway and access through the highway was restored in July 2023. Sibanye-Stillwater has title (leased or held Mining Claims) in perpetuity over the entirety of the known outcrop of the J-M Reef along the Beartooth Mountains in Montana. It also holds surface rights (Tunnel and Mill Site Claims) over key land parcels on which mining infrastructure is built at the Stillwater and East Boulder Mines or which provide servitude required to access the reef. The claims total 1 712 in number and cover an area of 24 083 acres. A total of 895 claims are subject to the Franco-Nevada Royalty and Mouat Royalty, with annual royalty payments based on Net Smelter Return for the palladium and platinum produced while considering the cost of production. There are no material legal proceedings in relation to the Sibanye-Stillwater US PGM Operations discussed in this TRS.

Despite the simplified regulatory framework for mining prevailing in the Unites States, the granting of permits and approvals for building a mine or expansions of existing mining operations in Montana is costly and can be a lengthy process. The 24-year-old Good Neighbor Agreement between Sibanye-Stillwater and the local authorities has facilitated seamless stakeholder participation in the scoping and review of applications for permits and approvals.

1.3 Geology and Mineralisation

The J-M Reef mined at Stillwater and East Boulder Mines is a high-grade primary magmatic reef-type Pd-Pt deposit occurring at a consistent stratigraphic level in the Stillwater Complex. It is a laterally continuous magmatic reef-type PGM deposit defined as the Pd-Pt rich stratigraphic interval, occurring mainly within a troctolite (OB-I zone) of the Lower Banded Series. At the Stillwater Mine, the dip of the J-M Reef northwards varies from approximately vertical in the eastern part to approximately 62° in the central part and between 45° and 50° in the Upper West sector of the mine. However, dips at East Boulder Mine are less variable and are on average 50° towards the northeast.

Having retained most of its primary magmatic characteristics, the J-M Reef is laterally continuous, very coarse-grained and identified by the presence of 0.25% to 3% visible disseminated copper-nickel sulphide minerals within the OB-I zone and using hangingwall markers. However, sampling and laboratory analysis provide the definitive data used to confirm the presence of the J-M Reef and to determine its PGM tenor. A high thickness and grade variability over short ranges (stope level) characterises the J-M Reef and this is more pronounced at Stillwater Mine where the mineralisation may occur as a unique mixture of "ballrooms", low-grade and normal J-M Reef mineralisation over short intervals. The combined effect of dip, thickness and grade variability affects the way in which the J-M Reef is evaluated, but this resembles the conventional evaluation approaches employed for other PGM reefs in layered igneous complexes.

1.4 Exploration Status, Development and Operations and Mineral Resource Estimates

Extensive exploration for PGMs since the 1960s dominated by diamond drilling at Stillwater and East Boulder Mines produced data utilised for the evaluation of the J-M Reef. The exploration was focused on the appraisal and evaluation of the J-M Reef along the Beartooth Mountains in Montana within Sibanye-Stillwater's title areas and led to the establishment of Stillwater and East Boulder Mines in 1986 and 2002, respectively. The mines have been operational for most of the time except for a short-lived stoppage in 2008. The extensive drillhole database accumulated from moderately spaced surface diamond drilling and closely spaced underground definition diamond drilling from footwall lateral drifts, complemented by mining and ore processing information, was used for the estimation of Mineral Resources for Stillwater and East Boulder Mines. Geotechnical and hydrogeological data has also been collected in parallel with the geological data used for Mineral Resource estimation. In all cases, the approaches employed for the collection, validation, processing and interpretation of the drillhole data are in line with industry best practice.

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A combination of long-range continuity, occurrence at a consistent stratigraphic position and within a consistent stratigraphic sequence, localised thickness and grade variability and steep dips influences the estimation approaches employed for the J-M Reef. The construction of three-dimensional geological models and the estimation of grades in areas supported by both surface and definition drillhole data classified as Measured Mineral Resources and the remainder of the areas supported by surface drillhole data classified as Indicated or Inferred Mineral Resources are appropriate for the style and variability of the J-M Reef. In both cases, the available drillhole data permitted grade interpolation into individual blocks through ordinary and simple kriging and classification of the estimates as Inferred, Indicated or Measured on account of geological confidence.

The Mineral Resource estimates for Stillwater and East Boulder Mines in the tables below are reported from grade block models for the mines as at 31 December 2024 and as inclusive or exclusive of Mineral Reserves. These estimates are in situ estimates of tonnage and grades reported at a minimum mining width of 7.5ft applicable for the dominant mechanised ramp and fill (also referred to as cut and fill) mining method used at the mines, and at a Pt + Pd (2E) cut-off grade of 0.28opt (9.74g/t) and 0.21opt (7.20g/t) at Stillwater and East Boulder Mines, respectively. In addition, these estimates account for geological losses due to disturbance of the J-M Reef continuity by geological structures.

Description		Mineral Resources Inclusive of Mineral Reserves				
Imperial						
Category	Mine	Tons (Million)	Pd (opt)	Pt (opt)	2E (opt)	2E Content (Moz)
Measured	Stillwater	24.5	0.40	0.11	0.51	12.5
	East Boulder	16.6	0.29	0.08	0.37	6.1
	Subtotal/Average	41.1	0.35	0.10	0.45	18.6
Indicated	Stillwater	20.1	0.39	0.11	0.50	10.1
	East Boulder	25.5	0.29	0.08	0.36	9.3
	Subtotal/Average	45.7	0.33	0.09	0.43	19.4
Measured + Indicated	Stillwater	44.7	0.39	0.11	0.51	22.7
	East Boulder	42.1	0.29	0.08	0.36	15.4
	Subtotal/Average	86.8	0.34	0.10	0.44	38.1
Inferred	Stillwater	46.8	0.37	0.11	0.48	22.3
	East Boulder	53.8	0.27	0.08	0.35	18.8
	Subtotal/Average	100.6	0.32	0.09	0.41	41.1
Metric						
Category	Mine	Tonnes (Million)	Pd (g/t)	Pt (g/t)	2E (g/t)	2E Content (Moz)
Measured	Stillwater	22.2	13.62	3.94	17.56	12.5
	East Boulder	15.0	9.87	2.71	12.58	6.1
	Subtotal/Average	37.3	12.11	3.44	15.55	18.6
Indicated	Stillwater	18.3	13.38	3.87	17.25	10.1

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Description		Mineral Resources Inclusive of Mineral Reserves				
Imperial						
Category	Mine	Tons (Million)	Pd (opt)	Pt (opt)	2E (opt)	2E Content (Moz)
	East Boulder	23.2	9.78	2.68	12.46	9.3
	Subtotal/Average	41.5	11.37	3.20	14.57	19.4
Measured + Indicated	Stillwater	40.5	13.51	3.91	17.42	22.7
	East Boulder	38.2	9.82	2.69	12.51	15.4
	Subtotal/Average	78.7	11.72	3.32	15.03	38.1
Inferred	Stillwater	42.5	12.66	3.66	16.32	22.3
	East Boulder	48.8	9.41	2.58	11.99	18.8
	Subtotal/Average	91.2	10.92	3.08	14.00	41.1

2E Cut-off Grade Stillwater Mine – 0.28opt (9.74g/t)
2E Cut-off Grade East Boulder Mine – 0.21opt (7.20g/t)
Pd Price – $1 350/oz
Pt Price – $1 350/oz
2E Recovery Stillwater Mine – 91.48%
2E Recovery East Boulder Mine – 90.33%
Pd:Pt Ratio Stillwater Mine – 3.46:1
Pd:Pt Ratio East Boulder Mine – 3.65:1

Description		Mineral Resources Exclusive of Mineral Reserves				
Imperial						
Category	Mine	Tons (Million)	Pd (opt)	Pt (opt)	2E (opt)	2E Content (Moz)
Measured	Stillwater	11.9	0.33	0.10	0.43	5.1
	East Boulder	6.1	0.29	0.08	0.37	2.3
	Subtotal/Average	18.0	0.32	0.09	0.41	7.4
Indicated	Stillwater	9.9	0.30	0.09	0.38	3.8
	East Boulder	10.8	0.27	0.07	0.34	3.7
	Subtotal/Average	20.7	0.28	0.08	0.36	7.5
Measured + Indicated	Stillwater	21.8	0.32	0.09	0.41	8.9
	East Boulder	16.9	0.28	0.08	0.35	5.9
	Subtotal/Average	38.7	0.30	0.08	0.38	14.8
Inferred	Stillwater	46.8	0.37	0.11	0.48	22.3
	East Boulder	53.8	0.27	0.08	0.35	18.8
	Subtotal/Average	100.6	0.32	0.09	0.41	41.1
Metric						
Category	Mine	Tonnes (Million)	Pd (g/t)	Pt (g/t)	2E (g/t)	2E Content (Moz)
Measured	Stillwater	10.8	11.48	3.32	14.80	5.1
	East Boulder	5.5	9.96	2.73	12.70	2.3
	Subtotal/Average	16.3	10.97	3.12	14.09	7.4
Indicated	Stillwater	8.9	10.14	2.93	13.07	3.8
	East Boulder	9.8	9.19	2.52	11.70	3.7
	Subtotal/Average	18.8	9.64	2.71	12.35	7.5
Measured + Indicated	Stillwater	19.7	10.87	3.14	14.02	8.9
	East Boulder	15.3	9.47	2.59	12.06	5.9
	Subtotal/Average	35.1	10.26	2.90	13.16	14.8
Inferred	Stillwater	42.5	12.66	3.66	16.32	22.3
	East Boulder	48.8	9.41	2.58	11.99	18.8
	Subtotal/Average	91.2	10.92	3.08	14.00	41.1

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Description		Mineral Resources Exclusive of Mineral Reserves				
Imperial						
Category	Mine	Tons (Million)	Pd (opt)	Pt (opt)	2E (opt)	2E Content (Moz)
2E Cut-off Grade Stillwater Mine – 0.28opt (9.74g/t) 2E Cut-off Grade East Boulder Mine – 0.21opt (7.20g/t) Pd Price – $1 350/oz Pt Price – $1 350/oz 2E Recovery Stillwater Mine – 91.48% 2E Recovery East Boulder Mine – 90.33% Pd:Pt Ratio Stillwater Mine – 3.46:1 Pd:Pt Ratio East Boulder Mine – 3.65:1						

1.5 Mining Methods, Ore Processing, Infrastructure and Mineral Reserve Estimates

Stillwater and East Boulder Mines are mature operations extracting the J-M Reef to produce PGMs and base metals using well-established mining and ore processing methods. Most of the permanent infrastructure required to access the underground operations is already established and has been being upgraded, where necessary, to accommodate production increases at the Stillwater Mine (Stillwater East Expansion) and East Boulder Mine. The prolonged depressed PGM prices have necessitated restructuring of the Sibanye-Stillwater US PGM Operations in Q4 FY2024 culminating in a reduction in ore tonnage mined and processed at both mines during the period FY2025 to FY2027. The reduction will be achieved through a temporary suspension of mining operations in lower-grade area of the Frog Pond East Section of East Boulder Mine and the West Section of Stillwater Mine associated with high cost of production. The restructuring of the operations also led to resizing of the labor force to levels that is aligned with the reduced planned production.

Detailed Life of Mine (LoM) plans for Stillwater and East Boulder Mines support the Mineral Reserve estimates presented below and reported as at 31 December 2024. The reference point for tonnage and grade estimates for the Mineral Reserve estimates is the mill head and the Mineral Reserve estimates are reported at the 2E cut-off grade of 0.32opt (11.11g/t) and 0.26opt (8.80g/t) at the Stillwater and East Boulder Mines, respectively.

Description		Mineral Reserves				
Imperial						
Category	Mine	Tons (Million)	Pd (opt)	Pt (opt)	2E (opt)	2E Content (Moz)
Proved	Stillwater	6.7	0.34	0.10	0.43	2.9
	East Boulder	3.7	0.23	0.06	0.29	1.1
	Subtotal/Average	10.4	0.30	0.08	0.38	4.0
Probable	Stillwater	18.1	0.35	0.10	0.46	8.3
	East Boulder	20.6	0.26	0.07	0.33	6.7
	Subtotal/Average	38.7	0.30	0.09	0.39	15.0
Proved + Probable	Stillwater	24.8	0.35	0.10	0.45	11.2
	East Boulder	24.3	0.25	0.07	0.32	7.8
	Total/Average	49.1	0.30	0.09	0.39	19.0
Metric						

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7 Description Mineral Reserves Category Mine Tonnes (Million) Pd (g/t) Pt (g/t) 2E (g/t) 2E Content (Moz) Proved Stillwater 6.1 11.51 3.33 14.83 2.9 East Boulder 3.4 7.85 2.15 10.00 1.1 Subtotal/Average 9.5 10.20 2.91 13.11 4.0 Probable Stillwater 16.4 12.15 3.51 15.67 8.3 East Boulder 18.7 8.81 2.41 11.22 6.7 Subtotal/Average 35.1 10.37 2.93 13.30 15.0 Proved + Probable Stillwater 22.5 11.98 3.46 15.44 11.2 East Boulder 22.1 8.66 2.37 11.03 7.8 Total/Average 44.5 10.33 2.92 13.26 19.0 2E Cut-off Grade Stillwater Mine – 0.32opt (11.11/t) 2E Cut-off Grade East Boulder Mine – 0.26opt (8.80g/t) Mineral Reserve Declaration Pd and Pt Price – $1 172 Cut-off Determination Pd Price – $1 150/oz Cut-off Determination Pt Price – $1 250/oz 2E Recovery Stillwater Mine – 91.48% 2E Recovery East Boulder Mine – 90.33% Pd:Pt Ratio Stillwater Mine – 3.46:1 Pd:Pt Ratio East Boulder Mine – 3.65:1 The mechanised ramp and fill method, which is the dominant mining method (approximately 80%), is well-understood at the mines and suited to the character and attitude of the J-M Reef. The remainder of the stopes are mined through the sub-level extraction long hole stoping. Mine designs for the Stillwater and East Boulder Mines incorporate hydrogeological and geotechnical models constructed from appropriate groundwater and geotechnical testwork, the extensive geotechnical database, and historical experiences at the mines. Ore extraction ratios of 60% to 95% for stopes and 40% to 50% for the entire mine are typical for the mining methods employed. Ground support designs and procedures employed at the mines, which have been refined through ongoing continuous improvement initiatives, have reduced occurrences of major fall of ground events. A higher-than-expected frequency of poor ground conditions at the Stillwater East Section has necessitated a revision of the mining plan, with fair and good ground types prioritised in the short to medium terms until a dedicated paste plant has been established in this area which would enable improved mining efficiencies when mining in areas of poor ground conditions. No significant groundwater inflows are experienced except when development extends into new areas, but these are addressed using existing procedures combining probe drilling, the use of drainholes and routine mine dewatering using cascading water pumps as well as grouting. The LoM production plans for the Stillwater and East Boulder Mines were developed through Mineral Resources to Mineral Reserve conversion processes that utilised dilution factors and mining (stoping and development) parameters informed by historical reconciliation results and performance. The LoM plan for the Stillwater Mine envisages an important ore production tonnage ramp down from approximately 687 thousand tons in FY2024 to approximately 289 thousand tons in FY2025, with the temporary suspension of mining from the Stillwater West Section during Q4 2024, with production from only the Stillwater East Section planned to be maintained at this level until FY2027. Thereafter, the current LOM plan envisages production from the Stillwater West Section resuming, contributing to ramp up to a 8 steady state average of 1.1 million tons per annum milled from FY2031 onwards. The mine previously ramped up to a peak of approximately 964 thousand tons milled in FY2020 after which the momentum was reversed by the COVID-19 pandemic and its restrictions, a 500-year flood event in FY2022 and a shaft incident (structural damage to the shaft headgear, winder house and winder rope preventing access to production areas below the 5000 Level for four weeks) in the Stillwater West Section in FY2023. The Fill the Mill Project at Boulder Mine increased production levels for East Boulder Mine to a peak of 721 thousand tons in FY2021 but the COVID-19 pandemic and its restrictions as well as staff turnover affected production output in FY2022, FY2023 and FY2024. The LoM plan for East Boulder Mine also envisages a ramp down in production from the FY2024 level of approximately 556 thousand tons to approximately 468 thousand tons per annum milled in FY2025 due to the temporary suspension of mining in the Frog Pond East Section, with the combined production from the Frog Pond West and Graham Creek kept at this level between FY2024 and FY2028. Assuming supportive PGM prices, a three-year production ramp up to an average steady state production level of approximately 728 thousand tons per annum milled by FY2031 is planned and forecast to be maintained until FY2059. Economic viability testing of the LoM plans demonstrated that extraction of the scheduled Indicated and Measured Mineral Resources is economically justified, and the declaration of Mineral Reserves is appropriate. In general, the LoM plans include appropriate staffing levels which are informed by historical experience while also taking into account the variable production levels planned. Most of the key infrastructure for mining is already installed at the Stillwater and East Boulder Mines. Similarly, most of the mining equipment required for the execution of the LoM plans is already available at the mines. Bulk power and water supplies are secure, and the infrastructure upgrades required at both sites have been completed ahead of the achievement of steady state production levels. The concentrators employed for ore processing at the Stillwater and East Boulder Mines have been operational for several decades and use proven technology and process routes. The forecast metallurgical recoveries of approximately 92% and 91% respectively for the Stillwater and East Boulder Concentrators, and production profiles employed in the LoM plans are informed by historical experience. A plant capacity upgrade from the current 1.1 million tons per annum to 1.4 million tons per annum is required at Stillwater Mine prior to FY2033 to accommodate increasing RoM ore production (1.1 million to 1.2 million tons per annum) from both the Stillwater West and East Sections thereafter. The East Boulder Concentrator has historically been operated below the 850 thousand tons per annum capacity, and sustainable ore processing at 455 thousand to 760 thousand tons per annum should be achievable with modest sustaining capital expenditure. There is adequate storage capacity for the tailings resulting from ore processing at the concentrators at Stillwater and East Boulder Mines in the short to medium term. However, additional tailings storage capacity will be required for the remainder of the LoMs. Plans being considered for the upgrading of the tailings storage (TSF) capacities for the long-term disposal of the tailings include storage capacity upgrades at existing TSFs through elevation lifts and lateral expansions as well as the establishment of new TSFs. Sibanye-Stillwater is aware of the long timeframes for the granting of permits and related approvals of the upgrades and establishment of new TSFs. Accordingly, it will expedite the finalisation 9 of the long-term tailings storage plans to enable the undertaking of the requisite studies needed for permit and approval applications. The smelter and base metal refinery at the Columbus Metallurgical Complex utilise proven technology and process routes for the processing of concentrate and matte, respectively. There are no plans to introduce new processing technology at the processing facilities, with the modest capacity upgrades and debottlenecking projects implemented to accommodate the increased concentrate production at Stillwater and East Boulder Mines currently being concluded. Capital and Operating Cost Estimates and Economic Analysis The LoM plans for the Stillwater and East Boulder Mines and the Columbus Metallurgical Complex provide for appropriate capital expenditure budgets for the sustainability of the planned operations. Sustaining capital costs are benchmarked to historical capital expenditure while the completion of major expansion projects has removed the need for elevated growth and expansion capital. Similarly, the forecast operating costs included in the LoM plans are based on historical experience at the operations during years of peak production levels although operating costs since FY2020 have been affected by low production output due to operational issues and adverse natural events. Accordingly, the accuracy level in the capital and operating costs utilised for LoM budgeting is within ±15% at up to 10% contingency for Proved and Probable Mineral Reserves. All costs are presented in real terms and US$. Sustaining capital costs cater for mine and surface equipment, capitalised development, projects, infrastructure and environmental capital expenditure. The capital budget for Stillwater Mine ranges between $56 million and $257 million (average $129 million) per annum, totalling $3.2 billion over the FY2025 to FY2049 period. In addition, the capital budget is dominated by the costs of capitalised development (on average approximately 64% of the annual capital costs), with mine and surface equipment, projects, infrastructure and environmental capital expenditure accounting for the balance. For East Boulder Mine, the capital costs vary from approximately $18 million to $72 million (average $36 million) annually from FY2025 to FY2053, totalling $1.0 billion over this period. Thereafter, lower annual costs averaging $8 million per annum are forecast in the final six years as the capitalised development and planned production ramp down. The capital budget is dominated by capitalised development, project and other capital costs (collectively making up 86% of the budget over the LoM) except for periods associated with TSF expansions or construction of new TSFs, mine and surface equipment and environmental capital expenditure account for the balance of East Boulder’s capital budget. With the finalisation of the various projects at the Columbus Metallurgical Complex in FY2023, smelter project capital becomes the single most significant capital cost element. The provision for smelter project capital ranges from $4 million to $25 million per annum (average of $12 million per annum over the LoM), with the lower amounts reflecting modest annual maintenance of the various units of the complex and larger amounts associated with cyclic major furnace rebuilds. The total capital budget for the Columbus Metallurgical Complex for the FY2025 to FY2059 period is approximately $580 million. 10 Stillwater Mine has budgeted operating costs averaging from approximately $430/ton processed between FY2025 and FY2031 followed by lower costs averaging $319/ton during steady state operations until FY2049 resulting in an overall LoM average of $350/ton processed). Of these costs, mining contributes approximately 86% of the total cost and surface facilities (concentrator, sand and paste plants, ore hoisting and tailings storage management) contribute the remainder. Unit operating costs in the initial period resemble those for the FY2022 to FY2024 period (averaging $455/ton milled) which were affected by production disruptions relating to the 500-year flood event in FY2022, a shaft incident in FY2023, low productivity due to operational challenges and anomalous cost escalation resulting from supply chain disruptions induced by the COVID-19 pandemic restrictions. For East Boulder Mine, operating costs averaging $254/ton milled are forecast over the period FY2025 to FY2029 and these costs are comparable to the high unit costs achieved between FY2022 and FY2024 (average $283/ton milled). An improvement in unit operating costs is forecast as a result of the planned production increase and steady state operations until FY2059 during which period an average unit costs of $210/ton milled is forecast resulting in a LoM average of $216/ton processed. Mining accounts for 89% of the total cost, with surface facilities accounting for the remainder of the costs. Credits from the recycling business and by-product metals have often exceeded the operating cost for smelting and base metal refining for as long as both Stillwater and East Boulder Mines have been producing ore at high production levels. With the planned reduction in output at both Stillwater and East Boulder Mines, unit costs are forecast to increase significantly to an average of $2 557/ton of concentrate smelted during FY2025 to FY2027. Unit costs are forecast to progressively improve to an average of $271/ton of concentrate smelted over the FY2031 to FY2043 period of steady state operations at both mines. The autocatalyst recycling business and associated by-products to the Sibanye-Stillwater US PGM Operations significantly help to keep unit operating costs low until concentrate volumes from Stillwater Mine progressively decline as the mine approaches closure in FY2049. Thereafter, the unit costs increase for the remainder of the LoM to an average of $559/ton of concentrated smelted. Accordingly, there is significant merit in maintaining production at the steady state level and extending the LoM for Stillwater Mine beyond FY2049 through ongoing definition drilling which generates additional Indicated and Measured Mineral Resources for inclusion in the LoM production schedule in future. For business planning and Mineral Reserve estimation, Sibanye-Stillwater applies forward looking prices that it considers will stay stable for at least three to five years, and it also considers its general view of the market, the relative position of its operations on the cost curve, as well as its operational and company strategy. The prevailing market fundamentals for palladium and platinum are forecast to remain in place in the foreseeable future. The budgeted capital and operating costs, forecast metal prices and other economic assumptions utilised for economic viability testing of the LoM plans are reasonable. The post-tax flows for Stillwater and East Boulder Mines and the integrated Sibanye-Stillwater US PGM Operations derive the DCF results (NPVs) contained in the table below. Sibanye-Stillwater’s internal benchmark real discount rate as at 31 December 2024 is 5%, based on corporate planning guidance. The table also clearly indicates the discount rate sensitivity of the operations. The Internal Rate of Return (IRR) of the Sibanye-Stillwater US PGM Operations is 26%.

Description of Mineral Asset	Parameter	Unit	Real Discount Rate				
			0.00%	2.50%	5.00%	7.50%	10.00%
East Boulder Mine	NPV	$ million	2,614.4	1,598.8	1,030.3	694.4	485.0
Stillwater Mine	NPV	$ million	2,419.0	1,625.4	1,095.9	735.8	486.4
Sibanye-Stillwater US PGM Operations	NPV	$ million	5,033.4	3,224.2	2,126.2	1,430.1	971.9

The table below shows two-variable sensitivity analysis of the $NPV_{5\%}$ to ±10% variance in both palladium and platinum price. This demonstrates robust results over material economic input range variances.

		$NPV_{5\%}$ $million				
		Palladium Price Variance from Base Assumption				
	Variance	-10%	-5%	0%	5%	10%
Platinum Price Variance from Base Assumption	-10%	1,144	1,573	1,925	2,237	2,540
	-5%	1,282	1,696	2,026	2,335	2,635
	0%	1,419	1,808	2,126	2,432	2,730
	5%	1,556	1,912	2,225	2,528	2,824
	10%	1,681	2,014	2,323	2,623	2,918

With the results of the economic viability testing of the LoM plans demonstrating that extraction of the scheduled Indicated and Measured Mineral Resources is economically justified, the declaration of Mineral Reserves is appropriate.

1.7 Permitting Requirements

Sibanye-Stillwater has in place all the necessary rights and approvals to operate the mines, concentrators, TSFs, waste rock storage dumps, smelter and associated ancillary facilities associated with the operations. Appropriate additional studies, designs and permitting documents have been or are in the process of being completed to support the planned operational expansions. Current permit and license violations are being corrected and environmental impacts are being managed in close consultation with the appropriate agencies. There are reasonable prospects that the operator's licence to operate on these premises is secure for the foreseeable future, unless terminated by regulatory authorities for other reasons. Bonding amounts are deemed reasonable and appropriate for the permitted activities and obligations ($63 million for Stillwater Mine and $30 million for East Boulder Mine). Furthermore, based on the assessment of the current permits, technical submittals, regulatory requirements and project compliance history, continued acquisition of permit approvals should be possible and there is low risk of rejections of permit applications by the regulatory for the foreseeable future.

1.8 Conclusions and Recommendations

Sibanye-Stillwater's risk management process has identified various material risks to LoM plans and Mineral Reserves relating to geological, geotechnical and geohydrological uncertainties, inability to execute LoM plans, metal price downturns, inadequate tailings storage capacity, unplanned production cost escalation, technical skills shortage, capital availability, unplanned power outages and restricted access to the operations caused by severe weather events. Sibanye-Stillwater has mitigated (and not eliminated) these risks as per its risk management protocols to reduce the likelihood of

11

occurrence and/or impact (severity) when the risk occurs which resulted in a reclassification of the residual risks as low to medium risks.

The Qualified Persons consider the risk management process robust and sufficient to identify material risks that should be mitigated to enhance the achievability of the LoM plans. From their appraisal of the residual risks after mitigation, the Qualified Persons could not identify any unmitigated material risks to the LoM plans and Mineral Reserves associated with the modifying factors or resulting from changes to any aspect of the modifying factors.

Sibanye-Stillwater is fully aware of the low to medium risks identified and has mitigation measures in place to minimise the impact of the risks on the mining, ore processing and mineral beneficiation operations in Montana.

The Qualified Persons recommend completion of further upgrades to the flotation circuits at the Stillwater Concentrator to increase plant capacity from 3 400 tons to 4 110 ton per day (i.e. 1.1 million tons to 1.4 million tons per year at 92% utilisation) prior to FY2031 when production targets set out in the LoM plan exceed the current 1.1-million-ton capacity. Mechanical equipment needed for the flotation circuit upgrades has already been procured as part of the Blitz Project. Sibanye-Stillwater has undertaken to complete this work at an additional cost of approximately $1.8 million (labor cost) a year before the capacity of 1.4 million tons is required. The Qualified Persons consider the timeframe and additional cost for the completion of this work to be reasonable.

The Qualified Persons also recommend replacement of key infrastructure in the Stillwater West Section at least six months ahead of ore mining, ongoing maintenance of existing infrastructure and ongoing mine dewatering to ensure a seamless restart of the ore mining operations in this section.

Finally, the Qualified Persons recommend timeous coordinated hiring of labor to enable the production ramp up planned across the Sibanye-Stillwater US PGM Operations.

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2 INTRODUCTION

2.1 Registrant

This Technical Report Summary (TRS) was prepared for Sibanye-Stillwater Limited (Sibanye-Stillwater) and covers Sibanye-Stillwater's wholly owned platinum group metal (PGM) operations in Montana in the United States of America (the Sibanye-Stillwater US PGM Operations). Sibanye-Stillwater (the Registrant) is an independent international precious metals mining company with a diverse mineral asset portfolio including PGM operations in the United States and Southern Africa, gold operations and projects in South Africa, and copper, zinc, lithium, gold and PGM exploration properties and mining operations in Australia, North and South America and a lithium project in Finland as well as a nickel refinery in France. It is domiciled in South Africa and listed on both the Johannesburg Stock Exchange (JSE or JSE Limited) and New York Stock Exchange (NYSE). The Sibanye-Stillwater US PGM Operations, which are the subject of this TRS, comprise integrated mines and concentrator plants situated at the Stillwater and East Boulder mining complexes (Mines) as well as the mineral beneficiation facilities (comprising a smelter, base metal refinery, PGM recycling plant and an analytical laboratory) at the Columbus Metallurgical Complex (Figure 1). Sibanye-Stillwater owns the Sibanye-Stillwater US PGM Operations through its wholly owned subsidiaries, Sibanye Platinum (Pty) Limited, Sibanye Platinum International Holdings (Pty) Limited, Thor US HoldCo Incorporated and Stillwater Mining Company (SMC).

2.2 Compliance

Due to listings on both the JSE (Code SSW) and NYSE (Code SBSW), Sibanye-Stillwater's Mineral Resources and Mineral Reserves have been compiled and reported following the guidelines of the 2016 Edition of the South African Code for the Reporting of Exploration Results, Mineral Resources and Mineral Reserves (The SAMREC Code, 2016), Section 12 of the JSE Listing Requirements and Subpart 1300 of Regulation S-K (SK-1300). The Qualified Persons have prepared this TRS and the Mineral Resources and Mineral Reserves for the Sibanye-Stillwater US PGM Operations according to SK-1300.

2.3 Terms of Reference and Purpose of the Technical Report

This TRS for the Sibanye-Stillwater US PGM Operations, dated 25 April 2025, reports the Mineral Resource and Mineral Reserve estimates for Stillwater and East Boulder Mines as at 31 December 2024. Furthermore, this TRS updates the previous TRS for the Sibanye-Stillwater US PGM Operations effective 31 December 2023, which was filed with the SEC as Exhibit 96.1 to Sibanye-Stillwater's 2024 annual report filed on Form 20-F on 26 April 2024. The Qualified Persons can confirm that this TRS for the Sibanye-Stillwater US PGM Operations has been prepared under the SK-1300 disclosure requirements.

Stillwater and East Boulder Mines are ongoing, established mines extracting the J-M Reef in the Stillwater Complex. The J-M Reef ore produced by the mines is processed at integrated concentrator plants situated at the mines to produce PGM-base metal concentrate which is beneficiated further at the smelter and base metal refinery situated at the Columbus Metallurgical Complex. The Sibanye-Stillwater US PGM Operations constitute a single unit (material property) owing to the integrated nature of the

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mining and ore processing at the Stillwater and East Boulder Mines and the mineral beneficiation operations at the Columbus Metallurgical Complex.

The filing of this TRS follows the strategic review and restructuring of the Sibanye-Stillwater US PGM Operations in Q4 FY2024, which resulted in a material change in the life of mine (LoM) plan for the operations. Both interventions were implemented in response to the prolonged depressed palladium and platinum prices as well as a series of adverse events affecting the operations since FY2020 including the COVID-19 pandemic and associated restrictions between FY2020 and FY2023, a 500-year flood event in FY2022 and a shaft incident in the Stillwater West Section in FY2023 have all negatively affected production at the operations. In addition, both the Stillwater and East Boulder Mines have continued to be constrained by limited operational flexibility since FY2022 due to a reduced developed state and an ongoing critical skills shortage, with the consequent reliance on contractors driving operating costs upwards. As a result of the strategic review and restructuring in response to the prolonged depressed PGM price environment, Sibanye-Stillwater has planned significantly lower production from the combined output of approximately 426 000oz 2E in FY2024 to a combined average output of 270 000oz 2E per annum between FY2025 and FY2027. Accordingly, Sibanye-Stillwater has revised cost structures and staffing levels to align with the planned lower production levels. The reduction in production output will be achieved through a temporary suspension of mining operations at the Stillwater West Section and East Boulder Frog Pond East Section while prioritising higher-grade and lower-cost areas for mining in the short to medium terms. The strategic review has also resulted in a three-year delay in the production ramp up to the steady state production level. As per the revised life of mine (LoM) plan for the Sibanye-Stillwater US PGM Operations, mining in the Stillwater West Section and East Boulder Frog Pond East Section will resume in FY2027 and FY2046, respectively, and steady state operations producing a combined 613 000 to 714 000oz 2E per annum will be achieved in FY2031. The factors discussed above have also influenced the estimation of Mineral Resources and Mineral Reserves, with an overall high-grade approach underpinning the estimation processes. As a result, significant low-grade material has been excluded from the 31 December 2024 Mineral Resource and Mineral Reserve estimates for Stillwater and East Boulder Mines.

The financial and technical assumptions underlying the Mineral Resources and Mineral Reserves estimates contained in this report are current as at 31 December 2024, which marks the end of the period covered by this TRS.

This TRS has been compiled by in-house Qualified Persons for Mineral Resources and Mineral Reserves (Table 1) who were appointed by Sibanye-Stillwater. As shown in Table 1 these Qualified Persons are Technical Experts/Specialists registered with professional bodies that have enforceable codes of conduct. Furthermore, the Qualified Persons are Professional Geologists or Professional Engineers with more than five years of experience relevant to the estimation and reporting of Mineral Resources and Mineral Reserves and the mining of the J-M Reef at Stillwater and East Boulder Mines.

Other than normal compensation specified in their employment contracts, the Qualified Persons did not receive any professional fees for the preparation of this TRS for the Sibanye-Stillwater US PGM Operations.

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15 In addition, the Qualified Persons who contributed to this TRS do not have any material interest in either Sibanye-Stillwater or the Sibanye-Stillwater US PGM Operations beyond formal employment. Table 1: Details of Qualified Persons Appointed by Sibanye-Stillwater US PGM Operations Name Position Area of Responsibility Academic and Professional Qualifications Jeff Hughs Technical Services Manager - Geology Qualified Person Mineral Resources – Stillwater and East Boulder Mines Bachelor of Science – Geology, Master of Business Administration American Institute of Professional Geologists - Certified Professional Geologist (AIPG CPG – 11792) Tyler Luxner Technical Services Manager - Engineering Qualified Person Mineral Reserves – Stillwater and East Boulder Mines Bachelor of Science – Mining Engineering SME Registered Member 4292355 Jennifer Backlin Senior Geologist Qualified Person Mineral Resources – East Boulder Mine Bachelor of Science – Geology American Institute of Professional Geologists – Certified Professional Geologist (AIPG CPG – 11669) Matt Ladvala Senior Geologist Qualified Person Mineral Resources – Stillwater Mine Bachelor of Science – Geology American Institute of Professional Geologists – Certified Professional Geologist (AIPG CPG – 11941) Kevin Butak Senior Geologist Qualified Person Mineral Resources – Stillwater Mine Master of Science – Geology American Institute of Professional Geologists – Certified Professional Geologist (AIPG CPG – 12012) Troy Himes Senior Engineer Qualified Person Mineral Reserves – Stillwater and East Boulder Mines Bachelor of Science – Geology AusIMM Member (#315318) Sources of Information The J-M Reef outcrop is known from historical exploration and the Mineral Resource estimates for Stillwater and East Boulder Mines contained in this TRS have been estimated from the extensive surface and underground drillhole database for the Sibanye-Stillwater US PGM Operations. These Mineral Resources are the basis for the Mineral Reserve estimates reported for the mines. Furthermore, the Mineral Reserve estimates are based on detailed LoM plans and technical studies completed internally by the Sibanye-Stillwater US PGM Operations personnel utilising modifying factors and capital and operating costs which are informed by historical experience at the mines. The Registrant provided most of the technical data and information utilised for the preparation of this TRS for the Sibanye-Stillwater US PGM Operations. The surface and underground drillhole data is stored in an electronic drillhole database. Much of the technical information is contained in a variety of internal reports documenting various internal technical studies undertaken in support of the current and planned operations, historical geological work and production performance at the Stillwater and East Boulder Mines and the Columbus Metallurgical Complex. Furthermore, the Qualified Persons responsible for the preparation of this TRS have sought input from the Registrant’s in-house Technical Experts/Specialists on aspects of the modifying factors and for the disciplines outside the Qualified Persons’ expertise. The Registrant provided the forecast economic parameters and assumptions employed for cut-off grade determination, the assessment of prospects for economic extraction of the Mineral Resources and the assessment of economic viability of the LoM plans underlying the Mineral Reserves. 16 A list of the in-house Technical Specialists/Experts and their technical areas of competency are summarised in Table 2. Other supplementary information was sourced from the public domain and these sources are acknowledged in the body of the report and listed in the References Section of this TRS (Section 26). Table 2: Technical Experts/Specialists Supporting the Qualified Persons Name Position Area of Competency Academic Qualifications Dave Johnson Manager: Smelting and Refining Technical Expert - Smelting Bachelor of Science – Environmental Engineering Jarred Larson Manager: Laboratory and Refinery Technical Expert – Laboratory and Recycling Bachelor of Science – Chemical Engineering Randy Weimer Corporate Environmental Manager Technical Expert - Environmental and Governmental Affairs Bachelor of Science - Environmental Engineering Pieter Henning Chief Financial Officer. Corporate Management Technical Expert - Finance CA(SA), Accounting, B.Com Hons. Accounting Nicole Russell Financial Analyst Technical Expert - Finance Bachelor of Science – Geology Master of Science – Mining Engineering and Business Management Graham Chancellor Chief Engineer Technical Expert - Mine Engineering Bachelor of Science - Mining Engineering Brandon McGillvray Senior Metallurgist Technical Expert – Ore Processing Bachelor of Science – Metallurgical Engineering Jerek Depuydt Senior Metallurgist Technical Expert – Ore Processing Bachelor of Science – Metallurgical Engineering Donald Ross Long Range Engineer Technical Expert- Mining Engineering Bachelor of Science- Mining Engineering Gretchen Moore Senior Geotechnical Engineer Technical Expert - Rock Mechanics Bachelor of Science – Geological Sciences James Nash Senior Ventilation Engineer Technical Expert – Ventilation Bachelor of Science – Mining Engineering Site Inspection by Qualified Persons The Qualified Persons for Mineral Resources and Mineral Reserves, who authored this TRS, and the supporting Technical Experts/Specialists are all in-house employees who work at the Sibanye-Stillwater US PGM Operations. By virtue of their employment, the Qualified Persons visit Stillwater and East Boulder Mines and the Columbus Metallurgical Complex regularly in the course of carrying out their normal duties. Accordingly, confirmatory site visits for the specific purposes of this TRS were not warranted. Units, Currencies and Survey Coordinate System In the United States of America (USA or US), imperial units are utilised for all measurements and the reporting of quantities at the Sibanye-Stillwater US PGM Operations is also based on imperial units. Accordingly, the US imperial units are utilised throughout this TRS. However, the Mineral Resource and Mineral Reserve estimates are also reported in metric units. All the metal prices and costs are quoted in the US$ currency and, as such, no exchange rates have been used in the TRS. 17 The coordinate system employed for all the surface surveys and maps shown in this TRS is based on the North American Datum of 1983 (NAD83) State Plane. However, the underground surface surveys and maps for Stillwater and East Boulder Mines are based on the local mine grid, which is in turn based on the North American Datum of 1927 (NAD27) State Plane with a 20º clockwise rotation for alignment of the eastings with the roughly east to west strike direction of the J-M Reef. 18 PROPERTY DESCRIPTION Location and Operations Overview The location of the Stillwater and East Boulder Mines and the surrounding PGM mining claims near Nye as well as that for the Columbus Metallurgical Complex in Montana, United States of America (US), are indicated in Figure 1. The Stillwater and East Boulder Mines are underground mines extracting the J-M Reef and situated approximately 13 miles apart. Figure 1: Location of Sibanye-Stillwater US PGM Operations in Montana The run of mine (RoM) ore from the mines is processed at the integrated onsite surface concentrator plants adjacent to the mine shaft at Stillwater Mine and main access adits at East Boulder Mine. PGM- base metal concentrate from Stillwater and East Boulder Mines is transported to the Columbus Metallurgical Complex which consists of a smelter, PGM recycling facility, base metal refinery and an analytical laboratory. The smelter processes the PGM-base metal concentrate from the mines and PGM-bearing catalytic converter material from the onsite recycling facility to produce converter matte. The PGM-bearing catalytic converter material is either purchased from or toll processed on behalf of third parties. The converter matte produced is processed at the base metal refinery to recover base metals after which the remaining PGM matte is despatched to third-party PGM refineries to recover individual PGMs.

The Sibanye-Stillwater US PGM Operations have invested in two capital projects since the acquisition of Stillwater in 2017, namely Fill the Mill Project (FTM) at East Boulder Mine and the Blitz Project comprising expansions at Stillwater Mine and mineral beneficiation facilities at the Columbus Complex. The Blitz Project (which is now termed the Stillwater East Section) entailed an eastward expansion of the Stillwater Mine, commenced in 2011 with the excavation of access adits and development of the capital infrastructure (access drifts, decline and ramps, and ventilation shafts). The expansion necessitated modest capacity upgrades of the Stillwater Concentrator and various units of the smelter and refinery as well as engineering and bulk supplies infrastructure at Stillwater Mine and the Columbus Metallurgical Facility. Capital expenditure on the Blitz Project ended in FY2023 after achieving certain development milestones. The Fill The Mill Project entailed increasing monthly production at the East Boulder Mine commencing in 2017 to fully utilise the previously unused plant capacity (i.e., historically, 10 000-15 000 tons per month of capacity). The Fill The Mill Project production target was achieved in FY2021 and subsequent production targets for East Boulder Mine have been set at this level.

The 2024 strategic review and restructuring of the Sibanye-Stillwater US PGM Operations due to prolonged weak PGM prices resulted in a significant reduction in production output to approximately 270 000oz per annum between FY2025 and FY2027. Assuming more favourable PGM prices from 2028, a production ramp-up is possible across the three sites utilising existing unutilised processing capacity (with modest upgrades where necessary) to steady state combined production of between 613 000 to 714 000oz 2E per annum by FY2031.

3.2 Mineral Title

3.2.1 Title Overview

The General Mining Law of 1872 (May 10, 1872) is the major federal law that authorises and governs prospecting and mining for economic minerals on federal public lands. This law allows for US citizens (including corporate entities) to explore for, discover and purchase these economic minerals and provides for a formalised system of acquiring and protecting mineral title.

A Mining Claim is the title that provides a claimant with the right to extract minerals from a specific portion of land. There are two categories of Mining Claims, namely Unpatented and Patented Mining Claims. An Unpatented Mining Claim provides the claimant the right to mine and extract economic minerals (mineral title) for commercial purposes. However, a Patented Mining Claim gives a claimant exclusive title to the minerals and the land (mineral and surface title), with the Federal Government passing the title of the specific portion of land to the claimant, thereby making it private property. Mining Claims can also be permitted either as Lode Claims (for veins or vein-type deposits) that have well-

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defined boundaries and include other in situ rocks containing valuable mineral deposits or Placer Claims (for all those deposits not subject to Lode Claims).

A Mill Site is a form of title that provides surface rights for the establishment of mining-related infrastructure on non-mineralised land. A Tunnel Site, which is similar to servitude, is a form of title that provides a right of way under federal land. It is acquired for access to Lode Mining Claims or to conduct exploration when following a mineral deposit along strike.

The more recent Federal Land Policy and Management Act of 1976 (FLPMA) did not amend the General Mining Law of 1872 but affected the documentation and maintenance of all claims. The purpose of the FLPMA is to provide the Bureau of Land Management (BLM) with information on the locations and number of Mining Claims, Mill and Tunnel Sites. Under the FLPMA, claimants are required to record their claims (existing or new claims) with the BLM.

3.2.2 Title and Tenure Held

The Qualified Persons have considered mineral and surface title provisions of the General Mining Law of 1872 and FLPMA during the assessment of title for Sibanye-Stillwater US PGM Operations. Sibanye-Stillwater (through SMC) holds or leases 1 712 Patented and Unpatented Lode, Placer, Tunnel or Mill Site Claims in the Stillwater, Sweet Grass and Park Counties of south-central Montana which are shown in Figure 2. Table 3 presents a summary of Sibanye-Stillwater's Mining Claims (both leased and held claims) covering the Sibanye-Stillwater US PGM Operations as of 31 December 2024.

The 1 712 claims encompass an area of over 24 083 acres in two separate contiguous blocks situated east and west of the Stillwater River and cover the following:

- The entirety of the known J-M Reef apex;
- Areas to the north for the construction of ventilation and other shafts to the surface from lower levels in the northward-dipping J-M Reef;
- The east end of the Stillwater Complex;
- East Boulder Mine's access adits and the plant site;
- Benbow Decline access and surface portal;
- A leased group of claims east of the Stillwater Valley that cover a portion of the Basal Series; and
- A leased group of claims west of the Stillwater Valley that cover a portion of the Ultramafic Series.

Due to the sheer number of claims held or leased by Sibanye-Stillwater, the Qualified Persons grouped the claims shown in Figure 2 by type and location (county) in Table 3. Table 3 also highlights the Mining Claims covered by the Mouat Basal Zone Lease, Mouat Mountain View Lease, Mouat 'A' Claim Lease and Mouat 'B' Claim Lease Agreements. The Mouat Basal Zone Lease covers 60 claims over the copper and nickel occurrences in the Stillwater Complex located in the Benbow and Stillwater Valley areas. Of the 60 claims, 57 are Lode Claims (33 Patented), one is an Unpatented Placer Claim, one is a Patented Placer Claim and one is a Patented Mill Site Claim. The Mouat Mountain View Lease covers 77 claims of the chromite zones in the Stillwater Valley, of which 70 are Lode Claims (one Patented), two are Unpatented Mill Site Claims, one is an Unpatented Tunnel Site and four are Unpatented Placer Claims. Mouat 'A' Claim Lease covers 28 Lode Claims (nine of which have been issued a First Half Financial

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we are one
Sibanye Stillwater

Certificate or FHFC), one Unpatented Mill Site Claim and four Placer Claims. The Mouat 'B' Claim Lease covers 145 Lode Claims of which 35 are Patented Claims.

A total of 895 Mining Claims are subject to the Franco-Nevada and Mouat Royalties. The royalty payments are discussed in Section 3.3.

Table 3: Summary of Sibanye-Stillwater US PGM Operations Mineral Title and Tenure

County	Type	No. of Claims	Area (Acres)	Status	Expiry Dates	Lease Agreement
Park	Lode Claims	33	622	Unpatented	N/A	-
Sweet Grass	Tunnel Sites	6	1	Unpatented	N/A	-
	Mill Site Claims	167	713	Unpatented	N/A	-
	Lode Claims	708	2 001	116 Patented	N/A	1 claim subject to the Mouat Basal Zone Lease
			10 143	592 Unpatented	N/A	17 claims subject to the Mouat Basal Zone Lease
Sweet Grass/Park	Lode Claims	17	Covered in other categories	Unpatented	N/A	
Sweet Grass/Stillwater	Lode Claims	26	Covered in other categories	3 Patented	N/A	1 claim subject to the Mouat 'B' claim
			Covered in other categories	23 Unpatented	N/A	11 claims subject to the Mouat 'B' claim
Stillwater	Tunnel Site	2	3	Unpatented	N/A	1 claim subject to the Mouat Mt View Lease
	Placer Claims	11	320	9 Unpatented	N/A	4 claims subject to the Mouat 'A' claim 4 claims subject to the Mouat Mt View Lease 1 claim subject to the Mouat Basal Zone Lease
			124	2 Patented	N/A	1 claim subject to the Mouat 'A' claim 1 claim subject to the Mouat Basal Zone Lease
	Mill Site Claims	192	902	191 Unpatented	N/A	1 claim subject to the Mouat 'A' claim 2 claims subject to the Mouat Mt View Lease
			5	1 Patented	N/A	1 claim subject to the Mouat Basal Zone Lease
	Lode Claims	550	123.3	9 Final Certificate	N/A	9 claims subject to the Mouat 'A' claim
			721.7 (PGE) 20.7 (Mt View) 632.6 (Basal)	76 Patented	N/A	2 claims subject to the Mouat 'A' claim 33 claims subject to the Mouat 'B' claim 32 claims subject to the Mouat Basal Zone Lease 1 claim subject to the Mouat Mt View Lease
			7 751	465 Unpatented	N/A	100 claims subject to the Mouat 'B' claim

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County	Type	No. of Claims	Area (Acres)	Status	Expiry Dates	Lease Agreement
						19 claims subject to the Mouat 'A' claim 7 claims subject to the Mouat Basal Zone Lease 69 claims subject to the Mouat Mt View Lease
Total Number of Claims/Area		1 712	24 083			

3.2.3 Title and Tenure Conditions and Compliance

Compliance and maintenance of mineral and surface title can be achieved through payment of maintenance fees or by completing the required Annual Assessment Work.

An annual maintenance fee per claim is required to be paid on or before 1 September of the year preceding an assessment year. Placer Claims over 20 acres must pay an additional US$165 per year for each 20 acres or portion thereof. A FHFC can be issued for a claim signifying that the BLM has finished with the paperwork portion of the process and that the claim does not need the annual maintenance fee payment until the patent is issued or the claim is withdrawn from the patent process. Of the 1 712 claims, 1 506 Unpatented Claims in FY2024 have been filed with the BLM and County Offices as required. Sibanye-Stillwater, through the SMC and Sibanye-Stillwater US PGM Operations, also pays the maintenance fee of $200 per claim to the BLM each year to keep the 1 506 claims valid. The Qualified Persons have confirmed that all payments to the BLM are up to date.

Annual Assessment Work is not necessary to maintain a claim if the maintenance fees have been paid. When required, the Annual Assessment Work must be performed within the period defined as the Assessment Year and a report submitted for record to the BLM. The assessment work includes, but is not limited to drilling, excavations, driving shafts and tunnels, sampling (geochemical or bulk), road construction on or for the benefit of the Mining Claim, and geological, geochemical and geophysical surveys. For operations involving more than 5 acres, a detailed Plan of Operations must be filed with the appropriate BLM field office. Sibanye-Stillwater has a Plan of Operations for Stillwater and East Boulder Mines which was approved by the US Forest Service (USFS) Custer Gallatin National Forest and the Montana Department of Environmental Quality (MTDEQ). Operating Permits were issued for the operations at Stillwater Mine (Permit #00118) and East Boulder Mine (Permit #00149). All necessary permits and approvals are in place, current, and adequate for existing operations at both Stillwater and East Boulder Mines.

3.2.4 Surface Rights and Servitudes

The Patented and Unpatented Mill Site and Tunnel Sites held by Sibanye-Stillwater cover the predominant surface infrastructure required for the operations at Stillwater and East Boulder Mines. In addition to the Mill Site and Tunnel Claims, Sibanye-Stillwater owns several land parcels that have been purchased over the years. A number of these parcels are currently used for the operations while others are earmarked for future use. Assessment work is not a requirement for owners of Mill or Tunnel Sites. However, Sibanye-Stillwater is required to file an Annual Notice of Intent to hold each of the sites. The

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Qualified Persons have confirmed that this condition has been complied with for all the Mill Sites and Tunnel Sites held by Sibanye-Stillwater.

Title for the Columbus Metallurgical Complex is based on freehold owned by Sibanye-Stillwater. The building and stack heights at the complex are limited due to the proximity of a light aircraft field but these restrictions do not affect the current and planned mineral beneficiation operations.

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Figure 2: Sibanye-Stillwater US PGM Operations Mineral Title and Tenure Map



East Boulder Portals
East Boulder Mine
Stillwater Mine
Stillwater West
Stillwater East (Blitz Project)
Benbow Portal
East Boulder Mine 10 Year Plan
Iron Creek Project
Lower East Boulder Project
Stillwater West
Stillwater Mine 10 Year Plan
Stillwater East (Blitz Project)
Stillwater Complex

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3.3 Royalties

Of the 1 712 Sibanye-Stillwater owned Mining Claims, a total of 895 are subject to the Franco-Nevada and Mouat Royalties as indicated in Table 4. The Franco-Nevada Royalty is a 5% Net Smelter Return (NSR) royalty on all commercially recoverable metals produced from the 810 claims subject to the royalty, and the royalty is then reduced after the application of permissible "onward processing" deductions. The Mouat Royalty is a consequence of the 1984 Mining and Processing Agreement with SMC. The 180 Mouat Royalty claims are subject to a NSR royalty of 0.35%, which is payable to the Mouat family.

Table 4: Summary Details of Mining Claims Subject to Royalties

County	No. of Claims on the J-M Reef Claims Subject To Royalty	Details of Royalties
Park	34	Claims subject to Franco-Nevada Royalty
Sweet Grass	633	Claims subject to Franco-Nevada Royalty
Stillwater	85	Claims subject to Mouat Royalty
	48	Claims subject to Franco-Nevada Royalty
	95	Claims subject to both Mouat Royalty and Franco-Nevada Royalty
Total	895	All claims subject to royalty

The Qualified Persons have confirmed that the royalty payments by Sibanye-Stillwater are up to date and the annual royalty amounts paid since FY2022 are indicated in Table 5. The differing annual royalty amounts paid in each of the previous years reflect changes in the key variables considered in the royalty calculations, which are metal prices, the number of troy ounces produced and mining claims where the production occurred.

Table 5: Details of Historical Royalty Payments to Franco-Nevada and Mouat

Counties	No. of Claims	Royalty Amounts Expensed (US$ Million)		
		FY2022	FY2023	FY2024
Park, Sweet Grass and Stillwater	895	36.8	25.0	22.9

3.4 Legal Proceedings and Significant Encumbrances to the Property

The Qualified Persons have been advised by Sibanye-Stillwater and the management team at the Sibanye-Stillwater US PGM Operations that there are no material legal proceedings in relation to the Sibanye-Stillwater US PGM Operations to be discussed in this TRS. It should, however, be noted that Sibanye-Stillwater and the Sibanye-Stillwater US PGM Operations may be involved in various non-material legal matters such as employment claims, third-party subpoenas and collection matters on an ongoing basis which are not material to the Mineral Resources and Mineral Reserves reported in this TRS.

The Good Neighbor Agreement is a significant legally binding contract between Sibanye-Stillwater, the Northern Plains Resource Council, the Cottonwood Resource Council and the Stillwater Protective Association (collectively, stakeholders). It formalises engagements between the various stakeholders and provides an innovative framework for the protection of the natural environment while encouraging responsible economic development in the area within which the Stillwater and East Boulder Mines are located. Pursuant to these objectives, the Good Neighbor Agreement stipulates clear and enforceable

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water quality standards, mine traffic restrictions and requirements for the monitoring of and adherence to the permitted traffic volumes and speed limits in respect of the operations at Stillwater and East Boulder Mines. The mine plans for the Stillwater and East Boulder Mines accommodate the commitments made in the Good Neighbor Agreement to ensure that these are not breached. Historical operations at these mines have honoured these commitments.

From the documentation reviewed and the input by the relevant Technical Specialists and Experts, the Qualified Persons could not identify any significant factors or risks with regards to title permitting, surface ownership, environmental and community factors that would prevent the mining of the J-M Reef and the declaration and disclosure of the Mineral Resources and Mineral Reserves for the Stillwater and East Boulder Mines. The Qualified Persons concluded that the Sibanye-Stillwater US PGM Operations comply with all title and environmental permitting requirements of the Federal and State Governments. The Qualified Persons are not aware of any significant encumbrances to the Sibanye-Stillwater US PGM Operations as at 31 December 2024 and have confirmed this with the Registrant.

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27 ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY Topography and Elevation Stillwater Mine and the Hertzler Tailing Storage Facility Stillwater Mine is located in a steep-sided mountainous valley where elevation exceeds 5 000ft above mean sea level (ftamsl). The valley drainage hosts the Stillwater River which originates in a valley of the Beartooth Mountains within the Custer Gallatin National Forest between Miller Mountain and Wolverine Peak, approximately 25 miles to the south of the Stillwater Mine. Stillwater River generally flows from south to north and to the northeast (Figure 1) after leaving the mountains near the town of Nye, approximately 4.5 miles downstream of Stillwater Mine. It is a tributary to the Yellowstone River, which it joins approximately 36 miles downstream of the Stillwater Mine. The Hertzler Tailings Storage Facility (TSF) is located approximately 6 miles north-northeast of Stillwater Mine (Figure 1) on a relatively flat bluff formed by an old glacial moraine deposit west of the Stillwater River. The Hertzler TSF sits approximately 170ft above the Stillwater River at an elevation of approximately 4 900ftamsl. East Boulder Mine East Boulder Mine is also located in a steep-sided mountainous valley where the elevation exceeds 6 200ft. The valley drainage hosts the East Boulder River, which originates in a valley of the Beartooth Mountains within the Custer Gallatin National Forest between Chrome Mountain and Iron Mountain, approximately 8.5 miles to the south of the East Boulder Mine (Figure 1). The East Boulder River generally flows from south to north. East Boulder Mine is located in the upper third of a roughly 3-mile reach where the river flows west-northwest around Long Mountain before resuming its northward flow to join the Boulder River approximately 14 miles downstream of the East Boulder Mine (Figure 1). Fauna and Flora Vegetation types are similar at Stillwater and East Boulder Mines. The Environmental Impact Statement (EIS) for Stillwater Mine compiled in 1985 identified thirteen vegetation types in the study area, along with water and disturbed areas with no vegetation (MDEQ and USFS, 1985). These vegetation types were described as follows: stony grassland, sagebrush and skunkbush shrubland, drainage bottomland, riparian woodland, ravine aspen-chokecherry, open forest-meadow understory, open forest-rocky understory, Douglas-fir forest, Lodgepole pine forest, sub-alpine forest and cultivated hay land. Timber resources in the mine areas are generally of low commercial value due to the poor quality of the timber and the rugged terrain's limit on harvest operations. Wildlife studies indicate that the mine areas support diverse and abundant wildlife populations, which include bird, mammal, reptile, amphibian and aquatic species. The mine areas also provide winter ranges for elk, mule deer and bighorn sheep, and host moose, black bear, mountain goats and 28 mountain lions. Wildlife habitat types correspond closely to vegetation types in this area. Both the Bald Eagle and American Peregrine Falcon, which were identified as listed species in the 1985 EIS, have been de-listed due to the recovery of their populations. Stillwater and East Boulder Rivers are the principal resources that may be adversely affected by mining operations at Stillwater and East Boulder Mines, but historical and cultural resources are also known to exist within the current and planned mine disturbance areas. The Qualified Persons noted that the river waters are of high quality and, although they have measurable loading of nitrate and dissolved solids from the mining operations with localised, minor periphyton and macroinvertebrate impairment, there has not been evidence of adverse impacts on aquatic or terrestrial wildlife populations. Stillwater and East Boulder Rivers are both considered "substantial fishery resources” and host brown trout, rainbow trout, brook trout and mountain whitefish (MDEQ and USFS, 1985). Both rivers have good insect and periphyton diversities and densities. Access, Towns and Regional Infrastructure The Sibanye-Stillwater US PGM Operations are situated in or near three geographic clusters, namely Stillwater Mine, East Boulder Mine and Columbus Metallurgical Complex, and are accessed from local towns through paved and unpaved roads (Figure 1). Stillwater Mine is located near Nye in Stillwater County while East Boulder Mine is located south of Big Timber in Sweet Grass County. Both counties are located in Montana. The Boe Ranch is located northwest of the East Boulder Mine while the Hertzler TSF is located approximately 6 miles north-northeast of Stillwater Mine. Stillwater Mine is located approximately 30 miles southwest of Absarokee and 4 miles south-southwest of Nye. It is accessed from Absarokee by the mainly unpaved County Road 420, which passes the Hertzler Ranch TSF, or via the paved State Highway 78, State Highway 419 and Nye Road (Figure 1). East Boulder Mine is located approximately 25 miles south of Big Timber. It is accessed from Big Timber via the paved State Highway 298 and the unpaved East Boulder Road which is maintained by Sibanye- Stillwater. PGM-base metal concentrate from Stillwater and East Boulder Mines is trucked to the smelter at the Columbus Metallurgical Complex for beneficiation. The town of Columbus is situated approximately 42 miles west of the town of Billings and the two towns are connected by the US Interstate Highway 90. The nearest regional airport is situated in Billings. Climate Stillwater and East Boulder Mines and the Columbus Metallurgical Complex are situated in a region where summer temperatures range from average highs of around 76°F to 82°F to winter average lows of approximately 12°F to 20°F. Extreme highs can reach 91°F and extreme lows can reach -15ºF. East Boulder Mine tends to experience cooler overall temperatures due to its higher elevation when compared to Stillwater Mine. The cold period starts in November and ends in March followed by a warm season starting in April and ending in September. Monthly average precipitation ranges from highs of 3 inches to 4 inches in May to lows of 1 inch to 1.4 inches in late summer (July and August). Rainfall 29 typically increases from March to May and decreases to lows around June through to September, with a short period of increased precipitation occurring around October due to autumn storms. The Qualified Persons noted that, although the mine sites experience a wide range of climatic conditions, the mining operations have often proceeded all year round. Heavy snows, stream flooding or forest fires are the only significant environmental factors affecting site access, but these have not significantly hindered operations since mining commenced at Stillwater and East Boulder Mines until June 2022. On 13 June 2022, a 500-year flood resulting from the combination of warm weather triggering an unusual ice melt and incessant rains in Montana destroyed parts of State Highway 419 used to access the Stillwater Mine. Operations at East Boulder Mine were not affected by this 500-year flood event. The damage caused restricted access to the mine and temporary suspension of the mining operations for seven weeks. A temporary road was built to reestablish access to and from the mine to support full operations. Repairs were carried out on the damaged parts of the highway and mine access through the highway was restored in July 2023. Freezing temperatures in winter and snow can pose adverse operating conditions, although avalanches from the steep mountain slopes have never directly affected operations at the mines. However, snow can affect mine site access, especially to the Benbow Decline at Stillwater Mine which is accessed via a steep dirt road. This decline is roughly at a similar elevation as East Boulder Mine, which is 1 500ft higher than the elevation for the remainder of Stillwater Mine. Snow removal and road maintenance by Sibanye-Stillwater has effectively been used to maintain mine access even in winter storms. The combination of storm conditions and temporary loss of grid power and the need to move a number of personnel from the mine, could potentially pose challenges on occasions. Winter winds can move winter ice on the TSF pond surfaces and cause water storage pond and TSF liner damage, but these operational impacts from climate have been successfully mitigated through routine inspections, facilities maintenance, and installation of liner protection barriers. Infrastructure and Bulk Service Supplies Stillwater and East Boulder Mines and the Columbus Metallurgical Complex have been operational for decades and, as a result, most of the regional and onsite infrastructure required for mining and ore processing is all established at these sites. The engineering and bulk supplies infrastructure is summarised below and discussed in detail in Section 15. Electrical power to both the Stillwater and East Boulder Mines is provided via the local electrical grid. East Boulder Mine has one 69kV power line owned by Park Electric, which is a local power co-operative that relays power from the Northwestern Energy grid. Stillwater Mine is served by a 100kV powerline and a 100kV power line both of which are owned by Northwestern Energy. The 100kV powerline ensures sufficient energy for increased production at the Stillwater Mine. Power supply to the Columbus Metallurgical Complex is from Northwestern Energy through a 100kV powerline. Onsite surface infrastructure at the mine complexes includes PGM concentrators, workshops, warehouse, changing facilities, water treatment and storage facilities, offices and TSFs. Tailings deposition at Stillwater Mine has moved from the original Nye TSF to the Hertzler TSF. The TSF at East 30 Boulder Mine is located immediately adjacent to the PGM concentrator and this is being expanded to ensure sufficient tailings storage capacity for the current life of the operations at the mine. Water supplies to Stillwater and East Boulder Mines are a mix of fresh water from onsite wells and recycled water from the onsite biological and reverse osmosis water treatment facilities. The treatment facilities process water from mine dewatering and process facilities. Bulk water from external sources is not required as the water supply from the onsite sources exceeds the daily water requirements for mining and ore processing. The surplus water is treated further to remove nitrates before it is discharged to the environment. Personnel Sources In-house personnel constitute the bulk of the labor for Sibanye-Stillwater US PGM Operations, with contractors engaged to execute specific projects when required. Labor is sourced from different areas of the US and beyond. While preference is given to labor from local towns and local communities within the Montana State in support of local economic development, there are no restrictions imposed on Sibanye-Stillwater in terms of labor sourcing.

31 HISTORY Ownership History Prior to the discovery of the J-M Reef in the fall of 1973, Lode Claims were staked by Johns-Manville Corporation (Manville) primarily to cover soil geochemical and geophysical anomalies in the area. The Stillwater Complex-wide contour soil sampling programme completed in 1974 prompted a claim staking blitz as palladium (Pd) and platinum (Pt) were discovered in the J-M Reef. By the end of 1978, Manville controlled 1 022 Lode Claims covering the J-M Reef. In 1979, a Manville subsidiary (Manville Products) entered into a partnership agreement with Chevron USA Inc. (Chevron) to develop the PGMs discovered in the J-M Reef. In 1983, Anaconda Minerals (Anaconda) became a third member of the joint venture but sold its stake to LAC Minerals Ltd (LAC) in 1985. Manville, Chevron and LAC explored and developed the Stillwater property and commenced underground mining in 1986 at Stillwater Mine. By 1989, many shareholding changes had taken place and Manville and Chevron had become the only shareholders in the partnership, with equal shareholding. In 1992, SMC was incorporated followed by the transfer of all Chevron and Manville assets, liabilities and operations at the Stillwater Mine property to SMC on 1 October 1993. As a result, Chevron and Manville each received a 50% ownership interest in the SMC’s stock. In September 1994, SMC redeemed Chevron’s entire 50% ownership. SMC completed an initial public offering in December 1994, which enabled Manville to dispose of a portion of its shares, thereby reducing its ownership percentage to approximately 27%. In August 1995, Manville sold its remaining ownership interest in SMC to institutional investors. Production at the East Boulder Mine commenced in 2002. On 23 June 2003, SMC completed a stock purchase transaction with MMC Norilsk Nickel (Norilsk Nickel), whereby a subsidiary of Norilsk Nickel became a majority stockholder of the company. On that date, all the stockholders entered into a Stockholders’ Agreement governing the terms of Norilsk Nickel’s investment in SMC. In December 2010, Norilsk Nickel disposed of its entire ownership interest in SMC through a secondary offering of the SMC shares in the public market. From 2010, SMC operated as a NYSE listed company until May 2017 when it was delisted following its acquisition by Sibanye Gold Limited. An internal restructuring exercise in 2019 resulted in Sibanye Gold Limited becoming a gold-focused subsidiary of Sibanye-Stillwater and the PGM mineral assets in Montana (i.e. the Sibanye-Stillwater US PGM Operations) forming part of Sibanye Platinum (Pty) Limited – the PGM portfolio, which is a wholly owned Sibanye-Stillwater subsidiary. The Sibanye-Stillwater US PGM Operations are currently owned by Sibanye-Stillwater through its wholly owned subsidiaries, Sibanye Platinum (Pty) Limited, Sibanye Platinum International Holdings (Pty) Limited, Thor US HoldCo Incorporated and SMC. 32 Previous Exploration and Mine Development Previous Exploration The Stillwater Complex and adjacent areas have been known to host copper (Cu), nickel (Ni) and chromium (Cr) deposits since 1883. However, the complex was first geologically mapped and described in the 1930s by Princeton University Geologists operating out of a base camp in Red Lodge, Montana. Chromite was mined during World War II and processed at a plant on the site of the current Stillwater Mine. Sulphides containing PGMs were discovered in the early 1930s, but significant exploration only started in the 1960s by two separate groups, namely Anaconda Minerals Company (Anaconda) exploring for Cu and Ni, and Manville exploring for PGMs. Exploration by Manville identified the J-M Reef in 1973. This discovery was significant in that it laid the foundation for future exploration for PGMs in this area. Over the years, state agencies, mainly the United States Geological Survey (USGS), carried out significant regional geological survey work (regional surface mapping and gravity, aeromagnetic and topographic surveys) along the Beartooth Mountains which complemented the exploration work by private sector companies. Surface exploration on the eastern part near the Stillwater Mine, which was initiated by Anaconda in 1977, led to the establishment of the Minneapolis Adit between 1979 and 1981. In 1983, SMC, then a partnership between Chevron, Manville and Anaconda, pursued exploration drilling westward and eastward along the J-M Reef from both the surface and underground from the Minneapolis Adit. By 1995, SMC and predecessor firms had drilled 908 diamond drillholes (Table 6) from the surface and from the Frog Pond and West Fork adits over a 28-mile strike distance in the Stillwater Complex. This work delineated the known 28-mile strike extent of the J-M Reef over which Sibanye-Stillwater holds mineral title. Furthermore, the results of the drilling were used to define the estimated mineralisation in the various blocks (sectors) delineated along the 28-mile strike length, which are bounded by major geological structures (mainly major faults). No surface exploration drilling was carried out between 1995 and 2010 at the Stillwater Mine. In 1998, an underground drillhole located in the Stillwater River Valley at Stillwater Mine intersected the major thrust splay underlying Stillwater Mine, more than 4 000ft below surface. An additional deep underground drillhole further to the west allowed further delineation of the J-M Reef at depth and of the bounding thrust fault. These deep drillholes also allowed the projection of thrust fault positions that currently define the lower limits of the estimated Mineral Resources and Mineral Reserves in areas near the deep drilling. Table 6: Historical Surface and Adit Exploration Drillholes Up to 1998 Sector Number of Drillholes Tecate 16 Boulder 29 Frog Pond West 128 Frog Pond Adit 94 Frog Pond East 72 Monkey West 43 Monkey East 84 33 Sector Number of Drillholes West Fork West 32 West Fork East 84 West Fork Adit 95 Dow 40 Stillwater West 92 Stillwater East 69 Blitz 30 Total Drillholes 908 Significant surface exploration drilling was carried out between 2010 and 2017 in the easternmost part of the identified J-M Reef in support of the Blitz Project. The Blitz Project is an eastward expansion of the Stillwater Mine footprint, which is now termed the Stillwater East Section. There is one surface exploration drillhole completed in 2020 in the "West Fork" area of Stillwater Mine, which intersected the JM Reef at elevation of approximately 1 500ft. There has not been any surface exploration drilling at East Boulder Mine since 1993 other than for geotechnical data gathering near vent raises and surface breakouts. In addition, limited deep drilling to approximately 4 000ft below surface was carried out to explore the depth continuity of the J-M Reef at East Boulder Mine. Most of the post-1995 underground exploration drilling was focused on the brownfield areas within the Stillwater and East Boulder Mine footprints. In general, the ongoing exploration at both mines has entailed driving primary development footwall lateral (FWL) drifts along with drilling advance probe holes from these laterals to ensure that the J-M Reef is being appropriately followed. This has remained the primary drilling strategy employed to generate the close spaced data required for the evaluation of the J-M Reef and for detailed mine planning at Stillwater and East Boulder Mines. Currently, Mineral Resources across the 28-mile strike length of the J-M Reef are reported within the footprints of Stillwater and East Boulder Mines. In addition to the ongoing infill underground drilling, surface exploration will be required in the long term to improve the geological confidence in the Mineral Resource area comprising the western part of Stillwater Mine and eastern part of East Boulder Mine. Mine Development Stillwater Mine has been in production since 1986 and was the epicentre for future PGM mining and ore processing operations at the time, whereas production at East Boulder Mine started in 2002. The development of the Stillwater Mine was spurred by a surge in platinum prices due to social and political instability in South Africa which affected global supplies. Stillwater Mine was originally planned to produce approximately 500 tons of RoM ore per day, but the production target was revised upwards initially to 1 000 tons per day and later to 2 500 tons of RoM ore per day, which was reached in 2001. Production at East Boulder was originally planned at 2 000 tons per day. However, with the development of the East Boulder Mine and a high skills turn-over due to the global competition for mining skills during the worldwide mineral commodity prices boom at the time, production could not be maintained at the steady state levels at both mines. This was exacerbated by labor unrest at the mines in 2007 and the PGM price decline in 2008. Production at East Boulder Mine was halted in 2008 for a month and then resumed following organisational restructuring in 2008. Stillwater Mine continued to operate during this 34 period. Production at both mines has continued without major interruptions until the temporary suspension of mining operations at Stillwater Mine following the 13 July 2022 500-year flood event that destroyed parts of the State Highway 419 required to access the mine. The production history for Stillwater and East Boulder Mines since 2004 is summarised in Table 7. This indicates that the mines have been on progressive production ramp-up since 2015 until the ramp-up momentum was disrupted by the COVID-19 pandemic and associated restrictions between 2020 and 2022 and the 500-year flood event in 2022. The mining footprint at Stillwater Mine has been increasing due to the development of the Stillwater East Section (the Blitz Project). At steady state which will be achieved in 2031, a RoM ore monthly production level of approximately 100 000 tons is planned for Stillwater Mine. Production at East Boulder Mine has also increased progressively since 2008 until 2017 at which point a new steady state target of approximately 65 000 tons per month (approximately 785 000 tons per annum) was set. The monthly production increase from approximately 54 000 tons in 2017 to 60 000 tons in 2021 followed the implementation of the Fill the Mill Project which required full utilisation of the previously unused plant capacity (i.e., historically, 10 000-15 000 tons per month of capacity). The LoM plans for Stillwater and East Boulder have been revised on account of the current depressed PGM prices. A combined monthly average production output for Stillwater and East Boulder Mines of approximately 63 300 tons is planned from 2025 until 2027 following a strategic review and restructuring of the operations which proposed a temporary suspension of mining in the Stillwater West Section and East Boulder Mine Frog Pond East Section. An increase in the combined monthly production is planned as a consequence of the resumption of mining in the Stillwater West Section in 2028 and production ramp up at both mines to the combined steady state production level of approximately 154 100 tons per month from 2031 onwards until 2046. Thereafter, the combined production as per the current LoM plans for Stillwater and East Boulder Mines will decline to a monthly average of approximately 62 200 tons following production cessation in 2049 at Stillwater Mine, with production continuing at East Boulder Mine until 2059. Table 7: Historical Production for Stillwater and East Boulder Mines Year Stillwater Mine East Boulder Mine Total Montana Mines New Mill Feed Tons Pd +Pt Returnable Ounces New Mill Feed Tons Pd +Pt Returnable Ounces New Mill Feed Tons Pd +Pt Returnable Ounces 2024 687 624 263 252 556 432 162 590 1 244 056 425 842 2023 728 563 262 923 565 820 164 350 1 294 383 427 273 2022 726 443 260 206 545 874 160 927 1 272 317 421 133 2021 898 229 346 556 720 953 223 842 1 619 181 570 399 2020 963 533 373 624 679 270 229 442 1 642 802 603 066 2019 886 264 376 395 669 169 217 579 1 555 433 593 974 2018 811 724 364 167 662 638 228 441 1 474 362 592 608 2017 745 240 328 515 643 028 218 676 1 388 267 547 191 2016 715 147 326 976 656 044 218 354 1 371 191 545 330 2015 747 965 319 822 583 452 200 984 1 331 417 520 806 2014 748 680 340 849 515 753 176 928 1 264 333 517 777 2013 800 868 366 061 472 944 157 824 1 273 811 523 885 2012 709 100 377 430 441 103 136 278 1 150 203 513 708 2011 793 826 386 871 416 160 131 001 1 209 986 517 872 2010 780 436 351 702 400 411 133 387 1 180 847 485 088 2009 777 151 393 837 407 393 136 091 1 184 544 529 928 2008 767 608 349 365 438 755 149 526 1 206 363 498 891

Year	Stillwater Mine		East Boulder Mine		Total Montana Mines	
	New Mill Feed Tons	Pd +Pt Returnable Ounces	New Mill Feed Tons	Pd +Pt Returnable Ounces	New Mill Feed Tons	Pd +Pt Returnable Ounces
2007	714 680	359 269	528 962	178 204	1 243 642	537 473
2006	800 996	409 389	549 665	191 162	1 350 661	600 551
2005	790 020	381 054	495 778	172 495	1 285 799	553 549
2004	786 580	404 966	483 281	164 221	1 269 861	569 187

5.3 Plant, Property and Equipment

Sibanye-Stillwater owns extensive long-term assets at Stillwater and East Boulder Mines and the Columbus Metallurgical Complex. These assets include property, plants and equipment most of which have been inherited from the previous owners and the remainder acquired or built after acquisition in 2017. Concentrators, smelter and base metal refinery (the plants) and surface infrastructure have significantly longer useful lives than equipment. Appropriate sustaining capital funding for maintenance and upgrades of major units for each of property, plant and equipment has been included in annual budgets to prolong their useful lives. The Blitz Project resulted in considerable expansion of property, plant and equipment at Stillwater Mine and the Columbus Metallurgical Complex.

A summary description highlighting the age and physical condition of the major units of property, plants and equipment at Stillwater and East Boulder Mines and the Columbus Metallurgical Complex is provided in Table 8. The Net Book Value estimates are reported as at 31 December 2024.

Table 8: Summary Description of Plant, Property and Equipment for the Sibanye-Stillwater US PGM Operations

Site	Description	Age Profile		Net Book Value ($ million)
		Period	Range	
	Category	Acquired/Built	Useful Life (Years)	
Stillwater Mine	Mine Development, Infrastructure and Other	1985-2024	1-LoM	557.8
	Land, Mineral Rights and Rehabilitation	1985-2024	20-LoM	6.2
	Total			564.0
East Boulder Mine	Mine Development, Infrastructure and Other	1996-2024	1-LoM	173.4
	Land, Mineral Rights and Rehabilitation	1996-2024	30-LoM	0.1
	Total			173.5
Columbus & Columbus Metallurgical Complex	Mine Development, Infrastructure and Other	1996-2024	1-LoM	74.0
	Land, Mineral Rights and Rehabilitation	1996-2024	10-LoM	2.2
	Total			76.2
Grand Total				813.6

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6 GEOLOGICAL SETTING, MINERALISATION AND DEPOSIT

6.1 Regional Geology

The geology of the Stillwater Complex is fairly well-understood from state (US Geological Survey or USGS) and private sector companies-driven regional and local exploration and mining as well as from academic research spanning decades. The following summary description of regional geology and geological structure of the Stillwater Complex is based on overviews provided by Page and Zientek (1985), Zientek et al. (1985), Boudreau (1999), McCallum (2002) and Jenkins et al. (2022).

The Stillwater Complex is a large layered igneous complex (Figure 3) resulting from magma intrusion through regional transverse faults into highly deformed Archaean sedimentary rocks at approximately 2.7 billion years ago (Ga). Intruded as a layered igneous complex with shallow dipping layers in a lopolithic form, the Stillwater Complex was exposed and partially eroded before burial by extensive sedimentary cover following substantial marine and continental sedimentation. Post burial, there were repeated phases of deformation of the Stillwater Complex and the underlying and overlying sedimentary rocks, the most notable being the Laramide Orogeny. The Laramide Orogeny, which started in the Late Cretaceous and lasted until the Early Tertiary, involved northward verging thrusting (Horseman Thrust Fault System) that resulted in the 20 000ft of uplift (Beartooth Uplift; Figure 4 and Figure 5) and erosion, which exposed the small part of the Stillwater Complex mapped in the Beartooth Mountains. The exposed portion of the complex has been the exploration and mining target for chromite and PGMs since the 1960s. However, the flat-lying part of the Stillwater Complex occurs at significant depth below surface, which makes the exploitation of the J-M Reef in this part of the complex uneconomic.

The magma intrusion and emplacement relating to the Stillwater Complex were accompanied by fractionation and accumulation of magmatic crystals that gave rise to the conspicuous magmatic layering observed in the complex (i.e. layered mafic and ultramafic cumulates). The magmatic layering is reflected by the changes in mineralogy, mode, grain size and texture across the stratigraphic profile of the complex. However, the overall texture of the lithological units in the Stillwater Complex is typified by subhedral to euhedral cumulate grains in a framework of post-cumulus interstitial material including oikocrysts. The mineralogical, modal, grain size and textural variations formed the basis for subdividing the Stillwater Complex into five major series (from bottom upwards) as follows: the Basal Series, Ultramafic Series, Lower Banded Series, Middle Banded Series and Upper Banded Series (Figure 6; McCallum, 2002). The Ultramafic Series (UMS) is further subdivided into the Bronzitite Zone and Peridotite Zone. The Lower Banded Series hosts the J-M Reef targeted at Stillwater and East Boulder Mines.

36

we are one Sibanye Stillwater

Figure 3: Regional Geology of the Stillwater Complex and Surrounds
(Source: Montana Bureau of Mines and Geology)



1760000
1780000
1800000
1820000
1840000
1860000
1880000
1900000
460000
440000
420000
400000
380000
360000
East Boulder River
East Boulder Mine
N
0
5
Miles
Nye
West Fork Stillwater River
Stillwater River
Boulder River
B'
B
C'
C
Stillwater Mine
Sediments
Alluvium
Talus deposit
Meagher through Flathead Formations, undivided
Park Shale
Pilgrim Limestone
Snowy Range Formation
Bighorn Dolomite
Three Forks and Jefferson Formations, undivided
Madison Group, undivided
Amsden Formation
Stillwater Layered Complex
Banded Series
Pigeonite Gabbro Zone 6
Gabbro Zone 6
Troctolite Gabbro Zone 5
Anorthosite Zone 5
Troctolite Gabbro Zone 4
Anorthosite Troctolite Zone 4
Troctolite Gabbro Zone 3
Anorthosite Zone 3
Troctolite anorthosite Zone 2
Anorthosite 3 Subzone of Grabbro Zone 2
Gabbro Zone 2
Norite Zone 2
Troctolite Anorthosite Zone 1
J-M Reef
Gabbro Zone 1
Norite Zone 1
Ultramafic Series
Peridotite Zone
Basal Bronzitite Cumulate Zone
Upper Bronzitite Zone
Sill-Dyke Member
Sediments
Hornfels
Structure
Fault
Thrust Fault
Topo
Town
Road
River/stream
NAD1983_2011 StatePlane Montana FIPS 2500 Ft Intl

37

Figure 4: South to North Sections Through Stillwater Mine Showing Subsurface Geology
(Source: Montana Bureau of Mines and Geology)


B
SSW
B'
NNE
DDH = Stillwater Mining Company diamond drill hole (white lines)
Mountain View road
Mountain View road north
South Fork Mountain View Creek
Dow Meadow
Mountain View Ridge
2400 anorthosite
DDH 377
DDH 425
Hangingwall J-M Pd/Pt Reef
Lake foothrust
Mountain View foothrust
South Prairie backthrust
North Prairie backthrust
G chromitite
Elevation in feet
C
SSW
C'
NNE
Mill Building
HW J-M Reef
Hangingwall J-M Pd/Pt Reef
DDH 26014
Mean sea level
SEDIMENTS
Jefferson Limestone
Bighorn Dolomite
Snowy Range Formation
Pilgrim Limestone
Park Shale
Meagher and Wolsey Formations
STILLWATER LAYERED COMPLEX
Troctolite Gabbro Zone 3
Anorthosite Zone 3
Troctolite Anorthosite Zone 2
Gabbro Zone 2
Norite Zone 2
J-M Reef
Troctolite Anorthosite Zone 1
Gabbro Zone 1
Norite Zone 1
Upper Bronzitite Zone
Peridotite Zone
BEARTOOTH FRONT PROTEROZOIC AND ARCHEAN ROCKS
Quartz monzonite, medium-grained

Figure 5: A Schematic Section through Stillwater Mine Depicting the Horseman Thrust System



SSW
NNE
Beartooth Uplift
Exposed part of
Stillwater Complex
Sedimentary Rocks
Stillwater Complex
J-M Reef
Horseman Thrust
Fault System
Metasedimentary
Rocks
4 miles

The steep dipping nature of the lithological layers in the exposed part of the Stillwater Complex is due to uplift and tilting associated with the Laramide Orogeny. Faults and dykes are the most common geological structures. Most of the regional faults affecting the

38

Stillwater Complex have been ascribed to the Laramide Orogeny and are grouped according to trends as follows:

- Northwest to southeast striking thrust faults;
- East to west striking south dipping steep reverse faults; and
- East to west trending vertical faults.

These are also the most common fault and dyke trends observed at Stillwater and East Boulder Mines. Numerous diabase and felsic dykes that cut and offset the J-M Reef at the mines are known from surface mapping, underground drilling and mining. These dykes dilate the J-M Reef, but do not destroy the PGM mineralisation and have limited (up to 30ft) contact alteration zones along which poor ground conditions are common. However, these ground conditions do not present significant obstacles to mining and are dealt with using established geotechnical support procedures.

6.2 Local and Property Geology

6.2.1 Local Stratigraphy

The local stratigraphy at the Stillwater and East Boulder Mines resembles the regional stratigraphic sequence of the Stillwater Complex indicated in Figure 6. Much of the area covered by the Sibanye-Stillwater-held or leased Mining Claims is underlain by the Lower Banded Series that hosts the J-M Reef and, to a lesser extent, the Ultramafic and Middle Banded Series.

39

Figure 6: General Stratigraphy of the Stillwater Complex
(Source: Boudreau, 1999)


Series
Zones
Deposits
feet
19 700
16 400
13 100
9 800
6 500
3 200
0
Upper Banded Series
Middle Banded Series
Lower Banded Series
Banded Series
Ultramafic Series
Gabbronorite III (GN-III)
Olivine-bearing V (OB-V)
Anorthosite II (AN-II)
Olivine-bearing IV (OB-IV)
Olivine-bearing III (OB-III)
Anorthosite I (AN-I)
Olivine-bearing II (OB-II)
Gabbronorite II (GN-II)
Norite II (N-II)
Olivine-bearing I (OB-I)
Gabbronorite I (GN-I)
Norite I (N-I)
Bronzitite Zone (BZ)
Peridotite Zone (PZ)
Basal Series
Picket Pin Pt/Pd deposit
J-M Reef
Sulphide rare and pegmatoids locally common throughout Peridotite and Orthopyroxenite zones
Massive and disseminated sulphides
Cumulus mode, %
0
50
100
GN-II
NORITE II
OB-I
GN-I
NORITE I
UMS
Augite
Opx
Plagioclase
Olivine
Augite
Plagioclase
Orthopyroxene

The Lower Banded Series consists of norite and gabbronorite units and minor olivine-bearing cumulates that host the J-M Reef. The series has been subdivided into Norite I (N-I), Gabbronorite-I (GN-I), Olivine-bearing-I (OB-I), Norite-II (N-II), Gabbronorite-II (GN-II) and Olivine-bearing-II (OB-II) zones. While the J-M Reef is generally confined to the OB-I (troctolite) zone, it is not restricted to a particular stratigraphic position within this zone. It is in the OB-I zone that olivine first reappears above the Peridotite Zone, an attribute that makes this unit an important marker for lithological logging and stratigraphic modelling. The contact between the Lower Banded Series and the underlying Bronzitite Zone of the Ultramafic Series has been mapped over much of the Stillwater Complex.

The Bronzitite Zone is relatively uniform, consists of bronzitite and forms the upper part of the 2 756ft to 6 562ft thick Ultramafic Series. The Peridotite Zone constitutes the bottom part of

40

the Ultramafic Series and is characterised by cyclic peridotite, harzburgite and bronzitite units. This zone overlies a uniform, laterally extensive bronzitite cumulate layer, dominates the Basal Series and is underlain by norite units and subordinate anorthosite, gabbro and peridotite units. Layers of massive and disseminated chromite – referred to by the letters of the alphabet A to K from bottom upwards – occur in the peridotite member of the cyclic units (Figure 6). The thickness of chromitite layers ranges from a few inches to 3ft, and only layers G and H have historically been exploited at Mountain View by other parties. Sibanye-Stillwater targets only the PGM and associated base metal mineralisation in the J-M Reef and, as a result, the chromitite mineralisation in the Stillwater Complex will not be discussed further in this TRS.

The Middle Banded Series overlying the Lower Banded Series consists of anorthosite, olivine gabbro and troctolite units, which constitute the Anorthosite Zones I and II (AN-I and AN-II), which are separated by OB-III and OB-IV zones. A second but low-grade PGM-bearing zone (referred to as the Picket Pin deposit) occurs in the upper part of AN-II and close to the contact with the Upper Banded Series, approximately 9 850ft above the J-M Reef. The Upper Banded Series consists of gabbronorite units and minor troctolite and norite units making up the OB-V and GN-III subzones. The Picket Pin deposit is traceable at a similar stratigraphic position over 14 miles and consists of podiform and lenticular concentrations of sulphide minerals in anorthosite. Due to its low-grade nature, the Picket Pin deposit has not been mined but is the subject of exploration and evaluation by other parties in areas adjacent to the Sibanye-Stillwater mineral tenements and is therefore not discussed further in this TRS.

6.2.2 J-M Reef Mineralisation

6.2.2.1 Mineralisation Style and Geological Controls

The J-M Reef exploited at the Stillwater and East Boulder Mines is a high-grade primary magmatic stratiform PGM deposit occurring mainly within a troctolite (as well as dunite/harzburgite and anorthosite) in the OB-I zone of the Lower Banded Series. The reef package, which hosts the J-M Reef, is defined by rock fabric as well as lithology while the J-M Reef is identified as the high tenor, reef-type subzone comprising disseminated to massive sulphide mineralisation. The high tenor mineralisation may also occur in footwall lenses (footwall mineralisation) in gabbronorite and norite below the OB-I zone while some areas of the reef package are poorly mineralised (Jenkins et al., 2022).

The J-M Reef has retained most of its primary magmatic characteristics, particularly its broad lateral continuity, very coarse textures (e.g. pegmatoidal and poikilitic textures) and consistent ore and silicate mineral abundances. The combination of visible disseminated copper-nickel sulphide minerals (0.25% to 3% modal abundances) within a complex cumulate of silicate minerals, consistent stratigraphic location (OB-I zone) and lithological sequences (footwall, reef and hangingwall) as well as reliable lithological markers facilitate the visual identification and delineation of the J-M Reef for sampling purposes. Sampling and laboratory analysis provide the definitive data required to confirm the presence of the J-M Reef and to determine its PGM tenor. Historically, reef intersections (mostly from underground drilling) that did not have visible sulphide minerals were not sampled but were assigned a

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zero grade – the J-M Reef in most of these areas is mined out. However, current protocols require the sampling of all reef intersections irrespective of the sulphide mineral abundance.

Hangingwall lithologies are typically fine-grained to medium-grained, poikilitic anorthosite and leucotroctolite as well as rare occurrences of fine-grained norite or gabbronorite (Jenkins et al., 2022). The contact between the J-M Reef and hangingwall is sub-planar or sharp and is identified based on the textural change from very coarse (pegmatoidal) in the reef to fine-grained to medium-grained in the hangingwall. Progression from the reef package to the hangingwall package does not necessarily coincide with a change in rock type.

The ore mineralogy of the J-M Reef is dominated by disseminated chalcopyrite, pyrrhotite and pentlandite, with minor pyrite, moncheite, cooperite, braggite, kotulskite, Pt-Fe alloy and various arsenides within a complex cumulate of olivine, plagioclase, bronzite and augite. Pd is the dominant PGM in the J-M Reef and occurs primarily (80%) as a solid-solution in pentlandite as well as in sulphides (15%) and moncheite (5%). Pt occurs primarily (67%) in sulphides, as a metal alloy (isoferroplatinum, 25%) and in moncheite (telluride mineral, 8%).

6.2.2.2 Length and Width

Sibanye-Stillwater holds title over the entire 28-mile strike length of the J-M Reef. For evaluation purposes, the J-M Reef is defined as the Pd-Pt rich stratigraphic interval mainly occurring within the OB-I zone and characterised by disseminated to massive sulphide mineralisation, a variable thickness ranging from 3ft to 9ft (average 6ft) and average combined Pd and Pt (2E) grades of 0.6oz per ton (opt) to 0.8opt. Locally, it forms keel-shaped footwall zones, which transgress the footwall mafic rocks, commonly reaching thicknesses of 18ft and greater. Of the two PGMs, Pd is the most significant resulting in average in situ Pd:Pt ratio of 3.4:1 and 3.6:1 for Stillwater and East Boulder Mines, respectively. Ongoing metallurgical accounting has determined Pd:Pt ratio of 3.46:1 and 3.65:1 for Stillwater and East Boulder Mines, respectively, which are used for all evaluations. Other associated PGMs (e.g., Rh, Ir, Ru and Os), Au and base metals (Cu and Ni) occur in low abundances and are generally not evaluated.

In general, the stratigraphy of the J-M Reef package is relatively consistent and fairly well-understood from the extensive diamond core drilling and mining undertaken at Stillwater and East Boulder Mines. It consists of a sequence comprising the Footwall Zone, J-M Reef and Hangingwall Zone. The J-M Reef consists of mineralised troctolite or olivine-bearing rock units (dunite, harzburgite and anorthosite). The immediate Footwall Zone underlying the reef consists of bronzitite, norite and gabbro-norite units whereas the Hangingwall Zone consists of anorthosite, norite, gabbro-norite and troctolite units. Unlike the Hangingwall Zone which is present in most places, the Footwall Zone is not always present.

Figure 7 shows the stratigraphic sequence and two typical downhole Pd-Pt grade profiles of the J-M Reef intersected by drillhole DDH41276 at Stillwater Mine and DDH2017-0064 at East Boulder Mine.

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Figure 7: Typical Stratigraphic Sequence and Pd-Pt Grade Profiles of the J-M Reef


East Boulder
DDH2017-0064
Stillwater
DDH41276
Feet
Hangingwall
J-M Reef
Footwall
Pd opt
Pt opt
Anorthosite
Norite
Gabbronorite
Olivine Gabbro
Troctolite with phenocrysts
Dunite
Dunite with phenocrysts
Leucocratic Troctolite with phenocrysts
Troctolite

The basal contact of the J-M Reef is conformable, but irregular, with the irregularity depicted by local depressions and highs in the plane of the reef. It is also common for the hangingwall contact to cut across lithological contacts. Geological personnel at the mines employ textural changes in the footwall, J-M Reef and hangingwall lithologies to guide the visual delineation of the J-M Reef for sampling purposes. The textures include pegmatoidal pyroxene, rounded cumulus olivine, oikocrysts and fine to medium grained intercumulus pyroxene, as well as micro-rhythmic layering. The textures for hangingwall lithologies differ from the J-M Reef textures which are typified by pegmatoidal pyroxene, adcumulus pyroxene surrounding anhedral olivine and coarse grained intercumulus pyroxene. Furthermore, the hangingwall textural contact is always present and identifiable along the strike lengths of the J-M Reef and is, therefore, the most reliable marker. The reappearance of olivine cumulates or sulphide minerals above GN-I usually marks the lower boundary of the reef package. Accordingly, drilling information should facilitate accurate delineation of

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the J-M Reef in space and it is unlikely that the reef will be incorrectly identified during logging or inaccurately correlated during modelling.

A high thickness and grade variability over short ranges (stope level) characterises the J-M Reef and this is more pronounced at Stillwater Mine where the PGM mineralisation may occur as a unique mixture of "ballrooms", low-grade and normal J-M Reef mineralisation over short intervals. Ballroom is an inhouse term that describes localised areas of thickened J-M Reef at Stillwater Mine where the Basal, Main and Upper Zones of the reef coalesce. The ballrooms are important to the economics of the J-M Reef as they contain significant (anomalous) reef tons and Pd-Pt metal content, but their location and size are unpredictable. In general, wider than normal J-M Reef intercepts from initial sparsely to moderately spaced drillholes are interpreted as indicative of the existence of ballrooms at Stillwater Mine. However, ballrooms can only be definitively identified through underground definition drilling at 50ft drillhole spacing whereas the actual ballroom dimensions can only be ascertained during mining.

6.2.2.3 J-M Reef Continuity

The attitude of the J-M Reef is variable and characterised by moderate to sub-vertical/vertical dips towards the north and northeast. At the Stillwater Mine, the dip of the J-M Reef northwards varies from approximately vertical in the eastern part to approximately 62° in the central part and between 45° and 50° in the Upper West sector of the mine. However, at East Boulder Mine, the dip is less variable and is on average 50° towards northeast.

Being a magmatic reef-type deposit, the J-M Reef package is laterally continuous and located at a consistent stratigraphic level in the Stillwater Complex. Accordingly, the presence and relative location of the J-M Reef at a mine scale can be predicted accurately even from sparse drillhole information, such as that generated from surface drilling. The J-M Reef has been explored from surface outcrop to depths of approximately 4 000ft below surface mainly through diamond core drilling. The down dip continuity of the J-M Reef is interpreted to have been terminated by thrust faults relating to the Horseman Thrust Fault System. These faults have been intersected by deep drillholes at Stillwater Mine. The drillhole intersections of the faults have been used to constrain the depth limit of the Mineral Resources and Mineral Reserves reported for Stillwater Mine. However, similar deep drilling at East Boulder Mine has not intersected these faults and the location of the faults is currently unknown. Available deep drilling information at East Boulder Mine suggests that the elevation of these thrust faults decreases towards the west from Stillwater Mine. Therefore, there may be potential for generating additional Mineral Resources at depth at East Boulder Mine.

Results of geostatistical analysis also confirm the continuity of the Pd-Pt grades in the J-M Reef. At a local scale, the geological continuity of the J-M Reef is interrupted by geological structures such as mafic and felsic dykes and sills, and faults. There are clear lithological and textural differences between the J-M Reef and the dykes and sills, which facilitate the identification of these intrusives in drillcores and during mining. Locally, the sill-like behaviour of the intrusive geological structures resulted in reef splitting, but this has no material negative impact to the mining operations.

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6.2.2.4 J-M Reef Variability and Implications for Evaluation

The combined effect of dip, thickness and grade variability affects the manner in which the J-M Reef is evaluated. Comprehensive geological and geostatistical studies of the J-M Reef completed over the years undertaken in support of Mineral Resource estimation have confirmed that the Pd-Pt mineralisation is broadly continuous and predictable throughout the J-M Reef, except when the continuity is interrupted by faults, dykes and sills. However, these studies and mining experience have also identified high variability of the reef at a micro (stope) level. Trends in the thickness and grade variability also show a direct link between this localised variability and changes in local reef stratigraphy (Figure 8).

Figure 8: West to East Schematic Section Showing Variability in Stratigraphy and Impact on the J-M Reef at Stillwater Mine


WEST
EAST
High Yield Tons/ft
Low Grade
Good Ballroom
Potential
High Yield
High Grade
Low Yield
High Grade
Low Yield
High Grade
Good Ballroom
Potential
Moderate Yield
High Grade
Fair Ballroom
Potential
18 000W
12 000W
Edge of Depression
Depression
8 000W
1 000E
Shaft
Norite Subzone
6 000E
Norite Subzone
Occasionally Mineralised
Reef Package
Bench
BS
HW
No Reef Typically
Disrupted FW Rocks
Reef Package
Reef Package
Mafic Unit
Ultramafic Series
Bronzitite Zone
Buckshot
Hangingwall
Norite II
Troctolite
Anorthosite
Dunite
Gabbronorite I
Norite I
Bronzitite

The knowledge accumulated over the years has been used to delineate blocks (domains) of similar J-M Reef grade and thick signatures and stratigraphy. This knowledge has also been used to establish a yield (ore ton per ft of development), which was a valuable metric used in historical Mineral Resource evaluations until FY2020 but remains a useful metric in stope evaluation during mine planning. Some of these blocks are bound by major geological features.

Geological blocks delineated at the Stillwater Mine are the following: Dow Lower, Dow Upper, Block 1 Lower West, Block 1 Lower East, Block 1 Upper, Block 2, Block 3, Block 6 Lower, Block 6 Upper, Block 7, Block 8, Blitz West and Blitz (Figure 9). Reef intersections at East Boulder Mine show less localised variability and, as a result, seven broad geological blocks have been delineated, namely the lower-grade Frog Pond East (FPE), and Brass Monkey East (BME) and Brass Monkey West (BMW), and the higher-grade Frog Pond West (FPW), Graham Creek (GMC), Boulder East (BOE) and Boulder West (BOW) shown in Figure 10. The J-M Reef is evaluated using these geological blocks. At the Stillwater Mine, some of the geological blocks are grouped into geological domains where adjacent blocks have a similar reef orientation. On this basis, Block 1 Lower West, Block 1 Lower East, Block 1 Upper, and Block 2 are grouped into the Upper West East (UWE) domain. Block 3 and Block 6 Lower are grouped

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into the Off-Shaft West Lower (OSWL) domain. Block 7 is the Off-Shaft East-West (OSEW) domain. Block 8 is the Off-Shaft East-East (OSEE) domain. At East Boulder Mine, the blocks and the domains are the same.

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Figure 9: West to East Section Showing Geological Blocks of the J-M Reef at Stillwater Mine



-35000 E
-30000 E
-25000 E
-20000 E
-15000 E
-10000 E
-5000 E
0 E
5000 E
10000 E
15000 E
20000 E
25000 E
WEST
EAST
West Fork West
West Fork East
DOW Upper
OSW Upper
Blitz W
OSEE
Blitz
DOW Lower
UWE
OSW Lower
OSEW
0
10000
feet
Mineral Resource Class
Measured
Indicated
Inferred
Grade Thickness (ftopt)
0.00 < = < 2.00
2.00 < = < 4.00
4.00 < = < 8.00
8.00 < = < 1000.00

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Figure 10: West to East Section Showing Geological Blocks of the J-M Reef at East Boulder Mine



-90000 E
-85000 E
-80000 E
-75000 E
-70000 E
-65000 E
-60000 E
-55000 E
-50000 E
-45000 E
-40000 E
WEST
EAST
Boulder West
Boulder East
10000 L
Graham Creek
Frog Pond West
Frog Pond East
Brass Monkey West
Brass Monkey East
0
9000
feet
Mineral Resource Class
Measured
Indicated
Inferred
Grade Thickness (ftopt)
0.00 < = < 2.00
2.00 < = < 4.00
4.00 < = < 8.00
8.00 < = < 1000.00

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7 EXPLORATION

7.1 Data Acquisition Overview

Exploration work completed in the Stillwater Complex, which led to the discovery of the J-M Reef in the 1970s and generated the geological data used to prepare the Mineral Resource estimates for Stillwater and East Boulder Mines, spans decades. Early exploration work mapped the entire outcrop of the J-M Reef of approximately 28 miles in the Beartooth Mountains and identified major geological structures disrupting the continuity of the reef. Much of this early exploration was driven by the USGS and academic research institutions. The geological information generated is publicly available, for instance, from the following organisations and their websites: Montana State Library website (http://geoinfo.msl.mt.gov/msdi.as), Montana Bureau of Mines and Geology (https://www.mbmg.mtech.edu/gmr/gmr.asp) and USGS (https://www.usgs.gov). Additional information was generated from exploration and mining activities completed by SMC and predecessor companies.

The historical exploration employed a variety of exploration techniques, namely aeromagnetic, gravity and soil geochemical surveys, surface mapping, excavation of adits and sampling, diamond core drilling and drillcore sampling. Of the exploration techniques, diamond core drilling has produced the most relevant data used for Mineral Resource estimation. It is also the dominant sampling technique for ongoing exploration and evaluation, and all mineralised drillcores (i.e. J-M Reef intersections) are sampled and analysed at the laboratory. Accordingly, the Qualified Persons have focused on this relevant part of data collection while presenting overviews of the historical gravity, aeromagnetic and topographic surveys carried out within the Stillwater Complex by the USGS.

7.2 Gravity Surveys

Kleinkopf (1985) interpreted the Bouger gravity-anomaly map of the historical gravity survey data collected mainly by the USGS and US Defence Mapping Agency. The gravity data was based on helicopter and ground surveys, with an estimated precision of 2mGal. From the interpretation, it was noted that the Stillwater Complex occurs as a high-gradient gravity zone in the Beartooth Mountains, which is defined by -175mGal to -155mGal contours. This work facilitated the mapping of the Stillwater Complex and provided indications of the orientation at depth of the uplifted part of the complex.

7.3 Aeromagnetic Surveys

Blakely and Zientek (1985) described results of the aeromagnetic survey completed by Anaconda in 1978 to map the extent of the uplifted part of the Stillwater Complex along the Beartooth Mountains, the main magnetic lithological units and geological structures. The aeromagnetic survey campaign was based on 853ft helicopter flight line spacing at a mean terrain clearance of 249ft. Mafic and ultramafic lithological units of the Stillwater Complex associated with magnetic anomalies of between 50nT to 300nT were delineated. The magnetic survey data which facilitated the mapping of the Stillwater Complex is available at the USGS in the form of digital maps.

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7.4 Topographic Surveys

For previous Mineral Resource evaluations until 2019, historical LandSat topographic survey data acquired by the USGS was used. However, the USGS generated high-resolution topographic data of the area in 2019, which was acquired by Sibanye-Stillwater for use at Stillwater and East Boulder Mines. This high-resolution topographic data has been used for Mineral Resource estimation at Stillwater and East Boulder Mines since 2019.

7.5 Exploration and Mineral Resource Evaluation Drilling

7.5.1 Drilling

The Mineral Resource estimates for Stillwater and East Boulder Mines contained in this TRS are based on an extensive drillhole database consisting of underground and surface diamond core drillhole data. The combination of localised grade and thickness variability, subvertical to vertical dips of the J-M Reef and rugged topography of the Beartooth Mountains has influenced the drilling strategy and evaluation approaches used at the mines. The diamond core drilling is based on the standard tube BQ-size drill bit to recover 1.4-inch diameter drill cores. The Qualified Persons are satisfied with the BQ drill bit size used as this is appropriate for the style of the mineralisation and is widely used in the PGM sector. Most of the underground and surface drillholes are inclined but not 'oriented' as this is not necessary given the style of the mineralisation, short drilling lengths and overall attitude of the J-M Reef which are well-understood by the geological personnel at the mines.

Surface drilling is only completed in areas where topography allows access and drilling activities can be safely completed. Owing to the broad lateral geological continuity and occurrence at a consistent stratigraphic location of the J-M Reef, the reef's presence and relative location can be predicted relatively accurately from moderately spaced surface drillhole data. The overall spacing utilised for the surface drillholes ranges from approximately 1 000ft to 2 000ft. The surface drillhole data is sufficient to confirm the presence and to determine the main characteristics of the reef crucial to Mineral Resource evaluation, namely thickness, grade, density and domain. Accordingly, surface drilling information generates the primary information that is utilised to plan underground access drives to be utilised for follow up underground drilling.

Geological information generated by public institutions, SMC and predecessor companies during the early exploration programmes was utilised for the planning of the 908 diamond core holes drilled between 1969 and 1995 from surface over the 28-mile strike of the J-M Reef and from the adits at the Frog Pond and West Fork. The historical exploration drilling data was also utilised to determine the depth continuity of the J-M Reef. The historical drillholes intersected the Horseman Thrust Fault which is the regional fault that forms the lower boundary on the estimated Mineral Resources at Stillwater Mine. Surface exploration drilling ceased from 1995 until 2010 but was resumed at the Stillwater East (Blitz) Section of Stillwater Mine until 2017. There was one surface drillhole completed in 2020 in the West Fork area of Stillwater Mine, which intersected the JM Reef at elevation of approximately 1 500ft. At both Stillwater and East Boulder Mines, underground drilling has been ongoing since 2002.

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The localised grade and thickness variability necessitates follow up closely spaced underground drilling at 50ft spaced drill stations. Underground drilling is mainly aimed at increasing the confidence in the geological knowledge to a level that permits the estimation of Measured Mineral Resources and that generates the requisite data for detailed mine planning. The underground drill stations are situated in FWL drifts. At Stillwater Mine, the FWL drifts are spaced 300ft (West Section) and 400ft (East Section) vertically and established approximately 100ft to 250ft from the J-M Reef plane in the West Section and 200ft to 300ft in the East Section, with drill fans spaced approximately 50ft to 150ft along the drifts. In instances where drill stations are 150ft apart, three drill fans are drilled from these stations in order to maintain the 50ft spacing. Where drill stations are 50ft apart, a single fan is drilled from the station. At each drill station, a single radial drillhole fan is established to drill through the J-M Reef and perpendicular to its strike (Figure 11). This is achieved through drilling a sub-horizontal hole perpendicular to the reef plane, four to five up-holes and two down-holes. The drill fan configuration is intended to maintain reef intercepts spaced 50ft on the reef plane. Similar drilling strategy and drill fan configuration are followed at East Boulder Mine, with drill stations located 50ft to 100ft along FWL drifts vertically spaced 215ft and 300ft (i.e. 200ft to 300ft from the reef). Four to seven drillholes are drilled at each station based on similar drillhole orientation as at Stillwater Mine. In addition, at both mines, probe and off-angle drillholes are drilled when required to investigate local geological, geotechnical or groundwater conditions. Additional underground drillhole information is generated through development drilling. At Stillwater Mine, limited drilling of probe drillholes targeting the reef at distances of 500ft and 1 000ft has also been introduced. This is intended to achieve reef intercept spacing of 500ft in areas of low geological confidence.

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Figure 11: Underground Definition Diamond Drilling Pattern


50ft
Footwall
Lateral Drift
300ft

Figure 12 and Figure 13 are drillhole layouts for Stillwater and East Boulder Mines, respectively. These layouts show points at which the drillholes intersect the J-M Reef (pierce points) and not actual drillhole collar positions. The current drillhole database for Stillwater Mine contains data relating 51 499 drillholes (approximately 12.8 million feet of drilling) whereas that for East Boulder Mine contains data relating to11 744 drillholes (approximately 3.4 million feet of drilling).

The Qualified Persons are satisfied with the drilling strategy employed as well as the density and distribution of drillhole data generated at Stillwater and East Boulder Mines. While the intensity of the underground diamond drilling is remarkably high for PGM reef evaluation, generating between 0.5 million feet and one million feet of drillcore per annum at Stillwater and East Boulder Mines combined, this is necessary for the accurate definition of the reef especially in the areas earmarked for mining in the short to medium terms in light of the localised grade and thickness variability. Furthermore, this drilling provides the closely spaced data required to support the geological modelling and estimation approaches employed at Stillwater and East Boulder Mines.

The Qualified Persons are satisfied with the drilling management practices employed. Standard procedures are available for diamond core drilling management, with internal sign-off procedures and supervisory structures in place specifying areas of responsibility and oversight. The drillcore recovered is sequentially placed in core trays according to drilling depth, and the trays are transported by the drilling

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crews to surface drillcore processing and storage facilities once drilling has been completed. Geologists are responsible for drilling management and for ensuring that the drillers maintain the integrity of drillcores during drilling and the transportation of core trays to the core logging facilities. The drilling management protocols require high standards of drilling and cleanliness as well as high core recoveries, with any significant core loss resulting from the driller's negligence necessitating a re-drill of the hole.

All drillcores recovered are cleaned and placed in core trays, which are sealed and transported from drill sites to the core logging facilities from where core accounting, depth reconciliation, core depth marking, core photography, core logging and core sampling are undertaken by Geologists. Core recoveries are determined for each drill run on a pull-by-pull basis. Cases of re-drilling holes are infrequent, and the few cases are due to bad ground conditions affecting core recovery, which makes the re-drills unnecessary.

All drillhole collars are surveyed but drillhole traverse surveys are completed on selected drillholes to assess and quantify any deviation. All drillholes are logged by experienced geological personnel. Grade estimation is based entirely on validated surface and underground drillhole data. Typically, the drillhole data includes drillhole collar and traverse surveys, sample lengths, lithological descriptions, reef delimitations, reef facies (domain) descriptions and grades. The Qualified Persons are satisfied that this data is of sufficient quality to be relied upon, having been subjected to rigorous internal validations.

The drillhole data from surface and underground drilling has confirmed the presence, long range continuity and localised variability of the J-M Reef. This data has enabled the determination of the lateral and depth extents of the J-M Reef, reef facies, mineralisation tenor and structural disturbance which are invaluable for Mineral Resource evaluation.

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Figure 12: Drillhole Layout for Stillwater Mine


-35000 E
-30000 E
-25000 E
-20000 E
-15000 E
-10000 E
-5000 E
0 E
5000 E
10000 E
15000 E
20000 E
25000 E
WEST
EAST
West Fork West
West Fork East
DOW Upper
OSW Upper
Blitz W
OSEE
Blitz
DOW Lower
UWE
OSW Lower
OSEW
0
10000
feet
Mineral Resource Class
Drillhole
Indicated
Inferred
Measured
Pd + Pt (opt)
0.00 < = < 0.10
0.10 < = < 0.20
0.20 < = < 0.40
0.40 < = < 1.00
1.00 < = < 3.00
3.00 < = < 9999.00

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Figure 13: Drillhole Layout for East Boulder Mine


WEST
EAST
Boulder West
Boulder East
Graham Creek
Frog Pond West
Frog Pond East
Brass Monkey West
Brass Monkey East
0
9000
feet
Mineral Resource Class
Drillhole
Indicated
Inferred
Measured
Pd + Pt (opt)
0.00 < = < 0.10
0.10 < = < 0.20
0.20 < = < 0.40
0.40 < = < 1.00
1.00 < = < 3.00
3.00 < = < 9999.00

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7.5.2 Core Logging and Reef Delineation

All drillcores are logged by experienced Geologists who are also responsible for the sampling of mineralised reef intersections. The Geologists perform core processing, marking, logging and sampling for surface and underground drillholes. A manual is in place to standardise the core logging and sampling processes. The Geologists at Stillwater and East Boulder Mines are trained to identify local stratigraphy, lithological units and the J-M Reef. Upon delivery of the core trays at the core storage facilities, the Geologists inspect the core trays and check the information on the driller's log sheets against the original drilling proposal, and this information includes the drillhole identification number, inclination and total length.

Core logging is undertaken for the entire rock core recovered and involves the capture of key geological and geotechnical attributes of the rocks as well as geological structures observed. It focuses on the identification and demarcation of reef intersections for sampling and the immediate footwall and hangingwall lithologies. In addition, occurrences of sulphide minerals are noted by way of marking with a yellow lumber crayon. Elevated sulphide mineral abundances are denoted with bold lines and trace sulphide mineralisation is marked using a dashed line. The Geologists estimate the proportion of sulphide mineral as a percentage of the total sample volume. Trace sulphide mineralisation is referred to using the following terminology as follows: trace minus (barely visible pyrite); trace (fleck or two of chalcopyrite, pyrrhotite or pentlandite); and trace plus (few sulphides flecks up to 0.25% of sample volume). Logging is completed on paper log sheets, but the log details are captured manually in the Core Logger system for onward electronic transmission into the Ore QMS database. After electronic capture, the paper logs are kept until the information in the Ore QMS is fully validated and archived on the central Information Technology (IT) server. Core recovery data is captured during geotechnical logging and available data indicates achievement of over 96% core recoveries by the drillers (refer to Table 9 in Section 7.10.3).

As PGM minerals are not identifiable visually, their presence is inferred from their association with copper-nickel sulphide minerals. All visually identified mineralised intersections in drillcores are sampled and the samples collected are analysed at the in-house laboratory situated at the Columbus Metallurgical Complex. After the delineation of the J-M Reef, sample intervals are marked in 1ft to 3ft segments (previously 0.5ft to 3ft) and the marking is extended to 3ft and 1ft into the footwall and hangingwall of the mineralised intersection.

The Qualified Persons are satisfied with the core logging and reef delineation carried out at Stillwater and East Boulder Mines. These activities are performed by trained Geologists who are supervised by experienced Geologists. The use of a common manual for core logging and reef delineation and marking ensures consistent core logging and sampling at Stillwater Mine and East Boulder Mine, which facilitates the integration of the datasets during modelling.

7.6 Survey Data

The NAD83 State Plane is used for all surface surveys whereas a mine grid, which is based on the NAD27 State Plane rotated by 20º clockwise for alignment with the generally east to west strike direction of the

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J-M Reef, is used for all underground surveys at Stillwater and East Boulder Mines. There is a conversion in place to work between these two coordinate systems.

In 2019, Sibanye-Stillwater US PGM Operations acquired recent high-resolution topographic data from the United States Geological Survey. The airborne LIDAR survey data was processed to yield topographic contours with 5ft vertical intervals. The airborne LIDAR survey data is more accurate than the LandSat survey data used for previous Mineral Resource evaluations. As a result, the processed high-resolution topographic data has been used to generate the topographic wireframe used as the upper constraint for geological modelling and Mineral Resource reporting.

The mines survey the collar coordinates, azimuth and inclination of each hole, and these surveys are completed by the Mine Surveyors. Initial collar locations of surface drillholes are established by GPS. After drilling, a total station is used to survey the drillhole collar, azimuth and inclination. Surveying of underground diamond drillholes consists of placing a rod into the drill collar to a depth of 2ft and collecting survey points at the collar and endpoint of the rod. From this data, the information is processed and stored in the database showing drillhole collar co-ordinates, azimuth and inclination.

Drillhole traverse (downhole) surveys are completed on selected drillholes to assess and quantify any deviation. Experience at the mines has shown that downhole surveys on definition holes do not significantly improve the modelling of the J-M Reef and are unnecessary as long as the holes are surveyed at the collar for azimuth and inclination. Furthermore, available data has shown up to 5ft of deviation on 300ft to 400ft long holes and up to 10ft of deviation on the 600ft to 650ft probe holes. As a result, the mines minimise the drilling of definition drillholes obliquely given that even 5ft of deviation can become exaggerated with off-section drilling. At Stillwater Mine, the downhole surveys are completed for probe holes designed to intersect the J-M Reef ahead of the footwall lateral advance, probe holes drilled straight ahead to check for ground conditions for development advance and the few holes drilled oblique to the J-M Reef plane from a single location to cover a wide area. The surveys are completed using a gyroscopic multi-shot downhole survey tool (DeviGyro) with accuracies of ±0.10º and ±0.10º on inclination and azimuth measurements, respectively. At East Boulder Mine, downhole surveys are completed on select probe holes. These surveys are completed using a Reflex EZ-TRAC tool that has an accuracy of ±0.25º on inclination and ±0.35º on azimuth. In poor ground conditions, where the downhole survey tool could be at risk, the mines will survey only the first 50ft into the hole. However, the entire hole is surveyed at 50ft depth intervals from the bottom of the hole towards the collar when it is situated in good ground conditions.

Stillwater Mine primarily utilises Leica Multi Stations for underground surveying. At East Boulder Mine, Leica Total Stations are utilised for underground surveying with ongoing efforts to standardize processes between the sites. Direction for development headings is design dependent. Linear drives use removable sleeved McGarf lasers. An as-built stope survey is performed typically once a month and when a stope cut is mined out. All data collected each day is processed and stored in a database at each site within the respective design programs.

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Survey controls employed at both mines started with double, direct right angle survey points sectioning with an ongoing conversion effort to move to the resection method. Primary control points have tagged sequential numbers and there are more than 19 000 control points at Stillwater Mine and more than 5 000 control points at East Boulder Mine. Temporary control points are hung from ground support and number over 200 000 control points. Control points are generally advanced at 100ft to 200ft spacing. Groundlines, back spans and sill angles are collected while advancing control. At the distance of approximately 2 000ft, a closed loop traverse is performed. The results of the traverse must close within established parameters (essentially, less than 1ft per 50 000ft) and errors are balanced and applied to the control database.

The Qualified Persons are satisfied with the quantity and accuracy of the surface topography, collar and downhole survey data utilised for Mineral Resource evaluation. Given the insignificant drillhole deviation for the short definition drillholes at Stillwater and East Boulder Mines, there are no issues with the approach to complete downhole profiles for selected holes. Standard procedures are available for the execution of the survey work. Stillwater and East Boulder Mines each have a Lead Surveyor.

7.7 Density Determination

Stillwater and East Boulder Mines have previously used a historical density (tonnage) factor of 11.6ft^3/ton (equivalent to 0.086 ton/ft^3) determined in 2000 from a limited dataset of J-M Reef intersections for all in situ tonnage estimation. In 2017, Sibanye-Stillwater introduced routine relative density (RD) determinations on representative J-M Reef intersections from Stillwater and East Boulder Mines prior to submission to the laboratory for analysis. RD determinations are also performed on Footwall and Hangingwall Zone samples. The RD determinations are based on the Archimedes method and are performed by the Geologists. The mass of each sample is measured with a digital scale accurate to 0.1g and volume of displaced water is measured at 10ml accuracy.

An expanded RD dataset accumulated since 2017 (2 173 samples and 229 samples respectively for Stillwater and East Boulder Mines) has been used for tonnage estimation. This indicates highest frequency of density (tonnage) factors falling between 11.1ft^3/ton (equivalent to 0.09 ton/ft^3) and 11.3ft^3/ton (equivalent to 0.09 ton/ft^3) for the J-M Reef, with an average RD of 0.09 ton/ft^3. Accordingly, the density factor used for tonnage estimation at both the Stillwater and East Boulder Mines is 11.30ft^3/ton (i.e., 0.09ton/ft^3). The Qualified Persons support the approach to carry out routine determinations of RD on J-M Reef intersections prior to submission to the laboratory for analysis and the use of the accumulated RD data for tonnage estimation for improved accuracy of the tonnage and metal content estimates reported.

7.8 Underground Mapping

Routine underground geological and structural mapping is performed by Geologists as part of stope observation which also includes grade control face evaluation. Underground geological structural mapping inter alia captures the exact locations of the faults and dykes exposed in underground excavations, and the mapping information is transferred into AutoCad and/or Vulcan. The new information is integrated with existing information from previous surface and underground mapping. The updated structural maps support the drillhole data used for Mineral Resource estimation. This structural

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information is also utilised for short to long term rock engineering, hydrogeological, infrastructure and mine planning.

7.9 Hydrogeological Drilling and Testwork

7.9.1 Stillwater Mine

7.9.1.1 Hydrogeological Characterisation

A series of groundwater investigations at Stillwater Mine have been carried out since 2016 as part of the Blitz Dewatering Project. Itasca Denver, Inc. (Itasca) completed the groundwater studies on behalf of Sibanye-Stillwater. These studies focused on the Blitz Project (now the Stillwater East Section) and were concluded in 2021. The groundwater studies were extended to the Stillwater West Section (Off-Shaft West, Depression Zone, Far West and Off-Shaft East areas) in 2021. Until 2021, Sibanye-Stillwater relied on actual experiences by the mine over the years in terms of groundwater inflows, impact of groundwater on geotechnical stability and mine dewatering requirements to prevent flooding in the Stillwater West Section. Inflows to the underground mine were not measured directly but indirectly through mine water discharge recording. In general, there have not been any significant prolonged groundwater issues encountered in the Stillwater West Section, with elevated inflows of groundwater only experienced during the initial development into new areas.

Subsurface development in the Stillwater East Section will take place beneath four surface drainage basins, which are – from west to east – Nye Creek, Burnt Creek, Prairie Creek, and Little Rocky Creek (Figure 14). As for the Stillwater West Section, subsurface development takes place beneath the Initial Creek, Iron Creek, Mountain View Creek and the Stillwater River (Figure 15). In both sections, key sources of groundwater inflows are areal recharge, recharge from surface water streams, deep regional groundwater flows and depletion of groundwater storage.

The Nye basin is a hanging, U-shaped valley formed during alpine glaciation in the Beartooth Mountains. The drifts and production areas of Stillwater East and West Sections are being established in the crystalline rocks of the Stillwater Complex, which typically have low permeability. The portal for the Benbow decline in the Stillwater East Section is located in the Triassic Chugwater Formation, and the decline traverses southwest through older sedimentary units that include several Palaeozoic carbonate-rock units. The carbonate rocks have greater permeability and more groundwater storage capacity than the crystalline rocks of the Stillwater Complex. At 3 615 ft from the portal, the decline traverses the unconformity between the sedimentary rocks and the Stillwater Complex. Groundwater flow in the carbonate rocks is largely disconnected from the groundwater-flow network in the crystalline rocks of the Stillwater Complex.

A number of north-south trending dykes and steeply dipping faults create secondary permeability and facilitate the flow of groundwater. Regional-scale, low-angle thrust faults striking roughly east-west (e.g., the Prairie Fault) are also present and tend to have substantial clay-rich (gouge) cores that impede the flow of water across the faults. However, these faults sometimes have damaged zones, which facilitate the flow of groundwater along the fault plane.

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Figure 14: Sub-surface Water Basin in the Stillwater East Mine Area



Prairie Creek
Prairie Dog Creek
Portal
Burnt Creek
Nye Creek
Little Rocky Creek
Chrome Creek
Legend
5000E TBM Drift
5600E FWL Drift
Benbow Decline
Stream
Surface-Elevation Contour (200-ft Interval)
10,000E - 12,000E Interval
Hydrographic Basin Boundary
N
0
2,500
5,000
Feet

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Figure 15: Sub-surface Water Basin in the Stillwater West Mine Area


Legend
Existing Underground Mine Development Advanced Prior to 2021
Future Underground Mine Development 2021-2030
Future Underground Mine Development 2031+
Streams (Blue Lines Represent Drainages but Do not Necessarily Indicate Flow)
Hydrographic Basins
Mine Coordinate System
Stillwater Mine
Water-Monitoring Loctions
CREEKS AND RIVERS
SPRING
UNDERGROUND MINE WATER
N
0
2,500
5,000
Feet

Climatic conditions drive groundwater recharge over the long term and directly influence the discharge/flow rates of meteoric-sourced springs and streams that issue from shallow groundwater systems in the short term. Direct infiltration of the seasonal snowmelt and run-off in the vicinity of the decline produce a minor amount of recharge to the groundwater system.

7.9.1.2 Hydrogeological Testwork and Data Collection

For the groundwater investigations in the Stillwater East Section, Sibanye-Stillwater and Itasca recorded water pressures from underground drillholes, performed hydraulic (flow and shut-in) tests and collected groundwater samples for geochemical and isotopic analyses at eleven different locations indicated in Figure 16, and developed analytical models to estimate inflow rates to the development drifts and future production areas. Itasca also considered data from a network surface water monitoring locations and the Burnt Creek, Prairie Creek, and Little Rocky Creek drainages. The drillhole testwork data was collected since 2016 while the surface water (stream chemistry) data was collected since 1988. As for the Stillwater West Section, the groundwater inflow monitoring points for the Stillwater West Section are shown in Figure 17 (x-axis) together with the flow rate determined (RHS y-axis) – solid black triangles show inflows recorded by Itasca at the headings of active FWL drifts.

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Figure 16: Hydrogeological Drillhole Locations along Adits in the Stillwater East Section


6400
6800
7200
7600
8000
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(0°)
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40868
(30°)
40556
(28°)
40557
(38°)
40872 (40°)
40871 (5°)
40950
(0°)
Juniper
Forethrust
40875
40862
(50°)
A Forethrust
N
0
600
1,200
Feet
5000E TBM Drive
5600E FWL Drive
5000E Old
5200E Old
Nye Creek
Drilled Hydrologic Borehole
(Actively Monitored or Tested)
Proposed Hydrologic Borehole
Dry or Unused Hydrologic Borehole
Nye Basin Boundary
Significant Water Inflow Location
Mapped Drift Geology
Lithology
NZ1
GZ1
GSZ
MI
Faults
Possible
Regional Fault

Figure 17: Hydrogeological Drillhole Locations along Adits in the Stillwater West Section



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63 Sibanye-Stillwater and Itasca recorded water pressures and obtained water samples from twenty-two hydrogeological boreholes at the eleven sites in the Stillwater East Section to determine flow rates and hydraulic conductivity (K) values. All of the instrumented drillholes were sampled for water chemistry and isotopic analyses, along with one of the non-instrumented probe holes. Water-pressure time-series data was automatically recorded by pressure transducers equipped with dataloggers at each of the instrumented drillholes. Hydraulic flow and shut-in tests were conducted during drilling using a special drill-collar manifold constructed by Itasca. The drill-collar manifold apparatus included a manual pressure gauge for water-pressure readings and a valve for regulating the flow through the manifold. Discharge from the manifold during a flow test was routed into a tank with graduated volume markings and timed to make flow measurements. As part of quality assurance and control, each instrumented location was retested after drilling and after installing monitoring manifolds while allowing the water pressures to re-equilibrate following the perturbations caused by drilling. In the Stillwater West Section, Itasca performed seventeen hydraulic tests in four drillholes as per the procedure employed in the Stillwater East Section described above. Itasca also considered the quantity of mine water pumped to surface over a 15-year period to 2021 averaging 873gal per minute of which approximately 466gal per minute is recirculated back to the underground mine and approximately 407gal per minute is treated and discharged to percolation ponds or Land Application Disposal (LAD) sites. During FY2024, Sibanye-Stillwater commissioned Hydrometrics Inc. to carry out detailed review and update of the Stillwater East Section groundwater model. Groundwater model calibration was scheduled for completion in early FY2025, with predictive simulations planned thereafter. The groundwater modelling and reporting are scheduled for completion in H1 FY2025. 7.9.1.3 Hydrogeological Results and Interpretation Groundwater flow at Stillwater Mine is controlled by geological structures and lithological boundaries and not by local scale permeability. Inflows to the working areas are a result of groundwater intersecting these structures and contacts. The South Prairie Fault is a hydrogeologically important feature in the immediate vicinity of the J-M Reef and future production areas in the Stillwater East Section. This fault appears to limit southward-directed groundwater flow across the fault into the development drifts and future production areas in the Nye Creek Basin, which is beneficial to the mining operations. However, this situation may be different in the basins to the east of the Nye Creek Basin, due to a possible reversal of groundwater flow directions in the headwater portions of those eastern basins. The average hydraulic conductivity (K) values computed from the flow and shut-in/recovery tests for the Stillwater East Section vary between approximately 0.0009ft and 5ft per day and are consistent with a range of values for fractured igneous and metamorphic rocks. The K values for the Stillwater West Section vary from 0.003ft to 0.2ft per day and are consistent with those for the Stillwater East Section. The geometric mean K value for all the full-hole-length flow and shut-in/recovery tests in the Stillwater East Section is 0.01ft per day. The Qualified Persons note that the full-hole-length tests provide a good representation of the “effective K” value of the overall rock mass as they account for both the occasional high-permeability fracture zones and the predominant less-fractured bulk rock mass of very 64 low permeability. Since the bulk of the water flow in the rock mass is taking place along discontinuities (i.e., in the fractured zones created by faulting), the average K values computed from the flow and shut-in tests are primarily controlled by the density, aperture size and persistence of the discontinuities intersected by the drillholes. The previous (pre-2021) conceptual hydrogeological model estimated average inflows of approximately 1 100gal per minute into the Stillwater East Section. Refinements to the model based on the Perrochet analytical modelling predicted inflow rates as high as 1 500gal per minute by the end of the 25-year life of mine based on a LoM production schedule determined by Sibanye-Stillwater at the time. The predicted total inflows to the development and production areas in all the basins combined indicated that the LoM plan would generate higher inflow rates. In 2021, Itasca updated the conceptual hydrogeological model for the Stillwater East Section to account for the additional data collected since the previous update. Itasca also utilised the data and modelling insights from the Stillwater East Section to develop a conceptual model for the Stillwater West Section where there is limited data. Based on the 2021 conceptual hydrogeological model and a 2021 base year, average inflows from groundwater to the Stillwater East Section are predicted to increase over the first two to seven years with the development of additional ramps and FWL drifts and opening up of new production areas. The total combined inflows to the planned development and production areas are estimated to increase from 940gal to 3 135 gal per minute in the first two years, increasing to approximately 3 663gal per minute in four years, reaching 3 790gal per minute in seven years and continue at rates between this peak and 3 600gal per minute. The largest predicted inflows to development and production areas are 2 000gal per minute and 1 800gal per minute, respectively. The predicted inflows to the Benbow Decline are estimated to increase from 90gal per minute to 135gal per minute. These predictions will be revised on account of the results of the groundwater modelling by Hydrometrics Inc., in 2025. The Qualified Persons note that the predicted maximum inflow rate of 3 790gal per minute is potentially overestimated. This view is shared by Piteau Associates Geotechnical and Hydrogeological Consultants who were commissioned by Sibanye-Stillwater in July 2021 to independently review the work and recommendation by Itasca. The estimates assume an infinite supply of groundwater, which is inconsistent with reality (i.e. local-scale structural compartmentalisation). Empirical data from the mine suggests inflows that are less than half this estimate (900gal per minute to 1 500 gal per minute). For the Stillwater East Section, the system is based on 900gal per minute of water pumped to surface of which 500gal per minute is recycled to the underground mine and the remainder treated and discharged. As a result, Sibanye-Stillwater determined that 2 500gal per minute would be the basis for the Stillwater Mine water treatment system. During 2024, groundwater inflow into the Stillwater East Section averaged 1 200gal per minute inclusive of flows to the Benbow Decline, which is a 300gal per minute reduction compared to 2023 flow rates. East Boulder Mine 65 7.9.2.1 Hydrogeological Characterisation and Testwork A groundwater investigation was conducted in 1992 during the planning stage of East Boulder Mine primarily focusing on the path of the access adit. The Qualified Persons could not locate any information on quality assurance and control in reference to this investigation. Furthermore, no updated hydrogeological investigation has been completed since the inception of the mine. The 1992 groundwater investigation has been superseded by actual experiences by the mine over the years in respect of groundwater inflows, impact of groundwater on geotechnical stability and the requirements for mine dewatering to prevent flooding. The Qualified Persons note that the risk to encounter major inflows of groundwater is likely during the initial development into new areas and flows reduce with time with bleeding off and dewatering. During the development of the twin tunnels, the only significant water inflows were encountered where diamond drill water probes produced a maximum of 80gal to 100gal per minute of inflow. However, most of these holes bled off to flows less than 80gal per minute over time, with any holes that did not bleed off controlled through grouting. Figure 18 shows the average water inflow into the mining operations at East Boulder Mine. Water inflows increased from 61gal per minute in 2010 to a peak of 246gal per minute in 2013 but have ranged from 211gal per minute to 249gal per minute thereafter until 2020 after which inflows receded to an average of 184gal per minute. There has been a progressive increase in water inflows to 249gal per minute in 2024, an inflow rate which is consistent with the historical peak water inflow rate for the mine. Figure 18: Average Water Inflow at East Boulder Mine 61 109 153 246 224 211 229 217 223 248 249 184 202 233 249 0 25 50 75 100 125 150 175 200 225 250 275 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 W a te r In fl o w ( G a l/ M in u te ) Year 66 7.9.2.2 Hydrogeological Results and Interpretation The Qualified Persons note that much of the area being mined at East Boulder Mine is adjacent to active mining fronts, which have historically had no issues with groundwater. The available data show a modest increase in the average mine-wide water inflow due to increase in development and production activity associated with the production increases since 2017 when the Fill The Mill Project was implemented. The lowest level of the mine currently acts as a drawdown point for surrounding groundwater levels. Most of the mining areas continue to be above this drawdown point and the inflows are likely to be similar or lower than those experienced by historical mining operations. The Qualified Persons are of the view that the post-2017 levels of water inflow ranging from 184gal per minute to 249gal per minute (227gal per minute on average) should be expected at East Boulder Mine. All mining activity will remain within the crystalline rocks of the Stillwater Complex, which have very low permeability. Water will likely be encountered when it relates to the intersection of faults and joints. However, there is risk of encountering alluvial systems associated with surface channels as mining gets to within 500ft from surface. Standard practice during underground development at East Boulder Mine includes the diamond core drilling of water probe holes prior to any development work to mitigate the risk of encountering water. Prior to mining any area, diamond core drilling on 50ft centres is also completed resulting in a good understanding of water potential before mining activity begins. Geotechnical Data, Testing and Analysis Geotechnical Characterisation The J-M Reef and its immediate hangingwall and footwall consist of varying assemblages of norite, anorthosite, leucotroctolite and peridotite. Mafic dykes traverse the J-M Reef, Footwall and Hangingwall Zones. The dyke material is generally blocky, slick and akin to the nature of the jointed host rock. Stillwater and East Boulder Mines constitute the two main geotechnical ground control districts. The J-M Reef is mined at the following depth ranges: • Stillwater West Section: Shallow to intermediate, onset of stress fracturing deeper than 3 300ft below surface. At depths less than 3 300ft below surface, joint and structural lineament influence stability and tensile zone; • Stillwater East Section: Shallow to intermediate depth of mining environment, joint and structural lineament influence stability, tensile zone and, in deeper areas, stress fracturing combines with micro fractures to stimulate mobilisation effects; and • East Boulder Mine: Predominantly shallow environment. The effects of mine seismicity have not had a significant influence on the mining operations at Stillwater and East Boulder Mines. This is because, at current mining depths at the Stillwater and East Boulder Mines, the propensity for mining induced seismicity (strong ground motion) is low. In addition, the probability of natural earthquake induced strong ground motion is also low. East Boulder Mine has a micro-seismic system installed and monitors blasts and seismic events daily.

7.10.2 Geotechnical Testwork and Data Collection

Rock engineering and support designs utilised at Stillwater and East Boulder Mines have been developed using a combination of geotechnical drillcore logging, underground evaluations by trained geotechnical engineers, and selective validation with numerical modelling software. Geotechnical drillcore logging is the primary method of gathering rock strength and quality parameters. It is completed by Geologists on drillcores recovered from surface exploration and underground probe and definition diamond core drilling. The definition drillholes at Stillwater Mine that are considered for geotechnical logging include the first down hole and up hole at a drill station and sill holes as well as holes identified as low and high-grade mineralisation at the time of logging. Furthermore, drill cores for straight-ahead and south-directed probe holes are geotechnically logged. At East Boulder Mine, geotechnical information is collected on drillcores for all drillholes. In general, the geotechnical data is collected at a drillhole spacing of 50ft. The geotechnical drilling is governed by the same drilling management practices (including quality control and quality assurance procedures) discussed in Section 7.5.

In general, the entire J-M Reef is geotechnically logged, with the logging extended 10ft to 15ft into the immediate Footwall and Hangingwall Zones. Geotechnical logging involves the determination of core recovery, Rock Quality Designation (RQD), fracture frequency, number of joint sets, joint roughness, joint alteration, nature of fracture fill and Point Load Index. As the drillcores are not oriented, the joint orientations and number of joint sets recorded are estimated through visual inspection of drillcores backed up by underground mapping information. Point load tests are performed on intact rock cores. Due to the destructive nature of this technique on the sample, it is impractical to perform a duplicate test. The most practical quality assurance and control entails comparing the new result to the existing data for a similar rock type and for neighbouring drillholes. A new result that varies significantly (>10%) in the absence of shearing and a concomitant low RQD (<70%) is adjudged to be a spurious result which should be excluded from the database.

The geotechnical data is stored in the Ore QMS database and utilised for rock engineering. Other geotechnical parameters determined are the uniaxial compressive strengths (UCS) and the International Society for Rock Mechanics (ISRM) grading for intact strength of the J-M Reef and the immediate hangingwall and footwall zones. UCS is calculated from the Point Load Index data through regression.

Barton's Q-system is exclusively used to classify the rock mass characteristics at Stillwater and East Boulder Mines. A combination of drillcore and underground ground evaluation data on the geotechnical parameters above is used for the computation of Q-values used to classify rock mass conditions.

Measurements of in situ stress were conducted at the mines in 1997, 2002 and 2016 using hollow inclusion stress cells. The initial (1997 and 2002) stress measurements were conducted under mountain and valley terrains within Stillwater Mine (Figure 19), whereas the most recent (2016) measurement at East Boulder Mine was performed at test sites where there has been minimal stoping (Figure 20). The Qualified Persons could not locate any information in relation the pre-2016 in situ stress measurements. However, duplicate

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tests were performed as quality control and assurance for 2016 measurements. In most cases, the results were repeatable. The isolated incidences of significant variations between duplicate measurements were investigated and rectified during data collection.

Figure 19: Test Sites for In Situ stress Measurements at Stillwater Mine


Stillwater
River
Shaft
W
E
Scale, m
0 300 600
0 1 2
Scale, 10^3 ft
test site
Valley test site

Figure 20: Test Sites for In Situ Stress Measurements at East Boulder Mine


General area suitable for *in situ* stress measurements, minimal stoping to affect pre-mining stress state
East
6500
West

7.10.3 Geotechnical Results and Interpretation

A recent geotechnical dataset indicates overall core recoveries for the J-M Reef, Footwall and Hangingwall Zones of above 96% (Table 9). Core recovery is the initial indicator used to predict potential ground control issues. The database also shows RQDs above 75% for most (over 69%) of the logged drillcore intersections, which indicates fair to good rock mass conditions. Over 78% of the sampled intervals have rock strengths above the 3 500Psi threshold considered weak rock. Sections with lower strengths than this threshold are commonly associated with olivine cumulates or geological structures. When these rock types and structures are identified in the drillcores, the mining and support designs are adjusted accordingly. The UCS of the rock units contained within the J-M Reef, Footwall and Hangingwall Zones range from 60Mpa to 85Mpa (overall mean of 70.45Mpa). The ISRM Grade R4 classification for the intact strength of all the stratigraphic units indicates a strong rock (i.e., UCS of 50MPa to 100Mpa).

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Table 9: Summary of Geotechnical Parameters

Stratigraphic Unit	Average Core Recovery (%)	Average UCS (MPa)	Average RQD	Average Rock Strength (Psi)	Average Q-Value
Hangingwall	96.30	65.41	77.83	12 184.59	8.16
J-M Reef	97.00	61.93	80.74	9 486.48	8.24
Footwall	96.20	84.01	76.40	8 982.68	6.19
Mean	96.50	70.45	78.43	1 0812.86	7.83

Figure 21 and Figure 22 show groundmass classification based on drillhole data at Stillwater and East Boulder Mines, respectively. The interpretation is also informed by historical geotechnical data collected from underground geotechnical mapping in the mined-out areas. Based on Figure 21 and Figure 22, the Qualified Persons are of the view that geotechnical data from drilling can be used to predict rock mass characteristics and delineate geotechnical domains at both mines. Areas of elevated geotechnical risk classified as Type 3 Ground and those with variable ground conditions such as Stillwater East Section of are noted and accounted for in support designs.

Figure 21: Groundmass Classification Using Drillhole Data at Stillwater Mine


On Reef Ground Conditions from Definition Drilling
GROUND TYPE LEGEND
TYPE 1
TYPE 2
TYPE 3
TYPE 3+
Stillwater East
UW/LFW Region
09910
Off Shaft East
Lower Off Shaft
7500 L
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Ground Type	Qmin	Qmax	RMR min	RMR max	Description
Type 3+	0.1	0.39	23	36	very poor or poor with water present
Type 3	0.4	0.99	36	44	poor
Type 2	1	3.99	44	56	fair
Type 1	4	100	56	85	good

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Figure 22: Groundmass Classification Using Drillhole Data at East Boulder Mine


On Reef Ground Conditions from Definition Drilling
GROUND TYPE LEGEND
TYPE 1
TYPE 2
TYPE 3
TYPE 3+
10000 L
7500 L
5000 L
-80000 E
-77500 E
-75000 E
-72500 E
-70000 E
-67500 E
-65000 E
-62500 E

Ground Type	Qmin	Qmax	RMR min	RMR max	Description
Type 3+	0.1	0.39	23	36	very poor or poor with water present
Type 3	0.4	0.99	36	44	poor
Type 2	1	3.99	44	56	fair
Type 1	4	100	56	85	good

The three most prominent joint orientations observed in underground excavations are associated with the following geological structures:

- North-northeast (020°) striking, steeply dipping faults;
- Northeast striking mafic dykes with dips of 35° to 70° towards southeast; and
- Westerly striking, layer parallel joints with dips of 45° to 90° towards north.

The crosscutting nature of the joints periodically creates wedges in the backs and ribs of the mine openings. The Q-Values obtained for Stillwater and East Boulder Mines typically range from 1 to 13 (average for the Footwall, J-M Reef and Hangingwall Zones is 7.83; Table 9) and the rock mass can be classified as poor to good. Approximately 50% of the rock mass is classified as fair, 25% is classified as good and 25% is classified as poor. Conditions are generally dry, with rare occurrences of low-pressure low-volume water inflows. The stress reduction factors (SRFs) used to calculate the Q-ratings have a mean value of 1.88 while joint water conditions range from dry (SRF = 1.0) to medium inflow (SRF = 0.66).

Measurements of in situ stress indicate that the horizontal to vertical stress ratios at Stillwater and East Boulder Mines, which are presented below, are typical for shallow to intermediate operations:

- 1.5 to 1.9 for valley areas at Stillwater Mine;
- 0.8 to 1.9 for mountain areas at Stillwater Mine; and
- 2.4 for East Boulder Mine.

Other associated data on stress orientations and magnitudes help form a portion of the input parameters for numerical assessments of development and stope stability, local and regional sequencing and support design.

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71 SAMPLE PREPARATION, ANALYSES AND SECURITY Sampling Governance and Quality Assurance The Qualified Persons are satisfied with the standard procedures for geological data gathering used at Stillwater and East Boulder Mines which prescribe methods that are aligned to industry norms. The governance system at Stillwater and East Boulder Mines relies on directive control measures and, as such, makes use of internal manuals (standard procedures) to govern and standardise data collection, validation and storage. Furthermore, the standard procedures are mandatory instructions that prescribe acceptable methods and steps for executing various tasks relating to the ongoing collection, validation, processing, approval and storage of geological data which is utilised for geological modelling and Mineral Resource estimation. In addition to internal standard procedures, Sibanye-Stillwater implements an internal analytical quality control protocol for the routine assessment of laboratory performance and quality of analytical data from the laboratory. As required by the protocol, batches of samples sent to the laboratory include routine “blank” samples (hangingwall and footwall anorthosite samples) and pulp samples from previous sample batches (repeat samples) analysed at the laboratory. Geological personnel at the mines also review analytical data for the inhouse standards introduced into sample batches by the laboratory to monitor accuracy of the analytical procedures. Results of the analytical quality control are discussed in Section 8.4. The governance system also emphasises training to achieve the level of competence required to perform specific functions in the data gathering, validation and storage. Extensive on-the-job training of new Geologists, who will eventually be responsible for logging and sampling, is performed. Lithological and geotechnical data is acquired through the logging of drillcores recovered from surface and underground drilling. The logging is undertaken by trained Geologists, who are familiar with the J- M Reef, footwall and hangingwall stratigraphy and rock types. For quality control, existing drillhole information from previous core logging guides ongoing core logging and any deviations from the expected rock types and stratigraphic sequence observed during logging are investigated further by the Geologists supervising the logging. Routine validations are undertaken by the experienced Geologists at various stage gate points in the data collection process flow, with the ultimate validations performed by the Qualified Persons. The Qualified Persons note that the internal peer review of the data facilitates the early detection of material errors in the data capture before the collection is finalised. Another aspect of the governance system is the documentation of the geological data gathering process flow (i.e. data collection, processing and validation). The Qualified Persons acknowledge that this documentation facilitates the auditability of the process flow activities and outcomes as well as the measures undertaken to rectify anomalous or spurious data. Surface core storage facilities at Stillwater and East Boulder Mines are secure and accessed by authorised geological personnel. In addition, the facilities are part of the surface infrastructure at the mine sites which are fenced off to prevent unauthorised entry by the public and animals, with access restricted to the Sibanye-Stillwater US PGM Operations employees. 72 Reef Sampling The sampling procedure at Stillwater and East Boulder Mines requires the sampling of all mineralised intersections of the J-M Reef containing visible sulphide minerals. For this sampling, it is critical to break the sample intervals taking into account variations in sulphide mineralisation abundance and lithology. Furthermore, a break in sampling should always occur at the hangingwall contact. This approach facilitates efficient assessment of the analytical results of the sampled sections. The laboratory requires a minimum sample size equivalent to 1ft in length for BQ-size drill core (previously 0.5ft, but laboratory requirement has changed to 600g sample equivalent to 1ft). As a result, reef samples are taken in 1ft to 3ft segments and the sampling is extended by 1ft to 3ft into the footwall and hangingwall of the mineralised intersections. Sampling may be extended further into the footwall zones that are mineralised (i.e. contain visible sulphide minerals). Sample lengths can also be varied when sampling large internal waste zones where the sample interval can be extended to 4ft or only a fraction of the drilled core was recovered during drilling due to poor ground conditions in which case the full 5ft between running blocks is taken. An internal waste zone of less than 10 inches between mineralised zones should be sampled together with the mineralised zones but is assigned a zero grade. In order to ensure sample representivity in light of the very coarse-grained nature of the J-M Reef, the entire drillcore sample is submitted to the analytical laboratory and no core splitting is performed. Furthermore, no sample preparation is carried out at the mine sites. Accordingly, there is no risk of contamination, selective losses or high grading associated with the sampling of the recovered drillcores at Stillwater and East Boulder Mines. The samples are assigned unique sample identification numbers and tags by Geologists before they are transported to the laboratory via third-party carrier. In addition, the samples for each drillhole and the associated quality control samples (repeat and blank samples) from Stillwater and East Boulder Mines are to be submitted within two weeks of sampling. The Geologists prepare sample submission sheets that accompany the samples. Both the samples and sample submission sheets are placed in customised bins from which they are received by the laboratory personnel. Records of the sample data are captured in the Ore QMS database. Sample Preparation and Analysis Laboratory Samples from Stillwater and East Boulder Mines are analysed at the inhouse analytical laboratory located at the Columbus Metallurgical Complex, which is owned and operated by Sibanye-Stillwater. The Qualified Persons can confirm that the analytical laboratory is a secure facility as it is situated in the Columbus Metallurgical Facility which is fenced off to prevent unauthorised entry by the public and where access is restricted to only authorised personnel of the Sibanye-Stillwater US PGM Operations. The inhouse laboratory has facilities for sample preparation and chemical analysis (via fire assay and instrumental techniques). It is equipped with the Laboratory Information Management System (LIMS) software which facilitates effective and efficient management of samples and associated data. The analytical laboratory was automated with wavelength dispersive and energy dispersive X-Ray 73 Fluorescence (XRF) instrumentation as well as robotic sample preparation facilities in 2011. It handles geological drillcore and grade control samples as well as samples from the concentrators, smelter and base metal refinery. The laboratory at the Columbus Metallurgical Complex is not certified by any standards association. The Qualified Persons do not consider the absence of certification as a material issue on the basis that the laboratory is subjected to periodic external checks on internal samples by a group of four international accredited laboratories. Furthermore, the Qualified Persons periodically inspect the laboratory facilities, interact with laboratory personnel and assess analytical data from the laboratory as they carry out their normal duties. These activities are aimed at detecting and eliminating any material issues in the sample preparation, analytical equipment and methods utilised by the laboratory for geological samples. Sample Preparation and Analysis The analytical laboratory completed the installation of the Automated Geology Laboratory (AGL) which was commissioned in 2024. The AGL was introduced to process 300 geological samples per day and improve the consistency of the sample preparation process. This is an upgrade from the previous process used which had an analytical capability of 200 geological samples per day. The laboratory employs industry aligned approaches to sample receiving, preparation and analysis and the reporting of analytical results. Drillcore samples originating from Stillwater and East Boulder Mines are transported to the Columbus Warehouse in totes via third-party carrier. Laboratory personnel retrieve the totes from the Columbus Warehouse initiating the laboratory sample receiving process. Sample batches received at the laboratory are reconciled against submission sheets and any discrepancies identified are reported to the Geologists for rectification prior to sample preparation. Sample preparation includes sample drying, crushing and milling. The drillcore samples of approximately 4.4lb to 11lb mass are dried at a temperature of 221°F for approximately two hours, organised into sets containing up to 22 samples and assigned tags with bar codes. The barcoded sample labels are scanned and logged into the LIMS after which the samples are run through a primary and secondary jaw crusher producing material grading 100% passing 0.25 inches. The processes utilised for sample size reduction after crushing are performed by robotic equipment thereby minimising the potential for bias or sampling error. The crushed material is split down to approximately 0.40lb to 0.44lb using a Jones riffle splitter and introduced into the robotic sample preparation system (HPM1500). This system sequentially pulverises each sample to achieve 95% passing 140-mesh size (i.e., 106µm particle size) in an automated grinding mill. Grind tests are performed quarterly to ensure the correct grind size is always achieved. Analyses are performed through the dual analytical route of XRF analysis and lead fire assay (PbFA) collection followed by Inductively Coupled Plasma Optical Emission Spectrometry (ICP-OES) for metal content determination. Silver (Ag) is introduced into the flux as a co-collector in the PbFA process to help collect the precious metals in the geological samples. Results produced by both XRF and PbFA + ICP-OES analytical techniques are total analyses that reflect potentially extractable in situ values of the target metals (Pd and Pt) reported in the Mineral Resource statements for Stillwater and East Boulder Mines. 74 A portion of the pulverised material is weighed, mixed with binder and loaded into an automated pellet press. An XRF analysis is performed on the pressed pellet. Balances used for charging fire assay samples are tested for accuracy, with each shift required to use certified check weights. Furthermore, a third party performs preventative maintenance and calibration annually on the scales. The remaining sample material is taken to the fire assay balance room. The fire assay (FA) process comprises the following steps: • Fusing the primary and standards samples with a Pb-based flux at 2 050°F; • Separating the Pb to form a Pb button; • Cupellation to form a precious metal bead (PbFA-collection); • Bead digestion in aqua regia; and • Metal content determination via ICP-OES analysis of the digestion solution. All analytical results are reported directly into the LIMS via the instrumentation and forwarded to the Geologists electronically, which eliminates the risk of data capture error. The instrument lower detection limits (LDL) for the analytical processes employed are 5ppb for Pd and 10ppb for Pt. The XRF analysis also produces results for multiple elements and oxides, but the LIMS is configured to report only the elements of significance (Pd and Pt) required for PGM evaluation. For the PbFA collection and ICP-OES analysis, only Pt, Pd and Au values are determined although only the Pd and Pt values are reported. The Pd data reported from the XRF analysis is compared with the Pd data based on the PbFA collection technique before the analytical reports are finalised. Any discrepancies are investigated and rectified before the report is finalised. The laboratory has in place quality assurance and control procedures for the analysis and handling of the samples. The laboratory operates separate lines for the receiving, preparation and analysis of low- grade (e.g., geological) samples and high-grade (e.g. concentrate) samples, with an overall high level of cleanliness maintained to minimise contamination. Furthermore, the laboratory standards are also included in each sample batch and any anomaly identified in the quality control samples is addressed as required. As there are no commercially available independent standards of the J-M Reef mineralisation, the laboratory manufactures its own internal standards which it sends out to external laboratories periodically for check analysis. The laboratory uses these internal standards to monitor analytical accuracy and the analytical data for the standards is also made available to the Geologists at their request. The Qualified Persons are satisfied with the sample preparation, analytical methods, accuracy and precision and the level of cleanliness at the analytical laboratory. With the Columbus Complex fenced off to prevent unauthorised entry by the public and access to the facility restricted to only authorised personnel of the Sibanye-Stillwater US PGM Operations, the Qualified Persons are satisfied with sample security at the laboratory during preparation and analysis. The analytical methods employed are suited to the mineralisation style and grades of the J-M Reef and are widely used in the PGM sector. Accordingly, the analytical data from the laboratory is a suitable input for Mineral Resource grade estimation.

8.4 Analytical Quality Control

8.4.1 Nature and Extent of Quality Control Procedures

Sibanye-Stillwater implements an analytical quality control protocol requiring ongoing monitoring of the laboratory performance by the Geologists at Stillwater and East Boulder Mines. This protocol has been in use since 2006. All sample batches from the mines submitted to the laboratory include matrix matched blank samples (drawn from hangingwall and footwall anorthosite) and repeat (pulp) samples introduced by Geologists to assess laboratory performance on contamination and analytical precision, respectively. The pulp samples are carefully selected to monitor precision across the 2E grade spectrum as follows: 0.00-0.19opt (waste), 0.20-0.49opt (low-grade), 0.50-0.99opt (high-grade) and 1.00opt and above (very high grade). In general, the insertion rates for quality control samples included in sample batches at each of East Boulder Mine and the East and West Sections of Stillwater Mine ensure that at least ten blank samples and ten repeat samples from each of these areas are analysed at the laboratory every month. Currently, there are no certified reference materials (standards) of the J-M Reef prepared by independent suppliers and the geological personnel at Stillwater and East Boulder Mines rely on the analytical results of in-house developed standards (MF-series standards) introduced into geological sample streams by the laboratory personnel to monitor the accuracy of the laboratory analytical procedures.

Analysis of the repeat and blank sample analytical data is an ongoing process and any issues identified are investigated and rectified by the geological and laboratory personnel.

8.4.2 Quality Control Results

Analytical results for the blank and repeat samples and internal standards are analysed graphically on control charts to facilitate the identification of anomalous data points. This assessment also includes the following:

- Review of sample results from the laboratory for abnormal Pt:Pd ratios or abnormally high grades before any analytical results are accepted into the Ore QMS database;
- Comparison between visual sulphide mineral estimates made during the core logging and grades after the analytical results are accepted into the Ore QMS database. Occurrences of sulphide minerals with no associated/expected Pt and Pd values or high Pt and Pd values where there are no significant visible sulphide minerals are noted and investigated; and
- Identification of anomalous repeat and blank sample data and standards data on control charts over time to identify any trends in the data.

If any of these steps show indications of possible problems, the Geologists request for re-analysis of the affected samples or sample batches.

Repeat sample data for Stillwater and East Boulder Mines collected since 2006 was reviewed on an ongoing basis during collection but, for the purposes of this TRS, was reviewed further by the Qualified Persons using control charts, in terms absolute mean error deviation and scatter plots as indicated in Figure 23 and Figure 24 for Stillwater and East Boulder Mines, respectively. An absolute mean error deviation value less than 10% or a squared correlation coefficient (R2) value shows high analytical precision. In general, 88% and 94% of the repeat data for Stillwater and East Boulder Mines, respectively,

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indicates high precision (mean percent difference <10%; R2>0.8) of the analytical procedure. However, samples with low grades close to the instrument analytical detection limits (i.e., from the waste zones) are often associated with low precision and these constitute 6% and 12% of the repeat sample datasets for East Boulder and Stillwater Mines, respectively. Furthermore, there were isolated incidences of anomalous data, which necessitated re-analysis of the affected samples or rejection of the results if the anomalous data could not be resolved. In most of these cases, the second and third analyses were comparable, which suggests that the problem was related to sample selection and labelling (i.e. sample swapping and mislabelling) by the geological personnel rather than poor precision by the laboratory.

Figure 23: Repeat Data Analysis for Stillwater Mine


Absolute Mean Error Deviation (%)
Average Pt + Pd Grade (opt)
Repeat Sample Pt+Pd (opt)
Original Sample Pt + Pd Grade (opt)
R² = 0.9443
Grade
45 Degree
R2
Linear (Grade)

Figure 24: Repeat Sample Data Analysis for East Boulder Mine


Absolute Mean Error Deviation (%)
Average Pt + Pd Grade (opt)
Repeat Sample Pt+Pd (opt)
Original Sample Pt + Pd Grade (opt)
R² = 0.864
Grade
45 Degree
R2
Linear (Grade)

The blank material utilised at Stillwater and East Boulder Mines has no certified value. As a result, the blank sample data is analysed visually on plots to identify anomalous values that may suggest overwhelming contamination or sample swapping. The blank sample data for Stillwater and East

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Boulder Mines collected since 2006 was also reviewed further by the Qualified Persons for the purposes of this TRS (Figure 25). In general, the blank sample values for both mines are similar, with most of the blank samples having values that are lower than the grade threshold of 0.2opt utilised for reef and waste material discrimination, which discounts the presence of overwhelming cross sample contamination. Isolated incidences of elevated PGM values returned on some blank samples may be attributed to localised elevated abundances of PGMs in the hangingwall and footwall anorthosites used as blank material and may not necessarily reflect contamination at the laboratory during sample preparation. While there is no evidence of overwhelming sample contamination, the Qualified Persons recommend the inclusion of certified blank material with insignificant levels of Pd and Pt to definitively assess the extent of any contamination at the laboratory.

Figure 25: Blank Sample Data Analysis for Stillwater and East Boulder Mines


Stillwater Mine
Pd + Pd Grade (opt)
Sample Numbers
Blank Sample Grade
Threshold - Blank Sample
Threshold - Low Grade Ore
East Boulder Mine
Pd + Pd Grade (opt)
Sample Numbers
Blank Sample Grade
Threshold - Blank Sample
Threshold - Low Grade Ore

The Qualified Persons procured the internal standards analytical data from the laboratory to assess the level of accuracy to which the geology samples have been analysed. The laboratory provided data for standards material MF-14 to MF-24 as well as the applicable expected (mean) values, Lower Control Limits (LCLs) and Upper Control Limits (UCLs) presented in Table 10. The data was analysed using control charts in Figure 26 to Figure 34, all of which show acceptable accuracy and precision levels for the standards analytical data. Accordingly, the analytical data for the sample batches analysed together with these internal standards is deemed acceptable for inclusion in the database for Mineral Resource estimation.

Table 10: Details of the In-house Standards

Name of Standard	Description	Pd (ppm)	Pt (ppm)
MF-14	Expected	16.87	4.82
	LCL	15.99	4.37
	UCL	17.96	5.2
MF-15	Expected	7.65	1.61
	LCL	7.32	1.48
	UCL	7.97	1.74
MF-16	Expected	7.52	1.58

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	LCL	7.25	1.46
	UCL	7.8	1.71
MF-18	Expected	4.23	0.93
	LCL	4.06	0.85
	UCL	4.58	1.07
MF-20	Expected	14.97	3.72
	LCL	13.85	2.81
	UCL	16.07	4.63
MF-21	Expected	9.41	1.95
	LCL	8.87	1.73
	UCL	9.95	2.16
MF-22	Expected	1.41	8.06
	LCL	1.25	7.59
	UCL	1.58	8.52
MF-23	Expected	1.16	6.85
	LCL	0.90	6.12
	UCL	1.42	7.58
MF-24	Expected	13.59	2.43
	LCL	12.98	2.10
	UCL	14.19	2.76

Figure 26: Laboratory Standard MF-14 Data Analysis



Pd (ppm)
20.00
19.00
18.00
17.00
16.00
15.00
14.00
13.00
12.00
0
400
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6.00
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Pt LCL
Pt UCL

Figure 27: Laboratory Standard MF-15 Data Analysis


Pd (ppm)
8.50
8.00
7.50
7.00
6.50
6.00
5.50
0 500 1000 1500 2000 2500 3000 3500 4000 4500 5000 5500
Sample Numbers
Pd Value
Pd LCL
Pd UCL
Pt (ppm)
2.40
2.00
1.60
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0.80
0.40
0 500 1000 1500 2000 2500 3000 3500 4000 4500 5000 5500
Sample Numbers
Pt Value
Pt LCL
Pt UCL

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Figure 28: Laboratory Standard MF-16 Data Analysis


Pd (ppm)
Sample Numbers
Pd Value
Pd LCL
Pd UCL
Pt (ppm)
Sample Numbers
Pt Value
Pt LCL
Pt UCL

Figure 29: Laboratory Standard MF-18 Data Analysis


Pd (ppm)
Sample Numbers
Pd Value
Pd LCL
Pd UCL
Pt (ppm)
Sample Numbers
Pt Value
Pt LCL
Pt UCL

Figure 30: Laboratory Standard MF-20 Data Analysis


Pd (ppm)
Sample Numbers
Pd Value
Pd LCL
Pd UCL
Pt (ppm)
Sample Numbers
Pt Value
Pt LCL
Pt UCL

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Figure 31: Laboratory Standard MF-21 Data Analysis


Pd (ppm)
Sample Numbers
Pt Value
Pd LCL
Pd UCL
Pt (ppm)
Sample Numbers
Pt Value
Pt LCL
Pt UCL

Figure 32: Laboratory Standard MF-22 Data Analysis


Pd (ppm)
Sample Numbers
Pd Value
Pd LCL
Pd UCL
Pt (ppm)
Sample Numbers
Pt Value
Pt LCL
Pt UCL

Figure 33: Laboratory Standard MF-23 Data Analysis


Pd (ppm)
Sample Numbers
Pd Value
Pd LCL
Pd UCL
Pt (ppm)
Sample Numbers
Pt Value
Pt LCL
Pt UCL

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Figure 34: Laboratory Standard MF-24 Data Analysis


Pd (ppm)
Sample Numbers
Pd Value
Pd LCL
Pd UCL
Pt (ppm)
Sample Numbers
Pt Value
Pt LCL
Pt UCL

Based on the foregoing, the Qualified Persons conclude that the laboratory's analytical data shows overall acceptable precision and accuracy, and no evidence of overwhelming contamination that would affect the integrity of the data. As a result, the analytical data from the inhouse laboratory is of acceptable integrity and can be relied upon for Mineral Resource estimation.

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9 DATA VERIFICATION

9.1 Data Storage and Database Management

All the drillhole data (i.e., collar and downhole survey, lithological, geotechnical, structural, analytical, and mineralisation data) for Stillwater and East Boulder Mines is stored in the Ore QMS database, which is an in-house built database designed to standardise information gathering during drilling. The data is imported electronically from the Core Logger system into the database. Library tables, key fields and codes are the validation tools available in the Ore QMS database utilised for ensuring correct entries. The Ore QMS database is stored on the central IT server where it is backed up and has rigorous controls (e.g., password protection and access restrictions) to ensure security and integrity of the data. The drillhole data stored in the Ore QMS database is exported to Maptek Vulcan™ (Vulcan) modelling software environment, which provides additional backup. The Qualified Persons are satisfied with data storage and validation as well as the database management practices, which are all aligned to industry practice. There are sufficient provisions to ensure the security and integrity of the data stored in the Ore QMS database.

9.2 Database Verification

Internally generated surface exploration and underground definition drillhole data is the primary data utilised for geological modelling and Mineral Resource estimation at Stillwater and East Boulder Mines. The Qualified Persons did not perform independent verifications of the data collected. Independent verification would entail inter alia resampling and re-analysis of all or portions of historical samples to confirm the drillhole data in the database spanning decades, which is impractical. As such, the Qualified Persons have reviewed the rigorous validations performed during ongoing data collection and processing and were satisfied with the results and conclusions of the validations and the quality of the historical data stored in the database. The data collection and validation procedures employed at the mines have been in use for decades. Surface topography survey data used was sourced from the USGS in 2019 as discussed in Section 7.6 and this was validated by comparing it with the historical survey data. The high-resolution topographic survey data was found to have better accuracy than historical survey data used for pre-2019 Mineral Resource estimations.

The validation of drillhole data is a continuous process completed at various stages during data collection, before and after import into the Ore QMS database and during geological modelling and Mineral Resource estimation. As the Qualified Persons are fulltime employees of Sibanye-Stillwater, they either performed or supervised the validation of the drillhole data collected at the mines in recent years after which they approved and signed-off the validated data for Mineral Resource estimation. Historical data was validated by previous Qualified Persons during collection and these validations have been confirmed by the current Qualified Persons.

The Mineral Resource estimates for both mines are based on the validated drillhole data collected by Sibanye-Stillwater and its predecessors, which is stored in the Ore QMS database. The current drillhole databases for Stillwater and East Boulder Mines contain data relating 51 499 and 11 744 drillholes, respectively. The databases contain 286 591 assays (laboratory analytical results) for Stillwater Mine and 85 678 assays for East Boulder Mine. Of these, 112 092 and 33 662 assays were identified as relating to

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83 “ore zone” (i.e. Mineral Resource evaluation cut) samples for Stillwater and East Boulder Mines, respectively. After data validation, ore zone composite data pertaining to 50 323 and 10 516 drillholes was used for the 2024 Mineral Resource estimation at Stillwater and East Boulder Mines, respectively. The primary elements of the drillhole data are the following: • Survey data: drillhole collar co-ordinates, azimuth, dip and down hole surveys; • Lithological data: descriptions of rock type, mineralisation, alteration and geological structures; and • Analytical data: chemical analyses for Pd and Pt for each sample of the J-M Reef analysed at the laboratory. In general, the lithological data is acquired through the routine geological logging of drillcores recovered from surface and underground diamond core drilling. The Geologists who log the drillcores are well-trained and familiar with the J-M Reef, footwall and hangingwall stratigraphy and rock types. In addition, they are supervised by appropriately experienced Geologists who review and approve their log sheets. The core logging is performed according to a standard procedure which standardises data gathering and the type of detail required for each drillhole log, with any deviations or anomalous entries flagged by the inbuilt validations tools available in the Ore QMS database system. During core logging, the Geologists also consider existing drillhole information and any deviation from the expected rock types and stratigraphic sequence are investigated further by the Senior Geologists supervising the logging. Analytical data is received electronically from the laboratory and imported electronically into the database, where it is integrated with the relevant lithological and survey data. Prior to finalisation of the import, the analytical data is assessed, accepted for use and stored in the database according to the analytical quality control protocols discussed in Section 8.4. Geologists validate the survey data by comparing it against planned coordinates and through visual checks in the Vulcan software environment. The imports into the Ore QMS database and validations are performed by experienced geological personnel. In the Ore QMS database, the data is validated for missing and incorrect entries through spot checks completed on strip logs (logs of the integrated collar survey, lithological and assay data) and using the inbuilt validation tools. The drillhole database is also periodically checked using a Vulcan program script that automatically checks for missing, overlapping or inverted analytical intervals during data import. Additional validations include comparisons of survey database entries against surveyed 3D models of the footwall lateral drifts to validate that drillhole collar coordinates, azimuth and inclination. Downhole metal profiles for each drillhole are compared against expected profiles for each geological domain and any discrepancies are investigated further and addressed. The Qualified Persons acknowledge the rigorous validation of the extensive drillhole database utilised for Mineral Resource estimation at Stillwater and East Boulder Mines. The data was validated continuously at critical points during collection, in the Ore QMS database and during geological modelling and Mineral Resource estimation. The Qualified Persons either participated in or supervised some of the validations which were performed by suitably trained personnel. The Qualified Persons also 84 approved the use of the validated drillhole data which was signed-off for Mineral Resource estimation. The Qualified Persons confirm that the data validations are consistent with industry practice while the quantity and type of data collected are appropriate for the nature and style of the PGM mineralisation in the J-M Reef. 85 MINERAL PROCESSING AND METALLURGICAL TESTING Metallurgical Testwork and Amenability There has not been any recent relevant metallurgical testwork completed for the Stillwater and East Boulder concentrator plants, smelter and base metal refinery at the Columbus Metallurgical Complex. The Qualified Persons are of the view that the testwork has not been warranted as the Stillwater and East Boulder concentrator plants and the Columbus Metallurgical Complex facilities have all been operational for several decades and have been upgraded and modified over the years to take account of new technology and increased capacity. Section 14 discusses mineral processing in detail and presents process flow diagrams for the various installed plants. These process flow diagrams are based on industry aligned PGM process flows and technology. Detailed flow sheets, mass balances and metallurgical accounting schedules are available for all the operations. The metallurgical and mineralogical characteristics of the ore from the J-M Reef are well-understood and metallurgical recoveries of the ore processing and mineral beneficiation operations are based on detailed historical production data accumulated over many years. As the Stillwater and East Boulder Concentrators and the Columbus Metallurgical Complex facilities have all been operating sustainably, metallurgical amenability predictions for Stillwater and East Boulder Mine ores and associated forecast budget tonnage throughput rates and metallurgical recoveries are based on historical experience and are supported by operational data reviewed (Section 14.1). Ore from the Stillwater East (Blitz) Section has been processed at the Stillwater Concentrator since 2017. Experience from the processing of this ore indicates that the J-M Reef in this section is metallurgically similar to that in the Stillwater West Section and that the ore has not behaved any differently during processing at the Stillwater Concentrator. Deleterious Elements The Qualified Persons are not aware of any reports of deleterious elements in the concentrate produced from the processing of J-M Reef ore at the Stillwater and East Boulder Concentrators. The ores produced from the mines have been successfully processed for several decades and the Qualified Persons consider it reasonable to expect that there will not be any deleterious elements in the unmined parts of the J-M Reef. Neither bulk nor pilot scale testing has been necessary as the processing facilities have all been operational for several decades. 86 MINERAL RESOURCE ESTIMATES Background An extensive drillhole database relating to 51 499 and 11 744 drillholes at Stillwater and East Boulder Mines, respectively, was utilised for 3D geological modelling of the J-M Reef and the Mineral Resource estimation. The 3D geological modelling of the J-M Reef and Mineral Resource estimation, which were performed internally by Sibanye-Stillwater personnel, are based on common estimation process flow and methodology that suit the architecture, mineralisation style and variability of the J-M Reef at the mines. The process flow is well-established and provides for mandatory checks and validations by the Qualified Persons at critical points in the Mineral Resource evaluation process. The Qualified Persons participated in the 3D geological modelling of the J-M Reef and the Mineral Resource estimation for Stillwater and East Boulder Mines and approved the key inputs and outputs at each stage gate as well as the final 3D geological models and estimates reported. The point of reference for the Mineral Resource estimates for Stillwater and East Boulder Mines is an in situ tonnage and grade estimate of the J-M Reef material for which there are reasonable prospects for eventual economic extraction. Furthermore, estimates are completed for the combined Pd and Pt grades (2E) and reef thickness, but co-products or by-products which occur at low abundances were not estimated. There have been no deleterious elements identified in the J-M Reef since the start of the mining and ore processing operations at Stillwater and East Boulder Mines. Accordingly, no deleterious elements were estimated. A consistent estimation and evaluation approach was employed for Mineral Resources eventually classified as either Measured, Indicated or Inferred at both the Stillwater and East Boulder Mines. The approach is aligned to the conventional estimation and evaluation methods employed for other tabular PGM reefs which are characterised by long-range thickness and grade continuity. The estimation and evaluation procedure and estimation parameters have been subjected to continuous improvement for alignment with industry best practice and / or on account of new geological insights resulting from the review of the additional drillhole data from routine underground definition drilling and production reconciliation against plan. The Qualified Persons have assumed that the J-M Reef in the unmined areas will show the long-range thickness and grade continuity and overall reef characteristics observed in the mined-out areas. Therefore, long-range thickness and grade continuity has been assumed from drillhole intersections of the J-M Reef, with grade interpolation between sample points based on the ordinary kriging method in areas with definition drillhole data and those adjacent surroundings eventually classified as Measured and the simple kriging interpolation method used in the remainder of the Mineral Resource footprints for both mines. As per the evaluation approach for PGM reefs, the key parameters (variables) estimated/evaluated are 2E grade, length accumulation of 2E grade (i.e. product of reef width and 2E grades), volume and density. Details of the evaluation process flow and the estimates reported are discussed in Sections 11.2 to 11.6 of this TRS.

87 The Mineral Resources in this TRS are reported at a minimum mining width and cut-off grade and exclude the J-M Reef mineralisation within the 50ft crown pillar from surface and in structurally disturbed areas (geological loss). Geological Modelling and Interpretation Zone Picking and Evaluation Cut Determination The Main Zone constitutes the well-mineralised economic part of the J-M Reef that is included in the Mineral Resource evaluation cuts termed the reef channel. However, there are localised occurrences of well-mineralised footwall material included in the evaluation cuts. The Main Zone intersections employed for 3D geological modelling are identified and selected by Geologists through a manual process called zone picking. The Geologists use the hangingwall as a reference on the basis that between 80% and 90% of the Main Zone intersections occur near the hangingwall. The balance (10% to 20%) is made up of intersections that are disrupted by mafic intrusions, faults or other geological features and such intersections require additional geological scrutiny and diligence when generating evaluation cuts. Furthermore, there are areas of Stillwater and East Boulder Mines where the mineralisation occurs in footwall rocks that are distinct from the Main Zone but is of similar 2E grade. The footwall mineralisation tends to be discontinuous. There is also an area of repeated (duplicated) mineralisation at Stillwater Mine as a result of reverse faulting. A common zone picking methodology is followed at both mines. For each drillhole, validated analytical data is integrated with the relevant lithological and sample data to generate an integrated log sheet (strip log) employed for zone picking. Zone picking entails scanning the integrated log sheet of a drillhole to identify the hangingwall of the J-M Reef package. From the hangingwall contact, the underlying mineralised zone (Main Zone and mineralised portions of the immediate footwall units) is identified and delineated using a composite 2E grade threshold of 0.20opt. For each drillhole J-M Reef intersection, the selected portions are assigned a unique identifier geology code indicating that these can be included in the evaluation cut dataset. Zone picking also includes the consideration of neighbouring drillholes in a particular drill section and adjacent drill sections to ensure smooth extension of the zone picks between drillholes and drill sections as well as geological consistency in the interpretation. For poorly mineralised reef intersections with 2E grades below 0.20opt, a single sub-ore grade value is flagged at the hangingwall contact. If no analytical data was collected because of the total lack of any sulphide minerals in the drillcore, a 0.5ft blank interval (at East Boulder Mine) or 1ft blank interval (at Stillwater Mine) is input and flagged at the hangingwall contact of the J-M Reef. Such intersections are assigned a 2E grade equivalent to the instrument LDL during modelling. Zone picking on these intersections requires diligence and experience by the Geologists as there are between 10% and 20% of intersections located in the footwall (localised footwall mineralisation), duplicated or disturbed by geological structures (e.g., mafic intrusions and faults) that need to be identified. These mineralised footwall zones and repeated Main Zones are flagged with unique zone identification numbers, which permit separate assessment and modelling of these zones. The goal is to have a flagged zone wherever a drill hole intersected the J-M Reef. 88 The Qualified Persons are satisfied with the zone picking method used to discriminate between mineralised and waste zones as this is appropriate for the nature and style of the J-M Reef and ensures consistency in the delineation of reef composites used for geological modelling and estimation. The Qualified Persons noted that the 0.20opt 2E grade threshold employed for the zone picking (reef channel delineation) is conservative as this is significantly higher than the shipping strategy cut-off 2E grade of 0.05opt discussed in Section 11.3.3. However, Mineral Resources are reported at the minimum mining width (thickness) which can be wider than the reef channel, which justifies the use of a higher- grade threshold for zone picking. Data Processing and Analysis 11.2.2.1 Compositing Industry practice was followed for evaluation cut (reef channel) data processing and analysis. Subsequent to zone picking and coding, the resulting evaluation cut data for each drillhole comprising collar and downhole survey, stratigraphic, lithological and analytical data for each drillhole was imported into Vulcan and integrated and positioned into the correct three-dimensional (3D) space through an automated process called de-surveying. The integration of the data allowed for the following validations: • Examination of the sample analytical, collar survey, downhole survey and lithological data to ensure that all drillholes had complete data on the key estimation variables; • Examination of the data to check for spatial errors; • Examination of the analytical data to identify out of range and anomalous data; and • Checking of sample intervals to identify overlaps and unexplained gaps between samples. The validated integrated data was composited in Vulcan by geology code and using the drillhole collar survey, azimuth, inclination and analytical data for each zone pick (evaluation cut). This process resulted in new X, Y, and Z collar co-ordinates, single composite values for Pt, Pd and 2E and thickness (true thickness and apparent thickness) for each drillhole Main Zone intersection. The drillhole composite grades were derived through length weighted averaging of the sample grades in the evaluation cuts. Using this data, a grade-thickness accumulation termed feet ounces per ton (FOZPT), which is a product of true thickness (FCW) and 2E grade, was also determined for the composite data. The composite data was utilised for geological block modelling as well as grade and thickness estimation. 11.2.2.2 Statistical Analysis and Grade Capping Statistical analysis was performed in Datamine Supervisor software (Supervisor). Prior to statistical analysis, the evaluation cut datasets for Stillwater and East Boulder Mines were reviewed to identify any residual zero values in the grades. The zero values were replaced by the LDL value for 2E (0.0001opt or 3.125ppb) and thickness (0.01ft) to prevent the problem of negative weights in the kriging equation caused by zero grades and thickness. Replacement of the zero values with LDL values (correction) also improves estimation accuracy in low grade areas. 89 The length weighted composites of the evaluation cuts were subjected to statistical analysis initially by mine and by domain at each of Stillwater and East Boulder Mines. The domains for Stillwater and East Boulder Mines Mine are shown in Figure 9 and Figure 10. Separate modelling of the Frog Pond East, Frog Pond West and Graham Creek domains is the only notable change in the domaining since the 31 December 2023 estimate. Due to sparsity of data at Boulder East and West, these domains were combined with Frog Pond West and Graham Creek domains while Brass Monkey East and West domains were combined with Frog Pond East for the current evaluation. Therefore, estimation parameters for Frog Pond West and Graham Creek were applied to the Boulder domains and parameters for Frog Pond East were applied to Brass Monkey blocks. Statistical data analysis of the composite data involved the construction of scatter plots of thickness vs. 2E grade to assess any correlation between them and histogram plots of grade (2E) to determine population distribution characteristics. Scatter plots of undiluted horizontal thickness (UHW) vs. 2E grade generated using the composite data (Figure 35 and Figure 36) indicated no correlation between these variables but it was decided to estimate grades indirectly as grade-thickness accumulations in line with practice in the PGM sector. Figure 35: Scatter plot of Composite UHW vs. 2E Grade for Stillwater Mine R² = 0.0021 0 2 4 6 8 10 12 14 16 18 20 0 5 10 15 20 25 30 35 40 45 50 55 60 65 70 75 80 85 90 C om po si te 2 E G ra de (o pt ) Undiluted Horizontal Width (ft) 90 Figure 36: Scatter plot of Composite UHW vs. 2E Grade for East Boulder Mine Histogram analysis of the 2E data (Figure 37 and Figure 38) revealed positively skewed distributions and outliers (anomalous values). Outliers tend to have undue influence on the overall estimates and, to minimise this influence, the outliers were dealt with using value capping during the estimation runs in Vulcan. Figure 37: Histogram Plot of Composite 2E Grades for Stillwater Mine R² = 0.0159 0.0 0.5 1.0 1.5 2.0 2.5 3.0 3.5 4.0 4.5 0 10 20 30 40 50 60 70 C om po si te 2 E G ra de (o pt ) Undiluted Horizontal Width (ft)

Figure 38: Histogram Plot of Composite 2E Grades for East Boulder Mine


Number of samples: 10516
Samples off graph: 4
Average: 0.5868
Minimum: 0.0001
Maximum: 4.027
Variance: 0.144
Geo mean: 0.3806
Q1: 0.3388
Median: 0.5457
Q3: 0.78
Sample Count
2E Grade (opt)

Capping was performed on 2E grade and the key variables evaluated, which are reef channel true width in feet (FCW), undiluted horizontal width in feet (UHW) and the grade-thickness accumulation termed feet ounces per ton (FOZPT). Capping values utilised at Stillwater and East Boulder Mines which are presented in Table 11 were selected at the 97th percentile for all areas of Stillwater and East Boulder Mines to reduce the undue influence of outliers. However, the Qualified Persons acknowledge the impact of these conservative capping values on masking the actual potential of the reef particularly at Stillwater Mine where the outlier grades are real and often associated with ballrooms. Ballrooms are localised areas of the reef containing anomalous quantities of PGMs and have a significant positive impact on the economics of mining the J-M Reef.

Table 11: Capping Grades Employed for the Mineral Resource Evaluation

Mine	Domain	Capping Value			
		UHW (ft)	2E (opt)	FOZPT	FCW (ft)
Stillwater	Blitz	20.53	2.33	24.18	19.96
	Blitz West	13.78	2.21	15.20	13.25
	DOWL	19.46	2.29	13.13	13.06
	DOWU	19.47	1.54	9.89	13.10
	OSEE	14.68	3.46	24.81	14.16
	OSEW	14.49	3.43	22.23	13.17
	OSW	15.26	3.46	24.00	13.57
	UWE	15.13	2.81	15.12	11.58
	BLK2-OSW	15.26	3.46	24.00	13.57
	BLK2-UWE	15.13	2.81	15.12	11.58
East Boulder	Frog Pond East	16.77	1.38	9.89	12.84
	Frog Pond West	17.02	1.48	10.20	13.04
	Graham Creek	18.98	1.19	10.05	14.54
	Brass Monkey E&W	16.77	1.38	9.89	12.84
	Boulder E&W	17.02	1.48	10.20	13.04

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11.2.2.3 Geostatistical Analysis

The composite FOZPT, UHW and FCW data was also subjected to geostatistical analysis in Supervisor to determine an appropriate estimation methodology and the estimation parameters to be used. The geostatistical analysis included the assessment of spatial trends in the composite 2E, FOZPT, UHW and FCW data for Stillwater and East Boulder Mines. It was observed that these variables exhibit anisotropic behaviour (spatial trends) as depicted in Figure 39 for FCW at Stillwater Mine and Figure 40 for FOZ at East Boulder Mine. Accordingly, normalised variograms were modelled for each the three variables per domain at Stillwater and East Boulder Mines and the variography results for FOZPT, FCW, UHW and 2E, which are relevant to the Mineral Resources, are summarised in Table 12 to Table 15.

Figure 39: Spatial Analysis of FCW Continuity for Stillwater Mine


FCW [@25] Across Strike Continuity
Continuity Analysis
FCW [@25] Horizontal Continuity
Continuity Analysis
Variogram Orientation

Figure 40: Spatial Analysis of FOZ Continuity for East Boulder Mine


Continuity Analysis
FOZ Across Strike Continuity
Continuity Analysis

Table 12: Summary of Standardised Variogram Parameters for FOZPT

Mine	Domain	Nugget	Structure 1				Structure 2			
			Sill 1	Range 1 (ft)	Range 2 (ft)	Range 3 (ft)	Sill 2	Range 1 (ft)	Range 2 (ft)	Range 3 (ft)
Stillwater	Blitz	0.38	0.53	210	254	250	0.09	893	642	500
	Blitz West	0.44	0.41	204	143	250	0.15	921	760	500
	OSWU	0.46	0.43	136	160	250	0.11	1102	886	500
	OSWL	0.46	0.43	136	160	250	0.11	1102	886	500
	OSEW	0.46	0.46	177	157	250	0.08	969	762	500
	OSEE	0.44	0.38	146	221	250	0.18	1081	721	500
	UWE	0.46	0.37	142	210	250	0.16	803	555	500
	DOWL	0.43	0.50	146	182	250	0.07	796	646	500
	DOWU	0.43	0.44	106	102	250	0.13	983	667	500
	West Fork E&W	0.43	0.50	180	214	250	0.07	853	745	500
East Boulder	Frog Pond E	0.42	0.45	65	95	250	0.13	850	680	500
	Frog Pond W	0.42	0.46	65	106	250	0.12	695	505	500
	Graham Creek	0.42	0.39	112	130	250	0.19	712	509	500
	Brass Monkey E&W	0.42	0.45	65	95	250	0.13	850	680	500
	Boulder E&W	0.42	0.45	65	95	250	0.13	850	680	500

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Table 13: Summary of Standardised Variogram Parameters for FCW

Mine	Domain	Nugget	Structure 1				Structure 2			
			Sill 1	Range 1 (ft)	Range 2 (ft)	Range 3 (ft)	Sill 2	Range 1 (ft)	Range 2 (ft)	Range 3 (ft)
Stillwater	Blitz	0.38	0.44	180	151	250	0.18	806	589	500
	Blitz West	0.44	0.41	173	143	250	0.15	921	760	500
	OSWU	0.46	0.43	136	160	250	0.11	1102	886	500
	OSWL	0.46	0.43	136	160	250	0.11	1102	886	500
	OSEW	0.46	0.48	146	157	250	0.06	1102	762	500
	OSEE	0.44	0.38	167	252	250	0.18	887	605	500
	UWE	0.46	0.38	126	126	250	0.16	899	667	500
	DOWL	0.43	0.48	152	110	250	0.12	1086	826	500
	DOWU	0.39	0.39	74	104	250	0.18	844	667	500
	West Fork E&W	0.43	0.48	245	374	250	0.09	1112	826	500
East Boulder	Frog Pond E	0.39	0.47	98	95	250	0.14	719	527	500
	Frog Pond W	0.39	0.50	105	83	250	0.11	704	479	500
	Graham Creek	0.39	0.47	98	95	250	0.14	586	460	500
	Brass Monkey E&W	0.39	0.47	98	95	250	0.14	719	527	500
	Boulder E&W	0.39	0.47	98	95	250	0.14	719	527	500

Table 14: Summary of Standardised Variogram Parameters for UHW

Mine	Domain	Nugget	Structure 1				Structure 2			
			Sill 1	Range 1 (ft)	Range 2 (ft)	Range 3 (ft)	Sill 2	Range 1 (ft)	Range 2 (ft)	Range 3 (ft)
Stillwater	Blitz	0.36	0.36	159	142	250	0.26	587	327	500
	Blitz West	0.44	0.41	173	143	250	0.15	921	760	500
	OSWU	0.46	0.43	136	160	250	0.11	1102	886	500
	OSWL	0.46	0.43	136	160	250	0.11	1102	886	500
	OSEW	0.46	0.48	146	157	250	0.06	1102	762	500
	OSEE	0.44	0.38	167	252	250	0.18	887	605	500
	UWE	0.47	0.31	142	142	250	0.22	513	368	500
	DOWL	0.43	0.34	130	84	250	0.23	490	620	500
	DOWU	0.43	0.35	59	94	250	0.22	409	426	500
	West Fork E&W	0.43	0.48	245	374	250	0.09	1112	826	500
East Boulder	Frog Pond E	0.39	0.42	88	94	250	0.19	490	322	500
	Frog Pond W	0.39	0.47	88	94	250	0.14	394	265	500
	Graham Creek	0.39	0.40	88	108	250	0.21	415	304	500
	Brass Monkey E&W	0.39	0.42	88	94	250	0.19	490	322	500
	Boulder E&W	0.39	0.42	88	94	250	0.19	490	322	500

Table 15: Summary of Standardised Variogram Parameters for 2E

Mine	Domain	Nugget	Structure 1				Structure 2			
			Sill 1	Range 1 (ft)	Range 2 (ft)	Range 3 (ft)	Sill 2	Range 1 (ft)	Range 2 (ft)	Range 3 (ft)
Stillwater	Blitz	0.38	0.38	133	200	250	0.17	887	642	500
	Blitz West	0.44	0.41	173	143	250	0.15	921	760	500
	OSWU	0.46	0.43	109	160	250	0.10	893	876	500
	OSWL	0.46	0.43	109	160	250	0.10	893	876	500
	OSEW	0.46	0.48	146	157	250	0.06	1102	762	500
	OSEE	0.44	0.49	133	153	250	0.07	887	605	500

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Mine	Domain	Nugget	Structure 1				Structure 2			
			Sill 1	Range 1 (ft)	Range 2 (ft)	Range 3 (ft)	Sill 2	Range 1 (ft)	Range 2 (ft)	Range 3 (ft)
	UWE	0.46	0.39	102	157	250	0.15	826	823	500
	DOWL	0.43	0.51	140	106	250	0.06	969	683	500
	DOWU	0.43	0.45	92	184	250	0.12	840	806	500
	West Fork E&W	0.43	0.51	140	106	250	0.06	969	683	500
East Boulder	Frog Pond E	0.44	0.49	192	156	250	0.07	1049	719	500
	Frog Pond W	0.44	0.49	192	156	250	0.07	1049	719	500
	Graham Creek	0.44	0.49	192	156	250	0.07	1049	719	500
	Brass Monkey E&W	0.44	0.49	192	156	250	0.07	1049	719	500
	Boulder E&W	0.44	0.49	192	156	250	0.07	1049	719	500

The Qualified Persons are satisfied with the double structured variogram models of FOZPT, FCW, UHW and 2E constructed from the domain composite data as these indicate the achievement of second order stationarity, implying that grade estimation through simple or ordinary kriging interpolation is appropriate. The modelled variograms also indicate moderate nugget to sill ratios which are supported by the available closely spaced data and are typical of reef-type PGM deposits. Similarly, the variogram ranges indicated in Table 12 to Table 15 are consistent with reef continuity observed in the mined-out areas while being typical of reef-type PGM deposits.

11.2.3 Structural Modelling and Geological Loss Determination

The evaluation cuts delineated through zone picking provide an outline of the potentially economic portions of the J-M Reef that can be modelled for reporting as Mineral Resources. Structural interpretation precedes 3D geological modelling of the economic part of the J-M Reef. Most of the major structures delineated at Stillwater and East Boulder Mines were identified from trenching and surface mapping or were interpreted from the available aeromagnetic survey and drillhole data. Ongoing underground mapping and underground definition drilling generate additional closely spaced data used to refine the structural models at both mines.

Structural interpretation by the Geologists and the Qualified Persons at both Stillwater and East Boulder Mines identified several major faults and intrusive dykes that intersect, offset or replace the J-M Reef in places. Geological structures of note are the regional South Prairie and Horseman Faults identified at Stillwater Mine. However, there are numerous other medium-scale faults and dykes which were modelled independently in Vulcan and Leapfrog for incorporation in the final 3D geological model. The South Prairie Fault is subparallel to the JM-Reef, intersecting the reef in places or occurring in the hangingwall of the reef causing duplication of the reef in parts of Stillwater Mine such as the Off Shaft West areas. The Horseman Fault is a reverse fault which also offsets the JM-Reef. These faults and the Basal Fault (a "blind" thrust fault) were modelled at Stillwater Mine.

The drillhole database contains standardised rock codes for dyke and fault intercepts which are used to construct models for each geological structure. For the current evaluation, fault and dyke outlines were digitised in Vulcan using available data and the geological structure outlines (polylines) were imported into the Leapfrog software environment where wireframes were constructed and projected to the limits of the Mineral Resource footprint. Faults were modelled as planes in the 3D space using both drilling data and geological mapping information for the footwall lateral drifts, where possible. Dykes were modelled as 3D solids.

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The dyke and fault models were honoured during 3D modelling of the J-M Reef (Figure 41 to Figure 44). As a result, the 3D geological models of the reef already account for explicit geological losses. Additional geological losses were applied to tonnage estimates to account for possible losses due to unknown geological structures. The unknown geological structures (primarily dykes) were estimated from mine reconciliation data collected in the mined-out areas of Stillwater and East Boulder Mines. Unknown geological losses of 3.0% and 5.6% were applied to the tonnages estimates at Stillwater and East Boulder Mines, respectively. The Qualified Persons acknowledge that small-scale faults do not cause geological losses nor necessitate changes in mine designs as these are mined through by underground mining operations. However, these faults present geotechnical and grade dilution challenges during mining and are, therefore, accounted for during detailed mine planning. As a result, unknown geological losses due to unidentified small-scale faults were not estimated.

11.2.4 Geological Interpretation and Wireframe Modelling

The coded evaluation cut data was imported into Leapfrog for 3D geological block modelling and the data was desurveyed. Geological modelling of the reef channel was based on the "vein system" implicit wireframe modelling tool available in Leapfrog. The 3D geological modelling of the shape of the reef channel was facilitated by the persistent continuity and regularity of the hangingwall contact of the J-M Reef package over most of the geological model footprints at Stillwater and East Boulder Mines. The wireframe models defining the reef channel limits allowed for conventional geological block modelling and grade estimation applicable to reef-type PGM deposits characterised by long range continuity of the orebody and PGM grades (i.e. geological and grade continuity).

Given the high intensity of localised thickness and grade variability of the J-M Reef and the data point density contrast between areas supported by both surface and underground definition drillhole data (eventually classified as Measured) and those supported by surface data only (eventually classified as Indicated or Inferred), it was decided to build separate wireframe models for the two areas by domain. Wireframe models for the areas supported by surface data only were extended into adjacent undrilled areas where the reef is expected to occur and terminated at either a mining block boundary, surface topography wireframe model or a wireframe model for a major geological structure (e.g., the Horseman Fault at Stillwater Mine; Figure 41 and Figure 42). A topographic wireframe surface modelled using high-resolution airborne LIDAR survey data forms the up-dip limit of the reef channel 3D model.

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Figure 41: Illustration of Reef Channel Wireframe Model Terminated at a Fault at Stillwater Mine


Section 10,095 West
Horseman Fault DDH#38317
Horseman Fault DDH#38316
Reef Triangulation
Horseman Fault Triangulation

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Figure 42: Illustration of Reef Channel Wireframe Model Terminated at Dykes at East Boulder Mine


WSW
ENE
Approximate position of topography
7500 Elev
7500 Elev
LEGEND
Dyke/fault zone
Main Zone (J-M Reef)
Drillhole off section
Drillhole on section
Footwal lateral drift
0
400
feet
1000 N
2000 N
49000 E

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Figure 43: J-M Reef Geological and Structural Models for Stillwater Mine


-35000 E
-30000 E
-25000 E
-20000 E
-15000 E
-10000 E
-5000 E
0 E
5000 E
10000 E
15000 E
20000 E
25000 E
30000 E
WEST
EAST
12500 Elev
10000 Elev
7500 Elev
5000 Elev
2500 Elev
0 Elev
-2500 Elev
West Fork West
West Fork East
DOW Upper
OSW Upper
Blitz W
OSEE
Blitz
DOW Lower
UWE
OSW Lower
OSEW
0
10000
feet
Reef Elevation Contour
Dyke
Fault

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Figure 44: J-M Reef Geological and Structural Models for East Boulder Mine


-82500 E
-80000 E
-77500 E
-75000 E
-72500 E
-70000 E
-67500 E
-65000 E
-62500 E
-60000 E
-57500 E
10000 Elev
9000 Elev
8000 Elev
7000 Elev
6000 Elev
5000 Elev
4000 Elev
3000 Elev
WEST
EAST
Graham Creek
Frog Pond West
Frog Pond East
Reef Elevation Contour
Dyke
Fault
0
4000
feet

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11.2.5 Block Modelling

The varying strike, dip and mineralisation facies of the J-M Reef necessitated geological modelling and Mineral Resource estimation according to the domains at Stillwater and East Boulder Mines. Block modelling was carried out in Vulcan. Block models were built within the reef channel wireframe solids generated for each domain in Leapfrog. Block dimensions of 20ft x 20ft x undiluted horizontal width (UHW) respectively in the X, Z and Y directions were used, with sub-blocking to 5ft x 5ft in the X and Z directions for accurate volume modelling in the plane of the J-M Reef (i.e., X-Z plane). The third dimension (Y plane) of each block is the horizontal width of the reef wireframe solid. Data point spacing in the areas supported by surface and underground definition drillhole data ranges from less than 25ft to 100ft whereas the spacing ranges from 100ft to 1 000ft in remainder of the mines' footprints.

Block dimensions used were derived from a Kriging Neighbourhood Analysis (KNA), which indicated that block sizes of ranging from 3ft x 3ft x 3ft to 25ft x 25ft x 3ft in X and Z directions can be used at the current data point spacing for the areas supported by surface and underground definition drillhole data without significantly changing the kriging efficiency and slope of regression of the estimates. Kriging efficiency and slope of regression are key metrics used to assess the quality of estimates.

11.3 Grade and Tonnage Estimation

11.3.1 Grade and Thickness Estimation

FOZPT, UHW, 2E and FCW estimation in Vulcan was achieved through ordinary kriging and simple kriging interpolation of the respective composite data directly into the block models for each domain at both Stillwater and East Boulder Mines (Table 16). Estimates in areas with definition drillhole data and the immediate surrounds which were eventually classified as Measured were interpolated into the block model through ordinary kriging. Estimates in areas supported by moderately spaced to sparse surface drillhole data eventually classified as either Indicated or Inferred were based on simple kriging interpolation into the block model. Estimates derived through simple kriging interpolation are referenced to the domain mean whereas estimates obtained through ordinary kriging interpolation exhibit variability resembling that observed in the closely spaced definition drillhole data.

Kriging interpolation was based on a three-pass search and search parameters summarised in Table 16 which were informed by the KNA and variography results summarised in Table 12 and Table 13. The first two passes applied ordinary kriging with radii for the first search aligned to the variogram ranges whereas the search radii for the second searches were set at 1.8 and 2.0 times the variogram range for the relevant variable and domain at Stillwater and East Boulder Mines, respectively. The third search pass applied simple kriging with radii set at 10 times the second search radii. The minimum number of samples was lowered to three for Stillwater Mine when estimating footwall zones with sparse data. Grades for the footwall zone are not modelled at East Boulder Mine. The three-pass search strategy ensured interpolation of FOZPT, UHW and FCW into all blocks, with estimates at longer search radii completed at lower levels of confidence than for the first search. Accordingly, search distance and number of samples informing an estimate were included in the Mineral Resource classification scheme.

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Due to the simple kriging interpolation technique used in the moderate to sparsely drilled areas, which requires a reference mean to guide the interpolation process, it was necessary to determine domain mean values for FOZPT, 2E, UHW and FCW. Domain global means for Stillwater Mine were calculated for each domain from declustered capped data for the relevant variable and at different panel sizes ranging from 10ft to 600ft with an increment of 10ft in Datamine. This created 6000 interactions and the iteration that provided the lowest mean value was selected as the domain mean for the relevant variable. A similar approach was followed for the calculation of domain global means for East Boulder Mine at different panel sizes ranging from 10ft to 400ft with an increment of 10ft creating 4000 interactions such that the iteration that provided the lowest mean value selected as the domain mean for the relevant variable. The domain global means for FOZPT, 2E, UHW and FCW employed for simple kriging are presented in Table 17.

Table 16: Search Parameters Employed for Grade Estimation

Mine	Search Reference	Number of Samples		Description of Area
		Minimum	Maximum	
Stillwater	First Search	3	20	Close spaced data points
	Second Search	10	20	Moderately spaced data points
	Third Search	10	20	Widely spaced data points
East Boulder	First Search	10	20	Close spaced data points
	Second Search	10	20	Moderately spaced data points
	Third Search	10	20	Widely spaced data points

Table 17: Domain Global Means Calculated from Declustered Data

Mine	Domain	UHW (ft)	FOZPT	FCW (ft)	2E (opt)
Stillwater	Blitz	4.11	2.75	3.97	0.51
	Blitz West	2.34	0.88	1.99	0.27
	DOWL	5.42	2.39	3.67	0.57
	DOWU	5.45	2.14	3.64	0.51
	OSEE	3.04	2.79	2.93	0.64
	OSEW	3.44	2.87	3.15	0.65
	OSW	3.41	2.98	3.04	0.64
	UWE	3.41	1.83	2.66	0.51
	Block-2 (Surface)	1.43	0.36	1.31	0.15
	West Fork E	5.52	2.27	3.54	0.55
	West Fork W	5.52	2.27	3.54	0.55
East Boulder	Boulder West	6.27	3.01	4.87	0.57
	Boulder East	6.27	3.01	4.87	0.57
	Frog Pond West	6.15	2.99	4.71	0.59
	Frog Pond East	5.07	2.21	3.89	0.49
	Graham Creek	6.58	2.79	5.04	0.50
	Brass Monkey West	5.08	2.35	3.94	0.49
	Brass Monkey East	5.08	2.35	3.94	0.49

After ordinary and simple kriging interpolation of FOZPT, 2E, UHW and FCW into the block models, 2E grades for Mineral Resource reporting were calculated by dividing the modelled FOZPT with FCW per block. The 2E grades estimated directly were used to check these indirectly estimated 2E grades. Figure 45 and Figure 46 depict the modelled channel (i.e. undiluted) 2E grades contained the block models for Stillwater and East Boulder Mines.

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Figure 45: Modelled Channel 2E Grades and Classification for Stillwater Mine


-35000 E
-30000 E
-25000 E
-20000 E
-15000 E
-10000 E
-5000 E
0 E
5000 E
10000 E
15000 E
20000 E
25000 E
WEST
EAST
10000 L
5000 L
0 L
West Fork West
West Fork East
DOW Upper
OSW Upper
Blitz W
OSEE
Blitz
DOW Lower
UWE
OSW Lower
OSEW
0
10000
feet
Mineral Resource Class
Measured
Indicated
Inferred
Model Grade 2E (opt)
0.0 <= < 0.1
0.1 <= < 0.2
0.2 <= < 0.4
0.4 <= < 1.0
1.0 <= < 3.0
3.0 <= < 99.0

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Figure 46: Modelled Channel 2E Grades and Classification for East Boulder Mine



-90000 E
-85000 E
-80000 E
-75000 E
-70000 E
-65000 E
-60000 E
-55000 E
-50000 E
-45000 E
-40000 E
WEST
EAST
10000 L
5000 L
Boulder West
Boulder East
Graham Creek
Frog Pond West
Frog Pond East
Brass Monkey West
Brass Monkey East
0
9000
feet
Mineral Resource Class
Measured
Indicated
Inferred
Model Grade 2E (opt)
0.0 <= < 0.1
0.1 <= < 0.2
0.2 <= < 0.4
0.4 <= < 1.0
1.0 <= < 3.0
3.0 <= < 99.0

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11.3.2 Block Model Validation

The Qualified Persons validated the geological block models for the moderately to well drilled domains by comparing 2E mean grades of the capped composite data and the modelled 2E mean grades as shown in Table 18.

Table 18: Comparison of the Estimated and Evaluation Cut Composite Grades

Mine	Domain	Mean 2E Grade (opt)		Model to Composite Difference (%)*
		Composite Data	Estimate – Ordinary and Simple Kriging	
Stillwater	DOWU	0.637	0.614	3.6
	DOWL	0.725	0.690	4.8
	UWE	0.864	0.729	15.6
	OSW	1.131	1.027	9.2
	OSEW	1.058	0.960	9.3
	OSEE	1.136	1.024	9.9
	Blitz West	0.787	0.576	26.8
	Blitz	0.853	0.751	12.0
East Boulder	Frog Pond East	0.505	0.490	3.0
	Frog Pond West	0.619	0.598	3.4
	Graham Creek	0.523	0.504	3.6

* positive value means average grade of input composite data is higher than estimated average grade.

The comparisons revealed that the 2E means of capped composite data are higher than those for the model results for all domains reflecting an overall conservativeness in the estimation approach. This is more apparent in the Blitz, Blitz West, Off Shaft-East-East, Off Shaft-East-West, Off Shaft-West and Upper West-East at Stillwater Mine where the modelled results were 9.2% to 26.8% lower than the composite mean 2E grades. This is due to the grade capping applied to the data which is a conservative measure that limits the undue influence of localised high-grade samples on the overall estimates. The localised high grades are associated with ballrooms. Historical experience from production reconciliation has indicated that more metal contents than estimated were recovered during mining at Stillwater Mine. As a result, the estimation parameters have been adjusted over time to align the estimated and recovered metal contents.

The estimates were also validated through spot checks of composite data and block model grades displayed along drillhole section lines (swath analysis) as depicted in Figure 47 to Figure 52 and on level plans. From the spot checks of the distribution of estimated grades within the block models against uncapped composite data along section lines and on level plans, the Qualified Persons also noted overall alignment between the block estimates and composite grades for Stillwater and East Boulder Mines. However, global means tend to have significant influence in the estimates for sparsely drilled areas categorised as Indicated or Inferred which is an attribute of the simple kriging interpolation method. The impact of grade capping was noticeable in the Off Shaft areas (e.g. Figure 49) where there is a high occurrence of ballrooms and outlier grades and the modelled grades are significantly lower than input composite grades.

Despite the potential understating of 2E grades which is more pronounced at Stillwater Mine (Off Shaft areas), the Qualified Persons are satisfied with the congruency in 2E grades between the base

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composite data and the modelled 2E grades. Accordingly, the block models constitute a credible basis for Mineral Resource reporting.

Figure 47: Stillwater Mine Blitz Mean 2E Grade (opt) by Easting


Mean Grade
Number of Composites
Easting
Composites#
PTPD
Weighted Composites

Figure 48: Stillwater Mine Blitz West Mean 2E Grade (opt) by Easting


Mean Grade
Number of Composites
Easting
9,450 9,550 9,650 9,750 9,850 9,950 10,050 10,150 10,250 10,350 10,450 10,550 10,650 10,750 10,850 10,950 11,050 11,150 11,250 11,350 11,450 11,550 11,650 11,750 11,850
Series4
PTPD
Weighted Composites

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Figure 49: Stillwater OSWU Mean 2E Grade (opt) by Easting


Mean Grade
Number of Composites
Easting
-8,350 -8,050 -7,750 -7,450 -7,150 -6,850 -6,550 -6,250 -5,950 -5,650 -5,350 -5,050 -4,750 -4,450 -4,150 -3,850 -3,550 -3,250 -2,950 -2,650 -2,350 -2,050 -1,750 -1,450 -1,150 -850 -550 -250
Composites#
PTPD
Weighted Composites

Figure 50: East Boulder Mine Frog Pond East Mean 2E Grade (opt) by Easting


Mean Grade
Easting
Composite Count
Block Grade
Composite Grade

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Figure 51: East Boulder Mine Frog Pond West Mean 2E Grade (opt) by Easting


Mean Grade
Number of Composites
Easting
1.2
1
0.8
0.6
0.4
0.2
0
250
200
150
100
50
0
Composite Count
Composite Grade
Block Grade

Figure 52: East Boulder Mine Graham Creek Mean 2E Grade (opt) by Easting


Mean Grade
Number of Composites
Easting
0.8
0.7
0.6
0.5
0.4
0.3
0.2
0.1
0
100
90
80
70
60
50
40
30
20
10
0
Composite Count
Composite Grade
Block Grade

11.3.3 Tonnage Estimation

A tonnage factor of 11.3ft³/ton (equivalent to a density of 0.088ton/ft³) was applied to the block model volumes to derive tonnage estimates for Stillwater and East Boulder Mines. The tonnage factor is an

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average determined from the available RD data (2 472 data points) accumulated since 2017 at both Stillwater and East Boulder Mines. The Qualified Persons recommend continued RD determinations to expand the RD dataset as definition drilling migrates into new areas which would permit the modelling of density and density weighting of the composite data to further improve the accuracy of the tonnage and grade estimates in the unmined areas.

The tonnage estimates for Stillwater and East Boulder Mines for the Indicated and Inferred areas were discounted by the application of geological loss factors of 3.0% and 5.6%, respectively, to account for possible losses due to unknown geological structures. The unknown geological loss factors were determined from reconciliation data in the definition drilled blocks by dividing the total area of faults and dykes by the total definition drilled of the area blocks.

The Qualified Persons determined a tonnage factor per block (Resource Block Factor) to be applied to Indicated and Inferred Mineral Resource tonnage estimates. The practice at Stillwater and East Boulder Mines is to hoist and mill all broken mineralised material above 0.05opt 2E grade when there is sufficient hoisting and mill capacity and economic justification to do so. This approach is internally referred to as the "shipping strategy" and the 0.05opt 2E grade threshold is internally referred to as the shipping strategy cut-off grade. The Resource Block Factor (RBF) is the proportion of reef material above shipping strategy grade cut-off (0.05opt) expressed as a percentage of the total reef tonnage above the 0.001opt grade threshold per definition drilled geological block defined with an RBF Outline. Accordingly, the shipping strategy cut-off grade should not be misconstrued as the Mineral Resource or Mineral Reserve cut-off grade. The RBF outlines were constructed by re-blocking the model into minimum stope sized blocks (250ft wide by 50ft high) and the outlines were drawn around the blocks above the Mineral Resource cut-off grade (0.21opt at East Boulder Mine and 0.28opt at Stillwater Mine). The RBFs determined (Table 19) were applied to the Indicated and Inferred Mineral Resource areas and the immediate Measured Mineral Resource areas with no definition drillhole data to account for the selective mining of portions of the J-M Reef with reasonable prospects for extraction which will be accurately delineated after definition drilling. It was not necessary to apply the Resource Block Factors to Measured Mineral Resource tonnage estimates within the definition drilled area.

The tonnage estimates also exclude the 50ft crown pillar from surface and pillars around mined out stopes while accounting for mining depletion in the historically mined out portions of the mines.

Table 19: Resource Block Factors for Stillwater and East Boulder Mines

Mine	Geological Block	Resource Block Factors
Stillwater	Dow Upper	77.7%
	Dow Lower	73.4%
	Block-1 Upper	70.9%
	Block-1 Lower East	44.6%
	Block-1 Lower West	81.2%
	Block-2	26.9%
	Block-3	42.6%
	Block-6	79.7%
	Block-7	68.4%
	Block-8	66.5%
	Blitz West	43.8%
	Blitz	66.9%
	West Fork East and West	74.7%
East Boulder	Frog Pond East	80.2%
	Frog Pond West	96.4%
	Brass Monkey East and West	80.2%
	Graham Creek	97.4%
	Boulder East and West	96.6%

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11.4 Mineral Resource Classification

Mineral Resources were classified as Inferred, Indicated or Measured depending on increasing levels of geoscientific knowledge and confidence. The main sources of uncertainty are structural disturbance, reef variability, sampling, laboratory analysis, data processing and estimation error.

Drillhole data quality is similar across all Mineral Resource classes (Inferred, Indicated and Measured) as common sampling, laboratory analytical methodologies and data processing have been used at both mines. Furthermore, the entire database for each mine was subjected to common rigorous validations, which enabled the identification of spurious data and its remediation or exclusion from the evaluation dataset. Therefore, data quality was not a contributing factor in the classification of the Mineral Resources. However, the localised thickness and grade variability of the J-M Reef is a major source of uncertainty in the estimates. Considering the long-range continuity and the high localised thickness and grade variability of the J-M Reef, diamond core drillhole spacing and proximity to areas that have been or are being mined (i.e. where reef characteristics have been confirmed from underground exposures and ore processing) were the main variables influencing the Qualified Persons' assessment of the level of geoscientific knowledge and confidence in the J-M Reef mined at Stillwater and East Boulder Mines. Furthermore, the Qualified Persons also considered the quality of estimates, which is highest for the estimates obtained by the first search and lowest for the estimates obtained by the third search, and confidence in the structural model.

In general, the classification criteria ensured that surface diamond drillhole data is only sufficient for the assessment and classification of Mineral Resources as either Indicated or Inferred (depending on drillhole spacing) and that no Measured Mineral Resources were classified based on surface drillhole data only. Therefore, the availability of definition drillhole data and proximity to areas that have been or are being mined were key factors in the classification of Measured Mineral Resources. Such areas also have underground geological and structural mapping information.

There are uncertainties in the thickness and grades due to the high localised reef variability and, as a result, grade and tonnage estimates for all Indicated and Inferred Mineral Resource areas were influenced by the domain global means which were key inputs to the simple kriging interpolation method used. The Qualified Persons support the use of domain means as these reduce the uncertainty in the tonnage and grade estimates caused by the high localised variability of the J-M Reef for these Mineral Resource categories (Inferred and Indicated).

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There are also uncertainties in the structural interpretation in areas that do not have closely spaced definition drillhole data, which are classified as either Indicated or Inferred depending on data spacing which affects the confidence in the structural model. Small-scale geological structures in such areas will become known after definition drilling and, as such, an unknown geological loss is applied to tonnage estimates in areas with no definition drillhole data, which are classified as Indicated or Inferred. An RBF is also applied to these areas to account for the selective mining of portions of the J-M Reef with reasonable prospects for extraction which will be accurately delineated after definition drilling.

In summary, the Qualified Persons employed the following criteria for the Mineral Resource classification:

- Measured: The 50ft drill station spacing (i.e., <25ft to 100ft drillhole data point spacing) represents the optimal drillhole spacing that provides sufficient data for the achievement of the highest level of geoscientific knowledge and confidence in the geological and grade continuity of the J-M Reef. Accordingly, the Mineral Resources delineated through underground definition drilling and quantified at a high level of confidence through geological block modelling were classified as Measured. As a result of the availability of closely spaced data, estimates in these areas were obtained from the first search. Furthermore, these areas are situated close to mined-out areas or areas that are currently being mined where capital infrastructure has already been or is currently being established. Reef characteristics in Measured areas are well-known from drilling, mining and ore processing. In addition, the level of geoscientific knowledge and confidence in the J-M Reef and the structural interpretation in such areas permits detailed mine planning and stope economic evaluation. In general, the Measured Mineral Resource boundary extends approximately 300ft beyond the last definition drillholes unless there are geologic constraints that limit reef continuity. Errors due to uncertainties in grade, thickness and tonnages do not materially affect the economic viability of extracting the material classified as Measured.
- Indicated and Inferred: Typical drillhole spacing in the Indicated or Inferred areas ranges from 100ft to 1 000ft. Estimates in areas classified as Indicated were informed by the second search whereas those for Inferred areas were obtained from the third search. Grade estimates in the Indicated and Inferred areas tend towards the domain average grades due to the simple kriging interpolation method used. The drillhole spacing in Indicated areas is sufficient to assume geological and grade continuity between drillholes. In general, the Indicated Mineral Resource boundary extends approximately 1 000ft beyond the definition drilled area unless there are geologic constraints that limit reef continuity. The level of geoscientific knowledge and confidence in the areas classified as Indicated permits the scheduling of the Mineral Resources in a mine plan and the planning of capital infrastructure and high-level stope outlines, and assessment of the economic viability of the mining of the scheduled material. The Inferred Mineral Resource areas are located outside of the Indicated Mineral Resource areas. The JM-Reef characteristics for the Inferred Mineral Resource areas can be projected up to ten times the variogram ranges unless there are geologic constraints that otherwise limit continuity of the reef. The uncertainties in grades and thickness of the J-M Reef and domain boundaries as well as the long distances from established mining infrastructure prevent accurate planning of capital infrastructure and stope outlines in the areas classified as Inferred.

The Qualified Persons diligently applied these criteria for the classification of Mineral Resources for the Stillwater and East Boulder Mines. The Mineral Resource classification outcomes for Stillwater and East Boulder Mines are depicted in Figure 45 and Figure 46, respectively. The Qualified Persons support and approve the disclosure of the Inferred, Indicated and Measured Mineral Resources for Stillwater and East Boulder Mines.

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111 Cut-off Grades, Technical Factors and Reasonable Prospects for Economic Extraction Prospects for Eventual Economic Extraction Assessment The Qualified Persons considered the prospects for economic extraction of the J-M Reef within the footprints of the Stillwater and East Boulder Mines prior to the declaration of the Mineral Resources. This assessment benefited from the fact that a significant proportion of the Mineral Resources has been included in the LoM production schedules for the Stillwater and East Boulder Mines, which were derived from detailed scheduling and subjected to economic tests using reasonable economic parameters and forecasts. The Mineral Resources are reported at a minimum mining width which is applicable to the mechanised ramp and fill methods widely used at Stillwater and East Boulder Mines and at a cut- off grade (Section 11.5.2). The Qualified Persons have confirmed that all the Mineral Resources have been delineated within the Stillwater and East Boulder Mines footprints over which Sibanye-Stillwater is legally permitted to mine the J-M Reef. The location, quantity, grade, continuity and other geological characteristics and geotechnical parameters of the J-M Reef in these areas are well-understood from extensive diamond drilling and laboratory analysis of the mineralised intersections, geological modelling, mining and ore processing. The Qualified Persons considered it reasonable to assume that the Mineral Resources located outside of the current LoM plan footprints will be mined and processed in the future using similar underground mining methods and conventional flotation ore processing technology to those employed at the current operations. In addition, some of the major mining infrastructure already established at the two mining complexes (e.g., access and hoisting shafts, underground services infrastructure, powerlines, bulk water pipelines and mine access roads) will be used for future mining operations as the LoM capital budgets continue to provide for maintenance of this infrastructure. Sibanye-Stillwater has continued to fulfil the regulatory requirements that have enabled it to retain the mineral title for PGMs as well as the environmental and social permits required for the mining and ore processing operations at Stillwater and East Boulder Mines and mineral beneficiation operations at the Columbus Metallurgical Complex. As a result, the Qualified Persons consider it likely that Sibanye- Stillwater will be able to obtain regulatory approvals and permits to retain its mineral title and to continue mining the mineralisation included in the Mineral Resource estimates. Owing to consideration of prospects for economic extraction, the J-M Reef mineralisation within a 50ft crown pillar from surface which cannot be mined was excluded from the Mineral Resource estimates for Stillwater and East Boulder Mines. Sibanye-Stillwater has a marketing strategy in a place for its products which is based on historical experience, long term supply agreements and market research on commodity demand, supply and prices which are utilised for business planning. Mining parameters, production schedules, metallurgical 112 parameters, capital and mining and ore processing operating costs employed for assessing prospects for economic extraction (mine planning) are based on historical experience at the current operations and research-based forecasting. The Qualified Persons conclude that there are no apparent material risks that would prevent the economic extraction of the J-M Reef mineralisation included in the Mineral Resource estimates for Stillwater and East Boulder Mines, and the disclosure of the Mineral Resource estimates is appropriate. Cut-off Grades and Minimum Mining Width The Mineral Resources for Stillwater and East Boulder Mines are reported at a minimum width cut-off (minimum mining width) of 7.5ft width which is applicable to the mechanised ramp and fill method widely used at Stillwater and East Boulder Mines (Section 13.2) and 2E grade cut-off of 0.28opt (9.74g/t) and 0.21opt (7.20g/t), respectively. Approximately 80% of stopes at Stillwater and East Boulder Mines are mined through the mechanised ramp and fill method (Section 13.2). For Mineral Resource evaluation, the Qualified Persons determined a minimum mining width of 7.5ft by considering the operating envelopes of a 2-yard load haul dumper (LHD), which is the most representative equipment for the mechanised ramp and fill method, and the steep dips of the J-M Reef. In areas of the J-M Reef where the modelled reef channel thickness is narrower than 7.5ft, an appropriate dilution was added to achieve the required minimum mining width, which had the impact of lowering the 2E grades in these areas. Then, the 2E grade cut-off was applied to block models for Stillwater and East Boulder Mines resulting in the exclusion of certain low-grade parts of the J-M Reef. For the determination of the 2E grade cut-off for Mineral Resource reporting, the Qualified Persons considered the minimum 2E grade required to cover the total cost for the extraction of PGMs (i.e., combined mining, ore processing and refining costs) in a ton of mineralised material of the J-M Reef. This assessment also considered available materials hoisting and plant capacities, metallurgical recoveries, and the reef continuity that enables achievement of the targeted production efficiencies while optimising net present value (NPV) and Mineral Resource recovery. For the grade cut-off calculation, the historical costs for East Boulder Mine were used as these reflect steady state operating costs whereas historical costs for Stillwater Mine are higher as the mine has been ramping up production to achieve steady state production levels in FY2031 as per the current LoM plan. The Qualified Persons have also considered the fact that actual unit costs for East Boulder Mine have been adversely affected by lower production than planned in FY2022 and FY2024 and, as such, do not necessarily reflect true costs at the steady state production level. The Qualified Persons also utilised the forecast long term Pd and Pt metal prices provided by Sibanye- Stillwater, which have been used for corporate planning and are presented in Table 20. In line with industry practice, Sibanye-Stillwater’s forward-looking price assumptions for Mineral Resource reporting are higher than the prices used for Mineral Reserve reporting. This is due to the fact that prices used for Mineral Resource reporting focus on longer timeframes than Mineral Reserves and are intended to better capture the long-term while still reflecting reasonable prospects for economic extraction. These 113 prices are expected to stay stable in the medium to long terms unless if there is a fundamental, perceived long-term shift in the market. In forecasting the prices, Sibanye-Stillwater also considered its view of the market for PGMs. The Qualified Persons reviewed the economic parameters provided by Sibanye-Stillwater and found them to be reasonable for Mineral Resource and Mineral Reserve estimation and reporting. Table 20: Parameters Employed for Cut-off Grade Calculation and Mineral Resource and Mineral Reserve Declaration Item Units East Boulder Stillwater Pt Pd Pt Pd Mineral Resource Declaration Price US$/oz 1 350 1 350 1 350 1 350 Mineral Reserve Declaration Price US$/oz 1 250 1 150 1 250 1 150 J-M Reef Pd:Pt Ratio 1.00 3.65 1.00 3.46 Total Recovery % 93.2 90.3 94.0 91.6 Total Operating Cost $/ton milled 373.37 553.23 Total Processing, Smelting and Refining Cost $/ton milled 67.43 102.45 J-M Reef 2E Grade Cut-off (Mineral Resources) opt 0.21 0.28 J-M Reef 2E Grade Cut-off (Mineral Reserves) opt 0.26 0.32 Using the parameters in Table 20 provided by Sibanye-Stillwater, the Qualified Persons initially determined the minimum 2E grades required to pay for the extraction and processing of a ton of high- grade ore at East Boulder Mines of 0.21opt. This scenario excludes the low-grade (0.05-0.21opt) material which is inevitably mined to access the high-grade material. The Qualified Persons used this grade cut- off to define Mineral Resource outlines based on a high-grade mining approach. However, the Qualified Persons also considered the fact that the cost of mining the intervening low-grade material is already accounted for in the mining cost for high-grade material and that there is sufficient hoisting and milling capacity for the processing of the mined low-grade material without displacing any high-grade material. Historically, this low-grade material has been mined and milled profitably together with the high-grade material. Using the incremental cost of hoisting and processing the low-grade material, the Qualified Persons determined an indicative 2E minimum grade of approximately 0.05opt (Table 20), which is the shipping strategy cut-off grade discussed in Section 11.3.3. Although all the broken material grading at least 0.05opt is processed at East Boulder Mine, the Qualified Persons considered a 2E cut- off grade of 0.21opt to be appropriate for Mineral Resource reporting on the basis of the high-grade mining approach adopted by Sibanye-Stillwater under the current environment of prolonged low PGM prices. The Qualified Persons have also determined the Mineral Reserve cut-off grade of 0.26opt, which is applicable to the mining and milling of high-grade mineralisation at East Boulder Mine. The difference between Mineral Resource and Mineral Reserve cut-off grades is due to the differences in the metal prices used which are shown in Table 20. Applying the same grade cut-off calculation logic to Stillwater Mine using the parameters in Table 20, the Qualified Persons calculated a minimum 2E grade of 0.28opt for the mining and processing of high- grade ore. The higher cut-off grade reflects the higher operating costs associated with the current production ramp-up than those for East Boulder Mine. Due to previous plant capacity constraints, Stillwater Mine milled material above 0.20opt and the mined low-grade material was not hoisted to surface, which justified the use of high cut-off grades for Mineral Resource and Mineral Reserve reporting. Despite the commissioning of additional mill capacity at Stillwater Mine in FY2024 which has 114 removed the historical mill capacity constraints and allowed for the hoisting and milling of broken low- grade material (0.05-0.28opt), the Qualified Persons employed a 2E cut-off grade of 0.28opt for Mineral Resource reporting and 0.32opt for Mineral Reserve reporting at Stillwater Mine. The Qualified Persons note the different Mineral Resource and Mineral Reserve reporting cut-off grades for Stillwater and East Boulder Mines which are driven by differences in operating costs and not fundamental differences in J-M Reef attributes. The Qualified Persons recommend ongoing review of the cut-off grades as operating costs at both mines stabilise with the view to more appropriately and fully reflect the Mineral Resource potential of the J-M Reef than the higher cut-off grades currently used which are strongly influenced by the current depressed PGM prices and the high-grade mining approach adopted at the mines. The Qualified Persons also note that the high-grading approach employed for Mineral Resource reporting has resulted in a significant reduction in Mineral Resource tonnage and PGM ounces compared to the 31 December 2023 Mineral Resource estimates, which is discussed in Section 12.3.2. Mineral Resource Estimates The 31 December 2024 Mineral Resource Statements The Mineral Resource estimates for Stillwater and East Boulder Mines as at the end of the fiscal year ended 31 December 2024 are summarised in Table 21 and Table 22. The Mineral Resource estimates in Table 21 are reported inclusive of Mineral Reserves while the estimates in Table 22 are reported exclusive of Mineral Reserves. These estimates are in situ estimates of tonnage and grades (point of reference) reported at a minimum mining width of 7.5ft, which is applicable for the dominant ramp and fill underground mining method at Stillwater and East Boulder Mines. Furthermore, the Mineral Resources for Stillwater and East Boulder Mines are reported at the 2E cut-off off grade of 0.28opt (9.74g/t) and 0.21opt (7.20g/t), respectively. Individual metal grades are based on prill splits (metal ratio) data routinely collected at the concentrators, which are summarised in Table 47. No metal equivalents are reported as these are irrelevant to Stillwater and East Boulder Mines. The Qualified Persons with responsibility for reporting and sign-off of the Mineral Resources for Stillwater and East Boulder Mines are Matt Ladvala and Jennifer Backlin, respectively. Jennifer and Matt are Professional Geologists with more than five years of experience relevant to the estimation and reporting of Mineral Resources and mining of the J-M Reef at Stillwater and East Boulder Mines. Table 21: Mineral Resource Estimates Inclusive of Mineral Reserves at the End of the Fiscal Year Ended 31 December 2024 Based on Pd and Pt Price of $1 350/oz Description Mineral Resources Inclusive of Mineral Reserves Imperial Category Mine Tons (Million) Pd (opt) Pt (opt) 2E (opt) 2E Content (Moz) Measured Stillwater 24.5 0.40 0.11 0.51 12.5 East Boulder 16.6 0.29 0.08 0.37 6.1 Subtotal/Average 41.1 0.35 0.10 0.45 18.6 Indicated Stillwater 20.1 0.39 0.11 0.50 10.1 East Boulder 25.5 0.29 0.08 0.36 9.3 Subtotal/Average 45.7 0.33 0.09 0.43 19.4 Measured + Indicated Stillwater 44.7 0.39 0.11 0.51 22.7

Description		Mineral Resources Inclusive of Mineral Reserves				
Imperial						
Category	Mine	Tons (Million)	Pd (opt)	Pt (opt)	2E (opt)	2E Content (Moz)
	East Boulder	42.1	0.29	0.08	0.36	15.4
	Subtotal/Average	86.8	0.34	0.10	0.44	38.1
Inferred	Stillwater	46.8	0.37	0.11	0.48	22.3
	East Boulder	53.8	0.27	0.08	0.35	18.8
	Subtotal/Average	100.6	0.32	0.09	0.41	41.1
Metric						
Category	Mine	Tonnes (Million)	Pd (g/t)	Pt (g/t)	2E (g/t)	2E Content (Moz)
Measured	Stillwater	22.2	13.62	3.94	17.56	12.5
	East Boulder	15.0	9.87	2.71	12.58	6.1
	Subtotal/Average	37.3	12.11	3.44	15.55	18.6
Indicated	Stillwater	18.3	13.38	3.87	17.25	10.1
	East Boulder	23.2	9.78	2.68	12.46	9.3
	Subtotal/Average	41.5	11.37	3.20	14.57	19.4
Measured + Indicated	Stillwater	40.5	13.51	3.91	17.42	22.7
	East Boulder	38.2	9.82	2.69	12.51	15.4
	Subtotal/Average	78.7	11.72	3.32	15.03	38.1
Inferred	Stillwater	42.5	12.66	3.66	16.32	22.3
	East Boulder	48.8	9.41	2.58	11.99	18.8
	Subtotal/Average	91.2	10.92	3.08	14.00	41.1
2E Cut-off Grade Stillwater Mine – 0.28opt (9.74g/t) 2E Cut-off Grade East Boulder Mine – 0.21opt (7.20g/t) Pd Price – $1 350/oz Pt Price – $1 350/oz 2E Recovery Stillwater Mine – 91.48% 2E Recovery East Boulder Mine – 90.33% Pd:Pt Ratio Stillwater Mine – 3.46:1 Pd:Pt Ratio East Boulder Mine – 3.65:1						

Table 22: Mineral Resource Estimates Exclusive of Mineral Reserves at the End of the Fiscal Year Ended 31 December 2024 Based on Pd and Pt Price of $1 350/oz

Description		Mineral Resources Exclusive of Mineral Reserves				
Imperial						
Category	Mine	Tons (Million)	Pd (opt)	Pt (opt)	2E (opt)	2E Content (Moz)
Measured	Stillwater	11.9	0.33	0.10	0.43	5.1
	East Boulder	6.1	0.29	0.08	0.37	2.3
	Subtotal/Average	18.0	0.32	0.09	0.41	7.4
Indicated	Stillwater	9.9	0.30	0.09	0.38	3.8
	East Boulder	10.8	0.27	0.07	0.34	3.7
	Subtotal/Average	20.7	0.28	0.08	0.36	7.5
Measured + Indicated	Stillwater	21.8	0.32	0.09	0.41	8.9
	East Boulder	16.9	0.28	0.08	0.35	5.9
	Subtotal/Average	38.7	0.30	0.08	0.38	14.8
Inferred	Stillwater	46.8	0.37	0.11	0.48	22.3
	East Boulder	53.8	0.27	0.08	0.35	18.8
	Subtotal/Average	100.6	0.32	0.09	0.41	41.1
Metric						
Category	Mine	Tonnes (Million)	Pd (g/t)	Pt (g/t)	2E (g/t)	2E Content (Moz)
Measured	Stillwater	10.8	11.48	3.32	14.80	5.1
	East Boulder	5.5	9.96	2.73	12.70	2.3
	Subtotal/Average	16.3	10.97	3.12	14.09	7.4
Indicated	Stillwater	8.9	10.14	2.93	13.07	3.8
	East Boulder	9.8	9.19	2.52	11.70	3.7
	Subtotal/Average	18.8	9.64	2.71	12.35	7.5
Measured + Indicated	Stillwater	19.7	10.87	3.14	14.02	8.9
	East Boulder	15.3	9.47	2.59	12.06	5.9

115

Description		Mineral Resources Exclusive of Mineral Reserves				
Imperial						
Category	Mine	Tons (Million)	Pd (opt)	Pt (opt)	2E (opt)	2E Content (Moz)
	Subtotal/Average	35.1	10.26	2.90	13.16	14.8
Inferred	Stillwater	42.5	12.66	3.66	16.32	22.3
	East Boulder	48.8	9.41	2.58	11.99	18.8
	Subtotal/Average	91.2	10.92	3.08	14.00	41.1
2E Cut-off Grade Stillwater Mine – 0.28opt (9.74g/t) 2E Cut-off Grade East Boulder Mine – 0.21opt (7.20g/t) Pd Price – $1 350/oz Pt Price – $1 350/oz 2E Recovery Stillwater Mine – 91.48% 2E Recovery East Boulder Mine – 90.33% Pd:Pt Ratio Stillwater Mine – 3.46:1 Pd:Pt Ratio East Boulder Mine – 3.65:1						

11.6.2 Mineral Resource Reconciliation

Table 23 and Table 24 show year-on-year reconciliation between the 31 December 2024 and the 31 December 2023 Mineral Resource estimates for Stillwater and East Boulder Mines. The 31 December 2023 estimates were disclosed by the Registrant and these were reported at a minimum mining width of 7.5ft and cut-off grades shown in Table 23 and Table 24.

The reconciliation shows year-on-year changes where positive and negative values respectively indicate increases and decreases from the 31 December 2023 figures disclosed by the Registrant. The reconciliation indicates significant year-on-year changes in tonnage and 2E metal content resulting from the high-grade Mineral Resource area and volume definition approach employed for the 31 December 2024. The combination of mining depletion between the two reporting periods (0.8 million tons containing 0.3Moz 2E at Stillwater Mine and 0.6 million tons containing 0.2Moz 2E at East Boulder Mine), changes in composite data treatment and grade estimation methodology and changes in Mineral Resource classification boundaries as a result of additional definition drilling also contributed to the year-on-year changes in tonnage and PGM ounces.

Table 23: 31 December 2023 to 31 December 2024 Mineral Resource Reconciliation (Mineral Resources Inclusive of Mineral Reserves)

Description		Year-on-Year Change in Mineral Resources Inclusive of Mineral Reserves				
Imperial						
Category	Mine	Tons (Million)	Pd (opt)	Pt (opt)	2E (opt)	2E Content (Moz)
Measured	Stillwater	(6.2)	0.01	0.01	0.02	(2.6)
	East Boulder	(1.8)	0.01	0.00	0.01	(0.5)
	Subtotal/Average	(7.9)	0.01	0.00	0.01	(3.1)
Indicated	Stillwater	(5.5)	0.01	0.01	0.02	(2.3)
	East Boulder	(2.9)	0.01	0.00	0.01	(0.7)
	Subtotal/Average	(8.4)	0.01	0.00	0.01	(3.0)
Measured + Indicated	Stillwater	(11.7)	0.01	0.01	0.02	(4.9)
	East Boulder	(4.6)	0.01	0.00	0.01	(1.2)
	Subtotal/Average	(16.4)	0.01	0.00	0.01	(6.1)
Inferred	Stillwater	(17.2)	0.10	0.03	0.13	(0.1)
	East Boulder	(7.8)	0.00	0.00	0.00	(2.5)
	Subtotal/Average	(24.9)	0.05	0.01	0.06	(2.6)
Metric						
Category	Mine	Tonnes (Million)	Pd (g/t)	Pt (g/t)	2E (g/t)	2E Content (Moz)
Measured	Stillwater	(5.6)	0.46	0.19	0.65	(2.6)

116

Description		Year-on-Year Change in Mineral Resources Inclusive of Mineral Reserves				
Imperial						
Category	Mine	Tons (Million)	Pd (opt)	Pt (opt)	2E (opt)	2E Content (Moz)
	East Boulder	(1.6)	0.22	0.03	0.25	(0.5)
	Subtotal/Average	(7.2)	0.26	0.09	0.35	(3.1)
Indicated	Stillwater	(5.0)	0.43	0.18	0.60	(2.3)
	East Boulder	(2.6)	0.38	0.07	0.45	(0.7)
	Subtotal/Average	(7.6)	0.28	0.08	0.36	(3.0)
Measured + Indicated	Stillwater	(10.6)	0.45	0.18	0.63	(4.9)
	East Boulder	(4.2)	0.32	0.05	0.37	(1.2)
	Subtotal/Average	(14.8)	0.27	0.09	0.36	(6.1)
Inferred	Stillwater	(15.6)	3.31	1.00	4.31	(0.1)
	East Boulder	(7.0)	0.12	(0.00)	0.12	(2.5)
	Subtotal/Average	(22.6)	1.61	0.46	2.06	(2.6)

As at 31 December 2023:
2E Cut-off Grade Stillwater Mine – 0.11opt (3.77g/t)
2E Cut-off Grade East Boulder Mine – 0.05opt (1.71g/t)
Pd Price – $1 500/oz
Pt Price – $1 500/oz
2E Recovery Stillwater Mine – 91.48%
2E Recovery East Boulder Mine – 90.33%
Pd:Pt Ratio Stillwater Mine – 3.51:1
Pd:Pt Ratio East Boulder Mine – 3.60:1

Table 24: 31 December 2024 to 31 December 2023 Mineral Resource Reconciliation (Mineral Resources Exclusive of Mineral Reserves)

Description		Year-on-Year Change in Mineral Resources Exclusive of Mineral Reserves				
Imperial						
Category	Mine	Tons (Million)	Pd (opt)	Pt (opt)	2E (opt)	2E Content (Moz)
Measured	Stillwater	(4.2)	0.07	0.02	0.09	(0.4)
	East Boulder	(1.1)	0.04	0.01	0.05	(0.0)
	Subtotal/Average	(5.2)	0.06	0.02	0.07	(0.4)
Indicated	Stillwater	(1.6)	0.09	0.03	0.12	0.8
	East Boulder	1.0	0.05	0.01	0.06	1.0
	Subtotal/Average	(0.6)	0.07	0.02	0.09	1.7
Measured + Indicated	Stillwater	(5.7)	0.08	0.02	0.10	0.4
	East Boulder	(0.1)	0.04	0.01	0.06	0.9
	Subtotal/Average	(5.8)	0.06	0.02	0.08	1.3
Inferred	Stillwater	(17.2)	0.10	0.03	0.13	(0.1)
	East Boulder	(7.8)	0.00	0.00	0.00	(2.5)
	Subtotal/Average	(24.9)	0.05	0.01	0.06	(2.6)
Metric						
Category	Mine	Tonnes (Million)	Pd (g/t)	Pt (g/t)	2E (g/t)	2E Content (Moz)
Measured	Stillwater	(3.8)	2.33	0.71	3.04	(0.4)
	East Boulder	(1.0)	1.35	0.34	1.69	(0.0)
	Subtotal/Average	(4.8)	1.98	0.58	2.56	(0.4)
Indicated	Stillwater	(1.4)	3.16	0.94	4.10	0.8
	East Boulder	0.9	1.72	0.44	2.16	1.0
	Subtotal/Average	(0.5)	2.44	0.69	3.12	1.7
Measured + Indicated	Stillwater	(5.2)	2.63	0.79	3.42	0.4
	East Boulder	(0.1)	1.52	0.39	1.90	0.9
	Subtotal/Average	(5.3)	2.12	0.61	2.73	1.3
Inferred	Stillwater	(15.6)	3.31	1.00	4.31	(0.1)
	East Boulder	(7.0)	0.13	0.00	0.12	(2.5)
	Subtotal/Average	(22.6)	1.61	0.46	2.06	(2.6)

117

we are one Sibanye Stillwater

Description		Year-on-Year Change in Mineral Resources Exclusive of Mineral Reserves				
Imperial						
Category	Mine	Tons (Million)	Pd (opt)	Pt (opt)	2E (opt)	2E Content (Moz)
As at 31 December 2023: 2E Cut-off Grade Stillwater Mine – 0.11opt (3.77g/t) 2E Cut-off Grade East Boulder Mine – 0.05opt (1.71g/t) Pd Price – \$1 500/oz Pt Price – \$1 500/oz 2E Recovery Stillwater Mine – 91.48% 2E Recovery East Boulder Mine – 90.33% Pd:Pt Ratio Stillwater Mine – 3.51:1 Pd:Pt Ratio East Boulder Mine – 3.60:1						

118

119 MINERAL RESERVE ESTIMATES Mineral Resource to Mine Reserve Conversion Methodology Mineral Resources Available for Conversion The Mineral Reserves for Stillwater and East Boulder Mines are reported from LoM plans that have been tested for economic viability. Prior to commencing the LoM planning process at Stillwater and East Boulder Mines, the first stage was to define the Mineral Resources available for conversion to Mineral Reserves – these being Indicated and Measured Mineral Resources. The Mineral Resource model identified the tonnages, grades and 2E content available for conversion. Mineral Reserve Estimation Methodology Mineral Reserves for Stillwater and East Boulder Mines were prepared from a business and LoM planning process which converted Indicated and Measured Mineral Resources to Mineral Reserves. The Mineral Reserves were classified using criteria set out in Section 12.2. The conversion took into consideration all the modifying factors for the various disciplines relevant to Mineral Reserves, namely mining methods, mining and surveying factors, ore processing and metallurgical recoveries, infrastructure engineering and equipment, market conditions, environmental and social matters, and capital and operating costs (Section 12 to 18). The LoM plan production schedules generated were tested for economic viability using a set of reasonable economic parameters prior to the declaration of Mineral Reserves (Section 19). Differences in estimation methodology employed for Indicated and Measured Mineral Resources necessitated different approaches to the scheduling of Indicated and Measured Mineral Resources to derive the LoM production schedules underpinning the Mineral Reserves for Stillwater and East Boulder Mines (Section 13.7). This is also due to different levels of confidence between the Mineral Resource classes resulting from different drillhole data point spacing given the high microvariability of the J-M Reef. Scheduling of the Measured Mineral Resources and conversion to Proved Mineral Reserves benefitted from the high abundance of geological information available to accurately constrain thickness, tonnage and grades. However, the scheduling of the Indicated Mineral Resources and conversion to Probable Mineral Reserves relied on statistics and key metrics extrapolated from the Proved Mineral Reserve areas per domain and mining block. The Qualified Persons assumed similarities in the J-M Reef characteristics for the Indicated and Measured Mineral Resources which is the basis for this extrapolation. The Mineral Reserves were estimated for each of the sub-areas at both Stillwater Mine and East Boulder Mines. The conversion of Mineral Resources to Mineral Reserves at the mines follows a methodology that was developed in 1990 and adjusted as required over the years as more geological and mining information became available and in line with industry best practice. The methodology accounts for the different reef facies and the sub-areas that exist at the mines and the fact that a single set of parameters within a sub-area can be used to confidently project surface and underground drilling for Mineral Resource estimates. Mining experience and reconciliation between Mineral Reserve estimates 120 and actual production figures have demonstrated the robustness of the methodology in making estimates of tonnages, PGM grades and ounces that have historically been reported as Mineral Reserves. The following key technical parameters, assumptions and mining modifying factors were utilised to develop the mine designs and LoM production schedules as discussed in Sections 12 and 13: • Cut-off grade; • Percentage ore recovered; • Geotechnical and geohydrological considerations; • Mining method and applicable minimum mining widths; • Dilution (planned and unplanned overbreak); • Deletion; • Extraction rate; • Extraction sequence; • Planned productivity; • Equipment and personnel equipment requirements; and • Fill requirements (type and quantity). The LoM planning and subsequent production scheduling were developed utilising historical productivity parameters inclusive of the following: • Stoping tons per miner per month per mining method; • Ore tons generated per foot of advancing footwall development; • Primary development productivities, feet advance per month; and • Secondary development productivities, feet advance per month; Results of the production reconciliation at Stillwater Mine showed that approximately 100% of the sub- level extraction tons were being recovered but at a lower grade (25% less) than forecast. Therefore, The Qualified Persons applied a 25% reduction factor to the sub-level extraction grade with 100% of the tons being reported. Similar trends were noted from the focused production reconciliation results for East Boulder Mine. Accordingly, the Qualified Persons for East Boulder Mine applied a 25% reduction to the sub-level extraction grade with 100% of the tons being reported. In addition to the grade reduction factor, mineability block factors (MBFs) indicated in Table 36 were applied to tonnage estimates when converting Indicated Mineral Resources to Probable Mineral Reserves. A MBF is calculated as the percentage of the fully diluted ore grade tonnage within a mineable area compared with the total fully diluted ore grade tonnage within the boundary area of a block or percent of material historically extracted from the block. External dilution due to overbreak and deletion are the other modifying factors employed for the conversion of Mineral Resources to Mineral Reserves. Dilution and deletion factors based on results from routine production reconciliation and are intended to align forecast head grades with mill head grades. In addition, a tonnage shortfall factor and a mine call factor was also applied to account for tonnage and ounce reduction between the stopes and mill. The modifying factors are discussed further in Section 13.7. 121 Initially, mining scheduling included all secondary development (stope access drifts) to access the stopes in the Measured Mineral Resource areas – primary development is already established in these areas. Thereafter, the development design and scheduling were extended into the Indicated Mineral Resource areas where primary annual development rates were derived through the utilisation of historical ratios. The scheduling of the stoping was dependent on the completion of the footwall access and the necessary diamond drilling to form an outline of the stopable areas in terms of grade and tonnage. In addition, the scheduling also takes into account regional infrastructure capacity, particularly haulage. On the completion of the lateral development schedule, the starting dates for the development of the stopes were defined based on when access will be attained and the mines’ requirements in terms of annual RoM ore production targets and regional infrastructure capacity. It is also during this process that the true width was corrected for dip and a minimum mining width was applied dependant on mining method and type of equipment to be employed. For each stope, a proposal (business plan) was drawn up which included, amongst other information, secondary development requirements, reef widths, tonnage and forecasted grade, expected percentage ore recovery, applied cut-off grades, overall stope design, mining method to be employed, ventilation requirements, backfill requirements extraction sequence, and labor and mining equipment requirements. Geotechnical considerations are also taken into account as they have a significant impact on overall stope designs and these are discussed further in Section 13.4. Once the technical inputs were defined, each stope was subjected to an economic test. This economic test used technical and financial parameters to determine the economic viability of the planned stoping operations. It accounted for all costs associated with the ore extraction and balanced the total costs against the revenue generated by the stope. From the process, a Net Present Value (NPV) of the planned stope was determined. Where required (e.g., if a stope does not meet the required financial returns), the stope was optimised to return the best value. The tonnage and grades in the LoM production schedules were aggregated to derive Mineral Reserve tons and grades, with the tonnage and grades scheduled in the Measured Mineral Resources supported by definition drillhole data classified as Proved and those in the Indicated and Measured Mineral Resources supported by surface drillhole data and limited definition drillhole data classified as Probable. The Qualified Persons assessed the annual cash flows for each LoM plan and excluded subeconomic portions of those LoM plans, which usually occur towards the end of the LoM, from the quantities reported as Mineral Reserves through a process called production schedule tail cutting. The Qualified Persons can confirm that the process followed to convert the Measured Mineral Resources into Proved Mineral Reserves was based on historical performance and reconciliations, with input and outputs reported within the accuracy level of ±15%. The process followed to convert the Indicated and Measured Mineral Resources to Probable Mineral Reserves utilised statistics from the Proved Mineral Reserves and a geological block model at a lower level of confidence resulting in the outputs reported within ±25% of accuracy. 122 Point of Reference The aggregated scheduled tonnages and grades reflected in the LoM production schedules and delivered to the concentrators for processing at Stillwater and East Boulder Mines are the tonnage and grade estimates reported as the Mineral Reserve estimates. Therefore, the mill head (RoM surface stockpiles) is the point of reference for Mineral Reserve reporting. Cut-off Grades The 2E cut-off grades for Mineral Reserve reporting are 0.32opt (11.11g/t) for Stillwater Mine and 0.26opt (8.80g/t) for the East Boulder Mine. All diluted blocks within the individual stope outlines that are above the cut-off grade were included in the Mineral Reserves. The 2E cut-off grades were selected as the optimal cut-off grades that ensure continuity of the mineable portions of the reef and enable achievement of targeted production efficiencies while optimising the NPV. Using the parameters in Table 20, the Qualified Persons determined the minimum 2E grades required to pay for the extraction and processing of a ton of high-grade ore at Stillwater and East Boulder Mines of 0.32opt and 0.26opt, respectively. This approach leaves the low-grade material (ore) underground, which would be inappropriate if there is unused hoisting and ore processing plant capacities but is justified under the current depressed PGM price environment. The metal prices used are long-term forecast prices for platinum and palladium. Section 16.4 set out the rationale for the price forecast. Current actual operating costs were utilised in the cut-off grade calculations. Mineral Reserve Classification Criteria The tonnage and grades in the LoM production schedules were aggregated to derive Mineral Reserve tons and grades. The tonnage and grades scheduled in the Measured Mineral Resource areas where there is definition drillhole data were classified as Proved Mineral Reserves. The tonnage and grades scheduled in the Measured and Indicated Mineral Resources where there is no definition drillhole data were classified as Probable Mineral Reserves. Subeconomic portions of the LoM plans were excluded from the Mineral Reserves. The Qualified Persons can confirm that the process followed to convert the Measured Mineral Resources into Proved Mineral Reserves is based on historical performance and reconciliations, with input and outputs reported within the accuracy level of ±15%. The process followed to convert the Indicated Mineral Resources to Probable Mineral Reserves utilised key parameters/factors in line with those used to define the Proved Mineral Reserves and a geological block model at a lower level of confidence and, as a result, the outputs are reported within ±25% accuracy. Mineral Reserve classification maps for Stillwater and East Boulder Mines are shown in Figure 53 and Figure 54, respectively.

Figure 53: Mineral Reserve classification for Stillwater Mine


-35000 E
-30000 E
-25000 E
-20000 E
-15000 E
-10000 E
-5000 E
0 E
5000 E
10000 E
15000 E
20000 E
25000 E
WEST
EAST
10000 L
5000 L
0 L
West Fork West
West Fork East
DOW Upper
OSW Upper
Blitz W
OSEE
Blitz
DOW Lower
UWE
OSW Lower
OSEW
0
10000
feet
Reserve Class
Proved
Probable

123

Figure 54: Mineral Reserve classification for East Boulder Mine


-90000 E
-85000 E
-80000 E
-75000 E
-70000 E
-65000 E
-60000 E
-55000 E
-50000 E
-45000 E
-40000 E
WEST
EAST
1000 L
5000 L
Boulder West
Boulder East
Graham Creek
Frog Pond West
Frog Pond East
Brass Monkey West
Brass Monkey East
0
9000
feet
Reserve Class
Proved
Probable

124

12.3 Mineral Reserve Estimates

12.3.1 The 31 December 2024 Mineral Reserve Statement

The Mineral Reserve estimates for Stillwater and East Boulder Mines as at 31 December 2024 are reported in Table 25. Only the Measured and Indicated portions of the Mineral Resources within the LoM plans have been included in the Mineral Reserve. No Inferred Mineral Resources have been included in Mineral Reserve estimates.

The reference point for tonnage and grade estimates for the Mineral Reserve estimates is the mill head (RoM surface stockpiles) and the Mineral Reserve estimates are reported at the 2E cut-off grade of 0.32opt (11.11/t) and 0.26opt (8.80g/t) at Stillwater and East Boulder Mines, respectively. The tonnages and 2E grades indicate the expected RoM ore tonnages and grades derived through LoM production scheduling. Individual metal grades are based on the application of prill splits (metal ratios) which are summarised in Table 47 and were determined from actual data routinely collected at the Stillwater and East Boulder Concentrators.

The Qualified Persons with responsibility for reporting and sign-off of the Mineral Reserves for Stillwater and East Boulder Mines are Troy Himes and Tyler Luxner. The Qualified Persons have Registered Professional Membership and more than five years of experience relevant to the estimation and reporting of Mineral Reserves and mining of the J-M Reef at Stillwater and East Boulder Mines.

Table 25: Mineral Reserve Estimates at the End of the Fiscal Year Ended 31 December 2024 Based on Pd Price of $1 150/oz and Pt Price of $1 250/oz

Description		Mineral Reserves				
Imperial						
Category	Mine	Tons (Million)	Pd (opt)	Pt (opt)	2E (opt)	2E Content (Moz)
Proved	Stillwater	6.7	0.34	0.10	0.43	2.9
	East Boulder	3.7	0.23	0.06	0.29	1.1
	Subtotal/Average	10.4	0.30	0.08	0.38	4.0
Probable	Stillwater	18.1	0.35	0.10	0.46	8.3
	East Boulder	20.6	0.26	0.07	0.33	6.7
	Subtotal/Average	38.7	0.30	0.09	0.39	15.0
Proved + Probable	Stillwater	24.8	0.35	0.10	0.45	11.2
	East Boulder	24.3	0.25	0.07	0.32	7.8
	Total/Average	49.1	0.30	0.09	0.39	19.0
Metric						
Category	Mine	Tonnes (Million)	Pd (g/t)	Pt (g/t)	2E (g/t)	2E Content (Moz)
Proved	Stillwater	6.1	11.51	3.33	14.83	2.9
	East Boulder	3.4	7.85	2.15	10.00	1.1
	Subtotal/Average	9.5	10.20	2.91	13.11	4.0
Probable	Stillwater	16.4	12.15	3.51	15.67	8.3
	East Boulder	18.7	8.81	2.41	11.22	6.7
	Subtotal/Average	35.1	10.37	2.93	13.30	15.0
Proved + Probable	Stillwater	22.5	11.98	3.46	15.44	11.2
	East Boulder	22.1	8.66	2.37	11.03	7.8
	Total/Average	44.5	10.33	2.92	13.26	19.0

125

Description	Mineral Reserves
2E Cut-off Grade Stillwater Mine – 0.32opt (11.11/t)	
2E Cut-off Grade East Boulder Mine – 0.28opt (8.80g/t)	
Mineral Reserve Declaration Pd and Pt (2E) Price– $1 172	
Cut-off Determination Pd Price – $1 150/oz	
Cut-off Determination Pt Price – $1 250/oz	
2E Recovery Stillwater Mine – 91.48%	
2E Recovery East Boulder Mine – 90.33%	
Pd:Pt Ratio Stillwater Mine – 3.46:1	
Pd:Pt Ratio East Boulder Mine – 3.65:1	

12.3.2 Mineral Reserve Reconciliation

Table 26 shows a reconciliation between the 31 December 2024 and the 31 December 2023 Mineral Reserve estimates for Stillwater and East Boulder Mines disclosed by the Registrant, which were reported at a minimum mining width and cut-off grades indicated in Table 26. These show year-on-year changes where positive and negative values respectively indicate increases and reductions from the 31 December 2023 figures. The reconciliation shows a significant year-on-year change in the tonnage and PGM ounces resulting from the exclusion of lower-grade areas due to the use of elevated cut-off grades for Mineral Resource and Mineral Reserve reporting as well as mining depletion between the two reporting periods (0.8 million tons containing 0.3Moz 2E at Stillwater Mine and 0.6 million tons containing 0.2Moz 2E at East Boulder Mine). In addition, there have been block model updates, Mineral Reserve classification boundary changes and refinements to the modifying factors used for the conversion of Mineral Resources to Mineral Reserves during mine planning.

Table 26: 31 December 2023 to 31 December 2024 Mineral Reserves Reconciliation

Description		Year-on-Year Change in Mineral Reserves				
Imperial						
Category	Mine	Tons (Million)	Pd (g/t)	Pt (g/t)	2E (opt)	2E Content (Moz)
Proved	Stillwater	(0.8)	(0.01)	0.00	(0.01)	(0.4)
	East Boulder	(0.9)	(0.02)	(0.01)	(0.03)	(0.4)
	Subtotal/Average	(1.6)	(0.01)	0.00	(0.01)	(0.8)
Probable	Stillwater	(9.4)	0.00	0.00	0.00	(4.2)
	East Boulder	(6.4)	(0.01)	0.00	(0.01)	(2.4)
	Subtotal/Average	(15.8)	(0.01)	0.00	(0.01)	(6.5)
Proved + Probable	Stillwater	(10.2)	0.00	0.00	0.00	(4.6)
	East Boulder	(7.3)	(0.01)	0.00	(0.01)	(2.7)
	Total/Average	(17.5)	(0.01)	0.00	(0.01)	(7.3)
Metric						
Category	Mine	Tonnes (Million)	Pd (g/t)	Pt (g/t)	2E (g/t)	2E Content (Moz)
Proved	Stillwater	(0.7)	(0.22)	(0.02)	(0.24)	(0.4)
	East Boulder	(0.8)	(0.77)	(0.24)	(1.01)	(0.4)
	Subtotal/Average	(1.5)	(0.35)	(0.07)	(0.42)	(0.8)
Probable	Stillwater	(8.6)	0.08	0.07	0.16	(4.2)
	East Boulder	(5.8)	(0.24)	(0.10)	(0.34)	(2.4)
	Subtotal/Average	(14.4)	(0.20)	(0.05)	(0.25)	(6.5)
Proved + Probable	Stillwater	(9.3)	(0.02)	0.04	0.03	(4.6)
	East Boulder	(6.6)	(0.32)	(0.12)	(0.44)	(2.7)
	Total/Average	(15.9)	(0.23)	(0.06)	(0.29)	(7.3)

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127 Description Year-on-Year Change in Mineral Reserves As at 31 December 2023: 2E Cut-off Grade Stillwater Mine – 0.20opt (6.86g/t) 2E Cut-off Grade East Boulder Mine – 0.05opt (1.71g/t) Mineral Reserve Declaration Pd and Pt Price – $1 250/oz Cut-off Determination Pd Price – $1 250/oz Cut-off Determination Pt Price – $1 250/oz 2E Recovery Stillwater Mine – 91.48% 2E Recovery East Boulder Mine – 90.33% Pd:Pt Ratio Stillwater Mine – 3.51:1 Pd:Pt Ratio East Boulder Mine – 3.60:1 Risk Assessments The Qualified Persons have completed a high-level semi-quantitative risk analysis of the Sibanye- Stillwater US PGM Operations discussed in this TRS. The risk analysis sought to establish how the Mineral Reserve estimates for Stillwater and East Boulder Mines could be materially affected by risks associated with or changes to any aspect of the modifying factors. For the high-level risk analysis, the Qualified Persons have assessed a material risk as being an issue for which there is a substantial likelihood that a reasonable investor would attach importance to in determining whether to buy or sell the securities registered for Sibanye-Stillwater. A material risk should also have a high chance (likelihood) of occurrence. If an identified issue does not meet the above criteria, it has been identified as a low to medium risk depending on its impact if it occurs and the likelihood of its occurrence. Sibanye-Stillwater has a risk management process in place at the Sibanye-Stillwater US PGM Operations that identifies risks, assesses the materiality of the risks, and provides risk mitigation measures where possible. The Qualified Persons participate in the risk assessment for the LoM plans and Mineral Reserves. Sibanye-Stillwater’s risk management process identified various material risks to LoM plans and Mineral Reserves relating to geological, geotechnical and geohydrological uncertainties, inability to execute LoM plans, prolonged metal price downturns, inadequate tailings storage capacity, unplanned production cost escalation, unplanned power outages, undercapitalisation and restricted access to the operations caused by extreme weather events. Sibanye-Stillwater has mitigated (and not eliminated) these identified risks as per its risk management protocols to reduce the likelihood of occurrence and/or impact (severity) which resulted in a reclassification of the majority of the remaining risks as low to medium risks. The Qualified Persons highlight the impact of prolonged depressed PGM prices (identified risk) which has necessitated the strategic review and restructuring of the Stillwater US PGM Operations during FY2024 as a way to mitigate the adverse impact of the low PGM prices. The strategic review and restructuring included a significant reduction in production output at both Stillwater and East Boulder Mines over the period FY2025 to FY2027 and concomitant right-sizing of the labor force across the operations to reduce operating costs. The Qualified Persons consider the risk management process robust and sufficient to identify material risks that should be mitigated to enhance the achievability of the LoM plans. From their appraisal of the residual risks after mitigation, the Qualified Persons could not identify any unmitigated material risks to the LoM plans and Mineral Reserves associated with the modifying factors or resulting from changes to any aspect of the modifying factors. The Qualified Persons provide the following opinions relating to the 128 low to medium risks identified in the modifying factors and the mitigation measures in place to minimise the impact of the risks: • Prolonged PGM price downturns: The prices for palladium and platinum fluctuate depending on global supply and demand. Demand for palladium and platinum primarily depend on their use in auto-catalytic converters for both gasoline and diesel engines. The use of platinum and palladium in the hydrogen economy is anticipated to become an additional key demand driver for these metals. Sensitivity analysis of the NPV for the Sibanye-Stillwater US PGM Operations for variation in metal prices indicates robust economics due to the high-grade nature of the J-M Reef and that significant revisions of the Mineral Reserves for Stillwater and East Boulder Mines would only result from a significant metal price decrease. The Qualified Persons are of the view is that the current depressed PGM prices reflect the floor price below which most PGM operations across the world would be forced to significantly cut production. The Qualified Persons have adopted the forward-looking price assumptions provided by Sibanye-Stillwater which are higher than the 31 December 2024 spot platinum and palladium prices and therefore introduce a degree of short- term risk if the depressed prices persist. The estimated revenue per combined ounce of palladium and platinum over the LoM plans varies depending on which parts of each of the mines are being exploited. This offers the mines the flexibility to delay the mining of sub-economic areas during times of price downturns. Sibanye-Stillwater has temporarily suspended high-cost mining in the Stillwater West Section and East Boulder Frog Pond East Section, scheduled high-grade areas for mining and delayed production ramp up at both mines until 2028 to mitigate the impact of the current depressed PGM prices in the short to medium terms. • Geological uncertainties: The Pd and Pt grade distribution at Stillwater and East Boulder Mines is highly variable at the local scale and there is a risk of inaccurate grades at the local scale in areas where drillhole spacing is moderate to sparse. However, the Pd and Pt grades tend to be more consistent on the global scale, decreasing the risk over the LoM. Infill underground definition drilling is carried out in the moderately drilled areas to delineate Measured Mineral Resources for conversion to Proved Mineral Reserve to mitigate the localised grade uncertainties ahead of mining. Furthermore, appropriate discounts are applied to Mineral Resource grades to account for the uncertainties in the grade estimates. • Geotechnical uncertainties: Stillwater and East Boulder Mines have accumulated an extensive geotechnical database and developed ground classification (ground control districts) and support measures that are suited to the rockmass conditions for each of the ground control districts. These measures have significantly reduced major falls of ground at Stillwater and East Boulder Mines. However, ground conditions can be challenging in certain parts of the mine which may affect productivity and there is also a degree of low risk relating to excavation failures. The extensive support systems and standards in place at both mines are sufficient to minimise the potential impact of any geotechnical risk. Furthermore, the paste plant for Stillwater West Section and the planned paste plant for Stillwater East will facilitate mining in areas of poor ground conditions in these sections. • Geohydrological uncertainties: Mining operations at Stillwater and East Boulder Mines have not experienced material interruptions due to groundwater problems, with both mines being relatively dry in the upper sections. However, a significant amount of groundwater was encountered at the Stillwater East Section during the development of the main access adits and the Benbow decline, but conditions have improved significantly with further development, with declining groundwater inflow experienced in recent years. Despite the declining groundwater inflow, groundwater still poses a low risk in terms of excavation stability and the management and disposal of the water generated. Stillwater Mine has already initiated a multi-pronged approach to mitigating this risk which involve the following: o The drilling of probe holes well in advance of any advancing development end; 129 o Carrying out hydraulic tests of probe holes drilled prior to drift advancement whenever practically possible; o Cementation (grouting) ahead of those advancing development ends where the potential for significant water intersections have been identified; o Probe and definition drilling before developing new production areas to evaluate water inflows, with some of these drillholes converted into drain holes for dewatering purposes; and o Evaluating, engineering, and permitting expanded water handling and disposal facilities on surface to manage excess mine water. • Inability to execute LoM plans (operational underperformance): Although mining experience at Stillwater and East Boulder Mines has provided improved understanding of the mineralisation, modelling ability and understanding of the modifying factors, estimation errors cannot be eliminated. The major expected sources of error in the Mineral Reserve estimates include understating production costs, slower than planned production build-ups, understating labor requirements, regulatory changes, grade and tonnage underestimation and unknown geological conditions. These factors are partially mitigated by using a significant amount of historical data in the LoM forecasting of key elements of the operations, namely RoM ore production levels, RoM ore grades and operating costs. Furthermore, the mines have systems and personnel in place that monitor the mining operations daily (short interval controls) to enable the implementation of timeous interventions and, therefore, correction of deviations to the plans. • Unplanned production cost escalation: In recent years until 2020, there has been modest escalation of the production costs. The production costs were mainly affected by the quantities of ore and waste produced each year from each mine and the mining methods employed, with the cost-effective mechanised ramp and fill methods utilised for most stopes at both mines. Continuous improvement initiatives adopted to contain cost escalation included the increasing use of mechanised mining methods thereby improving productivities and reducing operating costs, the optimisation of the mining fleets (reducing active units) to reduce maintenance costs and increase mining volumes through the mining footprint expansion at Stillwater Mine (Stillwater East Section) as well as the optimal utilisation of available hoisting and milling capacities at East Boulder (Fill The Mill Project). Since 2020 and coinciding with the COVID-19 pandemic, the operations have experienced significant cost pressures due to external and internal factors which were compounded by production disruptions caused by the COVID-19 pandemic and production disruptions (500-year flood event affecting access to Stillwater Mine in FY2022 and shaft incident in the Stillwater West Section in FY2023). In FY2023, the operations embarked on recovery efforts and production ramp up to reverse the adverse impacts on production due to the COVID-19 pandemic and production disruptions. However, due to the depressed PGM prices since FY2023, Sibanye-Stillwater had to restructure the operations by lowering production output and reducing the size of the labor force to further contain cost escalation. • Shortage of skilled labor : The Sibanye-Stillwater US PGM Operations experienced a shortage of skilled personnel due to high attrition rates and an industry-wide labor scarcity prior to the restructuring and right sizing of the labor force. The shortage affected productivity at the mines. The reduced production levels planned between FY2025 and FY2027 has provided some reprieve in the short to medium terms but the risk may affect the labor complement build up expected from FY2027 as a consequence of the planned production ramp up across the operations. Sibanye-Stillwater has put in place retention and improvement initiatives and instituted training programmes to hire local people to fill critical roles. • Undercapitalisation: Detailed capital requirements for the operations are determined from LoM plans to support the advancing mining front, upgrade aging infrastructure and increase capacity to account for production increases. Funding requirements are subjected to a rigorous capital allocation and approval process by Sibanye-Stillwater management and the board. Accordingly, 130 the Qualified Persons have assumed that funding of the capital expenditure reflected in the LoM plan for the operations will be available when required. However, changes in commodity prices, interest rates, investment hurdles or other factors may affect capital availability and the execution of the LoM plan for the Sibanye-Stillwater US PGM Operations. • Inadequate tailings storage capacity: Tailings storage facilities at Stillwater and East Boulder Mines have adequate storage capacity for the medium term (seven to ten-year range). Production increases previously planned at both mines would have shortened the lives of the tailings storage capacities. With the reduction in production output and a delayed production ramp up at both mines, the risk of tailings storage capacity shortfall has diminished. Tailings storage capacity upgrade through elevation lift is a mitigation measure that has been adopted while awaiting permitting for the construction of new tailings facilities when additional capacity is required. Permitting for the construction of a new tailings storage facility may require periods of three to five years. Sibanye-Stillwater is aware of the long approval timeframes and has already completed the necessary technical studies and submitted the required permit applications to initiate the permitting processes. It is unlikely that the operations will run out of tailings storage facility capacity before Sibanye-Stillwater receives approvals for the construction of new tailings storage facilities or the upgrading of the existing tailings storage facilities. • Power losses: The loss of power at the mining operations during the winter months (due to excessive snow and high winds) is the single low to medium risk identified relating to mining infrastructure. The power losses are infrequent and are mitigated by using backup generators. The generators have sufficient capacity to power communication systems and shaft conveyances to ensure that personnel can be safely withdrawn from the underground workings. • Restricted access to the operations caused by extreme weather events: Freezing temperatures in winter and snow can pose adverse operating conditions, although avalanches from the steep mountain slopes have never directly affected operations at the mines. Snow removal and road maintenance by Sibanye-Stillwater has effectively been used to maintain mine access even in winter storms. On 13 June 2022, a 500-year flood event resulting from the combination of warm weather triggering an unusual ice melt and incessant rains in Montana destroyed parts of State Highway 419 used to access Stillwater Mine. The damage caused restricted access to the mine, which resulted in a temporary suspension of the mining operations for seven weeks. A temporary road was built to reestablish access to and from the mine to support full operations at the mine while repairs were being carried out on the damaged parts of the highway. Access to the mine via the main highway was restored in July 2023. The Qualified Persons consider the likelihood of a recurrence of another 500-year flood event low which makes flooding due to incessant rains and destruction of access roads a low to medium risk.

13 MINING METHODS

13.1 Introduction

Stillwater and East Boulder Mines are mature operations extracting the J-M Reef using well-established mining methods. Most of the permanent infrastructure required to access the underground operations is already established and being upgraded where necessary to accommodate production increases anticipated in the LoM plans for the operations. The LoM plans for Stillwater and East Boulder Mines, which underlie the Mineral Reserves, were constructed internally by Sibanye-Stillwater's Qualified Persons supported by Technical Experts and utilising modifying factors and capital and operating costs which are informed by historical experience at the mines. Accordingly, the technical inputs, modifying factors, staffing levels, capital and operating costs utilised for LoM production planning and conversion of Measured Mineral Resources to Proved Mineral Reserves are within ±15% accuracy and the costs allow for up to 10% contingency. However, for the LoM production planning and conversion of Indicated Mineral Resources to Probable Mineral Reserves, the inputs and costs are within ±25% accuracy and the costs allow for up to 10-15% contingency. The economic viability of the LoM plans was assessed through detailed cash flow analysis. Mining recovery (stope extraction) factors are discussed in Section 13.2.4 of this TRS.

13.2 Mine Design

13.2.1 Mining Method Rationale

The J-M Reef outcrops over a 28-mile strike length on the Sibanye-Stillwater Mining Claims but the topography, altitude and thickness of the reef preclude economic exploitation of the reef through open pit mining methods. Accordingly, waste stripping which would be applicable to open pit mining is not required. At Stillwater Mine, the dip of the J-M Reef varies from 40° to 90° to the north, with an average of 60°. Reef thickness varies from 3ft to more than 9ft but averages 6ft. The J-M Reef at East Boulder Mine dips 35° to 55° (averaging 50°) to the north. The shallowest dip (35°) is observed in the far west area accessed by the 6500 Level Footwall Lateral.

Both Stillwater and East Boulder Mines employ the following underground mining methods, which are suited for the variable steep dips and narrow widths of the J-M Reef:

- Mechanised ramp and fill (also referred to as cut and fill) using overhand or underhand approaches; and
- Sub-level extraction by longitudinal hole open stoping with subsequent backfill.

The captive cut and fill stoping method which was also being used at the mines has been phased out.

The mining method mix is adjustable and largely driven by geotechnical and economic considerations, with the stope designs focused on a mining method that delivers the highest NPV. The percentage distribution (frequency of use) of the two mining methods within each of the mines is shown in Table 27. Mechanised ramp and fill stoping (which includes on-reef sub-level sill development) is the predominant mining method at both mine-sites. The mechanised ramp and fill method allows for maximum selectivity for separating ore and waste, with minimal geotechnical risk. Sub-level extraction long hole stoping is

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utilised typically in narrow continuous ore zones. Except for open stoping, the mining methods employ sand or paste as backfill, with limited use of other backfill materials.

Table 27: Mining method frequency of use at Stillwater and East Boulder Mines

Mining Method	Frequency of Use	
	Stillwater Mine	East Boulder Mine
Mechanised Ramp and Fill	88%	83%
Sub-level Extraction Long Hole Open Stoping	12%	17%

13.2.2 Mechanised Ramp and Fill Method

Mechanised overhand ramp and fill stoping is the predominant mining method at the Stillwater and East Boulder Mines while 11% to 20% of the stopes at the Stillwater Mine are extracted through mechanised underhand ramp and fill stoping. The two ramp and fill applications practiced at the mines are illustrated in Figure 55.

The backfill for the mechanised overhand and underhand ramp and fill stoping are predominately sand (classified coarse fraction mill tailings) and paste, respectively; in the past cemented rock fill (CRF) was utilised for limited applications but has been phased out due to logistical constraints. Where ground conditions permit, the overhand method is preferred as it is more cost effective. Where less stable ground conditions dictate, mechanised underhand ramp and fill is applied, with the more expensive paste backfill also used. Up to 12% cement is used in the paste fill, as needed, to provide a stable overhead cemented paste material. Furthermore, development ramp gradients should not exceed 18%. Breast holes are drilled on most of the mechanised ramp and fill stopes areas using single-boom drill jumbos and, after blasting, the broken rock material is loaded by 2.0 cubic-yard LHDs.

Figure 55: Mechanised Overhand and Underhand Ramp and Fill Mining Methods


Overhand Ramp & Fill
Ramp
Sand Backfilled Floors
Balroom
Mining Face
Electric Jumbo Drill
18" Spacing for Blasting
Underhand Ramp & Fill - Long Section
A
Paste Filled Floors
Floor 1
Vent Line
Ramp
Floor 2
Floor 3
Dywiday Bolts
Paste & Prep
A
Floor 1
Wall
Paste
Floor 2
Paste
Bolts
Floor 3
Detail AA
18 inches of Break Space & material
Mining Face

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we are one Sibanye Stillwater

13.2.3 Sub-level Extraction and Sub-level Development

Where the J-M Reef and hangingwall are competent and the reef has good continuity, sub-level longitudinal open stoping using relatively shorter "long holes" compared to those in other mining districts is applied. This extraction method is illustrated in Figure 56. The sub-levels are driven on the reef plane at 20ft to 50ft intervals. Considerable tonnage generated by driving sub-levels in the reef is accounted for as Sub-level Development tonnage; this is accounted for in the "Mechanised Cut and Fill" percentage.

Figure 56: Sub-level Extraction (Longitudinal) Long Hole Open Stoping



Drop Raise
Waste Pillar
Loader Backfilling with Gob
Down Hole Drill
Drill Holes
Gob
Gob
Sub Level Mining
Pillar
Blast Holes
Gob
Gob
Remote Loader Mucking Ore
Remote Operator

In the sub-level extraction longitudinal stoping method, sub-level sills are driven with narrow single-boom jumbos. The long holes are drilled by long hole pneumatic and electric hydraulic drill rigs. Once the sub-levels are advanced, a raise is drilled from the upper sub-level to the lower sub-level and blasted at the end of the stope over the full width of the reef at that point. Blast holes are then drilled downward on a pattern between the sub-levels and blasted towards the open cavity of a slot raise. Support rib pillars are left in place on approximately 30ft to 120ft intervals on the reef in the stope to minimise hangingwall failure and ore dilution. The broken ore is mucked from the sub-level below using remote-controlled, diesel-powered LHDs and then trammed to the nearest ore pass. In addition to sub-level panel extractions, backstops are extensively utilised. The process is similar to sub-level extraction except that all activities take place at of the bottom of the stope as there is no access at the top.

13.2.4 Stope Extraction Ratios

The regional and local extraction ratios computed from actual data for Stillwater and East Boulder Mines are shown in Table 28. The Qualified Persons note that the regional extraction ratios in Table 28 are low as large areas of the reef were previously left unmined due to the use of high cut-off grades when palladium prices were low. Extraction ratios may increase in future subject to higher PGM prices that support low Mineral Reserve 2E cut-off grades and increased production output at both mines.

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Table 28: Stope Extraction Ratios

Scale	Mining Method	Extraction Ratio (%)		
		Stillwater Mine		East Boulder Mine
		West Section	East Section	All Sections
Local (Stope)	Mechanised Ramp and Fill	90	90	95
	Long Hole Open Stopes	60	60	60
Regional (Mine)	Overall	40	40	50

13.3 Hydrogeological Model

13.3.1 Stillwater Mine

Based on the hydrogeological models for the Stillwater East and West Sections discussed in Section 7.9.1, no known major changes in groundwater conditions are expected in the Stillwater West Section, with this section expected to remain dry on average. For the purposes of mine-water treatment and discharge, the groundwater inflows generated in both sections of the mine are combined. The underground inflows are currently managed using a series of collection sumps, ditches, pipelines and pumping stations that are primarily located in the Off-Shaft West area of the West-Side Mine. Sibanye-Stillwater has considered forecasts of groundwater inflows to ensure that the overall water-management system is appropriately designed to handle the anticipated flow rates and the system is constructed and operational before the mine inflows substantially increase. Furthermore, Sibanye-Stillwater uses these forecasts to ensure operational compliance with permitted water-discharge limits.

Stillwater Mine has completed evaluating, engineering and permitting to handle increased flows which may be in the order of 1 600gal per minute maximum and consider the Itasca estimate of 3 790gal per minute in seven years and continuation at rates between this peak and 3 600gal per minute to be overstated. Furthermore, the Itasca estimate is inconsistent with empirical data from the Stillwater East Section indicating inflows of 900gal per minute to 1 500 gal per minute. In addition, the quantity of groundwater observed in the Stillwater East Section (1 500 gal per minute in FY2024) is decreasing over time, with only localised significant groundwater effects experienced in this section.

Stillwater Mine has introduced the following operational interventions to assist with the management of groundwater intersections in underground excavations:

- Drilling of probe holes well in advance of any advancing development end;
- Carrying out hydraulic tests of probe holes drilled prior to drift advancement whenever practically possible;
- Full cover grouting ahead of development that has the potential to intersect significant quantities of groundwater;
- Carrying out additional monitoring/testing as warranted if the identified basins exhibit notably different groundwater conditions;
- Evaluating groundwater inflows from definition drillholes before developing new production areas and, where appropriate, converting these drillholes into drain holes for depressurisation/dewatering purposes; and

134

135 • Manifolding drain holes together, wherever possible, to collect the discharge water into a smaller number of flow points that can then be monitored and directed to pumping facilities and setting up all drain holes to record the line pressures and discharges (cumulative volumes rather than instantaneous rates) from separate/individual areas. The Qualified Persons are satisfied that most of the potential sources of groundwater have been identified and accounted for in the mine design while appropriate operational interventions have been proposed for the management of groundwater at Stillwater Mine. The designs prescribe the direction of development or the placement of crown and rib pillars to protect the underground excavations from uncontrolled water in rushes. The Qualified Persons also note the importance of continuous monitoring using probe drillholes to facilitate early detection of any potential unidentified water sources. East Boulder Mine Mining at East Boulder Mine is planned in areas situated adjacent to active mining fronts that have not experienced any groundwater issues as the host rock has low permeability. Furthermore, most of these areas except for the Lower East Boulder Section are located at a higher elevation than the current lowest level of the mine (the 6500 Level) which acts as a drawdown point for surrounding groundwater levels. Inflows are likely to be similar or lower than those experienced by historical mining operations, with the average mine-wide water inflow only likely to increase slightly with the increase in development and production activity associated with the higher than historical production in the current LoM plan. Accordingly, the post-2017 levels of water inflow ranging from 184gal per minute to 249gal per minute (227gal per minute on average) should be expected at East Boulder Mine. One fault system encountered at the 71300 area bears water and has been slowing development efforts which has been accounted for in the mine plan. Significant water will also likely be encountered in other significantly faulted and jointed areas or when encountering alluvial systems associated with surface channels as mining gets within 500ft of surface. The Qualified Persons are satisfied that the mine designs for East Boulder Mine prescribe the direction of development or the placement of crown and rib pillars to protect the underground excavations from uncontrolled water in rushes. Furthermore, the standard practice at East Boulder Mine of drilling water probe holes prior to any development work to mitigate the risk of encountering water has been adequate in detecting groundwater inflows while diamond drilling on 50ft centres results in a good understanding of water potential before mining activity begins. Geotechnical Model Geotechnical Characterisation The J-M Reef and its immediate hangingwall and footwall consist of varying assemblages of norite, anorthosite, leucotroctolite and peridotite. As the lithological sequence is similar at Stillwater and East Boulder Mines, a universal approach is adopted for support designs at both mines. The rock units contained within the J-M Reef, Footwall and Hangingwall Zones are classified as strong based on UCS ranging from 60Mpa to 85Mpa. Mining and support designs are adjusted accordingly in areas of lower strengths commonly associated with olivine cumulates or when geological structures are identified in the drillcores. The Q-values obtained for Stillwater and East Boulder Mines ranging from 1 to 13 indicate 136 poor to good rock mass conditions, where the overall area split for fair, good and poor conditions is 50%, 25% and 25%, respectively. Support Design The ground support requirements for the primary development are described in the standard operating procedures, which detail the requirements for the three main ground types termed Type 1, 2, and 3. Type 3 ground types has two variants (Type 3 and 3+). Table 29 provides the classification criteria for the ground types while Figure 21 and Figure 22 (Section 7.10.3) show the ground classification maps for Stillwater and East Boulder Mines, respectively. Table 29: Stillwater and East Boulder Mine Ground Types Ground Type Q-Rating RMR Rating Description Minimum Maximum Minimum Maximum Type 3+ 0.1 0.39 23 36 Very poor or poor with water present Type 3 0.4 0.99 36 44 Poor Type 2 1 3.99 44 56 Fair Type 1 4 100 56 85 Good Ground conditions that are assessed by the operations using geotechnical drilling data to be poorer than Type 3 ground will be re-assessed by the Geotechnical Engineer as the many variables causing poor ground mean that it is unlikely that a standard approach can be applied. The Geotechnical Engineer will recommend appropriate support for such areas. Rock mass characteristics determined for the assessment of geotechnical conditions (as per the geotechnical data from drilling) is used to delineate geotechnical domains of similar characteristics. The ground type domains and applicable ground support requirements are integrated with other design and planning criteria. Areas which are prone to anomalous rock-related risks are then identified for every planned stope within a “Stope Proposal” document. Ground support employed on the reef is typically pattern-bolting with mesh, which is a combination of friction stabilisers and resin anchor rebar bolts. Due to the requirements to maintain the minimum mining width, it is not possible to drill and install rockbolts in the typical stope envelope with the commercially available mechanised bolters. For this reason, bolts are installed with either jacklegs or CMAC support drill rigs. Support rib pillars are left in place as the stope retreats along strike to keep the hangingwall stable in areas mined through the sub-level extraction long hole stoping method. In general, low-grade areas of the reef excluded from mining provide additional regional pillar support. Mine personnel are appropriately trained to perform routine basic checks on ground support or changes in ground conditions as part of their daily inspection of the work areas. Internal and external Geotechnical Engineers are then requested to assess geotechnically complex areas. When necessary, Stillwater and East Boulder Mines engage the services of external consultants to provide geotechnical oversight functions related to ground support performance, stope performance and design. Both mines currently use a Trigger Action Response Plan (TARP) in regard to ground conditions. With progression from a TARP 1 to TARP 3, the plan is escalated to higher levels within the organisation for review. 137 Support designs for the Benbow Decline which was completed in FY2021 in the Stillwater East Section incorporated primary development support designs employed at the Stillwater West Section and East Boulder Mine. The opening up of new areas in the Stillwater East Section has afforded the opportunity to assess actual ground conditions in this part of Stillwater Mine. A higher frequency of Type 3 ground conditions and variants has been observed than expected, with the available geotechnical data indicating an area split for Type 1&2 (fair and good), Type 3 (poor) and Type 3+ (very poor conditions) conditions of 50%, 25% and 25%, respectively. The Type 3 and 3+ ground types encountered have necessitated the use of cemented rock fill or the overhand ramp and fill method with extensive support, which have affected the advance of development, mining cycles and the economics of mining in these areas. A fall of ground incident related to poor ground conditions was reported in a stope (5600E 18400). As a result, the establishment of a paste plant (SWE Paste Plant) in the Stillwater East (SWE) Section between FY2026 and FY2030 has been prioritised in the LoM plan. It is anticipated that the use of paste-fill in areas of poor ground conditions will improve mining and cost efficiencies. The LoM plan has been updated to minimise the mining of Type 3 and 3+ ground types and prioritise Type 1 and 2 ground types (in the 5600E and 6000E Levels) until the SWE Paste Plant has been constructed. A dedicated support team has been established for the limited Type 3 and 3+ ground types that will be mined in the interim. The Qualified Persons are of the view that the current rock reinforcement as prescribed in the ground control standards are adequate for mining throughout the LoM but will be reviewed and updated when necessary. Poor ground conditions have also been encountered in the Lower Off Shaft West and Lower Off Shaft East areas of the Stillwater West Section. In the former, the poor conditions are due to stress resulting from approximately 5 000ft of overburden (mountain apex). The stopes in this region are primarily mined using the underhand ramp and fill method with paste to mitigate the stress issues. Less stress is expected as the mining front progresses westwards in areas where the overburden will reduce. As for the Lower Off Shaft East area, poor ground conditions occur in an area bounded by the Stillwater Valley Fault to the west and the A-Fault to the east. The use of paste fill for support and the underhand ramp and fill method has historically allowed for mining in this area. East Boulder Mine has not experienced any significant ground events or changes in ground support methodology in recent years. In general, the mechanised ramp and fill mining method has widely been used, with sub-level long hole extraction performed after geotechnical analysis on potential stresses. Furthermore, sub-level long hole extraction is not used in the far west areas of East Boulder Mine where Type 3 ground conditions due to high stresses have been interpreted from field evaluations (Figure 22). The mining plan relies on systematic development and J-M Reef extraction. The Qualified Persons are of the view that the current rock reinforcement as prescribed in the ground control standards are adequate for mining throughout the LoM but will be reviewed and updated when necessary. Furthermore, geotechnical conditions below the 6200 Level (Lower East Boulder Section) are uncertain and will require investigation through routine underground drilling. The Qualified Persons have assumed 138 that ground control conditions will continue to support the current extraction ratio, general stope plan, and backfill. The Qualified Persons are of the opinion that support designs for primary development and stopes utilised at Stillwater and East Boulder Mines for decades are appropriate for the ambient rock mass conditions encountered and mining methods used at both mines. A wealth of geotechnical data (Section 7.10) exists for the mines upon which appropriate stope sizes and support practices have been designed through detailed engineering. These support designs and operational practices have also been accounted for in the overall mine designs for the Stillwater East section of Stillwater Mine. However, a higher-than-expected frequency of poor ground conditions encountered in the Stillwater East Section necessitate expedited establishment of a paste plant to improve mining cycles and efficiencies as well as the economics of mining in this area. Construction of the paste plant is planned to start in FY2026 to enable commissioning in FY2030. Surface and Subsidence Control Regulatory permits have been issued to Stillwater and East Boulder Mines by the Department of State Lands, State of Montana regarding the minimum size of crown pillar to be left from surface and the shallowest depth of stoping activities. These permits specify a 20ft to 50ft crown pillar of competent bedrock for mining below surface terrain that does not contain water courses otherwise a 200ft crown pillar of competent bedrock should be used. The Qualified Persons have confirmed that appropriately sized crown pillars have been incorporated in the mine designs for Stillwater and East Boulder Mines. Backfill 13.4.4.1 Overview Hydraulic sandfill comprising a coarse fraction of the tailings is the backfill used in most stopes mined through the mechanised ramp and fill method. However, cemented tailings paste is only used in stopes mined through the mechanised underhand ramp and fill method to provide sufficient backfill strength for support when this stoping approach is employed. The use of tailings as backfill is also important for tailings volume reduction, with approximately 44% to 50% of the tailings material generated at Stillwater Mine and 44% to 53% of tailings generated at East Boulder Mine used as backfill. No additional steps are necessary to treat any tailings placed back into the mine. 13.4.4.2 Stillwater Mine For the Stillwater West Section, tailings from the Stillwater Concentrator scavenger circuit are pumped to the sandfill plants, where up to 50% is used in the mine backfill process (via the use of cyclones for segregation of -45µm material). A paste fill plant is situated on surface close to the portal from where paste is pumped into the mine via 5150W from where it is then distributed to the workings requiring fill. When the paste plant is utilised, approximately 100% tailings are placed underground. The section also has three sandfill plants, with two (i.e., the 4900 Level and 5000 Level Sandfill Plants) situated close to the portal area and the third situated on the 5500W Level providing sandfill for the Upper West mining area.

139 The supply of tailings to the 5500W Level Upper Sandfill Plant is passed through a booster pump in the 5500 Level Portal and cyclones to remove the fine fraction (-45µm) after which the coarse fraction is placed in storage silos. Sandfill is dispatched to the stopes requiring fill mainly by gravity to the Off Shaft mining areas and by high pressure positive displacement pumps for the workings above the 5000 Level; it should be noted that many levels can be serviced from more than one plant- either through gravity fill from the 5500 Plant or high-pressure pumps from the 5000 Plant. The fines fraction of the tailings is returned to surface via centrifugal pumps for storage at the TSF. To support the mechanised overhand ramp and fill mining in the Stillwater East Section, hydraulic sand backfill is delivered from the 5400E Sand Plant. A 4-inch sand delivery pipe installed from the 5000W pump to the Stillwater East Section serves as the main feed to the 5400E-10400 Sandfill Plant. The Qualified Persons note that Sibanye-Stillwater is currently engaged in an engineering study to deliver thickened tails to the Stillwater East Section for the production of paste for use in mechanised underhand ramp and fill stoping blocks that have poor ground conditions. It is anticipated that a dedicated paste plant for this section will be commissioned in FY2030. 13.4.4.3 East Boulder Mine Stopes at East Boulder Mine are backfilled with whole mill tailings delivered from the East Boulder Concentrator on surface to an underground sand plant located on the 6500 Level from where the sandfill is distributed by booster pumps to two other sandfill plants on the 7200 Level and 8200 Level. A fourth sand plant on the 8800 Level is planned for commissioning in FY2026. Similar to Stillwater Mine, the tailings material is pumped through cyclones to remove the fine fraction and the coarse fraction is placed in six underground storage silos while the fine fraction is returned to surface via centrifugal pumps for storage at the tailing storage facility (TSF). Sandfill is dispatched to the stopes requiring fill by positive displacement pumps. All decant and flush water reports into the mine wastewater system, which reports to the main pump station on the 6450 Level. Stillwater Mine Operations Background Established in 1986, Stillwater Mine has produced approximately 60 000 tons of RoM ore per month from a single section – the Stillwater West Section – with the RoM ore processed at the onsite concentrator. A planned step change in production output to approximately 106 000 ton per month necessitated mine expansion into the Blitz area – the Stillwater East Section. Development of the Stillwater East Section (i.e., the Blitz Project) commenced in 2011 with the excavation of access adits and this has since been ongoing. Development of the capital infrastructure (access drifts, decline and ramps, and ventilation shafts) required in the Stillwater East Section was completed in FY2022. The combined monthly ore production from Stillwater Mine after the inclusion of output from the Stillwater East Section from late FY2017 has gradually been ramping up until a peak of 80 000 tons in FY2020 before the ramp up pace was interrupted by the COVID-19 pandemic restrictions in 2021 to 2022, access restrictions due to the 2022 500-year flood event and a shaft incident in the Stillwater West Section in FY2023. The shaft incident 140 involved structural damage to the shaft headgear, winder house and winder rope preventing access to production areas below the 5000 Level for four weeks and disrupting the mine’s ability to haul rock out below the 5000W by eight weeks. The production ramp up was planned to resume in 2024 towards a steady state monthly production level of approximately 100 000 tons (1.2 million tons per annum) by approximately FY2029 and thereafter. However, the depressed PGM prices have obviated the timing and pace of the ramp up resulting in the temporary suspension of high-cost mining in the Stillwater West Section until FY2027. As a result, a new LoM plan has been generated with a revised production ramp up to steady state of 1.2Mtpa by FY2031 following the resumption of mining in this section in FY2028 and expansion of the mining footprint in the Stillwater East Section. This level of production is planned, to be sustained until the end of the LoM in FY2049. Key Operational Infrastructure Stillwater Mine includes the mining operations and ancillary buildings that contain the concentrator, workshop and warehouse, changing facilities, headframe, hoist house, paste plant, water treatment, storage facilities and offices. All surface infrastructure and TSFs are located within the Stillwater Mine Operating Permit, which covers an area measuring 2 450 acres. Stillwater Mine has developed an approximately 9-mile-long segment of the J-M Reef encompassing the Stillwater West and East Sections in the eastern part of the Stillwater Complex. Mine Layout The underground mine layout for Stillwater Mine is illustrated in Figure 57 and this also shows the final mine outline. Stillwater Mine has been divided into six large mining areas, namely the Far Upper West, Upper West, Lower Far West, Lower Off Shaft West, and Lower Off Shaft East. These areas are primarily defined by mine infrastructure and have related geotechnical and geological attributes. These are described as follows: • Far Upper West- Above the 5000Level West of the West Fork of the Stillwater River; • Upper West- Established section above the 5000 level East of 20000 that goes to the top of the mountain; • Lower Far West: Between the 3500 and 5000 Levels which utilises the Stillwater West Shaft; • Lower Off Shaft West: Below the 3500 Level and West of the shaft; • Lower Off Shaft East: Below the 3500 Level and East of the shaft; and • Stillwater East Section: All mining Above and Below the 5000E Rail. 13.5.3.1 Stillwater West Section Access to the reef in the Stillwater West Section is by means of an approximately 2 000ft Vertical Shaft and a system of horizontal adits and drifts driven parallel to the strike of the J-M Reef at vertical intervals of between 150ft and 400ft. Ten main adits have been driven from surface portals on the west and east slopes of the Stillwater Valley at various elevations between 5 000ft and 5 900ftamsl. Five principal levels have been developed below the valley floor by ramping down from the 5 000ft level to extract ore from 141 the J-M Reef down to the 3 800ftamsl elevation. Five additional major levels below the 5 000ft level are accessed principally from the vertical shaft and shaft ramp system. The mine has developed a decline system from the 3 200ft elevation to access and develop deeper areas in the central part of the mine below those currently serviced by the existing shaft. The decline system currently accesses the 2900, 2600, 2300, 2000, 1700 and 1600 Levels. It was the objective to keep these footwall developments approximately 100ft to 150ft from the J-M Reef, so that a fan of diamond drillholes can be drilled across the J-M Reef at 50ft intervals. The footwall laterals were originally driven on 200ft vertical intervals, but this spacing was increased to 400ft due to the dip of the hangingwall being similar to the Stillwater East Section which allows for the 400ft vertical section to be drilled from a single FWL. The Vertical Shaft system provides access to the workings below 5000W Level. It serves as a conduit for the transport of men and materials while also hoisting broken rock (ore and waste) to surface. The Stillwater West Section currently uses its 300ft spaced laterals, six primary ramps and vertical excavations to provide personnel and equipment access, supply haulage and drainage, intake and exhaust ventilation systems, muck haulage, backfill plant access, powder storage and/or emergency egress. The footwall lateral and primary ramp systems will continue to provide support to production and ongoing development activities. In addition, certain mine levels are required as an integral component of the ventilation system and serve as required intake and or exhaust levels, or as parallel splits to maintain electrical ventilation horsepower balance and to meet the Mine Safety and Health Administration (MSHA) Regulations. MSHA Regulations also contain requirements for alternate (secondary) escape-ways from mine workings and these levels also meet this need. These levels serve as permanent mine service-ways and are used for road and rail transportation, dewatering and backfill pumping facilities. During the temporary suspension of mining in the Stillwater West Section between FY2025 and FY2027, Sibanye-Stillwater will maintain key infrastructure in this section which includes the main dewatering pumps, main fan installations and associated electrical gear, cable and pipes as well as the primary drifts providing access to the infrastructure. The shaft will also be maintained to remain in an operational state. FWLs will be barricaded as part of the vent reduction after the electrical gear is removed. For restart of the operations, access to the FWLs will be restored and the electrical gear will be re-installed. Previously uninstalled equipment will also be reinstalled. The LoM plan has allowed for approximately six months of operating expenditure ahead of ore production. The Qualified Person is of the view that these measures are sufficient to ensure a seamless resumption of the mining operations in the Stillwater West Section. 13.5.3.2 Stillwater East Section Footwall lateral level spacing of 400ft being used in the Stillwater East Section. The 5000E TBM drift serves as the main access to this section and this was driven to a point 600ft south of the JM-Reef. It is a dedicated haulage-ventilation drive and not a normal FWL. Therefore, the drive has also been equipped with rails and serves as the main gathering haulage where ore and waste are transported out of the mine using trains. The development of the 5600E Footwall Drive, which is positioned 600ft 142 above the 5000E Footwall Drive, is currently ongoing. This drive provides access to the stoping blocks. In the eastern part of the Stillwater East Section, the Benbow Decline has also intersected the 5600E Footwall Drive for the provision of additional egress access and as a ventilation intake. The first holing with the 5600E Level from the western portion of the Stillwater East Section was completed in Q3 FY2022. East Boulder Mine Operations Background East Boulder Mine was established in 1997 and started producing ore in 2002 at approximately 55 000 tons per month. In 2016, the steady state monthly RoM ore production level for East Boulder Mine was planned to be approximately 65 000 tons per month after ramping up from the historical levels which were lower than 54 000 tons. The production increase was a consequence of the Fill the Mill Project which was implemented to utilise the historically unused capacity of the East Boulder Concentrator. During FY2020, several key elements required to increase production levels and take advantage of the unused mill capacity were put in place. The 72740-production ramp system was developed, and production mining was initiated. An incline was developed to meet the existing Frog Pond Adit which serves as both a ventilation path to surface as well as a secondary egress with a surface shelter. In Q3 FY2020, the Fill the Mill project was completed. Monthly production then increased from approximately 54 000 tons in FY2017 to 60 000 tons in FY2021. The production ramp up momentum reversed in FY2022 to approximately 45 000 tons per month due to the COVID-19 pandemic restrictions and associated operational factors but remained at 46 000-47 000 tons per month in FY2023 and FY2024. According to the current LoM plan, mining output will ramp down to approximately FY39 000 tons per month between FY2025 and FY2028 and then ramp up to the revised steady state level of approximately 56 000-62 000 tons per month between FY2031 to FY2059. Key Operational Infrastructure East Boulder Mine includes the underground mining operations and surface support facilities such as the concentrator, workshop and warehouse, changing facilities, water treatment, storage facilities, office and TSF. All surface infrastructure and the TSF are located within the East Boulder Mine Operating Permit, which covers an area measuring 1 000 acres. East Boulder Mine has developed an approximately 5- mile-long segment of the J-M Reef encompassing the Frog Pond East, Frog Pond West and Graham Creek Sections in the western part of the Stillwater Complex. Mine Layout The underground mine layout for East Boulder Mine is illustrated in Figure 57 and this also shows the final mine outline. The predominant mining method is mechanised overhand ramp and fill method complemented by limited sub-level extraction long hole stoping. The J-M Reef at East Boulder Mine is accessed by two access drives, each 3.5 miles long and 15ft in diameter, developed perpendicular to reef strike to intersect the J-M Reef from the north. The access tunnels from surface intersect the reef at an elevation of 6 450ftamsl. Footwall haulages have been developed east and west from this intersection point to open the strike extent of the deposit. The stopes are accessed up-dip by ramps and footwall lateral drifts on 200ft to 400ft vertically spaced levels located approximately 150ft to 200ft from the J-M Reef. Measured Mineral Resources converted to Proved Mineral Reserves are delineated by definition diamond core drilling from these headings, which are also used for stope access and development. The current mine occupies a 5-mile-long footprint which is 2 300ft in vertical extent. The mine plan anticipates the 9400 Level to be the ultimate upper level in the mine.

The main adit haulage level is the 6500 Level with the 670 Ramp system having been developed to the 9100 Level. Except for the adit rail haulage, the mine is operated as a trackless mining operation. The 6500 Level footwall haulage extends laterally for a nominal 21 000ft, and the 6700 Level footwall haulage extends laterally for a nominal 18 000ft. The levels are connected by spiral ramps and the reef is accessed by crosscuts. Between 2010 and 2015, the west end of the 6500 Level was extended further west to the Graham Creek area to connect to the Graham Creek vertical raise.

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Figure 57: Generalized Underground Layouts for Stillwater and East Boulder Mines Showing Final Mine Outlines


STILLWATER MINE LAYOUT
STILLWATER EAST
STILLWATER WEST
50W PORTAL
56W PORTAL
53W PORTAL
50W PORTAL
STILLWATER RIVER
BLITZ PORTAL
50W RAIL
35W RAIL
50E RAIL
35E RAIL
20E RAIL
KIRUNA RAMP
8 MILES TO EAST BOULDER
EDGE OF THE WORLD FAULT ZONE
STILLWATER VALLEY FAULT ZONE
A FAULT
BENBOW FAULT
1:1000'
LEGEND
Surface Outline
Proven Boundary
Probable Boundary
Measured Boundary
Indicated Boundary
2024-2029 Development
2030-2034 Development
2035-2039 Development
2040-2044 Development
2045-2049 Development
LEGEND
As Built
BP25 Plan
Proven Boundary
Probable Boundary
Topo
1":500.00'
EAST BOULDER MINE LAYOUT
GRAHAM CREEK VENT RAISE
BVR VENT RAISES
SIMPSON CREEK
91 FWL
88 FWL
85 FWL
82 FWL
79 FWL
75 FWL
72 FWL
69 FWL
68 FWL
67 FWL
65 RAIL
62 FWL
LOM PASSES
GRAHAM CREEK
FROGPOND WEST
FROGPOND EAST

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13.7 Life of Mine Planning and Budgeting

13.7.1 Introduction

The Mineral Reserves for Stillwater and East Boulder Mines are reported from LoM production schedules, which have been tested for economic viability. In developing the LoM plans for Stillwater and East Boulder Mines, the Qualified Persons have also considered Sibanye-Stillwater's strategic goals for the Sibanye-Stillwater US PGM Operations and the current depressed PGM environment. Sibanye-Stillwater planning guidance emphasised prioritisation of higher-grade areas for mining and postponement of mining in lower-grade areas and areas associated with elevated mining costs. The following are the key elements of Sibanye-Stillwater's business planning guidance which was considered by the Qualified Persons for the development of the LoM plans:

- Stillwater East Section:
  - Maintain steady production at approximately 133 000oz per annum until FY2027;
  - Commission paste plant in FY2030 to allow for production increase to 200 000oz per annum thereafter;
- Stillwater West Section:
  - Temporarily suspend mining operations in this section;
  - Start capital investment in FY2026 to allow for a sequenced restart of efficient production in the Far Upper West, Lower Far West-Shaft, Lower Off Shaft West-Shaft, Upper West and Lower Off Shaft East-Shaft areas;
- Stillwater Mine:
  - Ramp up production from approximately 133 000oz per annum in FY2027 following the restart of the mining operations in the Stillwater West Section and increased production in the Stillwater East Section to a steady state production rate of 500 000oz per annum in FY2034.
- East Boulder Mine:
  - Reduced and maintain production output at approximately 137 000oz per year until the East Boulder tailings storage facility/waste rock dump (TSF/WRSF) expansion is complete and, thereafter, increase production output to 215 000oz per annum;
  - Ramp up production in the Graham Creek and Frog Pond West Sections;
  - Develop the higher-grade Lower East Boulder from FY2027 targeting initial production in FY2033;
  - Temporarily suspend mining operations in the lower-grade Frog Pond East requiring new infrastructure but target restart for full production in FY2043; and
  - Target total production output of 215 000oz per annum by FY2031 for East Boulder Mine.

Stillwater Mine will initially produce ore from the Stillwater East Section following the temporary suspension of mining operations in Stillwater West until FY2028 and, thereafter, from both sections until the end of the LoM. Temporary suspension of the mining in the Stillwater West has been necessitated by the high cost of mining in the mature shaft area and the current depressed PGM prices. Following a production ramp up starting in FY2027, Stillwater Mine is forecast to attain steady state production by FY2031 and operate at this level until end of the LoM in 2049. As per the Sibanye-Stillwater planning guideline, the LoM plan has emphasised underground primary and infrastructure development in the Stillwater East Section in the early years of the LoM. The planned commissioning of a paste plant (SWE Paste Plant) in the Stillwater East Section in FY2030 is also a key area of focus in the LoM plan as the use of paste-fill in areas of poor ground conditions will improve mining conditions and cost efficiency.

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East Boulder Mine will produce ore from the higher-grade Frog Pond West Section and Graham Creek Section as well as the Lower East Boulder Section following temporary suspension of mining operations in the lower-grade Frog Pond East Section. East Boulder Mine is also forecast to operate at reduced production level from FY2025 until FY2028, thereafter ramping up production to achieve steady state level in FY2031 and continue at this level for the remainder of the LoM (FY2059).

Stillwater and East Boulder Mines utilise the Deswik™ suite of mine design and scheduling software. Both mines use a common approach to LoM planning whereby each identified stoping block is scheduled in terms of forecast ore tonnage, waste tonnage and head grade for the LoM plan. In addition, the scheduling process accounts for the following:

- Mineral Resource tons and grades;
- Overbreak;
- Stoping tons generated per Miner per month;
- In-stope development rates and ore generated per month;
- Primary development rates and waste generated per month; and
- Secondary development rates and waste generated per month.

Different approaches were followed for the scheduling of Indicated and Measured Mineral Resources to derive the LoM production schedules for each mine. The differences in approach were necessitated by the differences in geological confidence for Indicated and Measured Mineral Resources. For the conversion of Measured Mineral Resources to Proved Mineral Reserves, the high abundance of geological information available to accurately constrain thickness, tonnage and grades and the accuracy of technical and cost inputs permit the compilation of estimates to a level of accuracy of within ±15% (Feasibility Study level of accuracy). For the conversion of Indicated Mineral Resources to Probable Mineral Reserves, the sparse geological information limits the confidence in the estimates. As a result, the conversion relies on statistics and key metrics extrapolated from the Proved Mineral Reserve areas per domain and mining block. The Mineral Reserves in these Indicated Mineral Resource areas are defined to a lessor level of accuracy of within ±25% (Preliminary Feasibility Study level accuracy).

13.7.2 Mine Planning Criteria

When fully operational Stillwater West Section carries out approximately 40 000ft of primary and secondary development per annum while the Stillwater East Section is currently developing 19 000ft annually as it expands to the east. Currently, the mining footprint at Stillwater Mine spans approximately 45 000ft of strike length. LoM planning and scheduling criteria for stoping and development are summarised in Table 30 and Table 31.

Table 30: Planning Parameters for Stoping for Stillwater Mine

Mining Method	Stoping Parameters		
	Total Tons Per Miner Per Month	Percentage Ore	Mining Method Mix
Mechanised Ramp and Fill	323	85%	88%
Sub-level Extraction	367	100%	12%

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147 Table 31: Planning Parameters for Primary Development for Stillwater Mine Area Development Parameters Advance Factor Number of Crews Advance Feet Per Month Tons Per Foot Stillwater West 0.96 7 266 13 Stillwater East 0.96 4 130 18 East Boulder Mine conducts approximately 20 000ft of primary and secondary development per annum to expand the mining and Mineral Reserve footprints. LoM planning and scheduling criteria for stoping and development are summarised in Table 32 and Table 33. All data utilised in the development of the LoM schedules is based on historical data gathered since the inception of the mine. Table 32: Planning Parameters for Stoping for East Boulder Mine Mining Method Stoping Parameters Total Tons Per Miner Per Month Percentage Ore Mining Method Mix Mechanised Ramp and Fill 567 90% 80% Sub-level Extraction 708 100% 20% Sub-level Development 567 85% 0% Table 33: Planning Parameters for Primary Development for East Boulder Mine Area Development Parameters Advance Factor Number of Crews Advance Feet Per Month Tons Per Foot Frog Pond West/Graham Creek 0.95 1 60 14 Frog Pond East 0.95 1 60 14 Lower Frog Pond East 0.90 1 60 14 Lower Frog Pond West 0.90 1 60 14 Historical analysis of mine planning and production data revealed that a recovery factor was required to reconcile blasted and removed tons in the sub-level extraction stopes in the Upper West area of the mine. The historical production data indicated that 25% of the broken material was not recovered from these mining areas. Both the HoverMap and LIDAR scan data of more than 100 stopes have also confirmed this under recovery. Therefore, a 75% recovery factor was applied to all sub-level extraction tons and ounces since December 2005. In recent years there has been a reduction in sub-level extraction grade at Stillwater and East Boulder Mines. A reconciliation between mill reconciled sub-level extraction and Mineral Reserve data for a 12- month period showed mining recovery of 100% of the sub-level extraction tons but at a lower grade than planned. A mining recovery factor of 75% has been applied to the sub-level extraction design grade, with 100% of the tons being reported implying a 25% grade reduction factor. At East Boulder Mine, reconciliation between panel designs and HoverMap scans in 2021 and 2022 respectively show 49% and 62% average dilution above panel design tons. A 25% grade reduction factor was applied to lower the Mineral Reserve grade. The technical teams remained focused on reducing these lost ounces through modifying blasting practices. The unit dimensions for each stope block varies depending on lateral spacing (300ft to 400ft), reef width, economic strike length, rib and sill pillar requirements. The stope unit dimension is finalised during the mine design and scheduling process. The typical mechanised ramp and fill stope design illustrated in 148 Figure 58 indicates that the total height is 300ft, inclusive of sill pillars, with an overall extraction length of 2 000ft and at a minimum mining width of 8ft. Figure 58: Typical Mechanised Ramp and Fill Stope Design Modifying Factors 13.7.3.1 Introduction The technical (mining and survey) modifying factors employed in the conversion of Mineral Resources to Mineral Reserves through a LoM design and scheduling process are reviewed annually and adjusted appropriately by the Qualified Persons based on historical mine production reconciliation and tons and grade delivered to mill. Several key improvements are being implemented at the mines to refine the mine to mill reconciliation process and increase the granularity of the data to better constrain the modifying factors, particularly dilution and deletion. These improvements include more accurate accounting of all muck reporting to surface from the different areas of the mine, 3D digital mapping of all headings and LIDAR scanning of all production headings after mining. Stillwater and East Boulder Mines have completed reconciliation studies to attempt to more accurately quantify the modifying factors employed for the conversion of Mineral Resources to Mineral Reserves, namely overbreak, Mine Call Factor and deletion, and to more accurately report the expected tons and head grade delivered to the concentrator. The Qualified Persons approved the modifying factors employed for the development of the LoM plans for Stillwater and East Boulder Mines. 13.7.3.2 Mining Overbreak Overbreak factors applied for the conversion of Mineral Resources to Mineral Reserves are based on historical reconciliation for each mining method and results of the recent studies reviewing the modifying factors. Based on historical data, an overbreak factor has been introduced which is the amount of material added to the ore at zero grade during stoping operations. For example, 15% more tons than planned in the case of Dow UG Upper are added to the ore tons delivered to the concentrator at an assumed 2E grade of 0opt. The result is that 15% more ore tons are delivered to the concentrator but at a lower head grade. 149 Table 34 summarises the overbreak factors and methodology utilised in the Mineral Resource to Mineral Reserve conversion for the mechanised ramp and fill and sub-level extraction mining methods in each of the sub-areas at Stillwater Mine. While Mineral Resources are reported at a single minimum mining width (MMW) of 7.5ft given the predominance of the mechanised ramp and fill method at Stillwater and East Boulder Mines, a different approach to the application of the minimum mining width was followed for mine planning. Instead of using the diluted block model employed for Mineral Resource estimation, which assumes 100% mining via the mechanised ramp and fill method, the original undiluted (channel) block model for the reef channel was used. To the channel block model, minimum mining widths adjustments based on the mining method per reef domain were applied in the Proved Mineral Reserve areas. The minimum mining widths set a standard for the best-case recovery of a Mineral Resource and Mineral Reserve for a given mining method and stope location, which can be used to measure mining performance. An extra 1.5ft hangingwall and footwall dilution skin is added to the ore width for areas mined using the 2.0-cubic yard LHDs but an extra 1.0ft of dilution was added for all other mining methods. In addition, if the ore width plus the extra dilution is less than or equal to the applicable minimum mining width, then the diluted width would be equal to the minimum mining width, but if the ore width plus the extra dilution is greater than the minimum mining width then the diluted width would be adopted. Since 2020, additional overbreak has been added to the Mineral Reserve at Stillwater Mine, on top of the best-case recovery. This overbreak was added by reef domain with the goal of aligning the Proved Mineral Reserve grade with the mill head grade. For the current Stillwater Mine Mineral Reserves, 15% overbreak was applied across all areas. The mining overbreak factors applied to the various blocks is shown in Table 34. Table 34: Mining Overbreak Factors and Dilution Methodology for Stillwater Mine Domain Equipment/Process Horizontal Width (ft) True Width (ft) Overbreak (%) Deletion (%) Off Shaft West Upper 1.5yd LHD – Ramp and Fill 7.4 6.5 15 15 2yd LHD – Ramp and Fill 8.5 7.5 15 15 4yd LHD – Ramp and Fill 12.0 10.6 15 15 Sub-level Extraction 5.1 4.5 15 5 Off Shaft West Lower 1.5yd LHD – Ramp and Fill 7.4 6.5 15 15 2yd LHD – Ramp and Fill 8.5 7.5 15 15 4yd LHD – Ramp and Fill 12.0 10.6 15 15 Sub-level Extraction 5.1 4.5 15 5 Off Shaft East- West 1.5yd LHD – Ramp and Fill 7.4 6.5 15 15 2yd LHD – Ramp and Fill 8.5 7.5 15 15 4yd LHD – Ramp and Fill 12.0 10.6 15 15 Sub-level Extraction 5.1 4.5 15 5 Off Shaft East- East 1.5yd LHD – Ramp and Fill 7.0 7.0 15 15 2yd LHD – Ramp and Fill 7.5 7.5 15 15 4yd LHD – Ramp and Fill 12.0 12.0 15 15 Sub-level Extraction 5.0 5.0 15 5 Blitz West 1.5yd LHD – Ramp and Fill 7.2 6.5 15 15 2yd LHD – Ramp and Fill 8.3 7.5 15 15 4yd LHD – Ramp and Fill 12.0 10.9 15 15 Sub-level Extraction 5.0 4.5 15 5 Blitz 1.5yd LHD – Ramp and Fill 6.7 6.5 15 15 2yd LHD – Ramp and Fill 7.8 7.5 15 15 4yd LHD – Ramp and Fill 12.0 11.6 15 15 150 Domain Equipment/Process Horizontal Width (ft) True Width (ft) Overbreak (%) Deletion (%) Sub-level Extraction 4.7 4.5 15 5 Upper West East 1.5yd LHD – Ramp and Fill 7.5 6.0 15 15 2yd LHD – Ramp and Fill 9.4 7.5 15 15 4yd LHD – Ramp and Fill 12.0 9.6 15 15 Sub-level Extraction 5.0 4.0 15 5 Dow Upper 1.5yd LHD – Ramp and Fill 7.9 5.5 15 15 2yd LHD – Ramp and Fill 10.8 7.5 15 15 4yd LHD – Ramp and Fill 12.0 8.3 15 15 Sub-level Extraction 5.0 3.5 15 5 Dow Lower 1.5yd LHD – Ramp and Fill 7.9 5.5 15 15 2yd LHD – Ramp and Fill 10.8 7.5 15 15 4yd LHD – Ramp and Fill 12.0 8.3 15 15 Sub-level Extraction 5.0 3.5 15 5 Table 35 presents the mining overbreak factors and methodology for the two mining methods used at East Boulder Mine. This also shows the minimum horizontal width for the mechanised ramp and fill and the sub-level extraction methods. In the Proved areas, a total of 12% of unplanned hangingwall and footwall overbreak (dilution) is added to either of the minimum horizontal widths in respect of the mechanised ramp and fill and sub-level extraction mining areas. In the Probable areas, a total of 10% unplanned overbreak is added to the mechanised ramp and fill areas with 0% unplanned overbreak added to the sub-level extraction areas. Table 35: Mining Overbreak Factors and Dilution Methodology for East Boulder Mine Domain Category Method Minimum Horizontal Width (ft) True Width (ft) Overbreak (%) Deletion (%) Frog Pond East and West, Graham Creek Measured Areas Sub-level Extraction 6.5 5.0 12 6 Mechanised Ramp and Fill 9.8 7.5 12 18 Frog Pond East and West, Graham Creek Indicated Areas Sub-level Extraction 6.5 5.0 0 5 Mechanised Ramp and Fill 9.8 7.5 10 7 13.7.3.3 Deletion Deletion is applied to account for the loss in 2E ounces between the planned stopes and surface RoM stockpile feeding the concentrator. The two most common sources of deletion related to ore left on the floor of the stope and when reef material is left in situ when the actual stope shape deviates from the planned shape. The recent mine production reconciliation studies concluded that the loss in metal ounces is approximately 5% for sub-level extraction stopes and 15% for mechanised ramp and fill stopes at Stillwater Mine and 6% for sub-level extraction stopes and 18% for mechanised ramp and fill stopes at East Boulder Mine as shown in Table 34 and Table 35. These are the deletion factors applied to all blocks across Stillwater and the Proved blocks at East Boulder Mines. Deletion will be monitored and revised annually when necessary. 13.7.3.4 Low Grade Reef Material It is common practice at both Stillwater and East Boulder Mines to ship material to the concentrator that is below the cut-off grade for high-grade ore when there is excess hoisting and milling capacity. This low-grade reef material (internally referred to as reef sand) is mined to access high-grade reef material

– ranges for low-grade material are 0.05opt to 0.32opt and 0.05opt to 0.26opt for Stillwater and East Boulder Mines, respectively. The low-grade and high-grade reef material is hoisted and milled together when there is sufficient hoisting and milling capacity.

The Mineral Reserve 2E cut-off grade for East Boulder and Stillwater Mines are respectively 0.26opt and 0.32opt. Furthermore, the low-grade and high-grade reef material anticipated to be hoisted and milled together with the high-grade ore is included the LoM plans. In light of the high-grade thresholds used to define the Mineral Resource area and volume in support of the high-grade ore production approach informing the current LoM plan, less low-grade material was incorporated into the LoM plans underlying the Mineral Reserves for Stillwater and East Boulder Mines than previously. The Qualified Persons will reassess the necessity for lowering the 2E cut-off grade for Mineral Reserve reporting with improvements in PGM prices which may result in the inclusion of significant low-grade material in future LoM plans and Mineral Reserves.

13.7.3.5 Tonnage Shortfall Factor and Mine Call Factor

Previously, a 4% tonnage shortfall factor was accounted for in the Proved and Probable Reserve tonnages for Stillwater Mine. The shortfall factor represented ore left behind in the sill that was not cleaned out and ore that was identified in the ribs but not mined. The shortfall factor reduced tons and ounces in the Mineral Reserves, but the grade was unaffected by the application of this factor. Reconciliation during 2024 showed better correlation between mill reconciled production data and the mined-out stope data removing the need to use a tonnage shortfall factor during Mineral Resource to Mineral Reserve conversion. No mine call factor was used for Mineral Resource to Mineral Reserve conversion.

Production reconciliation at East Boulder Mine demonstrated that 17% fewer tons are received at the mill than predicted. Accordingly, a tonnage shortfall factor (also termed survey excess factor) of 17% was applied to discount tonnages between stopes and the mill. The reconciliation also demonstrated that 4% fewer ounces are received at the mill than predicted. Accordingly, a 96% mine call factor was applied to the Mineral Reserves to account for the loss in ounces between the stopes and the mill.

The Qualified Persons will continue to review and revise the Mineral Resource to Mineral Reserve technical modifying factors based on insights from production reconciliation at Stillwater and East Boulder Mines to further improve alignment between predicted and actual mill quantities reported as Mineral Reserves.

13.7.4 Indicated Mineral Resources to Probable Mineral Reserves Conversion Factors

The mineability block factor (MBF), which is calculated in the definition drilled areas, is integral to the estimation of Probable Mineral Reserves. MBFs for the various reef domains are derived from a comprehensive mine reconciliation process at Stillwater and East Boulder Mines. A MBF is calculated as the percentage of the fully diluted ore grade tonnage above 0.05opt within a mineable area compared with the total fully diluted ore grade tonnage within the boundary area of a block defined at the respective Mineral Resource cut-off grade, or percent of material historically extracted from the

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block. The mineable area within a block is the area that has been mined out, is within the active stopes or has sufficient grade and continuity that it should have been or will be mined. The MBFs are used to perform adjustments of estimates when converting Indicated Mineral Resources to Probable Mineral Reserves.

The Qualified Persons applied the final MBFs for each block at Stillwater and East Boulder Mines shown in Table 36 which reduced the final Probable Mineral Reserve ore tons. Table 36 also shows the impact of the revision of the grade thresholds used for Mineral Resource area and volume definition, Mineral Reserve cut-off grades employed for Mineral Reserve evaluation at each mine and the 0.05opt cut-off grade for ore hoisting and milling. This results in an overall reduction in size of block outlines at East Boulder Mine. For Stillwater Mine, the size of the mineable areas did not change but the size of the Mineral Resource areas changed due to the higher Mineral Resource cut-off grade used in 2024 than previously.

Table 36: Mineability Block Factors for Stillwater and East Boulder Mines

Mine	Block	MBF - 2023	MBF - 2024
Stillwater	Dow UG Upper	63%	67%
	Dow UG Lower	58%	64%
	Block-1 Upper	71%	78%
	Block-1 Lower East	32%	35%
	Block-1 Lower West	70%	75%
	Block-2	27%	33%
	Block-3	45%	48%
	Block-6	53%	50%
	Block-7	46%	46%
	Block-8	40%	43%
	Blitz West	25%	30%
	Blitz	64%	62%
East Boulder	Graham Creek	70%	69%
	Frog Pond East	70%	49%
	Frog Pond West	70%	67%

Once the development and stope designs and layouts have been established in the Indicated Mineral Resource areas, Proved Mineral Reserve model statistics are applied for the derivation of production scheduled for Probable Mineral Reserve areas per block and domain.

The block and domain specific statistics are applied to respective Probable Mineral Reserve blocks for which there are development designs and high-level stope outlines to estimate the Probable Mineral Reserve tonnages and grades.

13.8 Life of Mine Production Scheduling and Budgeting

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13.8.1 Process Overview

A formalised LoM production scheduling and budgeting process is followed for the Sibanye-Stillwater US PGM Operations, paying attention to the integrated nature of the operations. The LoM production schedules for Stillwater and Easter Boulder Mines are tested for economic viability before being aggregated for Mineral Reserve reporting.

The LoM production scheduling focuses on primary access (lateral) development design and scheduling and stope design and scheduling. Each stope is evaluated in terms of a proposal, which also contains reef access and stope designs, production schedules and results of the economic assessments completed. Only the stopes that are associated with positive economic outcomes are included in the aggregate LoM production schedule for each mine. The key elements accounted for in the development, stope and LoM production scheduling and budgeting processes include the following:

- Milling days;
- RoM ore tonnage and contained 2E metal content;
- RoM ore 2E grade;
- Low-grade ore (reef sand) tonnage milled;
- Backfill placed;
- Mining method splits with tonnages and grade;
- Primary development required;
- Secondary development required;
- Development tonnage broken;
- Total tonnage broken (ore and waste); and
- Tonnage to be milled (feed).

The data (tonnage, grade and development) generated by the scheduling process feeds into the Xeras system for the development of cost budgets. The budgets account for all costs associated with mining, processing, engineering maintenance, site overheads and all capital costs associated with primary development and mine-based projects. These budgets are then accounted for in the LoM Financial Model employed for the economic viability testing of the LoM plans. Production tail cutting is also part of the economic viability testing performed using the LoM Financial Model. This entails the examination of the cashflow schedule across the preliminary LoM production schedule to identify subeconomic portions of the schedule occurring in later years of the LoM (years associated with negative cash flow) for exclusion from the final LoM production schedule informing the Mineral Reserves.

13.8.2 LoM Production Schedule for Stillwater Mine

Table 37 and Figure 59 present the final LoM production schedule for Stillwater Mine to FY2049. Figure 59 shows the production ramp down from 687 624 tons in FY2024 to 289 277 tons in FY2025 due to the temporary suspension of mining in the Stillwater West Section between FY2025 and FY2027. A 23% 2E grade improvement between FY2024 (0.42opt) and FY2025 (0.49opt) is forecast and this is consistent with the approach to prioritise higher-grade areas in prior years of the LoM. Thereafter, a production ramp up associated with increased output from both the Stillwater West and East Sections from FY2028 to FY2031 is planned. Production is maintained at the steady state level of approximately 1 130 000 tons per annum and an average 2E grade of 0.45opt until FY2049, which is the end of the LoM.

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The abrupt termination of production depicted in Figure 59 is due to tail cutting which excluded subeconomic quantities of the scheduled Measured and Indicated Mineral Resources in later years of the LoM from the current LoM production schedule informing the Mineral Reserves for Stillwater Mine and does not represent Mineral Resource depletion. As shown in Table 22, there is a significant proportion of Indicated and Measured Mineral Resources not scheduled for mining in the current LoM plan available for potential LoM extensions. Sustained additional definition drilling will be required to upgrade parts of the Indicated Mineral Resources to Measured Mineral Resources included in the LoM production schedule. It should also be noted that unscheduled remnant Measured Mineral Resources left in the historically mined areas can potentially be brought into the production schedule at insignificant capital expenditure, when required and subject to favourable PGM prices.

Table 37: LoM Production Schedule for Stillwater Mine

Parameter	Actual			Budget						
	FY2022	FY2023	FY2024	FY2025	FY2026	FY2027	FY2028	FY2029	FY2030	FY2031
Mill Feed Tons	726 444	728 560	687 624	289 277	290 558	280 625	691 132	812 087	928 830	1 093 330
Feed 2E Content (oz)	285 838	288 671	288 072	145 802	143 632	141 876	288 454	317 654	374 560	485 838
Returnable 2E Content (oz)	260 206	265 428	263 252	133 022	131 042	130 526	265 378	292 242	344 595	446 971
Feed 2E Grade (opt)	0.39	0.40	0.42	0.50	0.49	0.51	0.42	0.39	0.40	0.44

Parameter	Budget									
	FY2032	FY2033	FY2034	FY2035	FY2036	FY2037	FY2038	FY2039	FY2040	FY2041
Mill Feed Tons	1 087 520	1 166 181	1 212 731	1 185 100	1 182 804	1 198 537	1 150 802	1 161 456	1 168 288	1 069 532
Feed 2E Content (oz)	510 412	540 256	528 613	532 460	529 587	525 641	523 059	522 135	519 288	527 312
Returnable 2E Content (oz)	469 579	497 036	486 324	489 864	487 220	483 590	481 214	480 364	477 745	485 127
Feed 2E Grade (opt)	0.47	0.46	0.44	0.45	0.45	0.44	0.45	0.45	0.44	0.49

Parameter	Bdget									
	FY2042	FY2043	FY2044	FY2045	FY2046	FY2047	FY2048	FY2049		
Mill Feed Tons	1 019 627	1 066 184	1 126 752	1 137 986	1 186 493	1 064 876	1 078 512	1 114 842		
Feed 2E Content (oz)	523 715	521 509	522 420	518 847	519 185	441 818	435 342	436 801		
Returnable 2E Content (oz)	481 818	479 788	480 626	477 339	477 650	406 473	400 514	401 857		
Feed 2E Grade (opt)	0.51	0.49	0.46	0.46	0.44	0.41	0.40	0.39		

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155 Figure 59: LoM RoM ore production schedule for Stillwater Mine Based on the historical performance at Stillwater Mine and considering the available mining equipment at the mine, the Qualified Persons are of the opinion that the LoM production plan is achievable. The LoM production schedule includes the scheduled Measured and Indicated Mineral Resources and excludes Inferred Mineral Resources and subeconomic quantities of the scheduled Measured and Indicated Mineral Resources in later years of the LoM from the current LoM production schedule informing the Mineral Reserves for Stillwater Mine. Life of Mine Production Schedule for East Boulder Mine Table 38 and Figure 60 present the final LoM production schedule for East Boulder Mine to FY2059. Figure 60 shows the production ramp down from 556 432 tons in FY2024 to 468 118 tons in FY2025 due to the temporary suspension of mining in the Frog Pond East Section. Thereafter, a production ramp up associated with increased output from the Frog Pond West, Graham Creek and Lower East Boulder Sections between FY2029 and FY2030 is planned. Production is maintained at the steady state level of approximately 728 000tons per annum and average 2E grade of 0.32opt until FY2059, which is the end of the LoM. Mining in the Frog Pond East Section is planned to resume in FY2046. Another key attribute of the production profile is the consistency in 2E grades (LoM average 2E grade of approximately 0.32opt), which reflects less grade variability compared to Stillwater Mine. The forecast 2E head grades are also aligned to the three-year actual average of 0.33opt. As per the explanation provided for Stillwater Mine, the abrupt termination of production depicted in Figure 60 is due to the exclusion of subeconomic quantities of the scheduled Measured and Indicated Mineral Resources in later years of the LoM from the current LoM production schedule informing the Mineral Reserves for East Boulder Mine, and does not represent Mineral Resource depletion. With some modest capital expenditure, there are unscheduled Measured and Indicated Mineral Resources reflected in Table 22 which can be brought into the LoM production schedule to extend the LoM, if required. In addition, sustained additional underground definition drilling will permit the upgrade of 0.00 0.05 0.10 0.15 0.20 0.25 0.30 0.35 0.40 0.45 0.50 0.55 0 200 000 400 000 600 000 800 000 1 000 000 1 200 000 1 400 000 F Y 2 0 2 2 F Y 2 0 2 3 F Y 2 0 2 4 F Y 2 0 2 5 F Y 2 0 2 6 F Y 2 0 2 7 F Y 2 0 2 8 F Y 2 0 2 9 F Y 2 0 3 0 F Y 2 0 3 1 F Y 2 0 3 2 F Y 2 0 3 3 F Y 2 0 3 4 F Y 2 0 3 5 F Y 2 0 3 6 F Y 2 0 3 7 F Y 2 0 3 8 F Y 2 0 3 9 F Y 2 0 4 0 F Y 2 0 4 1 F Y 2 0 4 2 F Y 2 0 4 3 F Y 2 0 4 4 F Y 2 0 4 5 F Y 2 0 4 6 F Y 2 0 4 7 F Y 2 0 4 8 F Y 2 0 4 9 F Y 2 0 5 0 F e e d 2 E G ra d e ( o p t) M il l F e e d ( To n s) Mill Feed Tons Feed 2E Grade (opt) 156 Inferred Mineral Resources and allow sustained production at the steady state level beyond FY2059. Given the quantity of unscheduled Inferred Mineral Resources at East Boulder Mine (Table 22), it is reasonable to expect that the definition drilling will permit the upgrading of significant Inferred Mineral Resources and the subsequent conversion to Mineral Reserves. Table 38: LoM Production Schedule for East Boulder Mine Figure 60: LoM Production Schedule for East Boulder Mine The Qualified Persons consider the forecast production levels achievable as mining equipment and labor required to meet the increased development and stoping requirements is available at the mine and the forecast production levels have been achieved previously. FY2022 FY2023 FY2024 FY2025 FY2026 FY2027 FY2028 FY2029 FY2030 FY2031 FY2032 FY2033 FY2034 Mill Feed Tons 545 873 565 820 556 432 479 941 465 544 470 144 455 118 628 629 718 530 735 358 724 951 691 569 678 336 Feed 2E Content (oz) 178 471 183 184 181 911 152 024 149 172 145 657 140 751 190 375 220 385 229 345 230 999 220 638 223 481 Returnable 2E Content (oz) 160 925 164 349 162 590 137 120 134 547 134 004 129 491 175 145 202 754 210 997 212 519 202 987 205 603 Feed 2E Grade (opt) 0.33 0.32 0.33 0.32 0.32 0.31 0.31 0.30 0.31 0.31 0.32 0.32 0.33 FY2035 FY2036 FY2037 FY2038 FY2039 FY2040 FY2041 FY2042 FY2043 FY2044 FY2045 FY2046 FY2047 Mill Feed Tons 710 630 733 513 703 461 702 721 741 307 736 945 744 744 695 658 747 193 739 999 713 230 714 939 697 247 Feed 2E Content (oz) 237 166 246 315 237 213 233 333 238 316 236 984 239 135 238 187 241 274 227 830 237 772 240 333 236 408 Returnable 2E Content (oz) 218 192 226 609 218 236 214 666 219 251 218 025 220 004 219 132 221 972 209 604 218 750 221 107 217 496 Feed 2E Grade (opt) 0.33 0.34 0.34 0.33 0.32 0.32 0.32 0.34 0.32 0.31 0.33 0.34 0.34 FY2048 FY2049 FY2050 FY2051 FY2052 FY2053 FY2054 FY2055 FY2056 FY2057 FY2058 FY2059 Mill Feed Tons 685 033 760 470 740 577 743 495 753 730 754 473 752 987 753 079 746 974 747 050 748 225 719 337 Feed 2E Content (oz) 230 590 247 081 233 171 215 942 212 712 214 698 212 905 237 281 220 523 233 285 234 598 221 870 Returnable 2E Content (oz) 212 143 227 314 214 518 198 667 195 695 197 522 195 873 218 299 202 881 214 622 215 830 204 120 Feed 2E Grade (opt) 0.34 0.32 0.31 0.29 0.28 0.28 0.28 0.32 0.30 0.31 0.31 0.31 Parameter Parameter Parameter Actual Budget Budget Budget 0.00 0.05 0.10 0.15 0.20 0.25 0.30 0.35 0.40 0 100 000 200 000 300 000 400 000 500 000 600 000 700 000 800 000 F Y 2 0 2 2 F Y 2 0 2 3 F Y 2 0 2 4 F Y 2 0 2 5 F Y 2 0 2 6 F Y 2 0 2 7 F Y 2 0 2 8 F Y 2 0 2 9 F Y 2 0 3 0 F Y 2 0 3 1 F Y 2 0 3 2 F Y 2 0 3 3 F Y 2 0 3 4 F Y 2 0 3 5 F Y 2 0 3 6 F Y 2 0 3 7 F Y 2 0 3 8 F Y 2 0 3 9 F Y 2 0 4 0 FY 2 0 4 1 F Y 2 0 4 2 F Y 2 0 4 3 F Y 2 0 4 4 F Y 2 0 4 5 F Y 2 0 4 6 F Y 2 0 4 7 F Y 2 0 4 8 F Y 2 0 4 9 F Y 2 0 5 0 F Y 2 0 5 1 F Y 2 0 5 2 F Y 2 0 5 3 F Y 2 0 5 4 F Y 2 0 5 5 F Y 2 0 5 6 F Y 2 0 5 7 FY 2 0 5 8 F Y 2 0 5 9 F Y 2 0 6 0 F e e d P d + P t G ra d e ( o p t) M il l F e e d ( To n s) Mill Feed Tons Feed 2E Grade (opt) 157 Mining Equipment Stillwater Mine Operations at Stillwater Mine are mechanised, employing various pieces of equipment which are listed in Table 39. For both the Stillwater West and East Sections, the mine makes use of 4.0 cubic yard and 6.0 cubic yard LHDs for infrastructure development and 2.0 cubic yard LHDs for operations on the reef including reef development and stope ore removal. Other key elements of the current fleet are face drill rigs, bolters and dump trucks. These are further supported by numerous utility and transport units. The Qualified Persons are satisfied that, accounting for the geographical separation of the stoping and development areas and the daily production called for, the Stillwater Mine has sufficient equipment to meet current production targets as the available equipment units significantly exceed the budgeted requirements. Table 39: Stillwater Mine Current and Budget Mechanised Mining Equipment Quantities Equipment Description Number of Existing Units Budget Number of Units Mechanised Bolters 11 7 CMAC Bolters 36 8 Face Drill Rigs 33 11 LHDs 75 21 Dump Trucks 24 5 Utility Vehicles 221 69 Tractors 6 5 Locomotives 13 2 Total 419 128 A combination of vertical hoisting (via the shaft) and tramming (via trains and locomotives) is employed for the transport of ore and waste from the underground workings to the processing facility on surface. Currently, 60% of ore generated underground at the Stillwater Mine is hoisted via the shaft with the remainder being transported via train. The quantity of ore transported by rail will increase as the production levels at the Stillwater East Section increase. East Boulder Mine Operations at East Boulder Mine are also mechanised, employing the equipment as listed in Table 40. The mine makes use of 4.0 cubic yard and 6.0 cubic yard LHDs for infrastructure development and 2.0 cubic yard LHDs for production mining operations on the reef, including development and stope ore removal. Table 40: East Boulder Mine Mechanised Mining Equipment Quantities Equipment Description Number of Existing Units Budget Number of Units Mechanised Bolter 5 4 CMAC Bolter 8 10 Face Drill Rigs 16 15 LHDs 34 24 Dump Trucks 7 7 Utility Supply Flatbeds 13 13 Tractor 13 13 Forklifts 8 8 158 Skidsteer 5 5 Locomotives 9 7 Mine Transportation 62 62 Road Maintenance 4 4 Total 176 172 The Qualified Persons are of the opinion that, accounting for the geographical separation of the stoping and development areas and the daily production called for in the LoM production plan, the mine currently has sufficient equipment to meet production targets. Logistics Stillwater Mine A total of eleven adits have been driven and access underground workings at the Stillwater Mine; six are main accesses and intakes, four are dedicated exhausts, and one is an auxiliary drift. The main rail haulage adits are the 5000W and 5000E Levels. Ore is dropped down from the upper levels via a series of ore and waste passes to transfer boxes on 5000W Level from where the rock is railed to the mine portal by diesel locomotives. The rail cars discharge ore or waste into a purpose-built tip that dumps into a haul truck. The haul truck dumps the ore onto a RoM stockpile ahead of the concentrator. The waste rock is transported to the East Side Waste Rock Dump. For the Stillwater East Mine, ore and waste is dropped down from the upper levels via a series of AlimakTM ore and waste passes to transfer boxes on the 5000E Level from where the rock is railed to the mine portal by diesel locomotives. The rail cars discharge ore or waste into two tips that drop the material into a “box” from where surface loaders pick up the material and load haul trucks that transport and dump the ore onto a RoM stockpile ahead of the concentrator or haul the waste to the East Side Waste Rock Dump. Ore and waste rock from the levels below the portal adit of the 5000E Level is hoisted to surface via the Vertical Shaft. Ore and waste rock is transferred from all the levels above the 3500W Level and below the 5000E Level via a series of raise-bored ore and waste rock passes to the main transfer boxes on the 3500W Rail Level. Rock material (ore or waste) is hauled by tandem 20-ton diesel locomotives with on average twelve ore cars per train and discharged into the mine tip on the 3500W Level which reports to the shaft. All broken rock from the rock passes reports to the main jaw crusher which in turn feeds, via an apron feeder, onto the main conveyor belt on the 3100W Level. The conveyor belt feeds into the main surge box prior to loading into measuring flasks at the skip boxes. The ore and waste rock is hoisted separately to surface using two 10-ton skips and deposited on separate stockpiles. There is sufficient available hoisting time to meet the LoM production requirements. A double deck 50-person capacity service cage is also available in the shaft that can move men and material from surface to service all levels between the 4400 Level and 3100W Level.

159 A fully equipped ramp has been developed down to the 1600 Level, which is currently the lowest level on the mine. The ramp is used to haul production from the 2900, 2600, and 2300 Levels by bringing rock to the loading level of the shaft on 3500W Level. All ore and waste rock generated between 1600 Level and 2900 Level gravitates via rock passes down to the lower levels where it is loaded via hydraulic chutes into articulated 30-ton haul trucks. Thereafter, the rock material is hauled to 2600 Level and discharged into the appropriate tips, which feed the 2500 Level chutes. The ore and waste rock is then loaded from the 2500 Level ore and waste chutes and hauled up the ramp to the 3500W Level by 42-ton diesel powered haul trucks. The various adits and the Vertical Shaft are used for the supply of all services to the underground operations, including compressed air, water supply, power, sandfill, and the transport of men, materials, equipment, diesel, explosives and rock. The Qualified Persons are of the view that logistics employed at the Stillwater West Section for the transport of men, material and rock have sufficient capacity to meet the planned production levels. Considering the current and future design logistics capacities for the Stillwater East Section, there will be sufficient logistical support to meet the planned increases in production in this section. East Boulder Mine East Boulder Mine is accessed by two parallel tunnels from the surface portal, with the 6500 Level main access level equipped with 90lb rail for the transport of personnel, materials and rock to and from the mine. All levels above and below this access level are operated as trackless mining sections. Broken rock material (ore and waste) from the upper levels above the 9100 Level is transported to internal tips within each of the independent ramp systems. Ore and waste rock from the upper levels is gravitated to the main 6500 Level rail haulage via drop raises and Alimak raises, which are near vertical ore and waste rock passes, to transfer boxes on the 6500 Level from where the rock is railed to the surface by diesel locomotives. There are also some internal transfers on the 7500, 7900 and 8500 Levels which feed ore and waste into the longer-term rock pass systems. All rock material on the upper levels passes through a grizzly to prevent blockage of the rock passes. Once on surface, the rail cars discharge the ore or waste material into dedicated tips from where ore is conveyed to the concentrator stockpile and waste is loaded out for tailings dam wall construction. The twin 6500 Level access tunnels (Tunnel 1 and 2) are used for the supply of all services underground, water, power, sandfill, and the transport of personnel, materials, equipment, diesel, explosives and rock. Compressed air is supplied by underground compressors near the main workshop complex and all compressed air passes through a dryer to remove excess water from the air stream. During FY2019 and FY2020, Tunnel 2 was subjected to a rail upgrade to improve train cycle times required to meet the increasing levels of production (ore and waste) associated with the Fill the Mill Project. This work was completed after an 18-months period in June 2020. 160 The Qualified Persons are of the opinion that, with the completion of the Tunnel 2 rail upgrade, the logistics employed at East Boulder Mine for the transport of personnel, material and rock are adequate to meet the planned production levels. Underground Mine Services Stillwater Mine 13.11.1.1 Overview Stillwater Mine continues to develop its infrastructure in FY2024 and beyond to accommodate the increased mining footprint resulting from the Stillwater East Section expansion. The infrastructure in place has been expanded to allow the mine to execute its final long term LoM plan. 13.11.1.2 Ventilation Access and service adits and shafts are utilised for the ventilation of underground operations. In the Stillwater West Section (Figure 61). The openings are split between: • Intakes: Stillwater Shaft,50W Portal (x2), 50E Portal (x2), 5500W Portal, Benbow Portal, and 5900 Portal; • Exhaust openings: the 5400E Portal, 5400E Raisebore breakouts (x2), 5150W Portal, 5300W Portal, 6600W Alimak raise to Surface breakout, the 6600W breakout adit, 5300W West Fork Alimak raise to Surface Breakout and the 56E13800 Alimak raise to surface breakout (x2). Figure 61: Graphic of Ventsim Model for the Stillwater Mine Stillwater Mine draws approximately 621 000 cubic feet per minute (cfm) for the Stillwater West Section and 730 000cfm for the Stillwater East Section via sixteen exhaust fans to provided sufficient ventilation to support operational requirements. These main fans vary in power from 400hp to 850hp and are situated at various ventilation raises and adits. Ventilation flow is also supplemented by booster fans ranging from 30hp to 150hp in power to create a mine-wide negative pressure system. Stope ventilation 161 is achieved with 30hp to 100hp axial flow fans in conjunction with rigid and lay-flat ducting. Total primary fan power installed in the system is approximately 7 000hp, with a to date reduction of 2 900hp of primary fan power in the Stillwater West Section due to temporary suspension of mining in this section, with further horsepower reductions planned. Stillwater Mine implemented a main ventilation system upgrade completed in FY2024. Two 850hp primary mixed flow fans were installed at the bottom of the 5300W West Fork Alimak to Surface Breakout (WFVR) in FY2023. In FY2024, two additional 850hp units were installed for a total of four primary fans at this location. This system was partially decommissioned to one 850hp fan due to the temporary suspension of mining in the Stillwater West Section. The overall strategy of the WFVR is to have the exhaust raises on the far western extent of mining with the main power at the exhaust fans, reducing the requirements for booster fans. The ventilation plan over time will convert more levels to exhausting through the WFVR and will result in the decommissioning of primary vent fans on the 4800W and 6600W Levels. The 850HP fans are mixed flow units and the main exhaust flow can be adjusted dynamically. In addition, the 5150W and 5300W Portals will be swapped to intake airways as the ventilation system is converted to use the WFVR as the main exhaust to support the Lower Off Shaft area of Stillwater West. 13.11.1.3 Mine Dewatering The lowest level at Stillwater Mine is the 1400W Level Decline and the lowest operational level is the 1600 W Level. Stillwater Mine has installed a series of “leapfrog” interim dams and pumps for the removal of waste and fissure water from these low points. Water is pumped from one pump station/sump up to the next in consecutive lifts to bring the water out of the mine via the 1900W Level Pump Station. Drain water is collected in sumps in the various haulages and pumped to the main pumps station or a drain hole on that level to ensure haulages and declines are kept dry. The 1900W Level Pump Station comprises six main pumps which pump water to an intermediate pump station on the 2500W Level, which pumps to a series of sumps on the 3100W Level, and water is then pumped from this intermediate pump station to the 4400W Level Pump Station. Thereafter this water is then pumped up to the 5300W Level Surge Reservoir from where it is gravity fed to the West Clarifier on surface. The main pump corridor from the 1900W to 53W in the Stillwater West Section is being maintained with anticipated pumping volumes being significantly reduced following the temporary suspension of mining activities in this section. Upgrading of the main dewatering lines from the 3100W to 5300W is in process, with anticipated completion in FY2026. The intent of the upgrade is to replace lines and raises for improved reliability along with decommissioning of the 53W surge reservoir. Water from areas above the 5000E Level at the Stillwater East Section reports to the East Clarifier on surface while the remainder of the water reports to the West Clarifier through the 5300W level surge reservoir. A disk filtration system commissioned in FY2021 was designed to treat all water disposed of via 162 percolation and the Land Application and Disposal facility adjacent to the Hertzler Tailings Storage Facility to comply with recently issued water disposal regulations. The current pumping capacity at Stillwater Mine is approximately 2 500gal per minute and is adequate for handling the expected amount of mine inflow water. In addition, clarifier upgrades were completed in FY2021 to increase capacity to 2 500gal per minute for each of the two clarifiers resulting in a total clarifier capacity of 5 000gal per minute. The Qualified Persons are of the opinion that Stillwater Mine has an appropriate mine dewatering system, and that the dewatering system can handle all forecast water inflows into the mine. 13.11.1.4 Compressed Air The installed compressed air system at Stillwater Mine consists of eleven stationary compressors for 19 600cfm of capacity. There are six compressors on the east side and five on the west side. These compressors are all located on surface and are tied into the total mine system by underground piping and a 12-inch diameter on-surface trunk line between the east side compressor house and the west side Loci Barn compressor house. Compressed air volumes are being increased as production ramps up in the Stillwater East Section. In FY2021, an engineering study was launched with the inhouse projects team and executed by Nordmin Engineering to further delineate future needs. There is a planned replacement of two East Side 500hp compressors with new centrifugal units in FY2025. This replacement along with the conversion of the East Side Compressors from open to closed loop cooling will improve system reliability and efficiency. With the temporary suspension of mining in the Stillwater West Section, the mine plans to isolate the Stillwater West and East Section compressed air systems once the East side compressor upgrades are complete. The compressed air service map for Stillwater Mine is shown in Figure 62.

Figure 62: Stillwater Mine Compressed Air Service Map


Air
12" Pipe
8" Pipe
6" Pipe
4" Pipe
2" Pipe
Condensation Trap
Check Valve
Pressure Gauge
In-line Valves

13.11.1.5 Service Water

Service water to the underground sections of Stillwater Mine is provided by four separate systems split between the Stillwater West and East Sections. All main underground water lines are steel pipe or high-pressure polyvinyl chloride (PVC) pipe due to the design parameters of the system.

The service water system for the Stillwater East Section is based at the East pumphouse/clarifier on surface near the 5000E portals. Stillwater East Section service water utilises discharge water from this section supplemented with unaltered drilled decant water. The surface pump house delivers service water to the main 56E Drill Water Reservoir (DWR), with a capacity of 550gal per minute. Mining is supported by a system of progressive DWRs where water gets pumped up to reservoirs on each level that support mining activities. Currently, DWRs are on 5600 and 6000 Levels with the 6400 DWR planned in FY2025. A schematic diagram showing the Stillwater East Section service water reticulation is shown in Figure 63.

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Figure 63: Stillwater East Section Service Water Reticulation


13900
ALIMAKS
60e FWL
56E FWL and
Ramp Water
Service
Fed from
Grundfos or
Weir PJ-80
pump at 56E
DWR
157,000 Gallon Service Water Reservoir
Fed from 8" Line on TBM
From Surface 101 Pumps
TBM and 15,700 Decline Water Service,
Fed from inline pump at 56E DWR
TBM and 15,700 Decline Water Service,
Fed from inline pump at 56E DWR
54e FWL
52e FWL
52e FWL
50e FWL
50e Ramp
56E DWR Feed
Dedicated System
Fed from Surface 101 Pumps
TBM
LAUNCH
CHAMBER
48e FWL
48e FWL
48e FWL
46e FWL
46e FWL
44e FWL
Mine Water
6 Inch Water Line
8 Inch Water Line

The service water system for the Stillwater West Section is provided by three separate systems that are fed by the 5150 Surface Pumphouse. The 5150 Surface Pumphouse is located adjacent to the Nye TSF and primarily utilises potable water. Below is a summary description of the three systems and the relevant areas served:

- Upper West: Service water to the Upper West (above the 5000L) is provided by "SUNFLO" style centrifugal pumps to move approximately150gal per minute of service water from the 5150 Pumphouse to the 5900 DWR via underground pipelines. Additional DWRs in the Upper West are located on the 5500L and 6900L. Water is pumped to those reservoirs and piped down to lower levels for service water. The 5900 DWR is used to provide high-pressure water for sand distribution system at the 4900-5150 Levels and gland water for the 4400 dewatering pumps.
- Lower Far West: Service water to the Lower Far West (between the 3200L and 5000L west of the shaft) is provided by a gravity feed system with booster pumps. The system originates at the 5150 Pumphouse and then moves west through underground piping to the 47000 DWR. From this reservoir, water is provided to the Lower Far West region at approximately 200gal per minute.
- Lower Off Shaft: Service water to the Lower Off Shaft (below the 3200L) is provided by a gravity feed system. Approximately 200gal per minute of water is piped underground directly from the 5150 Pump house to the 4400L. A network of vertical raises and horizontal pipe runs transport the water to the underground workings, with the lowest operational level being the 1600L.

The age and growth of the Stillwater West Section precluded a more systematic approach of DWRs every level as per the approach at the Stillwater East Section and EBM. As a result, Pressure Reducing Valve (PRV) stations are installed inline the service water system every 400ft vertical separation to keep

164

we are one Sibanye Stillwater

operating pressures below 250Psi. All three service water systems in the Stillwater West Section utilise PRVs which are most prevalent in the Lower Off Shaft system due to the 4 400ft of head in the overall system.

The temporary suspension of Stillwater West Section has resulted in the service water systems being primarily idled, with the exception of water for the sand distribution system at the 4900-5150 Levels and dewater pump gland water.

13.11.2 East Boulder Mine

13.11.2.1 Overview

East Boulder Mine continues to increase its mining footprint and development continues upwards to generate more Mineral Reserves. This development is supported by the necessary mine services and infrastructure, which includes the following:

- 6500, 7200 and 8200 Level sand plants;
- An additional sand plant on the 8800 Level is planned for commissioning in FY2025;
- A fully optimised ventilation system;
- Infrastructure for the 72740-ramp system; and
- Infrastructure required for the development of the 7500 and 7200 Footwall Levels and the Frog Pond incline.

13.11.2.2 Ventilation

At East Boulder Mine, ventilation openings are split between the following:

- Intake ways: 6500W Portals (x2) and BVR Alimak Intake Raise (Figure 64); and
- Exhaust openings: Simpson Creek Raise, BVR Alimak Exhaust Raise, Graham Creek Raise, 79W FWL (surface breakout in FY2027) and 75E Alimak to surface in FY2029.

East Boulder Mine draws 490 000cfm of air to ventilate the underground operations via two main fans, with one 600hp exhaust fans located at the Brownlee Ventilation Raises and one 850hp fan located at the Graham Creek Raise. The air is exhausted via two vertical raises to the Frog Pond adit, and the Graham Creek Raise. Additional force fans are utilised in primary development sections. Stope ventilation is achieved with 40hp to 100hp axial flow fans in conjunction with rigid and lay-flat ducting. Whenever possible, ventilation is achieved by establishing a raise from the sill level of the stope to the level above. This allows separate and fresh air from the primary circuit to flow through the stopes.

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Figure 64: Graphic of Ventsim Model for the East Boulder Mine



- Intake Portal/Raises
– Exhaust Portal/Raises (Main Fans in Proximity)
BVR Raises
1
75E Alimak
3
79W FWL
2
6500 Rail
Tunnels # 1 & # 2 Main Shop Location

East Boulder Mine has implemented a main ventilation system upgrade which was completed in FY2024, this upgrade entailed the following:

- An 850hp mixed flow fan has been installed at the Graham Creek Raise to provide the primary exhaust for the western extent of the East Boulder Mine. The main exhaust flow can be adjusted dynamically;
- The Frog Pond Alimak Raises (BVR) have had a major upgrade with a passive heat exchanger installed on surface at the top of the raises. One raise has been commissioned as an intake airway which allows for intake air to be delivered to the 7500W FWL; and
- The two existing 400hp fans were replaced by a singular 600hp mixed flow fan installed at the bottom of the exhaust raise, and the Simpson Creek raise was decommissioned to reduce both power requirements and increase airflow to the western mining areas. The main exhaust flow can be adjusted dynamically. Given the unreliability of the current 850hp fans and support from the manufacturer, an upgrade is needed to de-risk the East Boulder Mine operations. A new manufacturer has been identified, and the upgrade is planned to be completed in FY 2025/2026.

The overall strategy is to establish another air intake at East Boulder Mine to increase air quality and reduce main fan pressure. The system is split into two vent zones and is generally described as the 6500 Portals feeding the western side of the mine and exhausting through the Graham Creek Raise and the BVR intake raise feeding the eastern side and being exhausted through the BVR exhaust raise.

Air entering the mine on the 6500 Level is heated via two propane bulk air heaters in the winter to prevent freezing of pipes and to ensure productive working temperatures. Air entering the mine through the BVR intake raise is passively heated using mine air from the BVR exhaust raise at the top of the BVR raises. Air temperature is monitored and air flow is regulated through the BVR intake to keep intake temperatures above freezing in the wintertime.

The Qualified Persons are satisfied with the current ventilation system which provides air flow that is adequate for the mine's current and future needs.

13.11.2.3 Mine Dewatering

Mining operations are primarily situated above the main adit level allowing for water drainage from the active sites and, therefore, water pumping is not a major challenge. Furthermore, water inflow from

166

fissures and underground aquifers is minimal. Ramp development below the 6500 Level is equipped with normal mobile pumps and cascade sump/pumps to bring the water to the 6500 Level. Water management focus is primarily to ensure that there is adequate infrastructure to manage service water and waste water from the underground fill. The pumping capacity of the mine is approximately 396gal per minute from the main pump station on the 6500 Level, which exceeds the historical and current water flow rates of less than 250gal per minute.

A mine water recycling pond was constructed on surface and commissioned in FY2024. The old mine water recycling pond will be removed in FY2025 to allow for continuing expansion of the Stage 6 raise on the Tailings Storage Facility. In addition, East Boulder Mine commissioned and began using the Boe Ranch Pipeline and injection well at the Yates Pit. This has afforded the optionality of multiple water disposal options, removing reliance on only the percolation pond at East Boulder Mine.

The Qualified Persons are satisfied with the pumping capacity at the mine, which meets the current and future needs of the mine.

13.11.2.4 Compressed Air

The present compressed air system at East Boulder Mine consists of five stationary compressors and a mine wide distribution system. These compressors are all located underground and are tied into the mine compressed air system by underground piping and a controller system. As such the system delivers compressed air based on demand. Air is piped via an 8-inch diameter main trunk on the 6500 Level, 6-inch diameter pipes up each ramp, and 6-inch or 8-inch lines on each level. There is also a dedicated 10-inch trunk that runs from the compressors near the central workshop to the 7500 Level. All the pipes are interconnected. Each compressor is rated at 500hp and can deliver 1 750cfm at 125psig at the 6500 Level elevation. Collectively, all compressors can deliver over 8 700cfm but only four compressors are required to run at peak demand, with normal duty requiring three compressors to run online and with the fifth providing the required redundancy.

A compressed air dryer was commissioned on 6500 Level in early FY2020 to reduce water in the air lines. A 10-inch diameter pipeline loop from the 7500 Level up to the 8200 Level was installed in FY2020 to increase storage capacity above the 7500 Level. A 200 HP satellite compressor was also added in FY2021 to service a long hole drilling machine, with three more satellite compressors to be added and installed at long hole drilling locations as required. In addition, studies on long-term engineering and option planning started in FY2021 and was completed in FY2022. As a result, the long-term compressed air requirements and strategy are now more clearly defined. As a result, the Qualified Persons are satisfied that the existing and planned compressed air system at East Boulder Mine will support the current and future operational plans.

The compressed air service map for East Boulder Mine is shown in Figure 65.

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Figure 65: East Boulder Mine Compressed Air Distribution System


Denotes Air flow
6" Air Line
8" Air Line
10" Air Line
91 FWL
88 FWL
85 FWL
82 FWL
79 FWL
75 FWL
69 FWL
67 FWL
LOM PASSES
LOM PASSES
-78,000E
-77,000E
-76,000E
-75,000E
-74,000E
-73,000E
-72,000E
-71,000E
-70,000E
-69,000E
-68,000E
-67,000E

13.11.2.5 Service Water

The current service water system consists of multiple DWRs situated on each level underground (Figure 66). The DWR system is fed from the riser pump located at the surface clarifier, which receives the return water from the mining activities underground. The clarified water is pumped underground via a pipeline from the clarifier to the 6500 Level DWR from where it is pumped vertically to the DWRs at the higher levels in the mine in a cascading fashion – DWRs are located at the 6500, 6700, 6900, 7200, 7500, 7900, 8200, 8500 and 8800 Levels. Clean Portal Water is also distributed to the 6500 DWR via a pipeline in Tunnel 1 from a sump inside Portal 1. The future water distribution plan provides for one more DWR at the 9100 Level. The DWRs are equipped with pump skids that have two pumps per skid, each pump delivering 300gal per minute at 350ft of head. The 7900, 8200, 8500 and 8800 DWRs are controlled via variable frequency drives (VFDs) and 40hp pumps, whereas the rest of the DWRs have 125hp direct feed pumps. Each system is sufficient to meet requirements and the DWR planned will be constructed with 40hp pumps and VFDs.

The Qualified Persons are satisfied with the current service water system, which provides sufficient service water to the mining operations, and no major additions are required. The planned upgrades will ensure the mine has sufficient service water for the current and expanded operations.

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Figure 66: East Boulder Mine Drill Water Reservoir Layout


91 FWL
88 FWL
85 FWL
82 FWL
79 FWL
75 FWL
72 FWL
69 FWL
67 FWL
LOM PASSES
Drill Water Reservoir
-74,000E
-73,000E
-72,000E
-71,000E
-70,000E
-69,000E
-68,000E
-67,000E
-66,000E
-65,000E

13.12 Labor

Table 41 and Table 42 show the LoM labor plans for Stillwater and East Boulder Mines, respectively. The strategic review and restructuring of the SSW US PGM Operations have resulted in material changes to the LoM plans for Stillwater and East Boulder Mines and consequential reduction in the headcount for the mining, technical services and administration, concentrator, surface operations and engineering and maintenance complements. Overall, the restructuring of the labor complement has led to headcount reduction of approximately 55% and 28% for Stillwater and East Boulder Mines, respectively. The labor complement at each mine site will be kept at these low levels during FY2025 and FY2026 in line with the planned production levels, followed by a progressive build up between FY2027 and FY2031 to the steady state headcount level of approximately 1 260 and 430 Stillwater and East Boulder Mines, respectively. As per the current LoM plans for the mine, total headcount is planned to remain stable at the FY2031 levels for the remainder of the LoM to sustain the planned steady state production levels, with a headcount ramp down planned towards closure at the end of the LoMs.

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Table 41: LoM Labor Plan for Stillwater Mine

Description	Actual			Budget						
	FY2022	FY2023	FY2024	FY2025	FY2026	FY2027	FY2028	FY2029	FY2030	FY2031
Mining	790	708	597	233	233	271	528	633	747	802
Engineering Maintenance	140	205	199	120	120	176	209	238	237	237
Technical Services & Admin	141	140	96	40	40	41	43	61	72	76
Concentrator	43	33	42	33	33	33	37	43	57	57
Surface	22	16	61	20	20	20	24	35	48	48
Total Mine Site	1 136	1 102	995	446	446	541	841	1 010	1 161	1 220

Description	Budget									
	FY2032	FY2033	FY2034	FY2035	FY2036	FY2037	FY2038	FY2039	FY2040	FY2041
Mining	785	806	827	834	838	847	846	859	867	875
Engineering Maintenance	237	237	237	237	237	237	237	237	237	237
Technical Services & Admin	76	76	76	76	76	76	76	76	76	76
Concentrator	57	57	57	57	57	57	57	57	57	57
Surface	48	48	48	48	48	48	48	48	48	48
Total Mine Site	1 203	1 224	1 245	1 252	1 256	1 265	1 264	1 277	1 285	1 293

Description	Budget									
	FY2042	FY2043	FY2044	FY2045	FY2046	FY2047	FY2048	FY2049		
Mining	870	879	865	846	840	799	734	714		
Engineering Maintenance	237	237	237	237	237	237	237	222		
Technical Services & Admin	76	76	76	76	68	68	68	68		
Concentrator	57	57	57	57	56	56	56	56		
Surface	48	48	48	48	48	48	48	48		
Total Mine Site	1 288	1 297	1 283	1 264	1 249	1 208	1 143	1 108		

Table 42: LoM Labor Plan for East Boulder Mine

Description	Actual			Budget									
	FY2022	FY2023	FY2024	FY2025	FY2026	FY2027	FY2028	FY2029	FY2030	FY2031	FY2032	FY2033	FY2034
Mining	293	311	308	199	199	193	201	252	283	292	288	282	278
Engineering Maintenance	74	64	91	78	78	78	78	78	78	78	78	78	78
Technical Services & Admin	51	47	50	41	41	41	41	41	41	41	41	41	41
Concentrator	27	28	33	24	24	24	24	24	24	24	24	24	24
Surface	11	11	11	11	11	11	11	11	11	11	11	11	11
tal Mine Site	456	461	493	353	353	347	355	405	437	446	442	436	432

Description	Budget												
	FY2035	FY2036	FY2037	FY2038	FY2039	FY2040	FY2041	FY2042	FY2043	FY2044	FY2045	FY2046	FY2047
Mining	277	276	266	266	283	284	288	266	286	285	278	278	276
Engineering Maintenance	78	78	78	78	78	78	78	78	78	78	78	78	78
Technical Services & Admin	41	41	41	41	41	41	41	41	41	41	41	41	41
Concentrator	24	24	24	24	24	24	24	24	24	24	24	24	24
Surface	11	11	11	11	11	11	11	11	11	11	11	11	11
tal Mine Site	431	430	420	420	437	437	442	420	440	438	431	432	430

Description	Budget												
	FY2048	FY2049	FY2050	FY2051	FY2052	FY2053	FY2054	FY2055	FY2056	FY2057	FY2058	FY2059	
Mining	273	283	277	266	267	267	271	253	246	230	214	207	
Engineering Maintenance	78	78	78	78	78	78	78	76	76	76	76	76	
Technical Services & Admin	41	41	41	41	41	41	41	41	41	41	41	41	
Concentrator	24	24	24	24	24	24	24	24	24	24	24	24	
Surface	11	11	11	11	11	11	11	11	11	11	11	11	
tal Mine Site	427	437	431	420	421	420	425	405	397	382	366	358	

The Qualified Persons noted that mining productivity when viewed in terms of tonnage generated per number of mining employees at East Boulder Mine from FY2031 until FY2025 is forecast to average 2 617 tons per mining employee which is approximately 8% higher than the pre-FY2021 peak level average of 2 414 tons per mining employee. Using this metric, the forecast average productivity for Stillwater Mine

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171 from FY2031 until FY2046 is 2 617 tons per mining employee which is approximately 18% higher than the pre-FY2021 peak levels. The higher productivity change reflects higher efficiencies anticipated at both operations following achievement of steady state production when compared to the pre-2021 levels when both mines were ramping up production to achieve steady state. While the Qualified Persons are satisfied with the current labor plans for Stillwater and East Boulder Mines, they also acknowledge the risk of failing to achieve the labor build up plan which will affect the planned production ramp up across the SSW US Operations. Mitigation measures that Sibanye-Stillwater has put in place manage this risk includes hiring of critical skills ahead of the production ramp up and critical skills retention as well as productivity improvement initiatives and training programmes to hire local people to fill critical roles. 172 PROCESSING AND RECOVERY Mineral Processing Methods Background Ore processing plants at Stillwater and East Boulder Mines and the smelter and base metal refinery at the Columbus Metallurgical Complex have been in continuous operation for decades. All metallurgical processes and technology in place at the ore processing, smelting and refining facilities are appropriate, well-proven and aligned to norms and practices in the PGM sectors. The processing methods were selected based on metallurgical testwork carried out as part of feasibility studies at the time of development. However, results of the testwork have been superseded by actual operational data and experience accumulated over several years of continuous successful operation of these facilities. Accordingly, there are no plans to introduce new processing technology at the processing facilities. The recently completed plant capacity upgrades at Stillwater Concentrator and the metallurgical complex were based on existing technology and process flowsheets. There are no expansion plans anticipated at the East Boulder Concentrator which has historically been operated below nameplate capacity. Higher utilisation of the installed capacity at the East Boulder Concentrator from 2029 onwards continues based on existing and proven technology and process flowsheet. Ore Processing Stillwater Concentrator 14.2.1.1 Plant Design and Equipment Specifications The Stillwater Concentrator was commissioned in 1986 and since been upgraded to 3 400-ton per operating day conventional crushing, milling, flotation, and filtration plant producing a PGM-base metal sulphide concentrate suitable for downstream smelting and refining. Primary crushing equipment consists of Metso (Nordberg) feeder and jaw crusher with a capacity of 300 tons per operating hour. Primary grinding equipment consists of: • A Metso 3 000HP semi-autogenous grinding (SAG) mill charged with 4-inch hardened steel balls and with a capacity of 179 tons per operating hour; and • A Metso 3 000HP ball mill charged with 3-inch hardened steel balls and with a capacity of 179 tons per operating hour. The flotation circuit consists of: • Flash flotation circuit containing a Metso flash cell and Metso cleaner cells; • Rougher flotation circuit consisting of twelve Metso 300cft convention flotation cells; • Rougher-cleaner flotation circuit consisting of two 3ft Metso column flotation cells, two 1.5ft Metso column flotation cells, and three Metso 350cft conventional cleaner flotation cells; • Middling flotation circuit consisting of six Metso 300cft conventional flotation cells; 173 • Middling cleaner flotation circuit consisting of eight Metso 300cft conventional cleaner flotation cells; • Scavenger flotation circuit consisting of ten Metso 300cft conventional flotation cells; and • Scavenger cleaner flotation circuit consisting of eight Metso 300cft conventional cleaner flotation cells and a 5ft column flotation cell; Filtration equipment consists of a Metso 10 plate pressure filter with a capacity of 100 tons concentrate per day (4 300 tons per day ore feed). 14.2.1.2 Plant Capacity The PGM concentrator at Stillwater Mine was commissioned in 1986 as a 500-ton per operating day conventional crushing, milling and flotation plant. Following several process modifications and expansions, the concentrator capacity increased to approximately 3 100 tons per operating day by FY2020. The concentrator has historically operated on a ten-day or eleven-day fortnight basis and has been switched off every second weekend resulting in approximately 75% utilisation. This was required to maintain the balance with mining volumes of 750 000 tons per year at the time, but the concentrator currently operates on a continuous basis with a target utilisation of 92% due to the increased tonnage delivered from the mine in recent years. At the 92% utilisation, the plant capacity before expansion is equivalent to approximately 1.1 million tons per year. A significant capital expansion project at the Stillwater Concentrator was finalised and commissioned in late (Q3) FY2023. This expansion has resulted in an operational capacity increasing to 3 400 tons per operating day (i.e., 1.1 million tons per year) at full utilisation. This additional capacity was intended to accommodate additional ore from the Stillwater East Section. However, with the temporary suspension of ore mining operations in the Stillwater West Section, the plant will process ore from the Stillwater East Section only until FY2028 and, thereafter, from both sections of the mine until FY2049. The Qualified Persons note that this reduction in annual throughput will be achieved by reducing the days per month on which the concentrator will be operated. From FY2031 to FY2049, the planned steady state plant feed ranges from approximately 1.1 million tons to 1.2 million tons per annum. Therefore, additional capacity is required for the steady state steady production targets exceeding 1.1 million tons per annum. A bottleneck in the flotation circuits needs to be resolved to upgrade capacity further to 4100 tons per day (i.e. approximately 1.4 million tons per annum at 92% utilisation) as per the original Blitz Project plans. Mechanical equipment needed for the flotation circuit upgrades has already been procured as part of the Blitz Project. Sibanye-Stillwater has undertaken to complete this work at an additional cost of approximately $1.8 million (labor cost) a year before plant feed exceeds 1.1 million tons per annum in the current LoM plan. The following areas of the concentrator have already been upgraded to increase tonnage throughput capacity as part of the Blitz Project: • Milling Section: A new SAG mill, a new ball mill and new pebble crushing facility were installed to replace an existing comminution facility which was decommissioned. The new milling building was commissioned in late (Q3) FY2023 and there is no additional project capital provision for this section beyond FY2023; 174 • Flotation Section: Associated with the milling circuit replacement, the flash flotation cells were also replaced with new cells. The remainder of the flotation circuit required minimal expansion, with the addition of a few cleaner cells, and the increase in capacity of some of the float column cells. The old float plant building had sufficient capacity and infrastructure to accommodate the minor expansions required. This upgraded circuit was commissioned in parallel with the new milling circuit in Q3 FY2023. Further upgrades to the remaining flotations circuits required to increase plant capacity from 3 400 tons to 4 110 ton per day (i.e. 1.1 million tons to 1.4 million tons per year at 92% utilisation) have been considered but deferred to a time when the additional capacity is needed (i.e. from FY2029 onwards); • Tailings Section: Upgrades were completed in FY2023 on the tailings distribution system between the mill and final tailings discharge pump to the TSF. These also included upgrades to slurry pumps, distribution lines, and system controls to handle the increased throughput. Minor upgrades are planned to be completed in FY2024 to the tailings lines going to the TSF to improve system reliability at the maximum planned throughput; and • Concentrate Handling: Upgrade of the concentrate handling facility was commissioned at the end of FY2020. The concentrate thickener has been replaced and a new stock tank and filter press have been installed. The dry concentrate bin has also been replaced to allow delivery into the new side-tipping trucks, which have been implemented for the transportation of the concentrate from the mine to the Columbus Metallurgical Complex. These same trucks return with slag and reverts for reprocessing. 14.2.1.3 Labor Requirements The plant staffing comprises four crews operating on two 12-hour shifts of one Mill Operator and a Tailings Storage Facility Operator. A further two crews comprising one Supervisor, three Mill Operators and one Tailings Storage facility Operator operate on two 12-hour shifts from Tuesday to Friday. There are seven Maintenance (Mechanical) Technicians to support Concentrator, Surface Operations, Paste Plant, Water Treatment, and Building Maintenance and these technicians who operate day shift from Monday to Friday. These mechanics carry out focused maintenance on Monday as well as extra maintenance on Tuesday and Friday depending on ore availability. There are four Electrical Technicians with the same area of responsibility as Concentrator Maintenance Technicians but work day shift, with seven days per coverage. Major and routine planned maintenance is scheduled on a regular basis to ensure the plant mechanical availability of 92% is maintained. 14.2.1.4 Process Description With suspension of mining in the Stillwater Section, the concentrator currently receives ore from the Stillwater East Section as well as slag and brick recycle materials from the smelter. Smelter slag and brick recycle materials are delivered to the primary crushing area and are campaign-treated through the concentrator. A typical slag campaign would last 24 hours and would entail process changes such as different reagent dosages, lower throughput and shutting down the flash float circuit. Approximately 75% to 80% recovery of contained 2E is the sustainable target for these campaigns. The concentrator has previously processed approximately 1.1 million tons per year of RoM ore feed at a 92% total 2E recovery from this material (FY2020). The concentrator capacity expansion was based on the existing process flow diagram which is presented in Figure 67. The process comprises open circuit

175 crushing followed by two stages of milling, with the sized product being delivered to the flotation circuit. Various stages of flotation including roughing, cleaning and scavenging in addition to a regrind circuit ensure that recovery is optimised and concentrate grades suitable for smelting are realised. Figure 67: Block Flow Diagram of the Stillwater Concentrator 14.2.1.5 Production Plan The recent history and budget operational parameters for the concentrator are presented together with the LoM production plan in Table 43, Figure 68 and Figure 69. The FY2022, FY2023 and FY2024 data presented reflects the actual annual performance whilst the FY2025 to FY2049 data represents current budget targets. The current operational methods and capacities are adequate until FY2032 after which flotation circuit upgrades will be required to increase overall concentrator capacity to 1.4 million tons per annum. The key variables reviewed for the LoM are presented in Figure 68 and Figure 69. The metallurgical efficiencies projected have not been obtained historically, but as a result of the process upgrades completed in FY2023 and the minor upgrade planned to accommodate additional material after FY2032, these are deemed reasonable budget targets. However, the flotation circuit debottlenecking project should be completed to increase concentrator capacity to 1.1 million tons before FY2033. 176 Table 43: Stillwater Concentrator Actual and Forecast LoM Operational Throughput and Outputs Figure 68: Stillwater Concentrator Actual and Forecast LoM Operational Throughput and Outputs FY2022 FY2023 FY2024 FY2025 FY2026 FY2027 FY2028 FY2029 FY2030 FY2031 Total Feed tons 726 444 728 563 687 624 289 277 290 558 280 625 691 133 812 087 928 830 1 093 330 Concentrate Produced tons 19 415 21 293 21 383 8 307 8 501 8 052 19 804 23 235 26 567 31 312 2E Recovery % 91.70 91.90 91.70 91.88 91.88 91.92 92.02 91.95 91.97 91.99 2E Metal Produced oz 262 228 265 428 264 180 133 975 134 162 131 241 265 372 292 756 345 371 447 755 FY2032 FY2033 FY2034 FY2035 FY2036 FY2037 FY2038 FY2039 FY2040 FY2041 Total Feed tons 1 087 520 1 166 181 1 212 731 1 185 100 1 182 804 1 198 537 1 150 802 1 161 456 1 168 288 1 069 532 Concentrate Produced tons 31 189 33 465 34 842 33 848 33 941 34 423 33 077 33 245 33 534 30 630 2E Recovery % 92.01 91.99 92.02 92.05 92.03 92.00 91.61 91.61 91.61 91.61 2E Metal Produced oz 470 955 498 623 487 782 490 791 488 753 485 369 482 917 482 055 479 541 487 018 FY2042 FY2043 FY2044 FY2045 FY2046 FY2047 FY2048 FY2049 Total Feed tons 1 019 627 1 066 184 1 126 752 1 137 986 1 186 493 1 063 160 1 078 512 1 022 845 Concentrate Produced tons 29 095 30 481 32 366 32 607 34 074 30 677 30 948 31 728 2E Recovery % 91.61 91.61 91.64 91.75 91.81 91.80 91.87 91.87 2E Metal Produced oz 482 983 481 592 482 255 479 323 480 438 408 002 402 323 371 219 Budget Budget Budget Parameter Unit Unit Unit Actual Parameter Parameter - 5 10 15 20 25 30 35 40 0 200 400 600 800 1 000 1 200 1 400 FY 2 0 2 2 FY 2 0 2 3 FY 2 0 2 4 FY 2 0 2 5 FY 2 0 2 6 FY 2 0 2 7 FY 2 0 2 8 FY 2 0 2 9 FY 2 0 3 0 FY 2 0 3 1 FY 2 0 3 2 FY 2 0 3 3 FY 2 0 3 4 FY 2 0 3 5 FY 2 0 3 6 FY 2 0 3 7 FY 2 0 3 8 FY 2 0 3 9 FY 2 0 4 0 FY 2 0 4 1 FY 2 0 4 2 FY 2 0 4 3 FY 2 0 4 4 FY 2 0 4 5 FY 2 0 4 6 FY 2 0 4 7 FY 2 0 4 8 FY 2 0 4 9 C o n c e n tr a te ( th o u sa n d t o n s) F e e d ( th o u sa n d t o n s) RoM Ore Feed Recycle Feed Concentrator Capacity Concentrate Produced 177 Figure 69: Stillwater Concentrator Actual and Forecast LoM Operational Data 14.2.1.6 Energy Requirements The energy requirement for the Stillwater Concentrator is 6.5MW and is fed by a feed rated for 15MW and a 21.8MW substation. Power to the concentrator is fed from the West Substation as detailed in Section 15.1.4 and is delivered to the plant via incoming Line #2. The substation has sufficient capacity for the concentrator and the planned expansions. 14.2.1.7 Water Requirements The maximum water requirement for the Stillwater Concentrator when operating is 2 000gal per minute and demand ranges from 1 300gal to 2 000gal per minute. The Stillwater Concentrator water balance is water-positive, and the concentrator receives return water from the Hertzler TSF, as well as treated water from underground. The Nye TSF is used as the excess water storage facility. 14.2.1.8 Reagent Requirements -The process materials (reagents and steel balls) used in the Stillwater Concentrator are readily available and mostly sourced from credible suppliers located in the USA or North America. Reagents commonly used are potassium amyl xanthate, di-thiophosphate, carboxymethyl cellulose, methyl Isobutyl carbinol, and flocculant/coagulant. Hardened steel balls in 3-inch and 4-inch size are used in the primary grinding mills and are consumed at approximately 1lb/ton total. The Qualified Persons are satisfied that the measures in place in respect of the supply of process materials which should ensure security of supplies over the life of the operations East Boulder Concentrator 0 100 200 300 400 500 600 80 81 82 83 84 85 86 87 88 89 90 91 92 93 94 FY 2 0 2 2 FY 2 0 2 3 FY 2 0 2 4 FY 2 0 2 5 FY 2 0 2 6 FY 2 0 2 7 FY 2 0 2 8 FY 2 0 2 9 FY 2 0 3 0 FY 2 0 3 1 FY 2 0 3 2 FY 2 0 3 3 FY 2 0 3 4 FY 2 0 3 5 FY 2 0 3 6 FY 2 0 3 7 FY 2 0 3 8 FY 2 0 3 9 FY 2 0 4 0 FY 2 0 4 1 FY 2 0 4 2 FY 2 0 4 3 FY 2 0 4 4 FY 2 0 4 5 FY 2 0 4 6 FY 2 0 4 7 FY 2 0 4 8 FY 2 0 4 9 2 E M e ta l P ro d u c e d ( k o z) 2 E R e c o v e ry ( % ) 2E Metal Produced 2E Recovery 178 14.2.2.1 Plant Design and Equipment Specifications The East Boulder Concentrator was commissioned in 2001 as a 2 000-ton per operating day conventional crushing, milling, flotation, and filtration plant producing a PGM-base metal sulphide concentrate suitable for downstream smelting and refining. Primary crushing equipment consists of Metso (Nordberg) feeder and jaw crusher with a capacity 300 tons per operating hour. Primary grinding equipment consists of: • A Metso 2 000HP SAG mill charged with 4-inch hardened steel balls and with a capacity of 150 tons per operating hour; • A Metso 2 000HP ball mill charged with 3-inch hardened steel balls and with a capacity of 105 tons per operating hour. • The flotation circuit consists of: • Flash flotation circuit containing a Metso unit cell and Metso unit cell cleaner; • Rougher flotation consisting of ten Metso 5cft convention flotation cells; • Rougher-cleaner flotation circuit consisting of a 3ft Metso column flotation cell, four Metso 100cft conventional cleaner flotation cells, and four Metso 50cft conventional cleaner flotation cells; • Middling flotation circuit consisting of ten Metso 500cft conventional flotation cells; • Middling cleaner flotation circuit consisting of four Metso 100cft conventional cleaner flotation cells, and four Metso 50cft conventional cleaner flotation cells; • Scavenger flotation consisting of twelve Metso 500cft conventional flotation cells. • Scavenger cleaner flotation consisting of eight Metso 100cft conventional cleaner flotation cells and a 3ft column flotation cell. Filtration equipment consists of a Metso-Outotec 8-plate pressure filter with a capacity of 100 tons concentrate per day (4 000 tons per day ore feed). 14.2.2.2 Plant Capacity The concentrator at East Boulder Mine was commissioned in 2001 as a 2 000-ton per operating day conventional crushing, milling and flotation plant producing. The design capacity of the concentrator is approximately 2 500 tons per operating day following several process modifications and expansions. This capacity is equivalent to an estimated 838 000 tons per year at 92% operational utilisation and sufficient for the LoM annual production targets. However, at the current 75% utilisation and 99% availability and operating on a four-crew schedule, the current capacity of the concentrator is approximately 2 400 tons per operating day. This capacity is equivalent to an estimated 650 000 tons per year, which is sufficient capacity for the planned production targets until FY2026. The concentrator will be operated at higher utilisation than currently to accommodate higher throughputs (up to 760 000 tons per annum) planned from FY2027 onwards. Prior to FY2017, the concentrator processed approximately 650 000 tons per year of RoM ore feed from the Frog Pond East and West Sections of East Boulder Mine and achieved total 2E recoveries of approximately 91%. Operating the plant below capacity necessitated a ten-day or eleven-day fortnight operating basis, with plant switch-off every second weekend resulting in approximately 75% utilisation.

179 Due to a higher utilisation of the concentrator following the implementation of the Fill The Mill Project, the concentrator achieved peak production of 722 000 tons milled in FY2020. The Qualified Persons note the plan to sustain the budgeted recovery to an average 91% for the LoM should be achievable through metallurgical input and optimisation as before. Furthermore, the planned tonnage throughput peaking at approximately 760 000 tons per annum for the LoM is achievable considering that the annual targets are significantly below the 838 000 tons per year plant capacity at full operational utilisation. Operation at reduced capacity will be achieved by reducing weekly concentrator operating hours to match the required monthly throughput. The upgraded concentrate handling facility which includes larger filter press and concentrate storage bin than were previously used and cater to side-tipping bulk trucks can handle the anticipated concentrate volumes. The side-tip trucks have the added advantage of also being usable for transporting slag or bricks from the Columbus Metallurgical Complex to the concentrators. 14.2.2.3 Labor Requirements The plant staffing comprises two crews operating two 12-hour shifts of one Supervisor and four Concentrator Operators and one Heavy Equipment Operator per rotating crew operating the plant from Monday to Thursday, with shutdown from Friday morning every week. One Water Treatment Operator and one Heavy Equipment Operator work dayshift from Monday to Thursday and Tuesday to Friday respectively for TSF operations. Maintenance is currently staffed with six Mechanical Technicians, two Electrical Technicians, one Supervisor, a Maintenance General Foreman and Maintenance Planner, all of whom currently work on a five-day per week basis. Major and routine planned maintenance is scheduled for shut-down intervals lasting 12 to 36 hours twice per month, which has resulted in plant mechanical availability of more than 99%. These staffing levels are adequate for the current levels of operation. The increase in throughput necessitated the appointment of a fourth shift and the transition to continuous operations. Therefore, planned maintenance shut-downs have been initiated to ensure plant availability is maintained. 14.2.2.4 Process Description The simplified block flow for the East Boulder Concentrator is presented in Figure 70. The process comprises open circuit crushing followed by two stages of milling, with the sized product being delivered to the flotation circuit. Various stages of flotation including roughing, cleaning and scavenging in addition to a regrind circuit ensure that recovery is optimised and concentrate grades suitable for smelting are realised. 180 Figure 70: East Boulder Concentrator Simplified Block Flow Diagram 14.2.2.5 Production Plan The recent history and budget operational parameters for the East Boulder Concentrator are presented together with the LoM budget data for the East Boulder Concentrator in Table 44, Figure 72. The FY2022, FY2023 and FY2024 data presented reflects the actual annual performance whilst the FY2025 to FY2059 data represents current budget targets. The current operational methods and capacities are adequate. The key variables reviewed for the LoM are presented in Figure 71 and Figure 72. Metallurgical efficiencies projected have also been sustainably obtained historically and are thus reasonable budget targets. Table 44: East Boulder Concentrator Actual and Forecast LoM Operational Throughput and Outputs FY2022 FY2023 FY2024 FY2025 FY2026 FY2027 FY2028 FY2029 FY2030 FY2031 FY2032 FY2033 FY2034 Total Feed tons 545 874 565 820 556 432 468 118 479 394 470 144 455 118 628 629 718 530 735 358 724 951 691 569 678 336 Concentrate Produced tons 17 134 17 514 13 397 12 109 11 746 11 862 11 483 15 861 18 124 18 604 18 738 17 898 18 129 2E Recovery % 90.83 90.41 90.04 90.80 90.80 90.80 90.80 90.80 90.80 90.80 90.80 90.80 90.80 2E Metal Produced oz 160 927 164 350 162 590 128 911 134 719 134 697 130 161 176 051 203 803 212 088 213 618 204 037 206 666 FY2035 FY2036 FY2037 FY2038 FY2039 FY2040 FY2041 FY2042 FY2043 FY2044 FY2045 FY2046 FY2047 Total Feed tons 710 630 733 513 703 461 702 721 741 307 736 945 744 744 695 658 747 193 739 999 713 230 714 939 697 247 Concentrate Produced tons 19 239 19 981 19 242 18 928 19 332 19 224 19 398 19 322 19 572 18 481 19 288 19 496 19 177 2E Recovery % 90.80 90.80 90.80 90.80 90.80 90.80 90.80 90.80 90.80 90.80 90.80 90.80 90.80 2E Metal Produced oz 219 321 227 781 219 364 215 776 220 385 219 153 221 142 220 265 223 120 210 688 219 882 222 250 218 620 FY2048 FY2049 FY2050 FY2051 FY2052 FY2053 FY2054 FY2055 FY2056 FY2057 FY2058 FY2059 Total Feed tons 685 033 760 470 740 577 743 495 753 730 754 473 752 987 753 079 746 974 747 050 748 225 719 337 Concentrate Produced tons 18 705 20 043 18 915 17 517 17 255 17 416 17 271 19 248 17 889 18 924 19 030 17 998 2E Recovery % 90.80 90.80 90.80 90.80 90.80 90.80 90.80 90.80 90.80 90.80 90.80 90.80 2E Metal Produced oz 213 240 228 490 215 627 199 694 196 707 198 544 196 885 219 428 203 930 215 732 216 946 205 175 Budget Budget Budget Parameter Unit Parameter Unit Actual Parameter Unit 181 Figure 71: East Boulder Concentrator Actual and Forecast LoM Operational Throughput and Outputs Figure 72: East Boulder Concentrator Actual and Forecast LoM Operational Data - 5 10 15 20 25 - 50 100 150 200 250 300 350 400 450 500 550 600 650 700 750 800 850 900 FY 2 0 2 2 FY 2 0 2 3 FY 2 0 2 4 FY 2 0 2 5 FY 2 0 2 6 FY 2 0 2 7 FY 2 0 2 8 FY 2 0 2 9 FY 2 0 3 0 FY 2 0 3 1 FY 2 0 3 2 FY 2 0 3 3 FY 2 0 3 4 FY 2 0 3 5 FY 2 0 3 6 FY 2 0 3 7 FY 2 0 3 8 FY 2 0 3 9 FY 2 0 4 0 FY 2 0 4 1 FY 2 0 4 2 FY 2 0 4 3 FY 2 0 4 4 FY 2 0 4 5 FY 2 0 4 6 FY 2 0 4 7 FY 2 0 4 8 FY 2 0 4 9 FY 2 0 5 0 FY 2 0 5 1 FY 2 0 5 2 FY 2 0 5 3 FY 2 0 5 4 FY 2 0 5 5 FY 2 0 5 6 FY 2 0 5 7 FY 2 0 5 8 FY 2 0 5 9 C o n c e n tr a te P ro d u c e d ( th o u sa n d t o n s) F e e d ( th o u sa n d t o n s) Total Feed Concentrator Nameplate Capacity Concentrate Produced 0 25 50 75 100 125 150 175 200 225 250 73 74 75 76 77 78 79 80 81 82 83 84 85 86 87 88 89 90 91 92 FY 2 0 2 2 FY 2 0 2 3 FY 2 0 2 4 FY 2 0 2 5 FY 2 0 2 6 FY 2 0 2 7 FY 2 0 2 8 FY 2 0 2 9 FY 2 0 3 0 FY 2 0 3 1 FY 2 0 3 2 FY 2 0 3 3 FY 2 0 3 4 FY 2 0 3 5 FY 2 0 3 6 FY 2 0 3 7 FY 2 0 3 8 FY 2 0 3 9 FY 2 0 4 0 FY 2 0 4 1 FY 2 0 4 2 FY 2 0 4 3 FY 2 0 4 4 FY 2 0 4 5 FY 2 0 4 6 FY 2 0 4 7 FY 2 0 4 8 FY 2 0 4 9 FY 2 0 5 0 FY 2 0 5 1 FY 2 0 5 2 FY 2 0 5 3 FY 2 0 5 4 FY 2 0 5 5 FY 2 0 5 6 FY 2 0 5 7 FY 2 0 5 8 FY 2 0 5 9 2 E M e ta l P ro d u c e d ( k o z) 2 E R e c o v e ry ( % ) 2E Metal Produced 2E Recovery 182 14.2.2.6 Energy Requirements The energy requirement for the East Boulder Concentrator is 4.5MW and is fed by a 20MW substation. The concentrator at East Boulder Mine is fed with power from a dedicated substation which comprises a 15/20MVA transformer. Sufficient power is available for the mill operations. 14.2.2.7 Water Requirements The water requirement for the East Boulder Concentrator when operating is 1200gal per minute. The overall mine water balance is water positive, requiring disposal of treated water. The concentrator utilises a combination of TSF return water and treated underground water for processing purposes. 14.2.2.8 Process Materials Requirements As is the case for the Stillwater Concentrator, the process materials (reagents and steel balls) used in the East Boulder Concentrator are readily available and mostly sourced from credible suppliers located in the USA or North America. Reagents commonly used are potassium amyl xanthate, di-thiophosphate, carboxymethyl cellulose, methyl Isobutyl carbinol, and flocculant/coagulant. Hardened steel balls in 2.5-inch and 4-inch size are used in the primary grinding mills and are consumed at approximately 1lb/ton total. The Qualified Persons are satisfied that the measures in place in respect of the supply of process materials which should ensure security of supplies over the life of the operations.] Concentrator Process Control Sampling The concentrators at Stillwater and East Boulder Mines carry out routine sampling at various stages of the process to produce the data required for the management of the processes and accounting for the metals processed. The samples are analysed at the Sibanye-Stillwater-owned and operated laboratory located at the Columbus Metallurgical Complex. Concentrator feed samples for Stillwater and East Boulder Mines are not taken at either concentrator due to the inclusion of flash flotation and gravity recovery processes within the milling circuit. This precludes representative sampling of the concentrator head feed stream and, as a result, concentrator metallurgical recoveries and plant head feed grades (which are the basis for Mineral Reserve grades reported) are back-calculated from feed mass, concentrate mass and grade, and tailings grade. The concentrate and tailings samples are taken at both concentrators using automated linear falling stream sample cutters. The samples are produced in duplicate using two stage rotary samplers on the concentrate thickener feed pipeline, resulting in a 24-hour composite sample, which is representative of the concentrator final product. This composite sample is not used for accounting purposes as the concentrate sample from the smelter is used for this purpose. Linear falling stream sample cutters also produce the primary tailings samples, which are reduced using two stage rotary tailings samplers at both plants to produce duplicate samples from the final float tails streams. This tailings material sampling process results in the production of a duplicate daily composite sample for analysis. The final tails material is then pumped to the sand plant in the case of the concentrator at East Boulder Mine, and the tailings dewatering section for the concentrator at Stillwater Mine.

The laboratory analytical process followed for the concentrator samples resembles that employed for the geological samples described in Section 8 although the concentrate samples are processed in a separate line dedicated for the receiving, preparation and analysis of these high-grade samples. The sampling equipment and the sampling regimes in place are adequate and suitable for the operations. Sampling equipment for feed sampling at both the Stillwater and East Boulder Concentrators consists of vezin rotary hammer and rotary splitter supplied by FLSmidth which is capable of up to 250 samples per hour. Equipment for float feed, tailings sampling and metal accounting consists of rotary vezin cross-stream cutters supplied by FLSmidth which are capable of up 360 samples per hour. Equipment for smelter feed accounting consists of two-stage rotary vezin cross-stream cutters supplied by FLSmidth and these are capable of up to 250 samples per hour.

The concentrate sample analyses are subsequently verified via the automated sampling process of the concentrate at the smelter and analysis at the laboratory.

14.3 Smelting and Refining

14.3.1 Background

The Columbus Metallurgical Complex was commissioned in 1990 and focused on smelting concentrate from Stillwater Mine. Initially, a 30-ton concentrate per day smelting facility was installed, which was subsequently replaced with a 100-ton per day unit in 1999. Prior to 1990, concentrate from the concentrator at Stillwater Mine (the only concentrator at the time) was exported to Belgium for toll treatment and refining. The smelting operations have been expanded over the years, with the diversity of the operations at the complex also expanded to include base metal refining and PGM autocatalytic converter recycling operations. Currently, the smelter beneficiates the primary PGM concentrate from Stillwater and East Boulder Mines as well as PGM autocatalytic material sourced from third parties. There have been modest capacity upgrades of various units of the smelter and refinery as part of the Blitz Project.

14.3.2 Smelter

14.3.2.1 Design and Equipment Specifications

The Smelter at the Columbus Metallurgical Complex was commissioned in 1990 as a 30-ton of concentrate per operating day plant producing a copper and nickel matte containing PGMs. The Smelter has been through several upgrades to its current capacity to 185-ton of concentrate and used automotive catalysts per operating day. The current configuration consists of a concentrate dryer supplied by Carrier Vibrating Equipment Inc, two electric submerged arc furnaces supplied by Hatch Ltd, two top blown rotary converters supplied by Metso-Outotec, and an off-gas treatment facility

183

consisting of Dynawave scrubbers supplied by Monsanto Enviro-Chem. The process flow and description are presented in Section 14.3.2.3.

14.3.2.2 Capacity

The smelter comprises two 150-ton per day primary smelting electric furnaces (Electric Furnace #1 and Electric Furnace #2), both of which can be configured to operate in a primary role. PGM concentrate averaging 11% to 13% moisture is received from the concentrators in 30-ton side-tipping trucks. The process flow and description are presented in Section 14.3.2.3.

The following areas of the smelter have recently been upgraded with a view to increasing tonnage throughput capacity in response to production increases at Stillwater and East Boulder Mines:

- Concentrate Receiving and Drying: A completely new concentrate receiving facility was designed and constructed. This allows delivery via side-tip trucks with the concentrate offloaded and rehandled into the feeding system via a dedicated front-end loader. A new fluid bed dryer has also been installed with a nominal capacity of approximately 380 tons per day. Both concentrate handling and drying facilities were commissioned in early FY2021;
- Smelter and Gas Cleaning: Both Electric Furnace 1 and Electric Furnace 2 now operate in primary smelting duty at an installed power of 7.5MW each, with a combined feed capacity of 185 tons per day of dried concentrate. The gas handling facility did not require any upgrades to accommodate the increased furnace capacity and has demonstrated adequate capacity. Both Electrical Furnaces were supplied by Hatch and have been rebuilt since original install. Electric Furnace 1 was rebuilt in FY2021, and Electric Furnace 2 was rebuilt in FY2023;
- Granulation: The slag handling methodology is such that top blown rotary converter slag and furnace slag materials are treated separately. While the furnace slag is cooled and returned to the Stillwater or East Boulder Mine Concentrators for re-milling, the converter slag is granulated at the smelter. This granulation facility has been redesigned for upgrade. The top blown rotary converter matte dryer was installed during FY2021 and the electric furnace matte/top blown rotary converter slag dryer was installed in early FY2022. Both dryers were supplied by Carrier Vibrating Equipment, Inc;

- Top Blown Rotary Converters: The existing two top blown rotary converters were supplied by Metso-Outotech and have been upgraded to larger drums, which has resulted in larger charge capacity and longer blowing time. This has also increased overall converting capacity by reducing converter downtimes. The converter upgrades were completed during FY2022; and
- Regeneration: Sulphur dioxide off gas is captured by way of 2 primary Dynawave scrubbers and a secondary Dynawave scrubber supplied by Monsanto Enviro-Chem. Additionally, to maintain the Columbus Metallurgical Complex's permitted sulphur dioxide discharge level in the final atmospheric discharge gas, an additional sodium hydroxide regeneration train was installed. This unit modifies the scrubber liquor with the addition of further NaOH and subsequent addition of hydrated lime, which precipitates a gypsum product ($CaSO_4.2H_2O$), which is sold as an agricultural soil modifier and regenerates the NaOH for reuse in the scrubber circuits. The additional caustic regeneration train is a duplicate of the existing trains and is fully operational.

14.3.2.3 Process Description

The simplified process flow block diagram for the smelter processes is presented in Figure 73. The concentrate bins delivered to the smelter are sampled, where after the concentrate is discharged via a drag chain conveyor into a fluidised bed dryer. Natural gas is available at the Columbus Metallurgical

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Complex site as a piped utility and, as such, is used wherever possible as a heating source. The dryer is thus natural gas fired and reduces the concentrate moisture to below 1%.

Used automotive catalysts, which average 70oz 2E per ton, are combined with the new concentrate feed after the dryer. The treatment and processing of recycle materials is addressed in Section 21.1.

High-temperature furnace fume and process gases from the electric furnace roof extraction system enter a primary bag house, whilst the lower temperature gas and particulates from the tapping, converting and granulation processes enter a secondary baghouse. The baghouses use high-performance Gore-Tex coated membrane bags to capture the particulates, which are recycled back to the furnace feed hoppers via a pneumatic conveying system.

Matte produced from the arc furnaces is granulated and then charged into the top-blown rotary converter (TBRC), where the sulphur and iron components are oxidised. The slag from this process is recycled to the furnaces. The matte typically contains 350oz 2E per ton to 700oz 2E per ton, 28% to 30% Cu, 40% to 42% Ni, 20% to 22% S, 2% iron (Fe) and the balance comprising cobalt (Co), gold (Au), silver (Ag), Rh, tellurium (Te) and selenium (Se).

Figure 73: A Simplified Block Flow Diagram of the Smelter


Concentrates
Fluidised Bed Drying
Catalyst Sampling & Blending
Limestone
Batching & Blending
Submerged Arc Smelting
Matte Granulation
Matte Converting
Matte Granulation
Matte to BMR
Lime
Slag Granulation
Reductant
Slag Smelting
Slag Recycle to Stillwater Mine
Baghouse
NaOH Scrubbing
Off gas to Atmosphere
CaO
Gypsum to market

14.3.2.4 Process Control Sampling

All concentrate transfers to the smelter from the two concentrators are sampled using a pipe sampler on a grid pattern prior to offloading. A final composite sample per shipment with an ultimate sample mass of approximately 10lbs is then transported to the in-house laboratory. This sample provides the definitive analysis for the concentrate from the concentrators, which is used in the metallurgical accounting process.

185

All catalyst material received at the smelter is sampled and prepared separately from the concentrate. The material is either sampled using a pipe sampler or TEMA sampler. These samples are then transported to the in-house laboratory. The sample provides definitive analysis for the catalyst from recycled material, which is used in the metallurgical accounting process.

Converter matte, once granulated, is the smelter final product and is sampled at the smelter by a falling stream sampler (supplied by Salina Vortex Corp.) near the granulator. A primary sample is taken, which is reduced to approximately 2lb via a twelve-point rotary splitter (supplied by Eriez Manufacturing Co.) before being manually delivered as a duplicate sample to the in-house laboratory. This sample provides the definitive analysis for the convertor matte from the smelter, which is used in the metallurgical accounting process.

The laboratory analysis process flow for smelter samples resembles that for the geological samples described in Section 8, although the converter matte and concentrate samples are processed in a separate line dedicated for the receiving, preparation and analysis of high-grade samples.

Other samples produced by the smelter for analysis at the analytical laboratory, which are utilised for internal accounting purposes, are as follows:

- Furnace slag: spoon samples are taken during the tapping process and composited daily;
- Converter slag: converter slag is grab sampled from each bin produced for recycle back to the furnaces, and composited on a daily and weekly basis;
- Furnace matte: furnace matte is grab sampled from each bin produced and composited on a daily and weekly basis; and
- Gypsum product: gypsum product is pipe-sampled from each weekly composite sample container bin resulting in a bulk sample, which is dried and incrementally split for analysis of the final aliquot.

The sampling equipment and the sampling regimes in place at the smelter are adequate and suitable for the operations.

14.3.2.5 Production Plan

The recent history and budget operational parameters for the smelter plant have been reviewed and the key variables are presented in Table 45, Figure 74 and Figure 75. The FY2022, FY2023 and FY2024 data presented reflects the actual annual performance whilst the FY2025 to FY2059 data represents the current budget targets. The smelter feed profile is consistent with the planned production ramp down at Stillwater and East Boulder Mines between FY2025 and FY2027, thereafter production ramp up to steady state production level by FY2031, with production maintained at this level until the end of the LoM for Stillwater in FY2049. Smelter production continues for a decade at a lower level, beneficiating concentrate from East Boulder Concentrator. The reduction in concentrate feed for FY2025, FY2026 and FY2027 will be achieved by only running one furnace and one converter, with the other furnace and converter available in a standby capacity as required.

Metallurgical efficiencies projected have also been sustainably obtained historically and are thus reasonable budget targets. The increases in smelter operational duty planned are visible whilst the other

186

187 key variables such as smelter first pass recovery and recycle tons treated remain at levels previously achieved. The increases in concentrate feed will be achieved with both electric furnaces operating in primary duty, whilst the implemented upgrades to concentrate receiving and drying and the larger converter drums will match this capacity. Table 45: Smelter Historical and Budget Operational Data FY2022 FY2023 FY2024 FY2025 FY2026 FY2027 FY2028 FY2029 FY2030 FY2031 FY2032 FY2033 FY2034 Smelter Concentrate Feed tons 34 075 35 483 36 198 20 416 20 247 19 914 31 287 39 095 44 691 49 916 49 927 51 363 52 970 Smelter Recycle Feed tons 7 579 4 245 4 278 4 563 5 110 5 475 6 405 6 935 8 213 9 855 10 614 10 585 9 855 Converter Matte Produced tons 1 469 1 445 1 488 1 047 1 094 1 077 1 602 1 899 2 224 2 672 2 772 2 846 2 812 Smelter 1st Pass Recovery % 97.85 97.97 98.31 98.05 98.05 98.05 98.05 98.05 98.05 98.05 98.05 98.05 98.05 Total 2E Recovered oz 971 139 725 236 749 686 564 803 597 564 617 291 806 483 913 723 1 076 054 1 292 099 1 365 549 1 381 755 1 326 669 FY2035 FY2036 FY2037 FY2038 FY2039 FY2040 FY2041 FY2042 FY2043 FY2044 FY2045 FY2046 FY2047 Smelter Concentrate Feed tons 53 086 53 922 53 666 52 004 52 577 52 758 50 028 48 417 50 052 50 847 51 895 53 569 49 854 Smelter Recycle Feed tons 10 220 9 516 9 855 9 490 9 855 9 516 10 220 10 950 11 315 7 686 6 935 7 300 6 935 Converter Matte Produced tons 2 876 2 902 2 854 2 830 2 845 2 830 2 868 2 848 2 854 2 806 2 832 2 846 2 538 Smelter 1st Pass Recovery % 98.05 98.05 98.05 98.05 98.05 98.05 98.05 98.05 98.05 98.05 98.05 98.05 98.05 Total 2E Recovered oz 1 365 758 1 326 962 1 336 943 1 307 469 1 334 653 1 309 139 1 363 808 1 405 784 1 430 688 1 185 865 1 143 891 1 170 811 1 071 380 FY2048 FY2049 FY2050 FY2051 FY2052 FY2053 FY2054 FY2055 FY2056 FY2057 FY2058 FY2059 Smelter Concentrate Feed tons 49 653 51 771 18 915 17 517 17 255 17 416 17 271 19 248 17 889 18 924 19 030 17 998 Smelter Recycle Feed tons 6 588 6 570 6 570 6 935 6 954 6 205 7 300 8 030 7 686 7 300 8 760 7 300 Converter Matte Produced tons 2 493 2 429 873 809 797 804 797 889 826 874 879 831 Smelter 1st Pass Recovery % 98.05 98.05 98.05 98.05 98.05 98.05 98.05 98.05 98.05 98.05 98.05 98.05 Total 2E Recovered oz 1 038 047 1 021 053 637 355 644 879 643 116 596 847 665 515 734 917 697 342 684 342 779 320 673 796 Budget Budget Budget Parameter Unit Parameter Unit Actual Parameter Unit 188 Figure 74: Smelter Actual and Forecast LoM Operational Throughput Figure 75: Smelter LoM Operational Performance, Actual and Forecast 0 250 500 750 1 000 1 250 1 500 1 750 2 000 2 250 2 500 2 750 3 000 3 250 0 5 000 10 000 15 000 20 000 25 000 30 000 35 000 40 000 45 000 50 000 55 000 60 000 65 000 FY 2 0 2 2 FY 2 0 2 3 FY 2 0 2 4 FY 2 0 2 5 FY 2 0 2 6 FY 2 0 2 7 FY 2 0 2 8 FY 2 0 2 9 FY 2 0 3 0 FY 2 0 3 1 FY 2 0 3 2 FY 2 0 3 3 FY 2 0 3 4 FY 2 0 3 5 FY 2 0 3 6 FY 2 0 3 7 FY 2 0 3 8 FY 2 0 3 9 FY 2 0 4 0 FY 2 0 4 1 FY 2 0 4 2 FY 2 0 4 3 FY 2 0 4 4 FY 2 0 4 5 FY 2 0 4 6 FY 2 0 4 7 FY 2 0 4 8 FY 2 0 4 9 FY 2 0 5 0 FY 2 0 5 1 FY 2 0 5 2 FY 2 0 5 3 FY 2 0 5 4 FY 2 0 5 5 FY 2 0 5 6 FY 2 0 5 7 FY 2 0 5 8 FY 2 0 5 9 M a tt e P ro d u c e d ( to n s) F e e d ( to n s) Smelter Concentrate Feed Smelter Recycle Feed Converter Matte Produced 0 200 400 600 800 1 000 1 200 1 400 1 600 82 83 84 85 86 87 88 89 90 91 92 93 94 95 96 97 98 99 100 FY 2 0 2 2 FY 2 0 2 3 FY 2 0 2 4 FY 2 0 2 5 FY 2 0 2 6 FY 2 0 2 7 FY 2 0 2 8 FY 2 0 2 9 FY 2 0 3 0 FY 2 0 3 1 FY 2 0 3 2 FY 2 0 3 3 FY 2 0 3 4 FY 2 0 3 5 FY 2 0 3 6 FY 2 0 3 7 FY 2 0 3 8 FY 2 0 3 9 FY 2 0 4 0 FY 2 0 4 1 FY 2 0 4 2 FY 2 0 4 3 FY 2 0 4 4 FY 2 0 4 5 FY 2 0 4 6 FY 2 0 4 7 FY 2 0 4 8 FY 2 0 4 9 FY 2 0 5 0 FY 2 0 5 1 FY 2 0 5 2 FY 2 0 5 3 FY 2 0 5 4 FY 2 0 5 5 FY 2 0 5 6 FY 2 0 5 7 FY 2 0 5 8 FY 2 0 5 9 2 E R e c o v e re d ( k o z) 2 E R e c o v e ry ( % ) New Feed 2E Recovered Recycle Feed 2E Recovered Smelter 1st Pass Recovery 189 14.3.2.6 Labor Requirements The budgeted total smelter labor complement is 65 consisting of 26 hourly and 11 salaried employees in operations and 20 hourly and 8 salaried employees in maintenance. These levels have been reduced as a result of the lower throughput environment until FY2027 and will return to previous levels as required when throughputs increase. 14.3.2.7 Energy Requirements The energy requirement for the smelter is approximately 11MW. Power is supplied to the Columbus Metallurgical Complex via a dedicated switching station containing two transformers. The power supply is adequate for both the smelting and base metal refining operations. 14.3.2.8 Water Requirements The water requirement for the smelter is 21Mgal/yr. The entire Columbus Metallurgical Complex is water neutral, with sufficient recycle and storage facilities included. The water supply is adequate for both the smelting and base metal refining operations. 14.3.2.9 Flux and Other Requirements The process materials (e.g., flux) used in the smelting operations are readily available. Typical smelter process materials are catalyst (recycle material), limestone, taconite, quick lime, oxygen, hydrated lime, caustic, and flocculant. Most sources are domestic in nature and the overseas sources have been studied intensely to evaluate secondary and tertiary sources in case of supply chain interruption from the primary source. The Qualified Persons are satisfied with security of supplies in respect of process materials for the smelting operations over the life of operations. Base Metal Refinery 14.3.3.1 Design and Equipment Specifications The Base Metals Refinery (BMR) at the Columbus Metallurgical Complex was commissioned in 1996 as a 660 pounds of smelter matte per hour plant producing PGM filter cake. Since commissioning, the BMR has been upgraded to increase capacity to the current level of 1 300 pounds of smelter matte per hour. The current configuration consists of the nickel atmospheric leach circuit, a copper dissolve autoclave designed by Hatch Ltd, a nickel sulfate crystallizer supplied by Swenson Technology Inc, a copper electrowinning plant, and two polish leach autoclaves designed by Bateman Engineering. The detailed process flow and description is presented in Section 14.3.3.3. 14.3.3.2 Capacity The BMR facility was installed in 1996 at a nameplate capacity of 660lbs per hour but has a current capacity of more than 1 200lb per hour of granulated matte due to some process expansions – primarily a result of process optimisation and improvement. The BMR currently operates on two 12-hour shifts 190 continuously from Monday morning through Wednesday nightshift (equivalent to 72 hours per week or a utilisation of 42.9%). The copper electrowinning circuit at the facility, which operates continuously, was expanded in FY2021 by adding six cells to eliminate a bottleneck that occurred historically in the BMR process. The expanded processing capacity can produce 1 000 tons per year of copper, with spare capacity remaining. The BMR process flow and description is presented in Section 14.3.3.3. The Qualified Persons are also of the view that, with the current matte capacity exceeding 1 200lb per hour and the expanded copper electrowinning circuit, the forecast matte volumes and nickel processing capacity can be accommodated through the existing operational schedule, with occasional overtime to cover any variance. 14.3.3.3 Process Description The granulated converter matte product is weighed upon receipt at the BMR facility. The matte is milled and leached with sulphuric acid and oxygen at atmospheric conditions to remove nickel as a sulphate crystal product. The remaining solids from the nickel leach are then leached with sulphuric acid and oxygen under pressurized conditions to dissolve copper with some selenium (Se) and tellurium (Te) dissolved in the process. The latter two metals are cemented out of solution, leaving the copper solution for electrowinning. The solids remaining after copper dissolution forms the PGM filter cake, which is washed, filtered and dried. The simplified process flow block diagram for the BMR processes is presented in Figure 76. The final product (filter cake) is despatched to Johnson Matthey Company (Johnson Matthey) for further separation and refining.

191 Figure 76: A Simplified Block Flow Diagram of the Base Metal Refinery 14.3.3.4 Process Control Sampling The converter matte bins received from the smelter at the BMR are weighed and the mass becomes the final value used in the metal accounting system. The analysis used in the accounting system originates from the final smelter sample. BMR products are all sampled within the production process and the products are analysed for quality control purposes only as follows: • NiSO4 crystals: A primary sample is taken from the bagging process via a rotary splitter, which is reduced further for final analysis; • Copper cathode: This is sampled by drilling of the cathode plate, digested and analysed by ICP spectrometry for the copper turnings produced, and the analysis is used as the dispatch analysis for the cathode product; and • PGM filter cake: This is the final BMR product shipped to Johnson Matthey for further refining. This material is sampled at the final dried product by a rotary splitter and is then sub-sampled. Duplicate samples are produced, and the analytical results of these samples become the invoice analyses for the shipments. 192 The invoiced analysis is checked by Johnson Matthey on receipt, in addition to which there is an umpire process, which is followed for variances greater than those allowed in the contract. The in-house laboratory reports quarterly on the correlations achieved between analyses from Johnson Matthey, in- house and umpire laboratories (where required) on a per element basis. The BMR sample analysis process also resembles that for the geological samples described in Section 8 although the filter cake, converter matte and concentrate samples are processed in a separate line dedicated for the receiving, preparation and analysis of high-grade samples. The main sampling point in the BMR is for the PGM filtercake. This process utilizes a rotary splitter supplied by Verder Scientific, and the sampling equipment and regimes in place at the BMR are adequate and suitable for the operations 14.3.3.5 Labor Requirements The total BMR labor complement is 24 consisting of 12 hourly and 4 salaried employees in operations and 6 hourly and 2 salaried employees in maintenance. These levels have been reduced as a result of the lower throughput environment until 2027 and will return to previous levels as required when throughputs increase. 14.3.3.6 Energy Requirements The energy requirement for the BMR is approximately 1MW. Power is supplied to the Columbus Metallurgical Complex via a dedicated switching station containing two transformers. The power supply is adequate for all base metal refining operations. 14.3.3.7 Water Requirements The water requirement for the BMR is approximately 9Mgals/yr. The entire Columbus Metallurgical Complex is water neutral, with sufficient recycle and storage facilities included. The water supply is adequate for all base metal refining operations 14.3.3.8 Process Materials Requirements The process materials (reagents) used in the BMR are also readily available and sourced from credible domestic suppliers. Typical reagents used are sulfuric acid, oxygen, chopped recycled copper wire, EW smoothing agent (polyacrylic acid), and flocculant. The Qualified Persons are satisfied that the measures in place in respect of the supply of process materials which should ensure security of supplies over the life of the operations. 14.3.3.9 Production Plan The recent history and budget operational parameters for the BMR have been reviewed and the key variables are presented in Table 46, Figure 77 and Figure 78. The FY2022, FY2023, and FY2024 data presented reflects the actual annual performance whilst the FY2025 to FY2059 data presents the current 193 LoM budget targets. The Qualified Persons are of the view that the current operational methods and capacities are adequate. Furthermore, the metallurgical recoveries projected have also been sustainably obtained historically and are reasonable budget targets. Table 46: Base Metal Refinery Historical and Forecast LoM Operational Data FY2022 FY2023 FY2024 FY2025 FY2026 FY2027 FY2028 FY2029 FY2030 FY2031 FY2032 FY2033 FY2034 BMR Matte Feed tons 1 469 1 435 1 486 1 047 1 094 1 077 1 602 1 899 2 224 2 672 2 772 2 846 2 812 Cu Produced tons 419 390 417 180 178 177 303 343 382 446 480 489 467 Ni Produced tons 669 630 657 293 286 285 486 569 630 718 773 786 772 Total 2E Recovered oz 983 922 729 683 747 419 563 674 596 369 616 057 804 870 911 896 1 073 902 1 289 515 1 362 818 1 378 991 1 324 015 PGM Recovery % 99.80 99.80 99.80 99.80 99.80 99.80 99.80 99.80 99.80 99.80 99.80 99.80 99.80 FY2035 FY2036 FY2037 FY2038 FY2039 FY2040 FY2041 FY2042 FY2043 FY2044 FY2045 FY2046 FY2047 BMR Matte Feed tons 2 876 2 902 2 854 2 830 2 845 2 830 2 868 2 848 2 854 2 806 2 832 2 846 2 538 Cu Produced tons 485 485 473 468 477 474 489 495 513 360 387 399 363 Ni Produced tons 800 801 781 775 788 782 802 798 807 668 694 699 632 Total 2E Recovered oz 1 363 026 1 324 308 1 334 269 1 304 854 1 331 983 1 306 521 1 361 081 1 402 973 1 427 826 1 183 494 1 141 603 1 168 469 1 069 237 PGM Recovery % 99.80 99.80 99.80 99.80 99.80 99.80 99.80 99.80 99.80 99.80 99.80 99.80 99.80 FY2048 FY2049 FY2050 FY2051 FY2052 FY2053 FY2054 FY2055 FY2056 FY2057 FY2058 FY2059 BMR Matte Feed tons 2 493 2 429 873 809 797 804 797 889 826 874 879 831 Cu Produced tons 367 367 193 179 176 178 176 196 182 193 194 183 Ni Produced tons 629 625 293 271 267 270 267 298 277 293 295 279 Total 2E Recovered oz 1 035 971 1 019 011 636 080 643 589 641 829 595 654 664 184 733 447 695 948 682 973 777 762 672 449 PGM Recovery % 99.80 99.80 99.80 99.80 99.80 99.80 99.80 99.80 99.80 99.80 99.80 99.80 Budget Budget Budget Parameter Unit Parameter Unit Actual Parameter Unit 194 Figure 77: Base Metal Refinery Actual and Forecast LoM Operational Throughput and Base Metals Recovered Figure 78: Base Metal Refinery Actual and Forecast LoM Operational Performance 0 100 200 300 400 500 600 700 800 900 0 200 400 600 800 1 000 1 200 1 400 1 600 1 800 2 000 2 200 2 400 2 600 2 800 3 000 FY 2 0 2 2 FY 2 0 2 3 FY 2 0 2 4 FY 2 0 2 5 FY 2 0 2 6 FY 2 0 2 7 FY 2 0 2 8 FY 2 0 2 9 FY 2 0 3 0 FY 2 0 3 1 FY 2 0 3 2 FY 2 0 3 3 FY 2 0 3 4 FY 2 0 3 5 FY 2 0 3 6 FY 2 0 3 7 FY 2 0 3 8 FY 2 0 3 9 FY 2 0 4 0 FY 2 0 4 1 FY 2 0 4 2 FY 2 0 4 3 FY 2 0 4 4 FY 2 0 4 5 FY 2 0 4 6 FY 2 0 4 7 FY 2 0 4 8 FY 2 0 4 9 FY 2 0 5 0 FY 2 0 5 1 FY 2 0 5 2 FY 2 0 5 3 FY 2 0 5 4 FY 2 0 5 5 FY 2 0 5 6 FY 2 0 5 7 FY 2 0 5 8 FY 2 0 5 9 M e ta l P ro d u c e d ( to n s) B M R M a tt e F e e d ( to n s) BMR Matte Feed Cu Produced Ni Produced 0 100 200 300 400 500 600 700 800 900 1 000 1 100 1 200 1 300 1 400 1 500 94.0 94.5 95.0 95.5 96.0 96.5 97.0 97.5 98.0 98.5 99.0 99.5 100.0 FY 2 0 2 2 FY 2 0 2 3 FY 2 0 2 4 FY 2 0 2 5 FY 2 0 2 6 FY 2 0 2 7 FY 2 0 2 8 FY 2 0 2 9 FY 2 0 3 0 FY 2 0 3 1 FY 2 0 3 2 FY 2 0 3 3 FY 2 0 3 4 FY 2 0 3 5 FY 2 0 3 6 FY 2 0 3 7 FY 2 0 3 8 FY 2 0 3 9 FY 2 0 4 0 FY 2 0 4 1 FY 2 0 4 2 FY 2 0 4 3 FY 2 0 4 4 FY 2 0 4 5 FY 2 0 4 6 FY 2 0 4 7 FY 2 0 4 8 FY 2 0 4 9 FY 2 0 5 0 FY 2 0 5 1 FY 2 0 5 2 FY 2 0 5 3 FY 2 0 5 4 FY 2 0 5 5 FY 2 0 5 6 FY 2 0 5 7 FY 2 0 5 8 FY 2 0 5 9 2 E R e c o v e re d ( k o z) 2 E R e c o v e ry ( % ) Total 2E Recovered PGM Recovery

195 PGM Prill Splits Sibanye-Stillwater measures and reports metal prill splits as a ratio of palladium to platinum in the various intermediate products from the individual operations. The current ratios based on data for a ten-year period (FY2015-FY2024) have been reviewed by the Qualified Person. The Pd and Pt prill split percentages, based on the Pd:Pt ratio in new feed material at the mill head resulting from the processing of ore from Stillwater and East Boulder Mines, are presented in Table 47. Table 47: Summary of Pt and Pd Prill Split Data Mine Pd: Pt Ratio Prill Split FY2015-FY2024 Average Pt Pd Stillwater Mine 3.46:1 22.42% 77.58% East Boulder Mine 3.65:1 21.50% 78.50% Processing Logistics Concentrate from both the Stillwater and East Boulder Concentrators, with moisture content of 11% to 13%, is trucked via side-tipper bulk trucks to the smelter. Travel time for the concentrate truck from East Boulder Mine to the smelter by road is approximately two to three hours but the travel time for the concentrate truck from Stillwater Mine to the smelter is approximately one and a half hours. Following tube sampling for moisture and initial assays, the material is introduced into a fluidised bed, natural gas dryer that reduces moisture to less than 1%. The dried concentrate is conveyed to a feed storage bin and sampled in duplicate. Recycled automotive catalysts and other PGM-bearing materials, averaging 70oz 2E per ton, constitute a separate source of smelter feed. This is delivered to the smelter by clients in 3ft cube bags and boxes. This material is pulverised, sorted and sampled in the same manner prior to smelting to ensure client custom metal is accounted separately. All slag from the smelter as well as from the furnace and Top Blown Rotary Converter used lining bricks is sampled to quantify residual precious metals and returned to both the Stillwater and East Boulder Concentrators. The slag is transported via the return haul for the side-tipper trucks for re-milling to ensure residual metals are returned to the value stream. The residual metals are also accounted for in terms of the concentrator recovery performance measurement. 196 INFRASTRUCTURE Stillwater Mine Complex Concentrator Infrastructure The processing plant infrastructure at Stillwater Mine was built in 1987 and is in a good operational condition. Historical budgets have provided for adequate sustaining and project capital for maintenance and upgrades of plant infrastructure to ensure sustained performance at the required capacities. The planned maintenance of the Stillwater Concentrator follows the JD Edwards Maintenance Control system. Power supply to the concentrator plant is described in Section 15.1.4. As the Stillwater Concentrator is being upgraded to accommodate the increased capacity resulting from the Blitz expansion (Stillwater East Section), the power supply has also been upgraded accordingly. The concentrate handling thickener building and concentrate handling loadout building were completed and commissioned in FY2021. Several additional buildings were completed in F2023 and these include the following: • Hertzler Overflow (O/F) tank and pump building; • Hertzler Motor Control Centre (MCC) expansion building; • 5150 process water expansion building; • Ore handling building; and • Grinding building. Tailings Storage Facilities The TSFs for Stillwater Mine are at the mature stage. Stillwater Mine has moved the production deposition from the original Nye TSF to the Hertzler TSF. The Hertzler TSF is permitted to Stage 3 (equivalent to a height of 5 030ftmamsl), after which additional permitting will be required following a revised design. The current plan is to increase the capacity of the Hertzler TSF with new, additional tailings storage (Cells 4 and 5), to accommodate the increased production rate arising following additional material from the Stillwater East Section. Sibanye-Stillwater has established an Independent Tailings Review Board (ITRB) which is composed of three technical experts to inspect the tailings storage facilities on an annual basis and provide guidance in operation of the facilities. In addition, Knight-Piésold is the defined Engineer- of-Record (EoR) and provides direct engineering and operational support. Design and engineering for the Hertzler 4 and 5 tailings storage facilities has been completed and permitting of these facilities has been initiated. The regulatory Plan of Operations Amendment application was submitted to the Montana Department of Environmental Quality and United States Forest Service in November of 2023. Currently, Sibanye-Stillwater is engaged in the second deficiency review with the Agencies with a target of receiving a Complete and Compliant Determination in Q2 2025. Following that determination, the Agencies will initiate the US Environmental Protection Agency (EPA)/National Environmental Policy Act (NEPA) review process and development of an Environmental 197 Impact Statement to inform issuance of a Record of Decision and approval to proceed with Hertzler Stage 4/5 construction. Sibanye-Stillwater and the Qualified Persons anticipate that the EIS process will take approximately two years with Record of Decision issuance in Q1 2028. Concentrator tailings are sampled and pumped to a paste plant alongside the Nye TSF located to the southwest of the concentrator. The paste plant, which is used on a limited basis, operates as a staging point for whole tailings slurry. The tailings may be routed from the paste plant either to the 5150 Level underground sand plant for sands separation or to the Hertzler Pump House where it is routed to the Hertzler TSF. Tailings can also be routed to the Nye TSF from the concentrator, the paste plant or the pump house, if required. Whole tailings material is classified at the underground sand plant into coarse sand and slimes fractions, the sand remains underground and is pumped into stopes for backfilling purposes, whilst the slimes fraction is pumped back to the Hertzler pump house. The slime is then pumped via two eight-inch pipelines to the Hertzler TSF for final deposition. Deposition on the Hertzler TSF is via periodic rotational discharge of tailings slurry around the perimeter of the facility using a group of spigots. Once a localised tailings beach has formed, deposition is transferred to another group of spigots at a different location. Water reclamation is achieved via two inclined reclaim pumps located at the south end of the TSF, which return process water to the concentrator. The adjacent Land Application and Disposal (LAD) pond to the west of the Hertzler Tailings Storage Facility is used to manage treated mine water volumes. The TSF is geomembrane lined, and the liner is inspected twice a year by certified liner installation company, twice a year by the EoR, and annually by an Independent Tailings Review Board for a minimum of five separate liner inspections by outside parties. Basin underdrain and seepage measurement is performed and monitored via vibrating wire piezometers, whilst embankment crest-mounted survey monuments are used to measure slope slippage or movement. Additional inclinometers are installed around the base of the impoundment to monitor deeper ground movement and displacement. The basin underdrain pore pressures are monitored on a weekly basis via the piezometers, and these respond quickly to changes in the basin underdrain pumping rate. This results in changes in the tailings mass consolidation and hence maximises storage availability and assists in long-term closure planning. Both the embankment survey monuments and the deep inclinometers are monitoring in real-time, with response triggers and action plans defined in the Tailings Operations, Maintenance, and Surveillance (TOMS) manuals. The concentrator performs weekly, monthly and quarterly TSF inspections and monitoring per its standard procedures, which are reviewed quarterly by the independent Engineer of Record. Additionally, the Engineer of Record visually inspects the facility twice a year, in the spring following snow melt and again in the fall heading into winter. The inspections and monitoring are required by the 2015 Montana Metal Mine Reclamation Act (MCA). The most recent EOR inspection was performed in September 2024, with a review period from October 2023 to September 2024. The ITRB also completed their annual visual inspection of the Hertzler and Nye Tailings Storage Facilities in late September 2024. 198 Knight-Piesold, as the EOR, issued the following two recommendations as part of their annual inspection, which are currently be acted upon: • Recommendation 1: Complete additional site investigations at North Embankment of Hertzler Stage 3. Knight-Piesold is recommending additional site investigations in the area of the North Embankment of Hertzler Stage 3 to support an update to the stability sensitivity analyses for the embankment using a refined geologic model and residual undrained glaciolacustrine unit (GLU) strengths where appropriate. • Recommendation 2: Implement a corrective action plan to reduce TSF pond volume. The current pond volume is significantly greater (by approximately 250Mgal) than the target maximum operating pond volume of 150 to 200Mgal as defined by the relevant Quantitative Performance Parameter (QPP). The pond volume increased by approximately 137Mgal between September 2023 and May 2024, which is a significant departure from previous trends that showed a gradually declining volume of ponded water. The large pond volume does not currently represent a dam safety issue but maintaining a minimal operating pond volume remains a best management practice for the TSF. Following the 2023 EOR recommendations in the 2023 Annual Inspection report, Sibanye-Stillwater implemented corrective actions to both arrest the ongoing volume accumulation and to facilitate further pond volume reduction within the Hertzler impoundment. Bathymetric surveys in 2024 confirm that the previous pond volume accumulation rate was eliminated, and minor pond volume reduction was also achieved in Q3 2024. In response to these two EoR recommendations, a corrective action plan for the issues was developed and submitted to the Montana Department of Environmental Quality (MDEQ) as required and in compliance with the MCA. The Nye TSF, located immediately to the south of the mining and processing complex, was decommissioned as the primary storage facility in 2001 but is currently used for emergency tailings storage and water management purposes. Supernatant water is recycled to the concentrator as process water via an inclined retractable pump at the north end of the facility. Similar to the Hertzler TSF, embankment survey monuments and inclinometers have been installed around the facility to monitor in real-time any potential displacement of the confining embankments. Response variables and action places are defined in the Nye TSF TOMS manuals. The most recent inspection of the TSF by Knight- Piésold raised no material findings. Knight-Piésold has been retained to develop a closure and rehabilitation plan for the Nye TSF. Capping of the Nye TSF commenced in late FY2018 and is expected to be completed by FY2025 or early FY2026. Approximately 75% of the facility has been capped through September 2024. However, based on the reduced waste rock volumes to surface due to the 2024 operations strategic review and restructure, the capping sequence and timing are currently being re-evaluated by Knight-Piesold. Sibanye-Stillwater is also in the process of completing final design and engineering for water replacement infrastructure to supplement water and tailings management infrastructure that currently reside within the Nye TSF facility. Stage 3 of the Hertzler TSF was completed in 2015 and filling of Stage 3 is currently underway. As part of the annual inspection of the Hertzler TSF, Knight-Piésold calculates a projected fill rate of the current and planned TSF capacity as an elevation above mean sea level by year. Knight-Piésold's latest TSF filling calculations contained in the 2024 Annual Inspection Report estimates the Stage 3 limit of 5 030ftmsl to be reached (based on pond elevation) by May 2033 (Figure 79) at the envisaged RoM ore production rates and a supernatant water volume of 150Mgal. The Qualified Persons are satisfied with Knight-Piésold's estimate of the Stage 3 capacity of Stage 3.

Figure 79: Hertzler TSF Knight-Piésold Calculated Elevation Profile



Surveyed Tailings Elevation (October 2024)
Surveyed Tailings Elevation (October 2024)
Projected Pond Elevation - 443 M gal Pond (55% Tails to TSF)
Projected Pond Elevation - 150 M gal Pond (55% Tails to TSF)
Projected Tailings Elevation for Level Filling (55% Tails to TSF)
Projected Tailings Elevation for Level Filling (50% Tails to TSF)
Stage 3 Crest El. 5,036 ft.
Stage 3 Max. Filling Level El. 5,030 ft.
Surveyed Pond El. 5,013.3 ft. (Based on October 2024 Survey)
Target pond volume reduction to 150 M gal in 2028
Estimated Tailings Surface El. 5,000 ft., Flat Filling (October 2024)
November 2031 with 443 M gal pond
May 2033 with 150 M gal pond
November 2034
June 2035
Elevation (ft.)
Year of Operation (mmm-yd)
NOTES:
1. FILLING RATE DEPENDS ON A VARIETY OF OPERATING FACTORS INCLUDING MILL THROUGHPUT, TAILINGS DENSITY, MINE BACKFILL REQUIREMENTS, SUPERNATANT POND VOLUME, ETC.
2. FILLING LEVELS ARE BASED ON UPDATED FORECAST PROVIDED BY STILLWATER INCLUDING 55% OF TAILINGS DELIVERED TO THE TAILINGS STORAGE FACILITY, AN ASSUMED TAILINGS DENSITY OF 64.3 pcf AND FLAT/LEVEL FILLING.
3. THE INITIAL SUPERNATANT POND VOLUME CORRESPONDS TO THE OCTOBER 2024 BATHYMETRIC SURVEY (443 MILLION GALLONS).
4. THE MINIMUM FREEBOARD REQUIREMENT IS 6 ft.
STILLWATER MINING COMPANY
STILLWATER MINE
HERTZLER TSF
STAGE 3 FILLING CURVE
Knight Piésold
CONSULTING
FIGURE 4.3

Stage 3 is currently the maximum permitted height of the Hertzler TSF and, as a result, operation of the TSF beyond this stage will require the design and approval of a Stage 4. A Plan of Operations Amendment for the Stage 4 and Stage 5 TSF expansions has been prepared and was submitted for agency approval in April 2023. Hertzler TSF expansion involves an initial capital expenditure amount of $6.5 million for studies over the FY2024 to FY2026 period and follow up expenditure of $135.4 million for detailed design and construction between FY2029 and FY2031, which have been budgeted for as discussed in Section 18.2.2.4.

The Qualified Persons deem the quantum of the capital budget to be sufficient for the implementation of the Hertzler TSF expansion. Sibanye-Stillwater has indicated to the Qualified Persons that there are no apparent impediments anticipated that will prevent the approval of the Hertzler TSF expansion. However, if the approval is declined and a new TSF is required, a timeframe of approximately three to five years for environmental permitting processes and two years for construction would be required. In addition, a higher capital budget provision than the current provision may be required.

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15.1.3 East Waste Rock Storage Facility

The current East Waste Rock Storage Facility at Stillwater Mine is projected to reach capacity in Q4 FY2030 in conjunction with waste rock capping and closure of the Nye TSF. As a result, an expansion of the East Waste Rock Storage Facility has been designed, proposed and included in the Amendment 14 Operating Permit application for Stillwater Mine.

The Amendment 14 application was submitted in November 2023 and will be subject to an Environmental Impact Statement review and associated State and Federal permitting. Sibanye-Stillwater and the Qualified Persons expect the Record of Decision and Permit to be issued no later than FY2028. Construction of the expansion area is currently targeted to begin in FY2029, with completion and ability to accept waste rock storage starting in FY2031. The project involves approximately $135 million of capital expenditure.

The East Side Waste Rock Storage Facility expansion includes a 56-acre extension to the northeast along with a 200ft increase in the height of the overall facility. Based on current LoM plan, the facility is designed to contain 35 years of waste rock storage. The project involves approximately $43 million of capital expenditure which has been budgeted for as discussed in Section 18.2.2.4.

15.1.4 Power

Stillwater Mine receives power from North West Energy from a substation located adjacent to the mine site. It receives power from the grid via two sources as follows:

- 100kV line via the Columbus-Rapelje Auto-substation; and
- 100kV line via Chrome Junction Substation.

The powerline from Chrome Junction to Stillwater Mine is a radial feed at 100kV and feeds three small substations belonging to Beartooth Electric. The Nye REA Tap substation feeds the Hertzler TSF.

The mine site has two main substations, namely the West Substation and East Substation, both connected to North West Energy's substation adjacent to the mine via a 100KV line. The West Substation is owned and maintained by North West Energy and consists of a single 28MVA, 100kV/13.2kV transformer that feeds the west mine and surface infrastructure facilities. The East Substation is owned and maintained by Stillwater Mine and was installed as part of the Blitz Project to power the Stillwater East Section. The infrastructure consists of a single 12.5MVA, 100kV/13.8kV that feeds the east mine and surface infrastructure facilities.

The actual power demand loads for Stillwater Mine in FY2024 are as follows:

- Stillwater West Mine average loading: 17.5MW @ 0.94PF;
- Stillwater West Mine peak loading: 20.8MW @ 0.90PF;
- Stillwater East Mine average loading: 7.3MW @ 0.95PF; and
- Stillwater East Mine peak loading: 8.5MW @ 0.95PF.

The power demand projections for FY2025 are as follows:

- Stillwater West Mine average loading: 8MW @ 0.94PF;

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- Stillwater West Mine peak loading: 12MW @ 0.94PF;
- Stillwater East Mine average loading: 7.3MW @ 0.95PF; and
- Stillwater East Mine peak loading: 8.5MW @ 0.95PF.

Power into Stillwater Mine is reticulated from the West Substation through three incoming lines. Incoming line #1 distributes to the following:

- Upper West Feeder;
- 5000 West Portal Feeder;
- West Compressor/Surface Feeder;
- Vertical Mill; and
- Skip Hoist and Shaft feeder.

Incoming Line #2 feeds to the following:

- Main Shaft Feeder A for mining operations;
- Main Shaft Feeder B for mining operations;
- Man hoist;
- Concentrator 480V loads;
- WFVR fans; and
- Auxiliary services including workshops and hoist room.

Incoming line #3 feeds the following:

- Ball and Sag mill;
- 480v transformer #1; and
- 480v Transformer #2.

Stillwater Mine has a 750kVA emergency generator to power the cage hoist and provide emergency power for the phones and other small critical loads.

All underground transformers are dry-cooled, eliminating the risk of oil leakage and/or fire. In addition, these transformers are skid mounted, installed in concreted cubbies, well- demarcated and supplied with lighting.

Stillwater Mine has a detailed inventory of all underground switchgear, controller and transformers managed through the JD Edwards Management System.

15.1.5 Bulk Water

15.1.5.1 Water Supply

The bulk water supply for the Stillwater Mine is a mix of fresh make-up water from supply wells and recycled mine water. The overall water balance is positive meaning that water disposal is required. Treatment and disposal of surplus water are discussed in Section 15.1.5.2.

The onsite water supply wells provide potable water for the mine, make-up water for reagent mixing, and cooling water to some systems (e.g., lube system cooling). Onsite, the water is reticulated to various sites through a network of pipelines (distribution system). The two existing wells and associated

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distribution system are adequate for the Stillwater Mine ramp up production requirements. Water consumption from the wells is approximately 110gal per minute. The Qualified Persons recognise that the net positive water balance at the site is adequate for ongoing operations.

15.1.5.2 Water Treatment

The water treatment system at Stillwater Mine treats and disposes impacted water from the underground mining operations, stormwater collected at specific locations, and meteorological water infiltrating the east side waste dump. Impacted mine water is first clarified before a portion is reused as mine service water while the remaining water continues to the biological treatment process to remove nitrates followed by disk filtration to remove fine particles and biomass. It is then disposed of by land application or infiltration.

The current system is designed to treat and disposal of 2 500gal per minute. Current actual water treatment flowrates are approximately 600 gal per minute from the Stillwater West Section and 900 gal per minute from the Stillwater East Section (total of 1 500 gal per minute) which is approximately 60% of design flow. The Stillwater West Section is expected to remain near 600gal per minute for the foreseeable future. Results of groundwater studies in FY2021 suggested water inflows into the Stillwater East Section exceeding 3 000gal per minute, an estimate that has since been derated to 1 600gal per minute informed by results of subsequent review work completed in FY2021. Therefore, water treatment projections could increase to 2 200gal per minute, which remains below the current treatment plant and disposal capacity of 2 500 gal per minute. Nonetheless, efforts are underway to complete evaluation, engineering, and permitting in the future an expansion is needed in the future. In addition, clarifier upgrades were completed in FY2021 to increase capacity to 2 500gal per minute for each clarifier resulting in a total clarifier capacity of 5 000gal per minute.

15.1.5.3 Septic System

The sanitary utilities at the Stillwater Mine consist of a septic system that includes a solids tank, an Advantex treatment system and a leach field. The system is operated primarily as a treatment and disposal system with the leach field providing secondary or back-up disposal. The treated effluent is sent to the Hertzler Land Application Disposal system for disposal.

The capacity of the septic system of 18 000gal per day is more than adequate for the current employment totals and steady state requirements at the Stillwater Mine.

15.1.6 Roads

Stillwater Mine is located approximately 30 miles southwest of Absarokee and 4 miles south-southwest of Nye. It is accessed from Absarokee by the mainly unpaved County Road 420, which passes the Hertzler Ranch TSF or via the paved State Highway 78 and State Highway 419 and Nye Road. The road network on the Stillwater Mine site consists of unpaved roads, which are primarily used for the transport of logistics and stores for the functioning of the mine and for transport of personnel for access to the infrastructure positioned around the mine site.

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15.1.7 Workshops and Equipment Maintenance

Stillwater Mine has three workshops on surface, which are the following:

- Surface Locomotive Workshop: This has a single bay service and mechanical repair facility for all rolling stock (locomotives and ore cars) operating on the 5000 Level West. This workshop is primarily for work on wheels and engines. This workshop is currently under-utilised and will be brought back into full use when mining activities that require the 5000W rail haulage resume.
- East Side Workshop: This has multiple bay service and mechanical repairs facilities serving surface equipment as well as major repairs and rebuilds of primary equipment from the East Side.
- Stillwater West Workshop: This has multiple bay service and mechanical repair facilities for light and medium duty underground equipment as well as major repair/rebuild services for primary underground gear equipment that can be moved to the surface. It has full machining, welding, and Diesel Particulate Matter testing capabilities.

In addition, Stillwater Mine has the following underground workshops:

- 6100W Level Workshop: This has multiple bay services and mechanical repair shop. However, this workshop is currently not being utilised;
- 5600E Level Workshop: This has multiple bay services and mechanical repair shop for all rubber-tired equipment in the Stillwater East Section of the mine;
- 5000W Level Workshop: This is dedicated to the trackless equipment, which is serviced in the mine. It has a single bay service facility and is available for light mechanical repairs, servicing and electrical repairs on mobile equipment. All the rail equipment on this level is serviced and repaired on surface. However, this workshop is currently not being utilised;
- 3500W Level Kiruna Workshop: This is a single bay service and mechanical repair workshop facility, which was designed specifically for the maintenance of the three Kiruna trucks and for maintenance of the AD30 Cat Trucks. The Kiruna trucks have been decommissioned and this workshop is currently not being utilised;
- 3500W Level Locomotive Workshop: The 3 500 Level is primarily an ore and waste rock tramming level. Therefore, the workshop is a two-bay service and repair facility for rolling stock;
- 3800W Level Workshop: This is a two-bay service and mechanical repairs shop for all production equipment in the FWL. However, this workshop is currently not being utilised;
- 3800E Level Workshop. This is a multiple bay service and mechanical repair shop subject to the same requirements at the 3800W Level Workshop providing support for the limited maintenance activities between FY2025 and FY2027;
- 2000W Level Workshop: This is the workshop on the lowest level, which caters for mechanical, electrical and general repair and services in multiple bays. However, this workshop is currently not being utilised.

All the underground workshops are well-equipped with good lighting, clean concrete floor areas for maintenance and wash bays to ensure quality inspections and are stocked with the appropriate tools and lifting equipment. Some of the workshops also provide for an administrative office underground to ensure that the planned maintenance system is updated timeously.

15.1.8 Buildings

Several new and existing buildings were modified in 2023 to support the production requirements at Stillwater Mine. The following buildings were included in the expansion or modification plan:

- Expansions: warehouse, core shed and offices to support additional personnel; and
- Modifications: dry-house.

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Significant expansion of the warehouse at Stillwater Mine (7 500 square feet), implemented in 2019, was needed to accommodate the additional mine and concentrator consumables.

The dry-house, ambulance/rescue facility and expanded foreman offices are included in the North Multi-Service Wing. This Multi-Service Wing expansion was completed in FY2021, and includes:

- Seven new beat rooms;
- Renovated dispatch area with a "high-tech" control room;
- Two-bay ambulance garage;
- Medical area;
- Mine rescue area; and
- Five offices for foremen.

The core shed handles all drillcore from the drilling and ore control related to the mine development and mine operations. The production ramp up approximately doubled the volume of core requiring handling and logging. The core handling area was consequently expanded within the existing structure to add 1 400 square feet, which displaced the ambulance, paramedic and rescue area. The core shed expansion was also completed in late FY2021. A geology and engineering office expansion was also completed, and this supports the additional Engineers and Geologists needed for the expanded operations.

Figure 80 shows the overall site layout for Stillwater Mine.

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Sibanye Stillwater

Figure 80: Stillwater Mine Site Layout


N
Silver Creek Rd
NF-2846G
Nye Rd
Access Control
Waste Rock Dump
Warehouse
Winder House
Headgear
Core Store, Beat, Offices
Stillwater Mine
Concentrator
Paste Plant
Rail tip
Stillwater East Mine
Tails Pumphouse
Horseman Flat Rd
Stores Yards
Mountain View Creek
Nye TSF
NF-2014
Mountain View Creek
Horseman Flat Rd
Nye Rd
1 000
Feet

15.1.9 Transportation

Personnel transportation to the Stillwater Mine is a combination of company supplied bussing and light vehicles, and personal vehicles. Transportation of salaried personnel is primarily by company owned light vehicles. Based on the current light vehicle to salaried personnel ratio, no additional light vehicles will be required for future mine plans. Hourly personnel travel to and from site either by company bussing or personal carpools. With employment growth and traffic commitments, additional busing is anticipated for the future mine plans.

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15.2 East Boulder Mine Complex

15.2.1 Concentrator Infrastructure

The processing plant infrastructure at East Boulder Mine was built in 1999. The plant infrastructure is in a good condition, with the plant having been operated below nameplate capacity since establishment. Appropriate sustaining capital budget provisions have allowed for the undertaking of routine planned maintenance according to the JD Edwards Maintenance Control system. The power supply to the concentrator plants is described in Section 15.2.3.

15.2.2 Tailings Storage Facilities

The TSF at the East Boulder Mine comprises two cells of a single slimes impoundment as the current primary storage. Stage 1, comprising Cell 1, was operated from 2001 to 2007 after which Cell 2 became the primary deposition facility (Stage 2). Stage 3 is an embankment lift of Stages 1 and 2 and was operated from 2014 through 2020. Stage 4 was operated from FY2020 through FY2024. Stage 5 is currently being filled and has been operated since FY2024. Beyond Stage 5, the East Boulder TSF has one additional embankment lift permitted and approved – i.e. Stage 6.

Concentrator tailings are sampled and pumped to the underground sand plant where it is classified into coarse sand and slimes fractions. The sand remains underground and is pumped into stopes for backfilling purposes, whilst the slimes fraction is pumped back to surface. The slime is then pumped via one ten-inch pipeline to the TSF for deposition. Deposition on the TSF is via periodic rotational discharge of tailings slurry around the perimeter of the facility using a group of spigots. Once a localised tailings beach has formed, deposition is transferred to another group of spigots at a different location.

Water reclamation is achieved via three inclined reclaim pumps and pipelines located on the south-western embankment of the TSF, closest to the concentrator, which discharges into the reclaim water tanks at the concentrator. All stages of the TSF are geomembrane lined.

Basin underdrain and seepage measurement is performed and monitored via vibrating wire piezometers whereas embankment crest-mounted survey monuments are used to measure slope slippage or movement. Additional inclinometers are installed around the base of the impoundment to monitor deeper ground movement and displacement. The basin underdrain pore pressures are monitored on a weekly basis via the piezometers, and these respond quickly to changes in the basin underdrain pumping rate. Water drainage results in changes in the tailings mass consolidation and hence maximises storage availability and assists in long-term closure planning.

The concentrator performs weekly, monthly and quarterly TSF inspections and monitoring per its standard procedures as detailed in the TOMS Manual for the facility. These are reviewed as part of the annual EoR inspection of the TSF performed by Knight-Piésold. In addition to the Annual Review which occurs later in the year, the EOR also completes an additional inspection in late spring/early summer. The most recent inspection was performed in September 2024, with a review period from October 2023 to September 2024. No material issues were identified, but a corrective action plan for the issues which

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were identified has been developed and planned to be submitted to the MDEQ by 8 January 2024 as required and in compliance with the MCA. The ITRB also completed its annual visual inspection of the Hertzler and Nye Tailings Storage Facilities in late September 2024.

Knight-Piesold, as the EOR, issued the following two recommendations as part of their annual inspection, which are currently be acted upon:

- Recommendation 1: Implement a corrective action plan to gradually reduce TSF Pond volumes to QPP targets. The current pond contains approximately 230Mgal of supernatant water versus the QPP target of 150Mgal. The larger pond volume does not currently represent a dam safety issue but maintaining a minimal operating pond volume remains a best management practice for the TSF. In early 2024, Sibanye-Stillwater implemented corrective actions via source water controls and enhanced mechanical evaporation. Bathymetric surveys in 2024 confirmed that pond volume reduction was achieved and is expected to continue into 2025.
- Recommendation 2: Install tailings deposition line along the North Embankment crest and deposit tailings along the North Embankment. The plan is to install the additional tailings lines in Q2 2025.

As part of the annual inspection of the East Boulder TSF, Knight-Piésold calculated a projected fill rate of the current and planned TSF capacity based on RoM production rates as an elevation above mean sea level by year. Tailings placement has been completed through the Stage 4 lift and Stage 5 and Stage 6 lifts are already permitted. Stage 5 construction has been completed and Stage 6 is under construction. The embankment crest maximum elevation of Stage 5 has been designed by Knight-Piésold as 6 330ftmamsl, and the Stage 6 crest has been designed at 6 344ftmamsl. Underdrain water management facilities were upgraded to increase the water treatment capacity and the Guard Shack was also relocated to allow for the Stage 6 build.

Based on Knight-Piésold's current filling calculations, the Stage 5 limit is estimated to be reached in Q3 FY2029, with water volume at 150Mgal. As part of the planning to meet the Inflow Design Flood management procedures, an interim overflow channel was installed. The Qualified Persons consider the design and capacity filling calculations for the TSF to be appropriate and to take cognisance of the planned production.

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Figure 81: East Boulder TSF Calculated Elevation Profile


Survey Flat Tailings Level
Surveyed Water Level
Projected Tailings Filling (55% Tailings to TSF)
Projected Pond Elevation (55% Tailings to TSF, 20 Mgal/yr pond decrease to 150 M gal)
Projected Pond Elevation (55% Tailings to TSF, 228 M gal pond)
Stage 6 Crest El. 6,344 ft.
Stage 6 Design Filling Level El. 6,324 ft.
Stage 5 Crest El. 6,330 ft.
Stage 5 Design Filling Level El. 6,324 ft.
Stage 5 Design Filling Level with Interim Overflow Channel Reached in Q3 2029 with 55% of Tailings Deposited to the TSF and Pond Volume reduced to 150 M gal.
Stage 6 Design Filling Level with Interim Overflow Channel Reached in Q2 2034 with 55% of Tailings Deposited to the TSF and Pond Volume reduced to 150 M gal.
October 2024
Elevation (ft.)
6350
6340
6330
6320
6310
6300
23 (Jun 2024)
24
25
26 (Jun 2027)
27
28
29 (Jun 2030)
30
31
32 (Jun 2033)
33
34
35 (Jun 2036)
36
Year and Date
NOTES:
1. FILLING RATE DEPENDS ON A VARIETY OF OPERATING FACTORS INCLUDING MILL THROUGHPUT, TAILINGS DENSITY, MINE BACKFILL REQUIREMENTS, SUPERNATANT POND VOLUME, ETC.
2. FILLING LEVELS ARE BASED ON UPDATED FORECASTS PROVIDED BY STILLWATER INCLUDING 55% OF TAILINGS DELIVERED TO THE TSF, AN ASSUMED TAILINGS DRY DENSITY OF 70 pcf AND FLAT/LEVEL FILLING.
3. THE SUPERNATANT POND VOLUME CORRESPONDING TO THE OCTOBER 2024 SURVEY WAS 228 MILLION GALLONS.
4. A MINIMUM FREEBOARD OF 6 ft. IS REQUIRED DURING OPERATIONS TO TEMPORARILY STORE RUNOFF FROM THE PMP.
STILLWATER MINING COMPANY
EAST BOULDER MINE
STAGE 5 AND STAGE 6 TSF FILLING CURVE
Knight Piésold CONSULTING
FIGURE 4.3
ISSUED WITH REPORT
REV
DATE
DESCRIPTION
PREP'D
RVW'D

The Stage 6 lift is currently under construction and scheduled for completion in FY2027. The Stage 5 and Stage 6 foundation preparation and infrastructure relocation were completed in late FY2023. This work included relocation of soil piles, fencing, underdrain collection basin, nitrogen collection pond, recycle pond and Pumphouse 1, main overhead powerline, mill overhead powerline, guard shack and gate, transformers, fiber, Boe Ranch pipeline and vaults, underdrain pipeline, nitrogen pond pipeline, groundwater well pumpback system, inclinometers, warehouse septic system, surface electrical building, fire hydrants, wash bay, burn pit, laydown yard, equipment ready line, mill fuel storage, and mine access road.

The Qualified Persons note Knight-Piésold's current filling calculations discussed above and that the TSF basin filling schedule depends on the incremental addition of settled tailings solids and on changes in the supernatant pond volume. The TSF filling curve has been updated with the estimated tailings disposal projections provided by Sibanye-Stillwater and an assumed constant supernatant pond volume. An updated short-term filling curve as of January 2025 is shown on Figure 2.

Basin underdrain water is transferred to the mine water recycle pond. As illustrated in Figure 2, the rate and timing of impoundment filling depends on changes to the supernatant pond volume as well as the proportion of the total tailings that are 'stored' as underground backfill. Sibanye-Stillwater's tailings deposition records indicate that approximately 30% of the tailings solids were deposited into the TSF from January through November 2024, with the remainder of the tailings solids stored as underground backfill. Assuming that the plant production remains approximately consistent with previous years, then about 50% to 55% of the total tailings solids will continue to be deposited into the TSF. Furthermore, if the 230Mgal supernatant pond volume is also maintained, then the Stage 5 TSF would reach capacity in

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Q3 FY2028 (with 6ft. freeboard allowance maintained). Detailed pond level and volume monitoring must continue on an ongoing basis.

The capital budget for East Boulder Mine includes capital expenditure for the Lewis Gulch TSF comprising $125 million, with expenditures occurring between FY2027 and FY2030. The budget includes costs for a future TSF amounting to $100 million between FY2040 and FY2043. The Qualified Persons are satisfied with the capital allowance for new TSFs (e.g., Lewis Gulch TSF and another future TSF) that will be required in future.

15.2.3 Dry Fork Waste Rock Storage Area

In conjunction with the construction of new and expanded tailings facilities, a new waste rock storage area has been designed and permitted. The proposed Dry Fork Waste Rock Storage Area (West Storage Area) was included in the permitting of the Lewis Gulch TSF within Amendment 004. The Dry Fork Waste Rock Storage Area (West Storage Area) will be 102 acres in size and is designed to contain 5.4 million cubic yards of material. Based on current mine plans, this will provide waste rock storage up to FY2047. However, an alternative waste rock storage method has been developed for the interim which will allow deferment of construction of the Dry Fork Facility. It is currently envisioned that waste rock will be placed within the Stage 6 tailings storage facility and commingled with tailings placement. This will accommodate waste rock placement up to the permitted freeboard capacity on Stage 6 and storage through Q2 FY2031. As a result of commingling waste rock within the Stage 6 impoundment, the tailings storage capacity has been reduced by approximately 3 years from Q2 FY2034 to Q2 FY2031. As a result, construction of Phase 1 of the Dry Fork Waste Rock Storage Area is scheduled for to begin in FY2028.

The capital budget for construction of the Dry Fork Waste Rock Storage Area (construction and lining) amounts to $37 million over the period FY2028 and FY2030. The Qualified Persons are satisfied with the capital provisions for construction and closure of the waste rock storage facilities.

15.2.4 Power

Power to East Boulder Mine is fed from the North West Energy's 69kV powerline via a tap located north of Springdale and then via the Duck Creek Substation. Park Electric, a power co-operative, supplies power to the mine site and owns the distribution facilities. The power feed from Duck Creek to McLeod and from McLeod to the mine is via a 69kV powerline. Sibanye-Stillwater owns two main substations situated at East Boulder Mine. The mill transformer is a 15/20MVA 69kV to 4 160V and the mine operations transformer is a 10/14MVA 69kV to 13.8kV. There are no spares for either transformer, but there is a cross feed between the two substations which is rated for 8MW. Dedicated capacity for East Boulder Mine is 23MW at a unity power factor contracted from Park Electric, which is adequate for the increased production levels associated with the Fill the Mill Project.

East Boulder power loads are currently as follows:

- Mine and surface: 7MW at a 0.91 power factor (approximately 77% of maximum capacity);
- Concentrator: 5.5MW at a 0.93 power factor (approximately 40% of maximum capacity); and
- Monthly Maximum Peak: 12.5MW at a 0.91 power factor.

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There are two main feeders that feed the underground switchgear from the surface switchgear. Normal operation is to use one feeder and have the other feeder available as a backup. One feeder is installed in Tunnel #1 and the second feeder installed in Tunnel #2. Current underground load is approximately 5MW at a 0.80 power factor. Each of these feeder cables have a loading capacity of approximately 7MW (assuming a 5% maximum voltage drop).

East Boulder Mine has two 2MVA Caterpillar 3516B diesel generators which were installed in 2001 at the portal on surface. These generators are currently permitted only as emergency generators, which should be operated for at most 500 hours per year. The generators are designed to operate at the same time in parallel and share the load. When running in parallel, the continuous load on these generators is limited to 3.5MW to allow for peak demands of less than 4MW.

15.2.5 Bulk Water

15.2.5.1 Water Supply

The water supply for the East Boulder Mine is a mix of fresh make-up water from groundwater supply wells, recycled water from the water treatment facilities and ground water encountered during mining operations. The overall water balance is positive, and disposal of surplus water is required.

The groundwater supply wells include the potable water system which provides potable water to the surface operations only and the freshwater system which provides fire water for surface operations and reagent make-up water for the mill. Onsite, the water is reticulated to various sites through a network of pipelines (distribution system). Water consumption from the wells is approximately 50gal per minute and is not expected to increase significantly in future. Water Right Permits allow for beneficial use of up to 262gal per minute from mine water and up to 200gal per minute from potable wells. Treatment and discharge to percolation is not considered a beneficial use and discharge through the Montana Pollutant Discharge Elimination System permit is not included in the water right quota. Current water rights, therefore, are sufficient to support the mine plan.

15.2.5.2 Water Treatment

The water treatment system at East Boulder Mine treats and discharges mine water from the underground mining operations. The current system was designed to treat approximately 750gal per minute of water from the underground mining operations. Mine water is first clarified, with a portion recycled to the underground drill water reservoir while the remaining water continues to the biological water treatment process to remove nitrates and ammonia followed by disk filtration to remove fine particulate and biomass. Treated water is split between recycling for mine use and disposal by percolation to groundwater, based on operational demands.

In late FY2015, East Boulder Mine received a new Montana Pollutant Discharge Elimination System (Water Discharge) permit, which stipulated stringent metals discharge limits. The permit allows for a five-year interim period for treatment system evaluation and improvements before the new discharge limits apply. A new discharge permit was issued in September 2023 which included a revision to the discharge

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limits. For compliance, the drilling of a deep injection test well was undertaken and successfully tested. The testing of an existing 45 000ft pipeline from East Boulder Mine site to the injection well system was also completed and commissioned in FY2020. This pipeline was designed to carry treated mine water effluent to an injection well at the Yates Gravel Pit for compliance with the discharge limits.

15.2.5.3 Septic System

The East Boulder Mine wastewater treatment facility was originally designed and permitted in 1998. The system serves the upper bench office buildings and the concentrator. The design basis for the original system was 600 employees with a peak per capita flow rate of 15gal per day (i.e., 9 000gal per day for the whole mine). The system consisted of approximately 700ft of 8-inch diameter PVC gravity sewer, combined septic dose tank, and two zone conventional drain field with each zone having thirteen 100ft long laterals.

In 2006, the collection system was expanded to include a Mobile Dry Building which was included in the original design of 600 employees. The 2006 improvements also made modifications to the existing drainfield to correct ongoing maintenance issues. The 2006 drainfield modifications consisted of replacing the existing conventional drain field with trench infiltrator chambers, adding one lateral to each zone of the drainfield for a total of twenty-eight 100ft long laterals, updating dose pumps and controls, and reducing the drainfield application rate from 1.2gal per day/ft^2 to 0.8gal per day/ft^2 (due to updated regulations).

In FY2015, measured flow tests resulted in an approximate daily flow rate of 9 000gal per day with peak daily flows of 11 000gal per day. Permitting to accommodate the increase is complete as well as the upgrade of the existing wastewater treatment system to 11 000gal per day. The improvements have increased the septic and dose tank capacity and controls.

15.2.6 Roads

East Boulder Mine is located approximately 25 miles south of Big Timber. The mine is accessed from Big Timber via the paved State Highway 298 and the unpaved East Boulder Road maintained by Sibanye-Stillwater. The road network on the East Boulder Mine site consists of unpaved roads which are primarily used for the transport of logistics and stores for the functioning of the mine and for transport of personnel for access to the infrastructure positioned around the mine site.

15.2.7 Buildings

East Boulder Mine has adequate modern, fit for purpose offices for administration, technical and personnel services. The mine also has a change house in proximity for the use of mine staff as well as drill core processing and storage facilities. The processing plant has an additional separate small control office facility for operational staff. Likewise, the surface engineering workshops have small operational offices within the workshops. The mine provides adequate secure parking in a gravel parking area adjacent to the main office entry. The mine complex is fenced, with the complex accessed from a security guard manned main gate.

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Figure 82 shows the overall site layout for East Boulder Mine.

Figure 82: East Boulder Mine Site Layout


Lewis Gulch
East Boulder River
E Boulder Rd
Dry Frk
East Boulder TSF
East Boulder River
E Boulder Rd
E Boulder Rd
Concentrator
Water Treatment
Stores Yard
Mine Office Block
Adit
Mobile Machinery Workshop
1 000
Feet

15.2.8 Equipment Maintenance

East Boulder Mine also makes use of the JD Edwards Planned Maintenance system, with the robust Asset Management Plan.

The mine has two workshops on surface, which are the following:

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- Surface Locomotive Workshop: This has a single bay service and mechanical repairs facility for all rolling stock, and includes facilities for work on wheels and engines on the locomotives and ore cars; and
- Surface Engineering Workshop: This has multiple bay service and mechanical repair facilities for surface trucks with full machining, welding and electrical maintenance facilities.

The mine has the following workshops underground:

- 6500 Level Workshop: This has multiple-bay facilities and carries out repairs for both mechanical and electrical faults and maintenance. It also provides a service facility for the rail bound equipment and the adjacent sandfill plant. The workshop is equipped with separate wash bay, office area, warehouse and fuel store. Major overhauls are carried out in the surface workshops;
- A small service bay at 68 780 Level.
- 7900 Level Mobile Workshop: This is primarily for the mobile equipment in the upper mine. It has an ambulance and medical support centre and adjacent refuge bay. This is expected to be a permanent workshop for the life of the mine.

All the underground workshops are well-equipped with good lighting, clean concrete floor areas for maintenance, wash bays to ensure quality inspections, and are stocked with the appropriate tools and lifting equipment.

15.2.9 Transportation

Personnel transportation to East Boulder Mine is a combination of company supplied bussing and company supplied light vehicles. Current company policy mandates the use of company supplied bussing for hourly personnel. Transportation of salaried personnel is primarily by company owned light vehicles. Based on the current light vehicle to salaried personnel ratio, no additional light vehicles will be required for future mine plans.

15.2.10 Columbus Metallurgical Facility

The Columbus Metallurgical Complex, which houses the smelter, base metal refinery, laboratory and recycling plant, was built on freehold owned by Sibanye-Stillwater. The building and stack heights are limited due to the proximity of the light aircraft field. The facilities are secured by fencing and access is limited to card holding employees.

The Columbus Metallurgical Complex includes well-established automated sampling and sample processing facilities with a robotic operated sample laboratory. Office facilities are adequate for the required staff to operate the base metal refinery and smelter. Infrastructure at the Columbus Metallurgical Complex is maintained in a good operational condition through adequate capital provisions for maintenance and upgrades as required.

Power supply to these facilities is from North West Energy at the standard 100kV at the main switch station and two-step down transformers. Sibanye-Stillwater keeps a spare transformer onsite and, therefore, power supply is reliable.

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16 MARKET STUDIES

16.1 Introduction

PGMs (also referred to as Platinum Group Elements or PGEs) comprise platinum, palladium, rhodium, ruthenium, iridium and osmium. The Bushveld Complex in South Africa contains approximately 80% of the known global PGM mineralisation and produces approximately 80% of the world's annual PGM supply from the UG2 and Merensky Reefs. The J-M Reef mined at Stillwater and East Boulder Mines is the sole source of primary palladium and platinum production in the USA, accounting for approximately 3.3% of the world's annual primary PGM supply. PGM mineralisation in the J-M Reef is dominated by palladium and platinum, with other PGMs occurring in negligible quantities.

Sibanye-Stillwater commissioned an independent PGM market study by its research company, SFA Analytics (SFA Oxford), which was completed in December 2024. Information from this source along with negotiated contracts inform Sibanye-Stillwater's price and sales predictions which were adopted by the Qualified Persons for this TRS. Given that palladium and platinum account for almost 100% of the revenue generated at Stillwater and East Boulder Mines, this market review focuses on these two metals.

16.2 PGM Market Overview

According to SFA Oxford, both platinum and palladium markets were in modest supply deficit during 2024 because of sustained light vehicle, industrial and chemical catalyst demand, relatively low recycling supply and some primary supply constraints due to limited production cuts in all primary mining jurisdictions and smelter maintenance by Nornickel in Russia. Both platinum and palladium prices were rangebound through 2024 averaging $955/oz and $988/oz respectively, over the year.

Global light vehicle production amounted to approximately 88 million units in 2024, with production forecasts for 2025 anticipated to rise 1.7% year on year to level of approximately 89.7 million units. The main regions driving this production outlook are the USA, Europe, China and Japan, noting that the USA automotive sector may face some volatility, as the new administration and its policies take hold.

Growth in Battery Electric Vehicles' (BEVs') share of global light duty vehicles underperformed the 2024 growth forecasts for this vehicle segment in most Western jurisdictions, notwithstanding aggressive price cuts. European and US automakers are scaling back BEV sales targets and timelines. The new USA administration's stated policies will further slow the pace of US vehicle electrification growth, with other Western jurisdictions likely to follow to varying degrees. Similarly, a reduced pace of growth in the at-scale deployment of hydrogen fuel cells in automotive and industrial applications is likely in these policy circumstances.

16.3 Platinum and Palladium Demand and Supply

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215 Demand Drivers According to SFA Oxford, the main uses of platinum are as a catalyst for automotive emissions control, in a wide range of jewellery pieces and in industrial catalytic and fabrication applications. Palladium is primarily used as a catalyst in the automotive sector, mainly in gasoline-powered on-road vehicles, but alongside platinum, in parts of the light-duty diesel engine after-treatment too. The second largest use of palladium is in electrical components, specifically in multi-layer ceramic capacitors (MLCCs), as conductive pastes and in electrical plating. Platinum Through 2024, the platinum price oscillated in a narrow range between $1 008/oz and $864/oz, settling at $949/oz at the end of 2024. In 2024, global primary platinum supply is estimated to have declined by 3% year-on-year (y-o-y) to 5.41Moz, with production decreases in South Africa, Zimbabwe, Russia and the North Americas. Global primary platinum supply remains 11.4% (-695koz) lower than 2019’s pre- COVID 19 pandemic production levels. Autocatalyst recycling provides the bulk of secondary PGM supply and contributed 1.1Moz of platinum in 2024, in line with 2023 recycling levels. According to SFA Oxford, platinum demand for all applications is projected to rise by 5.9% in 2025 to 7.6Moz, supported by peaking demand in light vehicle catalyst production, and expanding demand in chemical, electrical, glass and medical uses of platinum. This platinum autocatalyst demand peak forecast of approximately 3.5Moz in 2025 is forecast to reverse and gradually decline from 2026 as substitution to palladium for platinum is anticipated. Chemical, electrical, glass and medical demand for platinum is forecast to continue to steadily rise from 2024 demand levels of 2.4Moz. From 2025 jewellery demand for platinum is expected to gradually trend down from 2024 levels (1.0Moz) to 0.86Moz by 2027. Platinum is required across the entire hydrogen value chain, including the upstream, mid-stream and downstream segments. The pace of deployment and uptake of the hydrogen value chain continue to underperform previous forecasts and, consequently, platinum demand in this sector is predicted to gradually rise from current levels of approximately 70koz per annum to some 150koz per annum by 2027. The hydrogen economy and other industrial applications remain the long-term growth areas for platinum demand. The platinum market’s supply deficit of 395koz at the end of 2024 is forecast to peak through 2025 to a level of approximately 745koz by the end of the year, before gradually reverting a modest surplus of 180koz by 2027. Palladium Palladium prices through 2024 were rangebound between $977/oz at the beginning of 2024 to $971/oz at the end of 2024. Global primary palladium supply reduced by 1% year-on-year in 2024 to 6.41Moz, with production decreases in South Africa, and the North Americas being somewhat offset by 1.7% production growth as Zimplats’ new concentrator at Ngezi Mine came on stream in Zimbabwe, and Russian production capacity recovered after smelter maintenance. 216 Global primary palladium supply in 2024 was 10.7% lower (-775koz) than pre-COVID 19 pandemic production levels in 2019, with Zimbabwe being the only jurisdiction to display growth since 2019. Primary palladium supply is forecast to increase 2% y-o-y in 2025, to approximately 6.42Moz, with higher palladium yields at certain South African mines with improved South African grid power permitting excess concentrate stock smelting. In addition, the completion of smelter maintenance at Nornickel in Russia will factor into this forecast increase. Over the next decade, secondary palladium supply from autocatalyst recycling is anticipated to grow from the 2024 level of 2.3Moz as the stock of aging light vehicles to be scrapped will progressively yield higher palladium loaded autocatalysts. According to SFA Oxford, continued price-driven substitution for platinum in autocatalyst applications and gradual increases in recycling is anticipated to dampen net 2025 autocatalyst demand to 5.05Moz from the 2024 palladium-for-autocatalyst level of 5.53Moz. Anticipated demand for palladium in all other applications, except for dental uses, is forecast to remain steady through 2025 at current levels of approximately 1.18Moz per annum. Dental use demand for palladium is forecast to continue to gradually decline from present levels of approximately 155koz per annum because of price driven substitution into alternative materials. Palladium demand related to the hydrogen economy is restricted to the mid-stream and downstream segments including catalysts for methanol synthesis, and for sustainable aviation fuel and diesel manufacture. Some additional demand for palladium over the next decade will depend on the pace of development of these hydrogen economy segments. SFA Oxford anticipates that the 2024 palladium supply deficit of 275koz will be reduced to a modest supply surplus of approximately 45koz in 2025. Palladium and Platinum Pricing Outlook For business planning and Mineral Reserve estimation, Sibanye-Stillwater uses forward looking prices that it considers will stay stable for at least three to five years, and will significantly change if there is a fundamental, perceived long-term shift in the market, as opposed to basing it only on short term analyst consensus forecasts. Sibanye-Stillwater also considers its general view of the market, the relative position of its operations on the costs curve, as well as its operational and company strategy in its forecasting of forward-looking prices. On a monthly basis, Sibanye-Stillwater also receives an independent report from UBS Bank (Commodity Consensus Forecasts Report) which contains consensus price outlooks from the various banks on a broad range of commodities. It benchmarks its forward-looking prices to the market consensus forecast. Table 48 summarises the forward-looking prices of palladium and platinum applied by Sibanye-Stillwater and the Qualified Persons for business planning and Mineral Reserve declaration as at December 31, 2024. This also shows comparison between Sibanye-Stillwater and Market Consensus forward-looking 217 prices. The Qualified Persons note that the comparison shows overall agreement between the price forecasts and, therefore, Sibanye-Stillwater forward-looking prices are reasonable. Table 48: Comparison of Sibanye-Stillwater and Market Consensus Prices Metal Unit Market Consensus Forward Price - 2025 Mineral Reserve Price – 2025 Platinum USD/oz 1 200 1 250 Palladium USD/oz 1 115 1 150 Material Metals Marketing Agreements The Columbus Metallurgical Complex and Precious Metal Refining Sibanye-Stillwater’s wholly owned Columbus Metallurgical Complex is a state-of-the-art operation that provides smelting and refining processes for PGM concentrates from the Stillwater and East Boulder mines. In addition, the complex facilitates recycling operations for various materials containing PGMs, principally automotive catalytic converters that are provided by third-party suppliers under arms-length commercial offtake or toll treating contract terms. The complex produces a PGM-rich concentrate after base metal refining that is shipped to a third-party precious metal refinery that provides Sibanye- Stillwater with returns of finished metal under a toll processing agreement. Sibanye-Stillwater utilises a single third-party company for all of its precious metals refining services for Sibanye-Stillwater’s US PGM Operations. All of Sibanye-Stillwater’s current mined palladium and platinum in the United States is committed for sale to such company. The refining and sales agreements are multiple year contracts entered into with the third-party company. Sibanye-Stillwater pays its refiner a per-ounce refining charge for toll processing of the refined PGM-rich concentrate, and the refiner also retains a small percentage of contained metals. Refined PGMs of minimum 99.95% purity in sponge form are transferred upon sale from Sibanye-Stillwater's account to the account of the third-party refiner. The refiner will purchase all of the mined palladium and platinum at market-related prices based on a pricing mechanism linked to various agreed to industry benchmarks. Wheaton International Streaming Agreement In 2018, Wheaton Precious Metals International Limited (Wheaton International) and the Group entered into a Streaming Agreement. As per the Streaming Agreement, 100% of refined mined gold and 4.5% of refined mined palladium from the Stillwater Mining Company operations (Sibanye-Stillwater US PGM Operations) will be delivered to Wheaton International over the life of mine of the operations. Each ounce is identified as a separate performance obligation. In exchange for this, Wheaton International paid the Sibanye-Stillwater US$500 million on 25 July 2018 (the Advance Amount). Under the Streaming Agreement, in addition to the Advance Amount, Wheaton International will pay Sibanye-Stillwater 18% of the US dollar spot palladium and gold prices for each ounce delivered under the Streaming Agreement until the Advance Amount has been reduced to nil through metal deliveries. Thereafter, Sibanye-Stillwater will receive 22% of the spot US dollar palladium and gold prices for each ounce of palladium and gold delivered under the Streaming Agreement. The contract will be settled by Sibanye-Stillwater delivering metal credits to Wheaton International representing underlying refined, mined gold and palladium. 218 As per the Streaming Agreement, the following entitlements apply: • Palladium entitlement percentage: o The palladium entitlement percentage will be either 4.5%, 2.25% or 1% over the life of mine, depending on whether or not the Advance Amount has been fully reduced, and a certain number of contractual ounces have been delivered (375 000oz for the first trigger drop down to 2.25% and 550 000oz for the second trigger drop down rate to 1%). • Gold entitlement percentage: o The gold entitlement percentage will be 100% over the life of the mine; • Monthly cash percentage: o The monthly cash payment to be received is 18%, 16%, 14% or 10% of the market price of the metal credit delivery to Wheaton International while the Advance Amount is not fully reduced. After the Advance Amount has been fully reduced, the cash percentage is 22%, 20%, 18% or 14%. In both cases, the payments by Wheaton International may be reduced if debt covenants exceed three and half multiples of the net debt to adjusted Earnings Before Interest, Taxes, Depreciation and Amortisation (EBITDA) ratio. The balance of the ounces in the monthly delivery (i.e. 100%-18%= 82%) is then used to determine the utilisation of the deferred revenue balance. Sibanye-Stillwater agreed to use commercially reasonable efforts to facilitate the development of the Blitz Project (now Stillwater East Section). The Streaming Agreement includes a completion test on the development of the Blitz Project, including completion of underground development, critical surface infrastructure and expansion of the concentrator production output. If Sibanye-Stillwater fails to meet certain completion targets in relation to the Blitz Project, it is required to pay Wheaton International certain cash amounts. The Qualified Persons note that, with the achievement of the agreed to project milestones, the final completion test on the development of the Blitz Project was undertaken and successfully met during 2024 and therefore no cash payments in relation to the completion targets was required. The Streaming Agreement, with an effective date of 1 July 2018, continues for an initial period of 40 years and can be extended for successive 10-year periods until termination notice is given or there are no active mining operations at the Sibanye-Stillwater US PGM Operations. The Qualified Persons note that the Streaming Agreement is material to the Sibanye-Stillwater US PGM Operations but sets out conditions that are not excessively onerous and can easily be achieved by Sibanye-Stillwater if the current LoM plans for Stillwater and East Boulder Mines are executed as planned.

219 ENVIRONMENTAL STUDIES, PERMITTING, PLANS, NEGOTIATIONS/AGREEMENTS Social and Community Agreements In order to assist in managing Sibanye-Stillwater’s Social Licence to Operate, a progressive and effective Good Neighbor Agreement was signed in 2000 and this agreement was amended in 2005, 2009, 2015 and 2023. The Good Neighbor Agreement is a legally binding contract between Sibanye-Stillwater, the Northern Plains Resource Council, Cottonwood Resource Council and Stillwater Protective Association, which is binding on current and future owners and managers of the Stillwater and East Boulder Mines. It provides an avenue for the citizen groups to access information on the Stillwater and East Boulder Mines and to participate in decisions on the operations that may impact the local communities, economies, or environment. In essence, it provides for citizen oversight of Stillwater and East Boulder Mines to guarantee protection of the area’s quality of life and productive agricultural land and allows for local communities to have access to critical information about mining operations and the opportunity to address potential problems before they occur. Furthermore, it requires the information to be sufficiently detailed to permit assessment of potential environmental and social impacts. There are no commitments to local procurement and hiring in the Good Neighbor Agreement. While not contractually obliged to commit to local procurement and hiring, Sibanye-Stillwater gives preference to local skilled personnel as deliberate local economic empowerment. Both Stillwater and East Boulder Mines have a Good Neighbor Oversight Committee that meets three times per year. In addition to these formal, transcribed meetings, a Technology Committee and other committees meet as needed but communicate weekly to address ongoing projects. This constant stakeholder engagement enables citizens to meaningfully engage in the permitting and mine planning processes and provide feedback in advance of formal comment periods. This approach allows Sibanye-Stillwater to adjust its permitting strategy to address stakeholder concerns, where necessary, and effectively reduce the potential permitting delays and negative comments during public comment periods. A primary focus of the Good Neighbor Agreement is water quality, and under the agreement, the Stillwater and East Boulder Rivers are closely monitored for changes in water quality. The agreement sets water quality triggers that meet or exceed the state and federal requirements. If a Good Neighbor Agreement water quality trigger is exceeded, Sibanye-Stillwater will take the appropriate remedial actions as defined in the agreement. As part of the monitoring, citizens may attend all mine-related water quality inspections and sampling events but are also provided with quarterly water quality reports. A provision is also made for the citizens to conduct independent water quality sampling, if necessary. The Good Neighbor Agreement is also aimed at ensuring public safety and security by restricting mine traffic and monitoring Sibanye-Stillwater’s adherence to the permitted traffic volumes and speed limits. In order to meet traffic requirements, the agreement provides for carpooling and bussing as a preferable means of transport for mine employees. These arrangements also afford mine workers additional rest time and keep tired drivers off the road. 220 Other aspects of the Good Neighbor Agreement include the following: • Establishing conservation easements on Sibanye-Stillwater owned ranches along the Boulder and Stillwater Rivers; • Preventing any mine-sponsored housing occurring outside existing communities; and • The Good Neighbor Agreement contains no commitments in terms of local procurement and employment. Other social and community activities include the following: • Grazing leases for lands purchased at the Hertzler Ranch area (Ekwortzel Purchase) for Stillwater Mine are tied into the land purchase agreement with the previous landowner by way of a 10-yr option expiring in 2028; • Sibanye-Stillwater has also entered into an agreement with Earthworks and Trout Unlimited regarding the East Boulder Tailings Storage Facilities in 2023. This Agreement allows for: o Sibanye-Stillwater to conduct an analysis of using filtered whole tailings for underground backfill at East Boulder Mine and opportunity to provide input on the scope of the analysis; and o The option to include a technical representative to participate in the Annual Inspection. The Qualified Persons are satisfied with Sibanye-Stillwater’s commitment to working with federal and local administrations, organisations and community and conservation groups to ensure that Stillwater and East Boulder Mines adhere to the Good Neighbor Agreement. Furthermore, the mine plans for Stillwater and East Boulder Mines ensure that commitments made in the Good Neighbor Agreement are not breached. Accordingly, the Qualified Persons are of the view that Sibanye-Stillwater should be able to maintain its Social Licence to Operate the Stillwater and East Boulder Mines for as long as it continues to actively engage other stakeholders and to honour conditions and commitments specified in the Good Neighbor Agreement. Environmental Studies, Permitting and Plans Overview of Environmental Legislation and Regulation Operations at Stillwater and East Boulder Mines are regulated by the State of Montana agencies including the Montana Department of Environmental Quality (DEQ); Department of Natural Resources and Conservation (DNRC); as well as Federal agencies including the Custer Gallatin National Forest (CGNF); US Environmental Protection Agency (EPA); US Bureau of Alcohol, Tobacco and Firearms (ATF); US Army Corps of Engineers; US Federal Communications Commission (FCC); and US Nuclear Regulatory Commission (NRC). A list of the agencies and the required permits, licenses or approvals are presented in Table 49. The regulatory agencies can approve, deny, or conditionally approve applications for mining or modification of permits. State of Montana regulations require that changes to or denial of a permit must be directly related to a specific State law or regulation and are not discretionary. The United States Forest Service (USFS) may deny mining proposals, although this authority is limited by federal law. Several laws (e.g., the 1872 Mining Law as amended and related regulations in Title 36 of the US Code of Federal Regulations (CFR) Part 228A; 1897 Organic Administration Act; and 1955 Multiple Use Mining Act), allow the USFS to reasonably regulate mining to minimize adverse environmental impacts on National Forest 221 surface resources and to ensure compliance with applicable environmental laws and regulations. These laws and regulations include, but are not limited to, the 36 CFR 228 Locatable Minerals Regulations, Subpart A; 1972 Clean Water Act (CWA); and 1973 Endangered Species Act (ESA). The USFS can reasonably regulate mining although it cannot prohibit or unreasonably restrict operations that are otherwise in compliance with law. If analysis performed under the National Environmental Policy Act (NEPA) and other analyses show that a proposed mining activity can operate in a way that is compliant with the applicable environmental laws, the USFS cannot prohibit or deny the proposal on National Forest lands subject to the 1872 Mining Law. The proposals or agency alternatives, if approved, must comply with all applicable federal and state air and water quality laws and regulations. Mine Operating Permits are jointly issued by the State of Montana (DEQ, Hard Rock Mining Program) and the Forest Service, CGNF through a Memorandum of Agreement between the two agencies. The Mine Operating Permits are based on the Plans of Operations submitted by the permittee (which are reviewed by both the State agencies and the CGNF) as well as on the Environmental Impact Statement (EIS) also developed jointly by the DEQ and CGNF, the findings of which are documented in Records of Decision. 222 Table 49: Regulatory Agencies and Permits, Licenses or Approval Requirements Agency, Permit, License, or Approval Purpose US Fish and Wildlife Service (USFWS) Biological Opinion (Endangered Species Act) To ensure actions taken by federal agencies would not jeopardize the continued existence of threatened or endangered species or result in the destruction or modification of critical habitat. The USFS must consult with the USFWS, which issues its Biological Opinion following review of a Biological Assessment submitted by the USFS. US Forest Service (USFS) Biological Assessment Required by the Endangered Species Act prior to the approval of a plan of operations or its implementation. The biological assessment ensures actions taken by USFS would not jeopardize the continued existence of threatened or endangered species or result in the destruction or modification of critical habitat. These are USFS conclusions that usually require USFWS concurrence. Plan of Operations The basis of authorization under statutes administered by the USFS that ensures the design, operation, closure, monitoring, and bonding of mining operations result in adequate operations and reclamation for post-mining land uses. The plan of operations is also needed for activities reasonably incident to mining operations of National Forest lands. Coordination between Montana Department of Environmental Quality (DEQ) and other agencies, as appropriate, per memorandum of understanding between the USFS and Department of State Lands (DSL). The MOU defines the joint administration and bonding of mining operations in Montana with activities on National Forest lands. Executive Order (E.O.) 13007 (Clinton) and Government to Government Relations with Native American Tribal Governments — Memorandum for the Heads of Executive Department and Agencies (April 29, 1994) E.O. 13007 requires that agencies contact Indian tribes regarding effects and the Section 106 regulations require consultation with Indian tribes to identify and resolve adverse effects to historic properties. The Memorandum outlines principles that federal agencies must follow when interacting with federally recognized Native American tribes in deference to Native Americans’ rights to self-governance. Specifically, federal agencies are directed to consult with tribal governments prior to taking actions that affect federally recognized tribes and to ensure that Native American concerns receive consideration during the development of Federal projects and programs. Special Use Permit Allows use of Forest Service Roads Temporary Grazing and Livestock Use Permit Allows non-commercial temporary grazing on Forest Service land FSR Road Maintenance Agreement For situations where the wilderness level of maintenance is not sufficient for a commercial or public user, that user may elect to undertake some or all of the surface maintenance of the FSR as authorized by the Forest Service Road Maintenance Agreement. US Army Corps of Engineers (US ACE) Section 404 Nationwide Permit (Clean Water Act) To control the discharge of dredged or fill material into waters of the US, including wetlands. US Environmental Protection Agency (EPA) Underground Injection Control Permit (Safe Drinking Water Act) EPA regulates the construction, operation, permitting, and closure of injection wells used to place fluids underground for storage or disposal. EPA regulates injection wells at the mines that are used for groundwater remediation and disposal. Delegated Programs EPA has delegated the primary implementation and enforcement authority of the Clean Air Act to Air Resources Management Bureau of DEQ. Similarly, the primary implementation and enforcement authority of the Clean Water Act National Pollutant Discharge Elimination System (NPDES) to the Water Protection Bureau of DEQ under its Montana National Pollutant Discharge

223 Agency, Permit, License, or Approval Purpose Elimination System (MPDES) program. Coordination of these programs is governed by agreements between the EPA and the State of Montana. US Bureau of Alcohol, Tobacco, Firearms, and Explosives (BATFE) Safe Explosives Act The Safe Explosives Act mandated that all persons who wish to receive or transport explosive materials must first obtain a federal explosives license or permit. In addition, the act imposed new restrictions on who may lawfully receive and possess explosive materials. US Bureau of Land Management (BLM) Mineral Claims Under 43 CFR 3700 Part 3800 the BLM manages the subsurface of National Forest lands, while USFS manages the surface. US Mine Safety and Health Administration (MSHA) Federal Mine Safety and Health Act of 1977 as amended by the Mine Improvement and New Emergency Response (MINER) Act Of 2006 Develops and enforces safety and health rules for all US mines regardless of size, number of employees, commodity mined, or method of extraction. MSHA conducts quarterly inspections to ensure safety and health rules are implemented. US Nuclear Regulatory Commission (NRC) Nuclear Density Gauge Permit The NRC licenses the possession and use of portable gauges and any other processes or devices that use radioactive materials. Montana Department of Environmental Quality (DEQ) 401 Certification (Clean Water Act and Montana Water Quality Act) To certify that any activity requiring a federal license or permit that may result in any discharge into State waters would not cause or contribute to a violation of State surface water quality standards. Montana Pollution Discharge Elimination System (MPDES) Permit (Clean Water Act and Montana Water Quality Act) Authorises discharge to surface water and groundwater adjacent to surface water Operating Permit (Montana Metal Mine Reclamation Act) To ensure design, operation, closure, monitoring, and bonding of mining operations result in adequate reclamation for post- mining use. Coordinate with the USFS, and other appropriate agencies. Storm Water Pollution Prevention Plan (Clean Water Act and Montana Water Quality Act) To prevent the degradation of state waters from pollutants, such as sediment, industrial chemicals or materials, heavy metals, and petroleum products. To allow for short-term increases in surface water turbidity during construction. Montana Fish, Wildlife, and Parks (FWP) are consulted on this authorization. 224 Agency, Permit, License, or Approval Purpose Short-term Water Quality Standard for Turbidity Related to Construction Activity (318 Authorization of Montana Water Quality Act) Air Quality Permit (Clean Air Act and Clean Air Act of Montana) To set allowable air emission rates for both stationary sources and portable emitting units. Non-Community Non-Transient Water Supply (Safe Drinking Water Act and Montana Public Water Supply Act) To ensure safe drinking water supplies for the mine site, and to license the water treatment plant operators. Hazardous Waste Authorization/Classification To allow generation of less than 200lbs of hazardous waste per month as a Conditionally Exempt Small Generator Montana Department of Natural Resources and Conservation (DNRC) Land Use Licenses To permit the construction of access roads and pipelines across State of Montana lands Dam Safety Permit (Montana Dam Safety Act) Montana's Dam Safety Law requires a dam safety permit for all high-hazard dams. DNRC classified high-hazard dam is a dam with an impoundment capacity of 50 acre-feet or more based on the potential downstream loss-of-life if the dam fails. Water Right Permits (Montana Water Use Act) To permit the legal use/appropriation of water at Stillwater Mine for specified industrial, mining, and water supply beneficial uses. Montana State Historic Preservation Office (SHPO) Historic Resources Consultation (National Historic Preservation Act) To obtain joint approval by land-managing agencies and concurrence by the SHPO before agency approval; reviewed by the Advisory Council on Historic Preservation. Montana Department of Commerce Hard Rock Mining Impact Board Hard Rock Impact Plan To ensure that local government services and facilities will be available when and where needed as a result of new large-scale hard rock mineral developments and that the increased cost of these services will not burden the local taxpayer. The developer identifies and commits to pay all increased capital and net operating costs to local government units that will result from the mineral development. Performed in cooperation with counties, school districts and rural fire districts. County Conservation District 310 Permit (Montana Natural Streambed and Land Preservation Act) To protect and preserve streams and rivers in their natural or existing state. Application processed in consultation with Montana Department of Fish, Wildlife, and Parks. County Road Department Application to Perform Construction Work in a Right- of-Way To permit construction and maintenance of the pipeline along county roads. 225 Environmental Setting and Factors Nye and Absarokee are the closest towns to Stillwater Mine, while McLeod and Big Timber are the closest towns to East Boulder Mine. Facilities at Stillwater Mine are located on both sides of the Stillwater River, which flows southwest to northeast. East Boulder Mine is located on the south side of East Boulder River, which flows north along the mines’ eastern edge and then northwest along the current mine’s northern edge. The East Boulder Mine TSF lies between the Dry Fork Creek and Lewis Gulch drainages. The Columbus Metallurgical Complex is located approximately one-half mile north of the Yellowstone River. The protection of groundwater and surface water is the primary environmental factor for environmental compliance at the Sibanye-Stillwater’s mine facilities. At the Columbus Metallurgical Complex, the primary environmental factor is air quality compliance. Additional environmental factors include air quality, vegetation, soil, geology and geochemistry, wildlife, aquatic resources, cultural resources, aesthetics, and land use. In addition, community approval is often a key factor. The host rock for the J-M Reef has very low acid-generating potential and low metal solubility. This low solubility has minimised potential environmental impacts from the substantial scale of these operations. However, ammonia (NH3), ammonium (NH4+), and nitrate (NO3-) are soluble residual constituents from the ammonium nitrate/fuel oil (anfo) used in mining and have been observed to be present in mine adit waters as well as in leachate from waste rock and tailings. These are the primary potential groundwater and surface water contaminants at the Stillwater and East Boulder Mines. The Stillwater and East Boulder Rivers adjacent to these mines are the principal resources that may be adversely affected by mining operations, although historical and cultural resources are also known to exist within the current and planned mine disturbance areas. The river water quality is high and there is no evidence of adverse impacts to aquatic or terrestrial wildlife populations, although the rivers have measurable loading of nitrates and dissolved solids from mining operations resulting in localised impairment of periphyton and macroinvertebrates. The Stillwater and East Boulder Rivers are considered substantial fishery resources and host brown trout, rainbow trout, brook trout, and mountain whitefish (DEQ and USFS, 1985). Overall, both rivers have good insect and periphyton diversities and densities. Environmental Studies 17.2.3.1 Overview of Baseline and Environmental Studies Extensive baseline and recent environmental studies have been completed since the 1930s for Stillwater Mine and 1982 for East Boulder Mine. For Stillwater Mine and the East Boulder Mine, these entailed surface water and groundwater studies, vegetation studies, wildlife studies, aquatic studies, cultural resource studies, land use studies, aesthetic value and noise studies as well as geological studies. Additional environmental studies were completed in 2021 through 2023 for the expansions at both mines. The content and results of these numerous studies are too voluminous to reproduce herein and, therefore, summaries of key environmental areas are provided below. 226 17.2.3.2 Stillwater Mine and Hertzler Ranch Facilities Extensive environmental baseline and operational monitoring studies have been performed at Stillwater Mine. The 1985 Environmental Impact Study (EIS) for the Stillwater Mine identifies thirteen vegetation types in the study area, along with water and disturbed areas with no vegetation (DEQ and USFS, 1985). These vegetation types include stony grassland, Sagebrush and Skunkbush shrubland, drainage bottomland, riparian woodland, ravine aspen-chokecherry, open forest-meadow understory, open forest-rocky understory, Douglas-fir forest, Lodgepole pine forest, subalpine forest, and cultivated hayland. Timber resources in the mine areas are described generally as being of low commercial value due to poor quality timber and the rugged terrain's limits on harvest operations. Wildlife studies indicate that the mine areas support diverse and abundant wildlife populations, including bird, mammal, reptile, amphibian, and aquatic species. The mine areas provide winter ranges for elk, mule deer, and bighorn sheep. In addition, the mine area habitats also host moose, black bear, mountain goats and mountain lions. Wildlife habitat types correspond closely to vegetation types previously described. Both the Bald Eagle and the American Peregrine Falcon, which were identified as listed species in the 1985 Stillwater Mine EIS, have been de-listed due to the recovery of their populations. Some of the mine areas provide habitat suitable for wolverines which were identified as a listed species in January 2024 (i.e. at the time of compiling this TRS). The effects of this listing have yet to be determined. Geochemical studies and operational environmental monitoring data demonstrate that the waste rock mined throughout the history of production at the Stillwater and East Boulder Mines have negligible potential to generate acid or acid mine drainage. Concurrent leach testing of over 40 parameters including 29 trace metals from tailings and waste rock indicates that dissolved trace metal concentrations will not exceed current groundwater protection standards. Decades of operational environmental monitoring data are consistent with this testing. However, ammonia (NH3), ammonium (NH4+), and nitrate (NO3-) are soluble residual constituents from the anfo (ammonium nitrate/fuel oil) used in mining and have been observed to be present in mine adit waters as well as in leachate from waste rock and tailings. These are the primary groundwater and surface water contaminants at the Stillwater and East Boulder Mines. The most recent Stillwater Mine environmental studies have addressed baseline biological conditions in Nye Creek and the Stillwater River, groundwater conditions at the Hertzler TSF, climatological conditions, and wetlands delineations at the East Waste Rock Storage Facility expansion area. These studies have been reviewed and accepted or are in review by the regulatory agencies (i.e., DEQ, USFS and USFWS) and to date have been deemed adequate to document baseline conditions for groundwater, surface water, soils, geology and geochemistry, vegetation, wildlife, aquatic resources, cultural resources, aesthetics, and land use to support regulatory approval of ongoing operations. Table 50 identifies the recent environmental studies executed as part of the mine expansion efforts. Tables identifying applicable baseline studies are included in the Consolidated Operations and Reclamation Plans for Stillwater Mine.

227 Table 50: Summary of Recent Environmental Studies Associated with Expansions at Stillwater Mine Date Description 2019/01/15 Nye Creek Biological Baseline Summary: Fish, Macroinvertebrates, Periphyton and Chlorophyll-a Sampling 2019/08/30 Climatological Site Conditions 2019/09/25 East Boulder Mine Geological and Geotechnical Site Conditions 2019/12/01 Draft Vegetation Baseline: (ESWRSF & Hertzler TSF) 2019/12/16 Analysis of Stillwater Valley Ranch Trout Ponds as a Receiving Water for Discharges to the SVR Percolation Ponds 2020/01/01 Biological Resource Survey; brief reconnaissance of biological resources of Hertzler TSF and ESWRSF; the expansion sites and Stillwater Mine vicinity do not support preferred and/or breeding habitat and preferred and/or breeding habitat is available in the vicinity 2020/03 Biological Assessment of Sites in the Stillwater River Drainage, Stillwater County, Montana: Macroinvertebrates, Periphyton, and Chlorophyll a, 2019 2020/06/25 Cultural resource survey results 2020/06/25 Mine East Dump; Cultural resource survey results 2020/06/30 Aesthetics/Viewshed 2020/12 Biological Assessment of Sites in the Stillwater River Drainage, Stillwater County, Montana: Macroinvertebrates, Periphyton, Chlorophyll a, and Periphyton Ash-Free Dry Mass 2020 2021/1 Biological Resources Reconnaissance, Sibanye-Stillwater: Stillwater Mine Hertzler Tailings Storage Facility and East Side Waste Rock Storage Facility Expansions Rev 1 2021/1/5 2020 Site Investigation Summary – East Side Waste Rock Storage Facility 2021/1/6 Hertzler Valley Groundwater Assessment – Status Update 2021/01/29 Geological and Geotechnical Site Conditions- Hertzler Ranch 2021/01/29 Geological and Geotechnical Site Conditions - Hertzler Ranch 2021/2 Stillwater East Dewatering Project Water Study Update Report 2021/? Hertzler Valley Groundwater Level Assessment – Status Update 2021/9/27 Waste Rock Storage Area Closure Scenario 2021 Benbow Portal Area 2022/1/20 East Side Injection Well Installation & Aquifer Testing 2022/2 East Side Waste Rock Storage Facility: A Class III Cultural Resource Inventory Rev 1 (Confidential) 2022/2 Hertzler Tailings Storage Facility Expansion: A Class III Cultural Resource Inventory Rev 1 (Confidential) 2022/2/23 Geological And Geotechnical Site Conditions Report - Stillwater Mine Site 2022/6/17 Nye Flood Event Geotechnical Recommendations 2022/7/26 Stillwater Mine Flood 2022 404 Emergency Authorization Construction Memo 2022/8/23 Stillwater Mine Ordinary High Water Mark Survey Report 2022/8/26 Benbow Portal Heater Noise Modelling Report Rev 2 2022/10 Testing Results of Three Prehistoric Sites in the Hertzler Tailings Storage Area near Nye, Stillwater County, Montana (Confidential) 2022/11/1 Benbow Portal Heater Ambient Sound Level Survey 2022/12 Biological Assessment of Sites in the Stillwater River Drainage, Stillwater County, Montana: Macroinvertebrates, Periphyton, Chlorophyll A, And Periphyton Ash-Free Dry Mass 2023/3/30 Stillwater Mine Climatological Site Conditions Rev 1 2023/4/6 Proposed Hertzler Stage 4 and Stage 5 TSF Groundwater Monitoring Technical Memo 2023/6 SWM Conceptual Site Model - East Side Waste Rock Storage Area 2023/8/14 Stillwater Mine’s Benbow Portal Waste Rock Storage Area Closure Specifications Memo 228 Date Description 2023/8 Nye Creek Morphology Assessment Final Report 2023/9/21 Nye Creek Biological Baseline Summary: Fish, Macroinvertebrates, Periphyton and Chlorophyll-a Sampling Rev 2 2023/10/6 East Side Waste Rock Storage Facility Storm Water Mixing Analysis 2023/10/30 East Side Waste Rock Storage Facility Proposed Expansion Closure Analysis Rev 2 2023/10 East Side Waste Rock Storage Facility and Hertzler Tailings Storage Facility Expansion Vegetation Baseline Rev 1 2023/11 Visual Assessment of the East Side Waste Rock Storage Facility and Hertzler Ranch Tailings Storage Facility Expansion – Stillwater Mine Baseline Technical Memorandum 2023/11 Stillwater Mine MA 014 Soil Baseline Characterization Rev 1 2023/12/21 Final 2023 OHWM Delineation Report 2024/2/7 Analyses of June 2022 Flood Flows at Stillwater and East Boulder Mines 2024/3/1 Sibanye-Stillwater 2023 Groundwater Dependent Ecosystem (GDE) Inventory Nye Mine – East Blitz Project 2023/12 SWM Biological Monitoring Report 2024/2/7 Analyses of June 2022 Flood Flows at Stillwater and East Boulder Mines 2024/3/1 Sibanye-Stillwater 2023 Groundwater Dependent Ecosystem (GDE) Inventory Nye Mine – East Blitz Project 17.2.3.3 East Boulder Mine Baseline data for East Boulder Mine was collected between 1982 and 1992 to support the 1992 Environmental Impact Statement. Additional baseline data was collected between 1997 and 2023 to support water management and additional expansions at the mine. The geology of East Boulder Mine comprises unconsolidated alluvium and glacial deposits overlying Palaeozoic sedimentary bedrock and igneous bedrock of the Stillwater Complex (DEQ and USFS, 2020). Groundwater in the Stillwater Complex occurs primarily in an extensive network of joints, fractures and fault zones resulting in slow groundwater flow. The glacial deposits vary in grain size and are a mixture of boulder, gravel, sand and silt sized particles, which result in variable groundwater flow rates. The majority of recharge to the underlying glacial deposits and bedrock is understood to occur through the alluvial deposits (DEQ and USFS, 2020). Groundwater occurs beneath the East Boulder Mine at depths from 120ft to 150ft below the ground surface but follows the ground surface and becomes shallower near the East Boulder River (DEQ and USFS, 2020). Groundwater flows from southeast to northwest parallel to the axis of the valley that contains the East Boulder Mine. The groundwater quality in the East Boulder Mine footprint has low total dissolved solids concentrations and low concentrations of sulphate, chloride and heavy metals. The East Boulder River adjacent to the East Boulder Mine is characterized by riffles and pools. Peak flows in the East Boulder River result from snowmelt and precipitation. The river loses water to the groundwater system northeast of the permit area and gains water from the groundwater system farther downstream along the East Boulder Mine. The water quality of the East Boulder River is good, with low total dissolved solids concentrations. Total dissolved solids concentrations vary with river flow; higher total dissolved solids concentrations are measured during times of lower flow in the winter and early spring. Sampling of the aquatic environment of the East Boulder River for thirteen years identified that the river had 229 excellent biotic integrity and no impairment of water quality of biological integrity resulting from East Boulder Mine operations has been identified. The Lewis Gulch drainage has surface water flow along portions of the drainage in response to snowmelt. Three springs along the Dry Fork drainage flow for distances before infiltrating into the ground. Flowing surface water did not intercept the East Boulder River during baseline studies. The surface water in the Lewis Gulch and Dry Fork drainages is high quality with low total dissolved solids and metals concentrations. Four distinct plant communities are located within the East Boulder Mine boundary. These include Mature Douglas Fir Forest, Early Seral Douglas Fir Forest, Reclaimed Grassland, and Meadow Grassland. No threatened or endangered plant species were identified as occurring at the East Boulder Mine. One sensitive species (Whitebark pine) was identified in the area of the proposed future disturbance at East Boulder Mine. The most recent East Boulder Mine environmental studies have addressed baseline environmental conditions, cultural resources surveys, wetland surveys, mine groundwater inflow, climatological conditions, and biological assessment of the East Boulder River. The Class III cultural resource inventory study completed in 2021 identified from records seven previously identified cultural sites within the study area but did not identify evidence of those sites in the recent field survey of over 315 acres and no further survey work was recommended. The survey did not identify any sites that would preclude the planned expansions. Wildlife studies indicate that the area around East Boulder Mine supports diverse and abundant wildlife populations. The mine areas provide winter ranges for elk and mule deer. In addition, the mine area habitats host moose, black bear, grizzly bear, and wild trout. Brown trout and rainbow trout are the most abundant species in the East Boulder River (DEQ and USFS, 2012a). The recent baseline study Construction and operation of the TSF and Dry Fork waste rock storage facilities would result in short- term and long-term impacts on wildlife use patterns, wildlife habitat quantities, and vegetative composition. The project may decrease wildlife forage production and availability in the short term due to the removal of vegetation. Possible adverse effects to aquatic resources in the East Boulder River or the perennial or ephemeral streams could result from soil erosion / storm water discharges occurring during construction. However, wildlife carrying capacity may increase in the long-term after the project is complete and the project area is revegetated. Effective January 2024, the USF&W Service listed the wolverine as a threatened species. Some of the East Boulder Mine site areas have been identified as having the potential for wolverine habitat. Impacts have yet to be determined. All ecological, geological, hydrological, geotechnical, archaeological, and climatological studies appear to be completed for the Lewis Gulch TSF Stage 4 and 5 expansions, the Dry Fork Waste Rock Storage Area and associated haul road and bridge. 230 The baseline studies have been reviewed and accepted by the regulatory agencies after having been deemed adequate to document baseline conditions for groundwater, surface water, soil, geology and geochemistry, vegetation, wildlife, aquatic resources, cultural resources, aesthetics, and land use to support regulatory approval of operations. Table 51 identifies the recent environmental studies executed at East Boulder Mine. Tables identifying applicable baseline studies are included in the Consolidated Operations and Reclamation Plans for East Boulder Mine. Table 51: Summary of Recent Environmental Studies Associated with Expansions at East Boulder Mine Date Description 2019/09/25 Geological and Geotechnical Site Conditions 2020/12 Biological Assessment of Sites on the East Boulder River: Sweet Grass County Montana, 2020 2021/10/14 Climatological Site Conditions 2021/05 Lower Lewis Gulch and Dry Fork Sites Wetland Survey 2021/05 Lewis Gulch and Dry Fork Creek Updated Baseline Hydrogeologic Monitoring Report 2021/06/21 East Boulder Mine Groundwater Inflow Analysis 2021/08 East Boulder Expansion: A Class III Cultural Resource Inventory in Sweet Grass County, Montana 2021/08 Baseline Environmental Survey at the East Boulder Mine 2021/10/14 East Boulder Mine Climatological Site Conditions 2021/11 Monitoring of Chlorophyll-a and Periphyton Ash-Free Dry Mass on the East Boulder River, Sweet Grass County Montana, 2021 2022/1/12 Closure Analysis of the East Boulder Mine Stage 6 Embankment Underdrain Collection System 2022/1/20 2022 CGNF Site Wide Biological Opinion 2022/1/28 GNA Water Treatment Optimization Memo 2022/2/11 EBM Future TSF and WRSA Options Assessment 2022/3/9 Updated Closure Analysis of the East Boulder Mine Waste Rock Storage Area Underdrain Collection System with Passive Water Treatment 2022/3 East Boulder Mine 2020 Water Management Plan Revision 1 2022/8 Energy Use Assessment for Sibanye-Stillwater Mine Sites 2022/9/9 East Boulder Amendment 4 Wetlands Delineation Report 2022/10/24 East Boulder Tailings Materials Testing Report Final 2022/11/7 East Boulder Mine Subsidence Adherence Memo 2022/12/9 East Boulder Mine Major Amendment 004 Supplemental Delineation Report 2022/12 Biological Assessment of Sites on the East Boulder River: Sweet Grass County, Montana, 2022 2022/12 East Boulder Mine 2022 Groundwater Dependent Ecosystem Survey Phase 1 2023/1/6 East Boulder Mine Filtered Tailings Summary Report 2023/1/11 East Boulder Mine Filtered Tailings Options Study 2023/2 Biodiversity Impact Assessment for 2021, US PGM Operations 2023/3/27 East Boulder Mine Whole Mill Tailings as Back Fill Memo 2023/11 East Boulder Mine 2023 Nitrogen Loading Analysis Memorandum 2023/11/27 East Boulder Mine Amendment 004 EIS - Tech Memorandum 1 – Review of Dry Fork Waste Rock Storage Area Nitrate Attenuation and Potential Duration of Active Water Treatment 2023/11/27 East Boulder Mine Amendment 004 EIS - Technical Memorandum No. 2 - Review of Dry Fork Waste Rock Storage Area Reclamation and Capping Alternatives 2023/11/27 East Boulder Mine Amendment 004 EIS – Technical Memorandum No. 3 – Tailings Management Alternatives to Slurried Impoundment Deposition 2024/2/7 Analyses of June 2022 Flood Flows at Stillwater and East Boulder Mines

231 17.2.3.4 Metallurgical Complex No baseline studies, environmental studies nor impact assessments specific to the Columbus Metallurgical Complex (smelter and base metal refinery) were completed for permitting purposes as these were not required by the regulatory authorities. As there was no public land interaction and associated permitting, an EIS or similar studies were not required for construction and operation of the smelter and base metal refinery. Permitting Status and Compliance 17.2.4.1 Overview of Permitting Status Permits from the Federal, State and local agencies for the Sibanye-Stillwater US PGM Operations include permits from the State of Montana (e.g., mine permit, air quality permit, stormwater discharge permits, water discharge permits, exploration permit, and potable water supply permit, dam safety and water rights), and permits from the US Environmental Protection Agency (EPA), US Forest Service (USFS) and US Army Corp of Engineers. The county conservation districts provide permits to protect and preserve streams and rivers, whereas the road departments provide permits for access to conduct activities in road rights of way. Table 52 summaries the existing permits and their status for the Sibanye-Stillwater US PGM Operations. Mining occurs on Federal lands managed by the USFS and on private land. Most of the private land is historic patented mining claims which are now private. Those private lands not owned by Sibanye- Stillwater are leased. Federal lands and permission to access the surface for mining purposes is applied for and granted by the USFS in conjunction with the NEPA process and technical application to the USFS and DEQ. The Qualified Persons conclude that most of the key approvals have been granted and are reasonably anticipated to continue to be granted for mining and processing operations for the foreseeable future. 17.2.4.2 Stillwater Mine and Hertzler Ranch Facilities Specific permitting requirements vary widely by agency and regulated media and these are described in USFS and DEQ regulations and associated guidance. All necessary permits and approvals are in place and adequate for existing operations. Permits and licenses requiring renewal in FY2024 have been developed in a timely manner and submitted to the regulatory agencies for approval and efforts initiated for permits and licenses needing renewal in FY2025. Permits and approvals are tracked and renewal dates, schedules, timeframes and requirements for continued compliance are addressed in a timely manner with few exceptions. Reclamation bonding is required under the Operating Permit (No. 00118). Bonding is addressed in the Section 0 (Reclamation Plans and Costs). Permitting for planned expansions have been initiated in a timely manner and appear to be on track for schedule changes in operations. There were three violations of the Operating Permit No. 00118 and two of the Exploration License No. 00046 relating to nitrate concentrations in groundwater and surface water, and submittal of Water 232 Resource Management Reports (WRMR) and Biological Monitoring Reports beyond their prescribed deadlines. These violations were issued between December 2019 and February 2020. The December 2019 and February 2020 DEQ letters identified violations related to the following: • Stillwater (Operating Permit No. 00118): o 12/13/19 -Stillwater Mine: ▪ 00039- Exceedances of nitrate+nitrite levels in East Side Waste Rock Storage Facility groundwater monitoring well MW-18A (>10mg/l), which are located downgradient of the East Side Waste Rock Storage Facility and up-gradient of the Stillwater River. Elevated concentrations relate to seepage of meteoric waters through the East Side Waste Rock Storage Facility materials that accumulate nitrogen from traces of residual anfo. Resolved through AOC; ▪ 00039 - Failing to submit a plan (or third-party review/report) for agency review and approval and falling to take prompt and appropriate remedial corrective measures to address the exceedance in HMW-10 at the Hertzler TSF. Resolved through AOC; ▪ 00039- Failure to submit required 2018 Water Resource Monitoring Report and Biological Monitoring Reports by the June deadlines. Resolved through corrective action and required biological monitoring took place in 2020. o 1/30/2020 - Benbow; Exploration Permit 0046; o 00040- Exceedances of nitrate+nitrite levels in BMW-3. Elevated concentrations relate to seepage of meteoric waters through the Benbow Waste Rock Storage Area materials that accumulate nitrogen from traces of residual anfo. Resolved through AOC; o 00040- Exceedance of Numeric Nutrient Standard in Benbow Mill Site Creek (BMSCR). Resolved through corrective action and installation of Permeable Reactive Barrier and initiation of BMW-3 as a pump back well; o 00040- 2018 Annual Water Resources Monitoring Report was submitted on December 31, 2019, six months after due date. Resolved through corrective action; Water Resources Monitoring Plan Submitted to DEQ; o 02/04/2020 Stillwater Mine: ▪ 00041 – Exceedances of nitrate+nitrite levels in East Side Waste Rock Storage Facility groundwater monitoring well MW-14A. Dismissed based on CORP Stipulation 21; ▪ 00041- Failing to notify Agency of any corrective actions taken to address the change in groundwater Quality in MW-14A. Resolved through AOC; ▪ 00041-The 2018 Annual Water Resources Monitoring Report was submitted on December 31, 2019, six months after due date. Resolved through corrective action. Water Resources Monitoring Plan submitted to DEQ; ▪ 00041- The 2018 Annual Biological Monitoring Report was submitted on December 31, 2019, six months after due date. Resolved through corrective action Biological Monitoring Plan submitted to DEQ; o 03/25/2022 – Hertzler: ▪ Exceedance of Water Quality Standard (HMW-16). Resolved through AOC; ▪ Departure from approved Plan: Water Resource Monitoring Plan. Resolved through AOC; o 06/07/2022 Stillwater Valley Ranch (SVR): ▪ 00073- Exceedance of Water Quality Standard SVR Well Nitrate +Nitrite 10mg/l and Non-degradation Standard of 7.5mg/l. Resolved through AOC; o 09/06/2023 Stillwater Mine: 233 ▪ MPDES Permit MT0024716 - Montana DEQ Water Protection Bureau issued a violation letter regarding self-reporting noncompliance reports on June 20, 2023, due to a tear in Pond 3 liner, August 1, 2023, when pond 2 overflowed into pond 3 and finally on August 8, 2023, when the water treatment plant cell overtopped and treated water went into Mountain View Creek. Stillwater Mine initiated implementation of corrective actions at the East Side Waste Rock Storage Facility in 2016 with agency knowledge, although approved plans were not formally submitted or approved. Although water quality standards have been exceeded due to seepage from the East Side Waste Rock Storage Facility, no beneficial uses in the Stillwater River have been impacted or compromised with respect to surface water quality or residential groundwater supplies. DEQ has stated that the resolution of these violations will be dependent on the timely initiation of the meeting with DEQ and USFS, the timely implementation of remedial corrective actions, and the submittal of documentation of the corrective actions specified in the Consolidated Operations and Reclamation Plan. Corrective actions at the East Side Waste Rock Storage Facility have been initiated since 2016 and include synoptic monitoring, phased East Side Waste Rock Storage Facility lining and Nitrogen Collection Pond installation, consultant evaluation of water quality changes (2018 and 2019) and initiation of in situ treatment of nitrogen with methanol injection. Corrective actions at the Hertzler TSF include repair of the liner tear (during 2015), installation of groundwater capture French drains and pump back system, installation of in-situ remediation, synoptic and biological monitoring on Stillwater River at Hertzler Ranch, and additional well installations. Corrective actions have been implemented at the Benbow Waste Rock Storage Facility and Benbow Mill Spring Creek. Corrective actions include synoptic monitoring of Benbow Mill Site Creek and Little Rocky Creek, installation of groundwater collection vaults for foundation drains (beneath waste rock storage area and WTP2 feed pond) and pump back of collected groundwater for treatment, as well as installation of a permeable reactive barrier (PRB) treatment system using methanol injection. Monitoring data indicates water quality concentrations in the creeks have returned to below regulatory levels, indicating successful implementation of the PRB, although groundwater concentrations remain above regulatory standards. During 2024, a letter of warning was received regarding Operating Permit 00118 for failure to complete one of two third-party liner inspection as detailed in the approved TOMS manual. A liner contractor was unavailable to complete the inspection during the spring of 2023. During 2024, both third-party liner inspections were completed as required. Also, a violation letter was issued by MDEQ for a single zinc exceedance in May 2024 of permit limits in MPDES MT0024716. An extensive investigation was completed and the source of the zinc could not be identified. No further zinc exceedances have occurred. The Qualified Persons conclude that the corrective actions implemented appear to have reasonable effectiveness and, where water quality has not yet been restored to below levels of regulatory concern, water quality concentration trends show stable to downward progression. Most of the violations have 234 been resolved and closed while a few remain open at the time of the report. Closeout of the remaining violations is pending further monitoring and regulatory acceptance of corrective action completion. 17.2.4.3 East Boulder Mine Permits required for current operations at East Boulder Mine include permits from the State of Montana (e.g., mine permit, air quality permit, stormwater discharge permits, water discharge permits, exploration permit, and potable water supply permit), and permits from the Federal government including the EPA and USFS. In 2023, two regulatory violations were issued and are described as follows: • 09/12/2023: o Notice of Non-Compliance - USFS issued a Notice of Noncompliance for Unauthorized activities on NFS lands associated with the BVR Heat Exchanger Project. Project site access road encroached onto the USFS Swan 2 unpatented claim; • 09/14/2023: o 00102-Montana DEQ Hard Rock Mining Bureau issued a violation for 'Departure from Conditions of Approved Operating and Reclamation Plan'. In MR23‐002, SMC had committed to overland transportation of construction equipment to the vent raises using an access path solely on SMC patented claims. Furthermore, no reclamation of the path was included in the revision or accounted for in the reclamation bond, since it was intended to be an overland access path without removal of timber. Reclamation of the location was completed in the spring 2024 and both violations have sense been closed. During 2024, a letter of warning was received regarding Operating Permit 00149 for failure to complete one of two third-party liner inspection as detailed in the approved TOMS manual. A liner contractor was unavailable to complete the inspection during the spring of 2023. During 2024, both third-party liner inspections were completed as required. Also, a violation letter was issued by MDEQ for a single lead exceedance in January 2024 of permit limits in MPDES MT0026808. An extensive investigation was completed and the source of the lead could not be identified. No further lead exceedances have occurred. Federal permits from the EPA are for Class V groundwater injection wells. These Class V injection well permits address the following: • Recycling of water back into the mine (MT5000-05150); • Disposal of septic system water (MT50000-06439); • Disposal of treated adit water from the underground workings (MT50000-11713); and • Injection of methanol into shallow alluvial groundwater for in situ biological reduction of nitrates (MT50000-008511). An amendment to Operating Permit No. 00149 for the development of the Lewis Gulch TSF and the Dry Fork WRSF was approved by the Agencies in September 2024. East Boulder Mine is approved to discharge from three outfalls into the East Boulder River and groundwater in an alluvial aquifer under MPDES Permit MR-0026808. A permitted injection well for treated mine water at the Yates Gravel Pit is permitted and infrastructure is in place but as of this review, the system has not yet been operated.

Groundwater monitoring between 2005 and 2010 detected concentrations of nitrate as nitrogen greater than the non-degradation level established in the MPDES permit in three monitoring wells downgradient of the tailings storage facility and the infiltration pond. The DEQ found the mine out of compliance with the MPDES permit (MT0026808), triggering SMC (the owner at the time) and the DEQ to enter into an Administrative Order on Consent (Docket No., WQA-10-04). A compliance plan was submitted to DEQ and approved to establish a series of corrective actions to address the exceedance of the MPDES nitrate as nitrogen limits. In addition, a groundwater capture and pump back system was constructed and became operational in 2011. In situ treatment wells were installed and reagent was injected into injection wells to reduce nitrates as nitrogen concentrations. A TSF embankment underdrain system was also installed to collect meteoric water through the embankment rock fill and route the water back to the supernatant pond. An outer embankment liner was installed along the outer TSF Stage 3 slope to reduce infiltration of meteoric water through the embankment rock.

As a result of the corrective actions, nitrate as nitrogen concentrations in downgradient monitoring wells were reduced to 35% of the non-degradation standard for groundwater in 2017. In 2017, the DEQ approved a mixing zone which resulted in a zone across which cumulative contributions from operational sources within the permit boundary are addressed. In January 2018, DEQ found that the Sibanye-Stillwater (SMC) is in compliance with the MPDES Permit and that the terms of the Consent Order were satisfied.

The Qualified Persons conclude that long-term groundwater and surface water restoration and protection from operational impacts are ongoing and well managed, and compliance is likely to be achieved and maintained.

17.2.4.4 Columbus Metallurgical Complex

The smelter at the Columbus Metallurgical Complex has only two permits, namely a Montana Air Quality Permit (#2635-17) from the DEQ Air Resources Bureau, and a MPDES Permit (-000469) with the DEQ Water Protection Bureau, both which are current and in good standing. The Qualified Persons understand that these permits are current and not due for renewal for several years.

The Air Quality Permit (MAQP No. 2635-19) limits air emissions based on measured opacity, particulate emissions (PM10) from baghouse filters, and Sulphur dioxide (SO_2) emissions based on maximum allowed smelter concentrate throughput (≤59 500 tons/year), precious metals recyclable material through put (≤15 000 tons/year), gypsum production (≤25 000 tons/rolling 12-month period), smelter slag production (≤60 000 tons/rolling 12-month period), the amount of waste ore for lining the slag pits (≤40 000 tons/rolling 12-month period), and emergency back-up generator run time (≤500 hours/rolling 12-month period). Emissions testing requirements of the Air Permit include:

- Particulate and opacity performance source tests every two years on the smelting circuit main stack and concentrate drying circuit main stack;
- Particulate and opacity performance source tests every five years on the process baghouse for the nickel sulphate crystal dryer; and
- SO_2 performance source testing on the smelting circuit stack every five years.

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In addition, Continuous Emissions Monitoring System (CEMS) to monitor stack volumetric flow rate and record SO_2 emissions are operated and maintained as required. Reporting of testing and monitoring results as well as material inventories is provided annually.

The MPDES permit for stormwater contains non-numeric technology-based effluent limits and numeric water quality-based effluent limits. Non-numeric technology-based effluent limits include best management practices for managing materials to minimize contact with site waters, control site materials from egress, maintenance and erosion control practices. Numeric water quality-based effluent limits are established as well as benchmark and outfall monitoring requirements. However, the smelter operates in a zero-discharge mode, with all stormwater contained onsite, following the storm water pollution prevention plan and best management practices with all storm water retained via use of berms, ditches and percolation ponds. All permits have been renewed or revised in a timely manner. There are no performance or reclamation bonds associated with this facility.

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Table 52: Permits Status Summary for the Sibanye-Stillwater US PGM Operations

Site	Operating Permit and Type	Status	Permit Number	Regulatory Agency	Discharge Type	Date Issued	Renewal Date	Description
Stillwater Mine	Operating Permit and Type	Status	Permit Number	Regulatory Agency	Discharge Type	Date Issued	Renewal Date	Description
	Original Permits							
	Plan of Operations (POO)	Active	118	USFS Custer Gallatin National Forest (CGNF)/ DEQ Hard Rock Mining Program		Feb-1990	NA	Plan of Operations
	Original (EIS) Record of Decision	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Jan-1986	NA	Mine Permit
Stillwater Mine	Operating Permit	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Jan-1986	NA	Operating Permit #00118 - Approved by ROD in December 1985
	Amendments							
	Operating Permit Amendment No. 1	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Jun-1986	NA	Plant site relocation
	Operating Permit Amendment No. 2	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Sep-1986	NA	Sand borrow area approved
	Operating Permit Amendment No. 3	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Jan-1987	NA	Second sand borrow area approved
	Operating Permit Amendment No. 4	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Feb-1987	NA	Nye Tailings Impoundment toe dike relocation
	Operating Permit Amendment No. 5	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Mar-1989	NA	East-side development approved (increase permit area)

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Site	Operating Permit and Type	Status	Permit Number	Regulatory Agency	Discharge Type	Date Issued	Renewal Date	Description
	Operating Permit Amendment No. 6	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Jul-1989	NA	Temporary sand pipeline approved
	Operating Permit Amendment No. 7	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Nov-1990	NA	Adit relocated, 3 perc ponds added, 5 monitoring wells added
	Operating Permit Amendment No. 8	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Sep-1992	NA	Facilities expansion, production increase to 2000 ton/day
	Operating Permit Amendment No. 9	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Mar-1996	NA	East-West mining areas connected with haulage way (mining under Stillwater River)
	Operating Permit Amendment No. 10	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Nov-1998	NA	Hertzler expansion approved and production cap eliminated
	Operating Permit Amendment No. 11	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Aug-2012	NA	Revised Water Management Plan at Stillwater, Hertzler LAD (closure/post-closure), Boe Ranch LAD (operations/closure/post-closure)
Stillwater Mine	Operating Permit Amendment No. 12	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Jul-2010	NA	Addition of Hertzler LAD Pivot #7

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Site	Operating Permit and Type	Status	Permit Number	Regulatory Agency	Discharge Type	Date Issued	Renewal Date	Description
	Operating Permit Amendment No. 13	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		May-2023	NA	Incorporated the Benbow Exploration Project into Mine Permit 00118
	Operating Permit Amendment No. 14	Pending	118	USFS CGNF/ DEQ Hard Rock Mining Program		Pending		
	Minor Revisions							
	Operating Permit Minor Revision 89-001	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Dec-1989	NA	Waste rock haulage railroad spur at 5150W Adit
	Operating Permit Minor Revision 90-001	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Jul-1990	NA	5200E Ventilation Adit with auxiliary facilities
	Operating Permit Minor Revision 90-002	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Sep-1990	NA	Sediment basin construction (no new permit area)
	Operating Permit Minor Revision 91-001	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Jun-1991	NA	5200E Portal, spur road, laydown, and access road
	Operating Permit Minor Revision 91-002	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Oct-1991	NA	Compressor pipeline crossing at Stillwater River Bridge
	Operating Permit Minor Revision 92-001	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Mar-1992	NA	5000E loci haul rail track extension
	Operating Permit Minor Revision 92-002	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		1992		Permanent 5400E waste rock pile, eliminate laydown

239

Site	Operating Permit and Type	Status	Permit Number	Regulatory Agency	Discharge Type	Date Issued	Renewal Date	Description
	Operating Permit Minor Revision 93-001	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		1993	NA	5300W ventilation improvements, 5400E rail haulage improvements
	Operating Permit Minor Revision 93-002	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Sep-1993	NA	Compliance timeframe extension for Amendment 8 stipulations
	Operating Permit Minor Revision 93-003	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Oct-1993	NA	6500W secondary escape way installation
	Operating Permit Minor Revision 94-001	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Mar-1994	NA	Expansion of OP boundary to include Stillwater Valley Ranch
	Operating Permit Minor Revision 94-002	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		May-1994	NA	Construction of west-side production shaft (location change)
	Operating Permit Minor Revision 94-003	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Jul-1994	NA	Tree planting to visually screen mine site facilities
	Operating Permit Minor Revision 94-004	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Nov-1994	NA	Boulder storage area permitting in north area of permit boundary
	Operating Permit Minor Revision 95-001	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Mar-1995	NA	Road relocation on Nye TSF embankment

240

Site	Operating Permit and Type	Status	Permit Number	Regulatory Agency	Discharge Type	Date Issued	Renewal Date	Description
	Operating Permit Minor Revision 95-002	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		1995	NA	Relocate west-side low grade ore stockpile to east-side
	Operating Permit Minor Revision 96-001	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Feb-1996	NA	Waste rock processing to augment coarse tailings backfill
	Operating Permit Minor Revision 96-002	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Dec-1996	NA	Smelter waste disposal (gypsum and slag) in Nye TSF
	Operating Permit Minor Revision 97-001	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Jan-1997	NA	Plan of Ops revision to construct Outfall 001 (not constructed)
	Operating Permit Minor Revision 97-002	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Aug-1997	NA	Modify Nye TSF liner to lower final elevation (5111 to 5108)
	Operating Permit Minor Revision 97-003	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		1998	NA	Mine plan revision to extend 4400W level under the river
	Operating Permit Minor Revision 98-001	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Jul-1998	NA	Mine site facility additions (mill building, paste backfill plant, jaw crusher at west rail, covered conveyors from ore silo, service pipelines crossing river)

241

Site	Operating Permit and Type	Status	Permit Number	Regulatory Agency	Discharge Type	Date Issued	Renewal Date	Description
	Operating Permit Minor Revision 98-002	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Dec-1998	NA	Mine site facility additions (maintenance dry & change house, office dry and change house, oil/drum storage, tire shop, water treatment plant addition)
	Operating Permit Minor Revision 99-001	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Sep-1999	NA	Mine site facility additions (concrete sewage vault, filter press addition in concentrator)
	Operating Permit Minor Revision 99-002	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Aug-1999	NA	Staged development plan for East-Side Waste Rock Storage Area
	Operating Permit Minor Revision 00-001	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Mar-2000	NA	BTS expansion from 4 to 6 denitrification cells
	Operating Permit Minor Revision 00-002	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Mar-2000	NA	Expansion of concentrator floatation circuit, installation of Larox
	Operating Permit Minor Revision 00-003	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		May-2000	NA	Hertzler pipeline route change (avoid culturally sensitive area)

242

Site	Operating Permit and Type	Status	Permit Number	Regulatory Agency	Discharge Type	Date Issued	Renewal Date	Description
	Operating Permit Minor Revision 00-004	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Jul-2000	NA	Dow Meadow Vent Raise (6500W) final location
	Operating Permit Minor Revision 01-001	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Mar-2001	NA	5000E compressed air line install, extension of rail on 5000W dump
	Operating Permit Minor Revision 01-002	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Sep-2001	NA	Comprehensive mine site development plan (east and west side additions)
	Operating Permit Minor Revision 01-003	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Sep-2001	NA	East-side compressor building addition
	Operating Permit Minor Revision 01-004	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Sep-2001	NA	Warehouse addition (north-side of 5150W Paste Plant)
	Operating Permit Minor Revision 01-005	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Mar-2002	NA	Two paste backfill lines to 4400W
	Operating Permit Minor Revision 01-006	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Mar-2002	NA	East-side parking area for additional vehicles
	Operating Permit Minor Revision 03-001	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Apr-2003	NA	Hertzler TSF Stage 2 final design and LAD storage pond

243

Site	Operating Permit and Type	Status	Permit Number	Regulatory Agency	Discharge Type	Date Issued	Renewal Date	Description
	Operating Permit Minor Revision 03-002	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Jul-2003	NA	Hertzler Ranch storm water system upgrades, lining west-side perc ponds, crusher operating area for Hertzler TSF construction, oil compressor building, LAD Pond expansion
	Operating Permit Minor Revision 04-001	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Apr-2004	NA	Modifications to Hertzler Ranch TSF and LAD Pond liner
	Operating Permit Minor Revision 04-002	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Sep-2004	NA	Soda ash silo installation, haul road on western edge of ESWRSF
	Operating Permit Minor Revision 04-003	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Dec-2004	NA	Temporary reduction in Nye TSF freeboard
	Operating Permit Minor Revision 05-001	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Oct-2005	NA	Advantex septic system upgrade, closure of MW-T3A
	Operating Permit Minor Revision 05-002	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Oct-2005	NA	Hertzler Stage 2 underdrain building, Hertzler Pump House expansion, admin building expansion
	Operating Permit Minor Revision 06-001	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Jan-2007	NA	Construction of West Fork Stillwater River breakout

244

Site	Operating Permit and Type	Status	Permit Number	Regulatory Agency	Discharge Type	Date Issued	Renewal Date	Description
	Operating Permit Minor Revision 06-002	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		May-2006	NA	New surface sand line to 5500W Portal, parking lot access road, new washbay, Loci Shop restroom addition
	Operating Permit Minor Revision 06-003	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		May-2006	NA	Concentrator storage building (east-side of concentrator)
	Operating Permit Minor Revision 07-001	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Jul-2007	NA	Emergency Response Building, west-side portal overflow containment
	Operating Permit Minor Revision 07-002	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Apr-2009	NA	Adjustment to flow monitoring requirement in Stillwater River
	Operating Permit Minor Revision 08-001	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Mar-2008	NA	Relocation of laydown to north-side of delivery road
	Operating Permit Minor Revision 08-002	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		May-2008	NA	Tailings water treatment (150gal per minute) and land application

245

Site	Operating Permit and Type	Status	Permit Number	Regulatory Agency	Discharge Type	Date Issued	Renewal Date	Description
	Operating Permit Minor Revision 08-003	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Aug-2008	NA	Reduction in Nye TSF freeboard (6ft to 5ft), employee survey discontinuance, upgrade of surface compressor line
	Operating Permit Minor Revision 08-004	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Nov-2008	NA	Construction of parking lot entrance cover, 5150W mine water system upgrades
	Operating Permit Minor Revision 09-001	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Apr-2009	NA	Land application of Hertzler TSF underdrain water, update Water Resources Monitoring Plan
	Operating Permit Minor Revision 09-002	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Feb-2010	NA	Increase final elevation of ESWRSF from 5050 ft to 5150 ft
	Operating Permit Minor Revision 09-003	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Sep-2010	NA	Hertzler TSF Stage 2 underdrain modification, relocate of Fire Water Pump House transformer, revisions to Water Resources Monitoring Plan

246

Site	Operating Permit and Type	Status	Permit Number	Regulatory Agency	Discharge Type	Date Issued	Renewal Date	Description
	Operating Permit Minor Revision 10-001	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Mar-2010	NA	Hertzler in-situ methanol treatment injection wells
	Operating Permit Minor Revision 10-002	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Jun-2010	NA	Contaminated soils building, Stillwater Mining Company-16 enclosure, level access pad construction near pump house power line
	Operating Permit Minor Revision 10-003	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Oct-2010	NA	Two 5400E vent raises near the 5400E Portal
	Operating Permit Minor Revision 10-004	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Nov-2010	NA	Concentrator expansion (ceramic mills), water treatment cell 6 building addition
	Operating Permit Minor Revision 11-001	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Apr-2011	NA	BASF pilot plant, oily dirt storage building
	Operating Permit Minor Revision 11-002	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Jun-2011	NA	Contaminated soils building, Stillwater Mining Company-16 enclosure, level access pad construction near pump house power line

247

Site	Operating Permit and Type	Status	Permit Number	Regulatory Agency	Discharge Type	Date Issued	Renewal Date	Description
	Operating Permit Minor Revision 11-003	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Jun-2011	NA	Raise bore hole from 4400 level to 5000W Portal for road
	Operating Permit Minor Revision 11-004	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Nov-2011	NA	Final design surface facilities for Blitz Project
	Operating Permit Minor Revision 12-001	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Apr-2012	NA	Relocate power line, buried electrical line and transformer, office trailer installations, ESWRSF in-situ methanol treatment
	Operating Permit Minor Revision 12-002	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Jun-2012	NA	HDPE pipe welding shop addition at Batch Plant, concrete installations
	Operating Permit Minor Revision 12-003	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Sep-2012	NA	Overhead process water line install, east-side storm water collection system, concrete pad
	Operating Permit Minor Revision 13-001	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Apr-2013	NA	Inspection interval change to Hertzler HDPE line (5-yr to 10-year), expansion of Advantex waste water treatment pods by 3

248

Site	Operating Permit and Type	Status	Permit Number	Regulatory Agency	Discharge Type	Date Issued	Renewal Date	Description
	Operating Permit Minor Revision 13-002	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Jul-2013	NA	New buried sandline from Hertzler Pump House to 5500W Portal, concrete retaining wall near propane tanks
	Operating Permit Minor Revision 13-003	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Dec-2013	NA	Process water booster pump station, concrete pad for oxygen/acetylene, methanol storage tank and containment at Upper BTS, concrete pad for hazardous waste storage locker
	Operating Permit Minor Revision 14-001	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Mar-2014	NA	LAD Pond expansion, Hertzler TSF Stage 3 construction plan
	Operating Permit Minor Revision 14-002	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Jul-2014	NA	Hertzler TSF Stage 3 construction plan modifications
	Operating Permit Minor Revision 14-003	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Nov-2014	NA	Faulty mobile equipment building, concrete pads on 5000W rail, burial of overhead power lines, lower BTS building expansion for booster pump, concrete barrier walls at surface crusher, concrete storm water

249

Site	Operating Permit and Type	Status	Permit Number	Regulatory Agency	Discharge Type	Date Issued	Renewal Date	Description
								conveyance, additional east-side injection well
	Operating Permit Minor Revision 15-001	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Sep-2015	NA	Concrete containment pad for biodiesel fuel tote storage
	Operating Permit Minor Revision 16-001	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Jan-2016	NA	Closure/Post-Closure monitoring locations (sites)
	Operating Permit Minor Revision 16-002	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Jun-2016	NA	ESWRSF lining system and water transfer system
	Operating Permit Minor Revision 16-003	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		May-2015	NA	Installation of inclinometers at the Nye and Hertzler TSFs
	Operating Permit Minor Revision 16-004	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Aug-2016	NA	Concrete sidewalk to new Blitz trailer
	Operating Permit Minor Revision 17-001	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Jun-2017		5900W Portal Slope Stabilization and Ground Control, Concrete Pad and Containment; (East Side Rail Dump Expansion removed from MR 5/17/2017)

250

Site	Operating Permit and Type	Status	Permit Number	Regulatory Agency	Discharge Type	Date Issued	Renewal Date	Description
	Operating Permit Minor Revision 17-002	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Aug-2017		Hertzler Ranch Perc Evaluation; Geotech work at West Fork (vent raise project); Geotech Evaluation upper Biological Treatment Cells; Add Admin Office Trailer
	Operating Permit Minor Revision 17-003	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Aug-2017		Expansion of the existing east-side rail dump area with wind break for two new dump bays, a rail spur and concrete fuel containment area
	Operating Permit Minor Revision 17-004	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Nov-2017		Installation of three supplemental monitoring wells at Hertzler Ranch near percolation ponds, expansion of the existing biological treatment system on the mine's west site and installation of two water percolation ponds at the Hertzler Ranch site.

251

Site	Operating Permit and Type	Status	Permit Number	Regulatory Agency	Discharge Type	Date Issued	Renewal Date	Description
	Operating Permit Minor Revision 18-001	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Apr-2018		Authorization to discharge to Hertzler Ranch Percolation Ponds
	Operating Permit Minor Revision 18-002	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Jun-2018		BTS Expansion; Mix Tanks for Reagent Additions at Surface Clarifiers; Surface Haul Truck Traffic Beacons; Transformer and Concrete Containment at Hertzler LAD Pond
	Operating Permit Minor Revision 18-003	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Aug-2018		Construction and operation of two ventilation raises from underground to surface (13.8 East and 13.8 West)
	Operating Permit Minor Revision 18-004	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Aug-2018		New East-Side Portal and Revised Rail Dump Expansion
	Operating Permit Minor Revision 18-005	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Oct-2018		Water Treatment Plant Screen/Filter House

252

Site	Operating Permit and Type	Status	Permit Number	Regulatory Agency	Discharge Type	Date Issued	Renewal Date	Description
	Operating Permit Minor Revision 19-001	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Mar-2019		Geotechnical Site Investigations Stillwater Mine and Hertzler Ranch; Change Nye TSF Cap Geotextile use
	Operating Permit Minor Revision 19-002	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Jun-2019		Temp Off-Site Cathedral Mountain Ranch Laydown and Construction Yard
	Operating Permit Minor Revision 19-003	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Jun-2019		Administration Building Expansion, Increased Septic Tankage
	Operating Permit Minor Revision 19-004	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Jun-2019		Concentrate Handling Systems Improvements
	Operating Permit Minor Revision 19-005	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Jun-2019		Production Shaft Hydrogeo Test Dewatering Well
	Operating Permit Minor Revision 19-006	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Jan-2020		Compressor Building Addition, Light Vehicle Safety Access Roads, Concentrator Reagent Building Relocation

253

Site	Operating Permit and Type	Status	Permit Number	Regulatory Agency	Discharge Type	Date Issued	Renewal Date	Description
	Operating Permit Minor Revision 20-001	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Feb-2020		Modify the Stillwater Mine Concentrator 1) New Comminution Circuit Building, 2) New Electrical Substation, 3) Electrical pole re-routing
	Operating Permit Minor Revision 20-002	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		May-2020		New Disc Filtration System and Building
	Operating Permit Minor Revision 20-003	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Jun-2020		Minor Revision Acreage reconciliation: reconcile disturbed and permitted acreage in response to DEQ's March 24 letter
	Operating Permit Minor Revision 20-004	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Jul-2020		Install two test wells and nested vibrating wire piezometers at Hertzler Ranch; in support of Stage 4/5 design
	Operating Permit Minor Revision 20-005	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Oct-2020	NA	Power Line and Miscellaneous Concrete Addition

254

Site	Operating Permit and Type	Status	Permit Number	Regulatory Agency	Discharge Type	Date Issued	Renewal Date	Description
	Operating Permit Minor Revision 21-001	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		21-Jul	NA	Increased thickness of the waste rock cap on the Nye Tailings Storage Facility
	Operating Permit Minor Revision 21-002	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Sep-2021	NA	Installation of Test Wells Near the East Side Percolation Ponds
	Operating Permit Minor Revision 21-003	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Oct-2021	NA	Processing Support Structures and Miscellaneous Concrete Addition
	Operating Permit Minor Revision 21-004	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Jul-2021	NA	Installation of Test Wells and Nested Vibrating Wire Piezometers at Hertzler Ranch
	Operating Permit Minor Revision 21-005	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Nov-2021	NA	Aquifer Test Discharge Plan
Stillwater Mine	Operating Permit Minor Revision 22-001	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		May-2022	NA	West Fork Breakout
	Operating Permit Minor Revision 22-002	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Jul-2022	NA	Hertzler Ranch Corrective Actions for Groundwater Quality
	Operating Permit Minor Revision 22-003	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Aug-2022	NA	Groundwater Corrective Actions. Installation of 13 monitoring wells and 3 methanol injection wells.

255

Site	Operating Permit and Type	Status	Permit Number	Regulatory Agency	Discharge Type	Date Issued	Renewal Date	Description
	Operating Permit Minor Revision 22-004	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Aug-2022	NA	Pipeline Pond 3 to Hertzler LAD Pond: Additional Air Relief Valves
	Operating Permit Minor Revision 22-005	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Sep-2022	NA	Flood Response: Bridge, Bypass Road, Pipelines, Access Road to 54E
	Operating Permit Minor Revision 22-006	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Dec-2022	NA	Flood Recovery Efforts
	Operating Permit Minor Revision 23-001	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		May-2023	NA	Water Resources Monitoring Plan
	Operating Permit Minor Revision 23-002	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		May-2023	NA	Installation of Hertzler Conex Electrical Building and Corrective Actions for Groundwater Quality
	Operating Permit Minor Revision 23-003	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Jul-2023	NA	Portal Heaters, Propane Tanks, and Blower Building
	Operating Permit Minor Revision 23-004	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Oct-2023	NA	Stillwater River Road Relocation near Hertzler Ranch
	Operating Permit Minor Revision 23-005	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Nov-2023	NA	Chemical Storage Building, Shotcrete Storage Building, and Septic Tank Conversion
	Operating Permit Minor Revision 23-006	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Feb-2024	NA	Streambank Layback

256

Site	Operating Permit and Type	Status	Permit Number	Regulatory Agency	Discharge Type	Date Issued	Renewal Date	Description
	Operating Permit Minor Revision 24-001	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Feb-2024	NA	Pond 3 Reline
	Operating Permit Minor Revision 24-002	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		May-2024	NA	Water Resources Monitoring Plan Update
	Operating Permit Minor Revision 24-003	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		May-2024	NA	Updates to AOC Corrective Action Plan
	Operating Permit Minor Revision 24-004	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Apr-2024	NA	Hertzler Borrow Area Sump
	Operating Permit Minor Revision 24-005	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		May-2024	NA	5150 Dewatering Lines
	Operating Permit Minor Revision 24-006	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Sept-2024	NA	Bridge Geotech Drilling
	Operating Permit Minor Revision 24-007	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Nov-2024	NA	Methanol Injection Wells
	Operating Permit Minor Revision 24-008	Active	118	USFS CGNF/ DEQ Hard Rock Mining Program		Oct-2024	NA	Waste Rock Onsite Usage
	Other Permits							
	Treated Mine Water Discharge - Authorization to Discharge Under MPDES	Active	MT-0024716	DEQ Water Protection Bureau	Groundwater or Surface Water	Sept-2023	Sep-2028	Authorization to discharge treated mine water,
	Air Quality Permit - Preconstruction Permit	Active	2459-20		Air	Apr-2022	NA	Change propane usage to 5M gallons per rolling 12-month period
	Storm Water MPDES Permit	Active	MTR-000511	DEQ Water Protection Bureau	Storm Water from site	Feb-2023	Jan-2028	Multi-Sector General Permit for Storm Water Discharges
	AQ Burn Permit TW40	Not Active	TW40	DEQ Hard Rock Mining Program	Air			

257

Site	Operating Permit and Type	Status	Permit Number	Regulatory Agency	Discharge Type	Date Issued	Renewal Date	Description
	Excavation 404 Permit - Hertzler Pipeline	Active	NA	Army Corp of Engineers				
	Potable Water System Authorization - Beartooth Ranch	Active	PWSID MT0003972	DEQ Public Water & Subdivision Bureau	NA	1998	NA	
	Potable Water System Authorization - Stillwater Mine	Active	PWSID MT0003587	DEQ Public Water & Subdivision Bureau	NA	1986	NA	
	Potable Water System Authorization - Stratton Ranch	Not Active/Not Maintained	PWSID MT0003588	DEQ Public Water & Subdivision Bureau	NA		NA	
	Septic Drainfield - Septic System - Original system did not require permit	Active	NA	DEQ Water Protection Bureau	Groundwater	1986	NA	
	Septic System - Onsite Wastewater Treatment System	Active	05-Jun	Stillwater County	Groundwater	Jan-2006	NA	
	Septic System Modification Authorization - Septic Treatment System with land application	Active	EQ-06-1122 (see MR05-001)	DEQ Water Protection Bureau and Environmental Management Bureau	Groundwater	Oct-2005	NA	
	Septic Drainfield - Septic System Modification Authorization - drainfield exp.	Active	ES94/B66	DEQ Water Protection Bureau			NA	
	Septic System - SVR Sewage Treatment System Permit	Active	260	DEQ Water Protection Bureau			NA	
Stillwater Mine	Hazardous Waste Authorization/Classification	Active	MTD981552292	DEQ Waste and Underground Tank Management Bureau		Jan-2000	NA	Conditionally Exempt Small Generator / Upgrade to Small Quantity if generation exceeds 100kg/month

258

Site	Operating Permit and Type	Status	Permit Number	Regulatory Agency	Discharge Type	Date Issued	Renewal Date	Description
	UIC Class V Injection - Authorization by Rule	Active	#MT5000-05134	USEPA Region 8 Groundwater Program	Groundwater	Nov-2001	NA	Mine recycle water
	UIC Class V Injection - Authorization by Rule - Large Capacity Septic System	Active	#MT5000-06454	USEPA Region 8 Groundwater Program	Groundwater	Mar-2005	NA	(Septic System) Change in operating methods and conditions triggers EPA review and approval
Stillwater Mine	UIC Class V Injection - Authorization by Rule - Hertzler Methanol Injection Well	Active	#MT50000-08681	USEPA Region 8 Groundwater Program	Groundwater	Dec-2009	NA	Methanol injection well at Hertzler
	UIC Class V Injection - Authorization by Rule – Amendment - Mine Site Methanol Injection Wells	Active	#MT50000-08681	USEPA Region 8 Groundwater Program	Groundwater	Jul-2012	NA	Methanol injection wells downgradient of ESWRSF (five)
	UIC Class V Injection - Authorization by Rule – Amendment - Mine Site Methanol Injection Wells	Active	#MT50000-08681	USEPA Region 8 Groundwater Program	Groundwater	Oct-2014	NA	Methanol injection wells downgradient of ESWRSF (one additional well)
	State-wide Exploration Permit	Active	46	DEQ Hard Rock and Placer Exploration/USFS		May-2024	May-2025	Renewed annually
Stillwater Mine	Temporary Grazing or Livestock Use Permit	Active	NA	USFS CGNF		Jan 2025	Jan 2026	Renewed annually,
	Encroachment Permit	Active	2006-23	Stillwater County				
	Encroachment Permit	Active	2007-48	Stillwater County				

259

Site	Operating Permit and Type	Status	Permit Number	Regulatory Agency	Discharge Type	Date Issued	Renewal Date	Description
	Encroachment Permit	Active	2020-20			Jun-2020	NA	Road Encroachment Permit Application, culverts for pipeline to pass under existing road
Stillwater Mine	USFS Special Use Permit - Stratton Ranch Road	Active	BEA407301	USFS CGNF		Jan-2025	Dec-2025	Road Use Agreement; Renewed Annually
	USFS Special Use Permit - Delger Road	Active	BEA388	USFS CGNF		Jan-2025	Jan-2026	Road Use Agreement; Renewed Annually
	Licenses							
	Nuclear Regulatory Commission - Materials License - Nuclear Density Gage Permit	Active	25-26871-01	Nuclear Regulatory Commission		Sep-2014	Nov-2023	
	Bureau of Alcohol Tobacco and Firearm – Explosives - Explosives Use and Storage Permit	Active	9-MT-095-33-7B-90263	Bureau of Alcohol Tobacco and Firearms			Feb-2023	
	Radio Frequency Licenses - FCC	Active	8610054645&8802398055	Federal Communications Commission				
	Stratton Man Camp License	Active	T-6732					
	Agreements							
	Road Use/Maintenance Agreement (FAS419 & FR846)	Active	NA	USFS CGNF		Mar-1994	NA	USFS Road Maintenance Agreement

260

Site	Operating Permit and Type	Status	Permit Number	Regulatory Agency	Discharge Type	Date Issued	Renewal Date	Description
	USFS Land Use Agreement	Active	AG-0355-B-15-5501	USFS CGNF		Apr-2015		Helibase Pad usage
	GNA Amendment Amended October 3, 2023	Active				Oct-2023	NA	Good Neighbor Agreement
	Original Permits							
	Plan of Operations (POO)	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		Feb-1990	NA	Plan of Operations
	Original (EIS) Record of Decision	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		Dec-1992	NA	Mine Permit
	Operating Permit	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		Mar-1993	NA	Operating Permit #00149 - Approved by ROD in 1993 following EIS
	Amendments							
	Amendment 001 to Operating Permit (EA)	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		1999	NA	Water Management Plan Amendment (EA)
	Amendments 002 & 003 to Operating Permit (EIS)	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2012	NA	Revised Water Management Plan + Boe Ranch LAD (EIS)
	Minor Revisions							
	Operating Permit Minor Revision 99-001	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		1999	NA	Air Monitoring Site
	Operating Permit Minor Revision 00-001	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2000	NA	Boe Ranch Pipeline
	Operating Permit Minor Revision 00-002	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2000	NA	Tailings Pipeline
	Operating Permit Minor Revision 00-003	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2000	NA	6350 Explosives Bench laydown
	Operating Permit Minor Revision 01-001	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2001	NA	Surface Crushing Facility

261

Site	Operating Permit and Type	Status	Permit Number	Regulatory Agency	Discharge Type	Date Issued	Renewal Date	Description
	Operating Permit Minor Revision 01-002	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2001	NA	Slag Processing
	Operating Permit Minor Revision 01-003	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2001		Withdrawn
	Operating Permit Minor Revision 01-004	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2001	NA	Temporary Buildings
	Operating Permit Minor Revision 04-001	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2004	NA	Brownlee Vent Raise
	Operating Permit Minor Revision 04-002	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2004	NA	Laydown Area 6 & Expansion of Soil Storage
	Operating Permit Minor Revision 04-003	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2004	NA	LAD Area 6
	Operating Permit Minor Revision 04-004	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2004		TSF - Detailed Design of Ongoing expansion
	Operating Permit Minor Revision 05-001	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2005	NA	Warehouse
	Operating Permit Minor Revision 05-002	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2005	NA	Water treatment improvements
	Operating Permit Minor Revision 06-001	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2006	NA	TSF Wildlife Fence
	Operating Permit Minor Revision 06-002	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2006	NA	Site Investigations
	Operating Permit Minor Revision 07-001	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2007	NA	Event Pond
	Operating Permit Minor Revision 08-001	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2008	NA	Native Borrow Excavation
	Operating Permit Minor Revision 08-002	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2008	NA	New Oil Storage Building
	Operating Permit Minor Revision 09-001	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2009	NA	EBMW-4 Replacement Well

262

Site	Operating Permit and Type	Status	Permit Number	Regulatory Agency	Discharge Type	Date Issued	Renewal Date	Description
	Operating Permit Minor Revision 09-002	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2009	NA	Site Water Management Improvements
	Operating Permit Minor Revision 09-003	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2009	NA	Reverse Osmosis Unit
	Operating Permit Minor Revision 09-004	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2009	NA	In Situ Denitrification System
	Operating Permit Minor Revision 10-001	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2010	NA	Drilling Investigation
	Operating Permit Minor Revision 10-002	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2010	NA	Drilling Investigation Phase 2
	Operating Permit Minor Revision 10-003	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2010	NA	Surface Rail Improvements
	Operating Permit Minor Revision 10-004	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2010	NA	Expansion of In-Situ Denitrification
	Operating Permit Minor Revision 11-001	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2011	NA	Groundwater Capture System
	Operating Permit Minor Revision 12-001	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2012	NA	Graham and Simpson Ventilation Raises
	Operating Permit Minor Revision 12-002	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2012	NA	Truck Fall Arrest System
	Operating Permit Minor Revision 13-001	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2013	NA	Modification to Simpson Creek Vent Raise
	Operating Permit Minor Revision 13-002	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2013	NA	TSF Nitrogen Reduction
	Operating Permit Minor Revision 13-003	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2013	NA	Used Oil Building Addition
	Operating Permit Minor Revision 13-004	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2013	NA	GNA borehole drilling

263

Site	Operating Permit and Type	Status	Permit Number	Regulatory Agency	Discharge Type	Date Issued	Renewal Date	Description
	Operating Permit Minor Revision 14-001	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2014	NA	Perc Pond Event Pond Modifications/Expansion
	Operating Permit Minor Revision 14-002	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2014	NA	Borrow pit access road intersection realignments (2)
	Operating Permit Minor Revision 14-003	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2014	NA	Two GNA Wells (EBMW-12 and EBMW-13)
	Operating Permit Minor Revision 14-004	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2014	NA	Stage 3 TSF Slope Liner Design Change
	Operating Permit Minor Revision 15-001	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2015	NA	Stage 3 TSF Slope Cover Final Design
	Operating Permit Minor Revision 15-002	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2015	NA	New BO Parts Building
	Operating Permit Minor Revision 15-003	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2015	NA	Geotechnical Test Holes
	Operating Permit Minor Revision 16-001	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2016	NA	Water Resources Monitoring Plan
	Operating Permit Minor Revision 16-002	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2016	NA	TSF Inclinometers
	Operating Permit Minor Revision 16-003	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2016	NA	Revised Biological Monitoring Plan
	Operating Permit Minor Revision MR17-001	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2017	NA	Groundwater Mixing Zone
	Operating Permit Minor Revision MR17-002	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2017	NA	Site Security Gates

264

Site	Operating Permit and Type	Status	Permit Number	Regulatory Agency	Discharge Type	Date Issued	Renewal Date	Description
	Operating Permit Minor Revision MR18-001	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2018	NA	Water Resources Monitoring Plan - no new disturbance
	Operating Permit Minor Revision MR18-002	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2018	NA	Biological Monitoring Plan - no new disturbance
	Operating Permit Minor Revision MR18-003	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2018	NA	Thickener and Portal Collection System
	Operating Permit Minor Revision MR18-004	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2018	NA	Yates Deep Injection Test Well
	Operating Permit Minor Revision MR18-005	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2018	NA	Geotechnical Drilling and Inclinometer
East Boulder	Operating Permit Minor Revision MR19-001	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2019	NA	Monitoring Well EBMW-12A
	Operating Permit Minor Revision MR19-002	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2019	NA	Area 51 Borrow Design Changes -
	Operating Permit Minor Revision MR19-003	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2019	NA	WTP Disk Filter System
	Operating Permit Minor Revision MR19-004	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2019	NA	Concentrate Load-out
	Operating Permit Minor Revision MR19-005	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2019	NA	Dry Fork Monitoring Wells
	Operating Permit Minor Revision MR20-001	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2020	NA	Boe Ranch Deep Well Injection BRIW-1
	Operating Permit Minor Revision MR20-002	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2021	NA	Power Line Relocation - Southern Route 16.12 acres, 60 ft ROW
	Operating Permit Minor Revision MR20-003	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2020	NA	Frog Pond Emergency Shelter

265

Site	Operating Permit and Type	Status	Permit Number	Regulatory Agency	Discharge Type	Date Issued	Renewal Date	Description
	Operating Permit Minor Revision MR20-004	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2020	NA	Updates the Biological Monitoring Plan
	Operating Permit Minor Revision MR20-005	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2020	NA	Concrete Aprons and Security Gate
	Operating Permit Minor Revision MR20-006	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2020	NA	Bridge Geotechnical Drilling
	Operating Permit Minor Revision MR21-001	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2021	NA	Construct Acid Storage Building/Injection Well
	Operating Permit Minor Revision MR21-002	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2021	NA	Stage 6 Monitoring Well Relocation
	Operating Permit Minor Revision MR21-003	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2021	NA	Amendment 004 Dry Fork WRSA baseline monitoring wells
	Operating Permit Minor Revision MR21-004	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2021	NA	Amendment 004 Portal Pump/Vault System and Mill Fuel Tank Relocation
	Operating Permit Minor Revision MR22-001	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2022	NA	Main Fuel Containment Expansion
	Operating Permit Minor Revision MR22-002	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2022	NA	Dry Fork Haul Road Geotechnical
	Operating Permit Minor Revision MR22-003	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2022	NA	Portal Heater and Propane Distribution Upgrade
	Operating Permit Minor Revision MR22-004	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2022	NA	Warehouse Septic

266

Site	Operating Permit and Type	Status	Permit Number	Regulatory Agency	Discharge Type	Date Issued	Renewal Date	Description
	Operating Permit Minor Revision MR22-005	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2022	NA	Tree Cutting Power Line
	Operating Permit Minor Revision MR22-006	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2022	NA	GW Monitoring Well EBMW-21
East Boulder	Operating Permit Minor Revision MR22-007	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2022	NA	Stage 4 and 5 Overflow Channel
	Operating Permit Minor Revision MR22-008	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2022	NA	Sidewalk and Cattle Guards
	Operating Permit Minor Revision MR23-001	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2023	NA	A1 and A2 Stockpile Relocation
	Operating Permit Minor Revision MR23-002	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2023	NA	BVR Heat Exchanger
East Boulder	Operating Permit Minor Revision MR23-003	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2023	NA	EBMW-3A and 6A
	Operating Permit Minor Revision MR23-004	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2023	NA	Concrete Allowance
	Operating Permit Minor Revision MR23-005	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2023	NA	Concrete Allowance
	Operating Permit Minor Revision MR23-006	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2023	NA	Water Resources Monitoring
	Operating Permit Minor Revision MR23-007	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2024	NA	BVR Access Road Relocation
	Operating Permit Minor Revision MR24-001	Active	149	USFS CGNF/ DEQ Hard Rock Mining Program		2024	NA	Water Resources Monitoring Plan Update
	Other Permits							
East Boulder	Authorization to Discharge Under MPDES	Active	MT-0026808	DEQ Water Protection Bureau	Groundwater or Surface Water	Sept-2023	Sept-2028	Authorization to discharge treated mine water.

267

Site	Operating Permit and Type	Status	Permit Number	Regulatory Agency	Discharge Type	Date Issued	Renewal Date	Description
	Storm Water MPDES Permit	Active	MTR-000503	DEQ Water Protection Bureau	Storm Water from site	Feb-2023	Jan-2028	Multi-Sector General Permit for Storm Water Discharges
	Air Quality Permit	Active	MAQP 2563-05	DEQ Air Resources Bureau	Air	Jul-2018	NA	Air Permit update to increase production
	Public Water Supply Amendment 1	Active	MT-0003894	DEQ Public Water & Subdivision Bureau		Jan-2006	NA	No expiration date changes in system trigger permit amendment. Warehouse and Dry expansion
	Septic Tank and Drain field - Septic Drain field	Active	EQ98/B50	DEQ Water Protection Bureau	Groundwater	Nov-1998	NA	State of Montana
	Septic Tank and Sewage Treatment Plant - Septic Drain field	Active	382	Sweet Grass County	Groundwater	Jan-1999	NA	Sweet Grass County Permit
	Septic Tank and Drain field – Amendment - Septic Drain field	Active	EQ06-3314	DEQ Water Protection Bureau	Groundwater	Jan-2006	NA	Warehouse and Dry expansion
	Hazardous Waste Authorization/Classification	Active	MTR-000007823	DEQ Waste Management Bureau		Jan-2000	NA	Conditionally Exempt Small Generator / Upgrade to Small Quantity if generation exceeds 100kg/month
	UIC Class V Injection - Authorization by Rule	Active	#MT5000-05150	USEPA Region 8 Groundwater Program	Groundwater	Apr-2002	NA	Underground Mine Water
	UIC Class V Injection - Authorization by Rule – Amendment - Underground Mine Water	Active	#MT5000-05150	USEPA Region 8 Groundwater Program	Groundwater	Jun-2002	NA	(Underground Water) Change in operating methods and conditions triggers EPA review and approval

268

Site	Operating Permit and Type	Status	Permit Number	Regulatory Agency	Discharge Type	Date Issued	Renewal Date	Description
	UIC Class V Injection - Authorization by Rule - Septic System	Active	#MT50000-06439	USEPA Region 8 Groundwater Program	Groundwater	Mar-2005	NA	(Septic System) Change in operating methods and conditions triggers EPA review and approval
	UIC Class V Injection - Authorization by Rule - Methanol Injection	Active	#MT50000-008511	USEPA Region 8 Groundwater Program	Groundwater	Sep-2009	NA	Methanol Injection
	UIC Class V Injection - Authorization by Rule – Amendment - Methanol Injection	Active	#MT50000-008511	USEPA Region 8 Groundwater Program	Groundwater	Jan-2011	NA	Injection into additional 3 wells
	UIC Class V Injection - Authorization by Rule – Amendment - Underground Mine Water	Active	#MT50000-11713	USEPA Region 8 Groundwater Program	Groundwater	Sep-2018	NA	Disposal of treated adit water from the underground mine.
	Road Agreement	Active	NA	USFS Fire Management Division CGNF				
	Road Right of Way	Active	NA	USFS Fire Management Division CGNF				
	State Trade Waste Burn Permit - Air Quality Burn Permit	Active	TW459	DEQ Air Resources Bureau	Air	Jan-2025	Jan-2026	Renew Annually
	Forest Service Burn Permit - Burn Permit	Active	NA	USFS Fire Management Division CGNF	Air	As Needed	As Needed	Required for individual burns between May 1 and October 15; apply as needed
	Licenses							
	State-wide Exploration License	Active	46	DEQ Hard Rock and Placer Exploration/USFS		Jan-2025	Jan-2026	Renewed Annually
	Nuclear Regulatory Commission - Materials License - Nuclear Density Gage Permit	Active	25-26871-01	Nuclear Regulatory Commission		Sep-2014	Nov-2023	

269

Site	Operating Permit and Type	Status	Permit Number	Regulatory Agency	Discharge Type	Date Issued	Renewal Date	Description
	Bureau of Alcohol Tobacco and Firearm - Explosives	Active	9-MT-095-33-7B-90263	Bureau of Alcohol Tobacco and Firearms			Feb-2023	
	Agreements							
	FDR 205 and FDR 6644 Road Maintenance Agreement	Active		USFS CGNF/DEQ Hard Rock Mining Program		Aug-1996	NA	USFS Road Maintenance Agreement
	Snotel	Active	No. 65-0325-14-001	NRCS - National Resource Conservation Service			Jan-2017	USDA - Annual Renewal, funded by SSW through 2017
	State Lands Lease	Active		DNRC Trust Land Management Division		Mar-2023	Mar-2030	
	GNA 2009 Amendment	Active				Jan-2009	NA	Good Neighbor Agreement
	Boe Ranch Grazing Lease - Private party lease	Active				Mar-2025	Mar-2026	Renewal Annually
	Original Permits							
	Air Quality Permit - Air Quality Permit	Active	2635-17	DEQ Air Resources Bureau	Air	Oct-2012	NA	Covers Smelter, BMR, and Laboratory
	Storm Water MPDES Permit - Storm Water Discharge Permit	Active	MTR-000469	DEQ Water Protection Bureau	Storm Water from site	Feb-2023	Jan-2028	Multi-Sector General Permit for Storm Water Discharges

270

271 Requirements for Environmental Monitoring, Closure and Post Closure, and Management Plans 17.2.5.1 Stillwater Mine and Hertzler Ranch Facilities Operational management, reclamation and monitoring of wastes and reclamation of waste management facilities are addressed in the current Consolidated Operations and Reclamation Plan as well as the Operating Permit 00118. In addition, waste management facilities are described in in Section 15.1. Mine waste solids are managed in the TSFs, which include the Hertzler TSF and the Nye TSF. In addition, waste rock at the Stillwater Mine is managed in waste rock storage areas, which include the East Side Waste Rock Storage Facility (ESWRSF) and the Benbow Portal waste rock storage area which is currently inactive. Mine liquid wastes at Stillwater Mine include mine adit water, process water, waste rock storage area infiltration water and potable water supplies. Water collected underground (natural groundwater, recycled mining water, and mine decant water from the mine backfill slurry) is pumped to the surface where it undergoes settling in clarifiers and may be stored in surface recycle water storage tanks. Recycle water is returned for reuse underground in the mining process. Excess water not recycled for mining is routed to the West-Side Biological Treatment System/Moving Bed Bioreactor (BTS/MBBR) prior to disposal. Potable water is supplied by two water wells, namely West Well 1 (PW-W) and East Well 2 (PW-E). Water from infiltration of meteoric water through the ESWRSF is managed through a nitrate capture system (NCS) that is constructed of (from top to bottom) a 12-inch-thick drain-rock layer, a geo- composite drainage layer, and textured both sides 60-mil to 80-mil high-density polyethylene (HDPE) geomembrane liner. Nitrogen-containing meteoric waters intercepted by the drain layer and membrane liner are conveyed to an exterior collection pond. The NCS water may be routed for recycle use underground or transferred to the BTS/MBBR. Smelter slag is processed at the Stillwater Concentrator on a campaign basis. Slag is hauled in containers separate from the concentrate and stockpiled near the 5000E Portal. When sufficient slag (approximately 2 500 tons) accumulates, RoM ore processing stops thus paving the way for the processing of slag, usually on a 24-hour campaign. Smelter slag is treated by the same beneficiation process that is used for ore. Spent material from the slag that is reprocessed through the concentrator reports to the lined tailings impoundment or as backfill in the underground mine. The volume of reprocessed spent material has historically been an insignificant percentage of the total material processed at the Stillwater concentrator. Smelter slag may also be processed at the East Boulder Concentrator under the EBPO/OP MR01-001. Operational monitoring programs include air quality, surface water, groundwater, injection wells, adit water, storm water, biological conditions, tailings storage facility monitoring, and monitoring of water treatment systems. This monitoring is documented in actionable reports identified in Table 53. 272 Table 53: Stillwater Mine Operations Actionable Reportable Documents Required Submittals -Operations Required Basis Frequency Format Due Date(1) Air Resources: Air Quality Monitoring Report Montana Air Quality Permit No. OP2459-11 Semi- Annual Electronic 15-Feb Air Quality Emissions Inventory Report Montana Air Quality Permit No. MAQP No. 2459-18 Annual Electronic 15-Feb Water Quality and Quantity: MPDES Discharge Monitoring Reporting Montana Pollutant Discharge Elimination System Permit (MPDES) No. MT0024716 Monthly Electronic DMR 28th of following month Quarterly 28th of month following end of Q1, Q2, Q3, and Q4 Stillwater Mine MPDES Storm Water Report Multi-Sector General Permit for Storm Water Discharges Associated with Industrial Activity No. MTR000511 Quarterly Electronic DMR 28th of month following end of Q1, Q2, Q3, and Q4 Water Resources Monitoring Report 1992 Final EIS and ROD Stillwater Expansion (2000 Tons Per Day) 2023 Water Resources Monitoring Plan (WRMP) Annual Electronic 30-Jun Water Quality and Quantity; Wildlife/Aquatic Resources: Biological Monitoring Report 1992 Final EIS and ROD Stillwater Expansion (2000 Tons per Day) Biological Monitoring Plan Annual Electronic 31-May Chlorophyll-a Periphyton and Macroinvertebrates 2nd year Electronic 31-May (respective years only) Geochemistry: Adit Water Quality Report in Annual Water Resources Monitoring Report Operating Permit (OP) No. 00118 2023 Water Resources Monitoring Plan (WRMP) Annual Electronic 30-Jun Waste Rock and Tailings Characterization in OP Annual Progress Report 1992 Final EIS and ROD Stillwater Expansion (2000 Tons per Day) Annual Electronic 28-Feb Mining Plan: OP Annual Progress Report OP No. 00118 Annual Electronic Electronic Submitted by Engineer of Record 120 days after conducting annual Tailings Storage Facility (TSF) Tailings Operations, Maintenance and Surveillance Inspection Report 82-4-336 MCA 2014 2012 Final EIS Revised Water Management Plan 2012 ROD Revised Water Management Plan Annual Nye and Hertzler TSF Supernatant Volume and Tailings Grade Nye and Hertzler Tailing Storage Facility Structural Integrity and Function Annual Nye and Hertzler Tailings density 5-year Hertzler TSF Underdrain in Annual Water Resources Monitoring Report Annual 30-Jun Consolidated Operations Reclamation Plan Annual 01-Jul Federal Reporting Requirements: Injection Well Monitoring Stillwater Mine Remediation Wells Authorization by rule Electronic Upon changes to injection program and as requested by EPA Toxic Release Inventory Report U.S. Environmental Protection Agency (EPA) Emergency Annual Electronic 01-Jul 273 Required Submittals -Operations Required Basis Frequency Format Due Date(1) Planning and Community Right to Know Act Note (1) Q refers to quarter and Q1 refers to first quarter, etc. Note: DEQ= MT Department of Environmental Quality; MAQP=MT Air Quality Permit; AQB=Air Quality Bureau; WPB=Water Protection Bureau; EIS= Environmental Impact Statement; ROD=Record of Decision; DMR=Discharge Monitoring Report; MCA=Montana Code Annotated; EIS=Environmental Impact Statement; ROD=Record of Decision; TSF=Tailings Storage Facility Water management and treatment methods include water recycling in the mining process, clarification, biological treatment for nitrate, filtration, stormwater management, and discharge to the ground surface by land application disposal or percolation in infiltration ponds. Water quality impacts that can be attributed to Stillwater Mine operations from 1981 to 2024 are limited to increased nitrate and total dissolved solids levels in groundwater beneath the Stillwater Mine, Hertzler Ranch site, and Benbow waste rock storage area. As a result of in situ groundwater denitrification, increases in iron, nickel, and manganese have been detected in a couple of downgradient monitoring wells from changing redox conditions. The conditions are corrected when denitrifications activities are discontinued. No other constituents of concern have been identified during water quality monitoring and through numerous environmental reviews and analyses. Groundwater monitoring at the Stillwater Mine and associated facilities is performed per the Water Resource Management Plan as a condition of the Stillwater Mine Plan of Operations as documented in the Consolidated Operations and Reclamation Plan. The Water Resource Management Plan contains a comprehensive listing of all required water quality monitoring for the Stillwater Mine, Stratton Ranch and Hertzler Ranch. In total, the Water Resource Management Plan, describes requirements for groundwater monitoring at 50 sites, which include 32 monitoring wells at the mine site, 17 monitoring wells at the Hertzler Ranch and three monitoring wells at the Stratton Ranch. Closure monitoring is documented in actionable reports identified in Table 54 while post-closure monitoring is documented in actionable reports in Table 55. The Stillwater Mine Reclamation Plan incorporates the measures analysed and approved under the 2012 Record of Decision (DEQ and USFS, 2012a). The reclamation plan for the Benbow Portal was developed as a separate document but is now included in the annual update to the Consolidated Operations and Reclamation Plan. All surface disturbances within the permit boundary will be reclaimed, where required. Underground mine closure, closure of facilities at Stillwater Mine and Hertzler Ranch, and water management at closure are described in the plan. Final reclamation will take place after mine operations have ceased for portions not otherwise reclaimed concurrently during operations. Table 54: Stillwater Mine Closure Actionable Reportable Documents Required Reporting—Closure (Years 1-3) Requirement Basis Frequency Format Due Date Water Quality and Quantity: Water Resources Monitoring Report Groundwater and Surface Water monitoring occurs seasonally (three times per year) 2012 ROD; OP 00118 WRMP Annual Electronic Year 1: 60 days past Q4 of closure Years 2 and 3: anniversary of initial report Adit Water Monitoring Monitoring occurs monthly until discharged underground 2012 ROD Annual Electronic 274 Required Reporting—Closure (Years 1-3) Requirement Basis Frequency Format Due Date Hertzler TSF Underdrain, Hertzler Ranch TSF Cover Seepage, and Stillwater TSF Cover Seepage Monitoring occurs seasonally until quality stabilizes 2012 ROD Annual Electronic Shaft Water Quality and Level/Elevation Monitoring Monitoring occurs seasonally for quality and level until stabilization, then annual frequency 2012 ROD Annual Electronic Hertzler Ranch Land Application Disposal System Annual monitoring for salts load from land application system during closure 2012 ROD Annual Electronic Reclamation Plan; Geotechnical and Stability: Tailings Storage Facility (TSF): Stillwater TSF Structural Integrity and Function Annual inspection by Engineer of Record, maintenance as needed 2012 ROD 2012 Final EIS Revised Water Management Plan Annual Electronic Year 1: 60 days past Q4 of closure Years 2 and 3: anniversary of initial report Stillwater TSF Seepage Outlet Structure and Shaft Trout Stream Channel Annual inspection, maintenance as needed Hertzler Ranch TSF Structural Integrity and Function Annual inspection, maintenance as needed Annual Electronic Reclamation Plan; Geotechnical and Stability: Hertzler Seepage Outlet Structure and Discharge Channel to LAD Pond Annual inspection, maintenance as needed 2012 Final EIS 2012 ROD Revised Water Management Plan Annual Electronic Year 1: 60 days past Q4 of closure Years 2 and 3: anniversary of initial report Stillwater Mine Storm Water Channels Annual inspection, maintenance as needed Annual Electronic Table 55: Stillwater Mine Post Closure Actionable Reportable Documents Required Reporting—Post Closure (Years 4-8) Requirement Basis Frequency Format Due Date Reclamation Plan; Water Quality and Quantity: Water Monitoring Report Groundwater and Surface Water monitoring occurs seasonally (three times per year) 2012 ROD Revised Water Management Plan; OP 00118 WRMP Annual Electronic Years 4 through 8: annual anniversary of initial closure report Shaft Water Quality and Level/Elevation Monitoring occurs seasonally for quality and level until stabilization, then annually until it discharges Annual Hard Copy Report Years 4 through 8: annual anniversary of initial closure report Reclamation Plan; Geotechnical and Stability: Hertzler and Stillwater TSF Structural Integrity and Function; Annual visual monitoring Years 4 and 5 2012 Final EIS and ROD Annual Hard Copy Report Years 4 through 8: annual anniversary of initial closure report Visual monitoring every 5 years from Year 5 until final bond release 5-Year Electronic Fifth-year anniversaries of Year 5 closure report Stillwater TSF Seepage Outlet Structure and Shaft Discharge Trout Stream, Hertzler TSF Cover Seepage Discharge Channel, Storm Water Channel Monitoring annually Years 4 - 8 Annual Electronic Years 4 through 8: annual anniversary of initial closure report Monitoring every 5 years from Year 5 until final bond release 5-Year Electronic Fifth-year anniversaries of Year 5 closure report Site Maintenance Monitoring:

Required Reporting—Post Closure (Years 4-8)	Requirement Basis	Frequency	Format	Due Date
Function of facilities Ponds (percolation and Hertzler LAD storage) Storm water ditches and sediment basins TSF seepage and Shaft outlet channels TSF covers and underdrain outlet structures	2012 Final EIS Revised Water Management Plan 2012 FMEA	Annual	Electronic	Years 4 through 8: annual anniversary of initial closure report
Abandon/Close Monitoring Wells Abandonment anticipated to be in Year 9				Year 9: anniversary of initial closure report
Vent raise replacement	2012 USFS 2012 FMEA			Year 63

Note: FMEA=Failure Modes and Effects Analysis; ROD=Record of Decision; WRMP=Water Resources Monitoring Plan

Concurrent reclamation has occurred since the start of operations in 1986. At the time of mine closure and facilities reclamation, all surface facilities will be decommissioned, all structures will be disassembled and removed from the site, and the land reclaimed consistent with the approved post-mine land use. Roads that will remain will include the main access road to the reclaimed portals, tailings storage facilities, water conveyance structures, and water monitoring sites to allow for long-term monitoring and maintenance. These roads will be reclaimed when long-term monitoring and maintenance activities cease.

The Qualified Persons conclude that adequate volumes of soil materials are available for replacement of the required soil cover on all disturbances. Furthermore, reclamation should meet the State of Montana provisions and requirements under the Montana Metal Mine Reclamation Act (MCA 82-4-336). The Stillwater Mine Closure and Reclamation Plan is also intended to meet the USFS requirements governing mineral development (36 CFR 228.8), and reclamation requirements under the Federal Seed Act (7 U.S.C., Section 1551-1610) and current USFS seeding guidelines.

17.2.5.2 East Boulder Mine

East Boulder Mine consists of the underground mine and surface processing, waste rock and tailings storage facilities. The Consolidated Operations and Reclamation Plan describes water management of both underground mine water, supernatant water from the tailings storage facility, and basin and embankment underdrain water. Operational management, reclamation and monitoring of wastes and reclamation of waste management facilities are addressed in the current Consolidated Operations and Reclamation Plan for East Boulder Mine. East Boulder Mine has several plans including those for water resource and biological monitoring and resource protection. Operational monitoring programs include air quality, surface water, groundwater, injection wells, adit water, storm water, biological conditions, TSF, and water treatment systems. This monitoring is documented in actionable reports identified in Table 56.

Waste management facilities are described in Section 15.2. Mine waste solids are managed in the East Boulder TSF. Waste rock from the underground mine is currently used in construction of the TSF embankments. The finest fraction of the tailings is pumped to the lined tailings facility. Currently, Stages 5 and 6 are being constructed. Supernatant water from the TSF is recycled in a closed loop system with the mill. The TSF basin capture water is pumped to either the TSF supernatant pond or the water recycle pond. The embankment underdrain capture water is pumped to the TSF supernatant pond.

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Water collected underground (natural groundwater, recycled mining water, and mine decant water from the slurry of mine backfill) is discharged from the mine adit, collected, treated in the treatment plant, and then returned for reuse underground in the mining process or discharged via the approved MPDES Permit.

Water management and treatment methods include water recycling in the mining process, biological treatment for nitrate, stormwater management, and discharge to the groundwater by percolation in infiltration ponds. East Boulder Mine recently received approval to dispose of water in a deep injection well on Boe Ranch, although this system has not yet been placed into service.

The Water Resources Monitoring Plan, updated in August 2021, is a reference document for all water quality monitoring for the Plan of Operations, the Operating Permit No. 00149 and the MPDES Permit MT0026808. The plan outlines the approved monitoring locations, schedule, list of parameters for analysis, and methods for sampling of surface water, mine water, and groundwater at East Boulder Mine. Monitoring requirements for the Boe Ranch LAD facility are included in the Water Resources Monitoring Plan and include sampling of springs and groundwater and surface water locations as required by the EIS and the Record of Decision but will only become active if the land application disposal facility is constructed.

Table 56: East Boulder Mine Operations Actionable Reportable Documents

Required Submittals - Operations	Required Basis	Frequency	Format	Due Date(1)
Air Resources:				
Air Quality Monitoring Report	Montana Air Quality Permit No. 2563-07	Annual	Hard Copy	15-Feb
Air Quality Emissions Inventory Report	Montana Air Quality Permit No. 2563-07	Annual	Electronic	15-Feb
Water Quality and Quantity:				
MPDES Discharge Monitoring Reporting	Montana Pollutant Discharge Elimination System Permit (MPDES) No. MT0026808	Monthly	Electronic DMR	28th of following month
		Quarterly		28th of month following end of Q1, Q2, Q3, and Q4
		Annual		28th of month following end of Q4
MPDES Storm Water Report	Multi-Sector General Permit for Storm Water Discharges Associated with Industrial Activity No. MTR000503	Quarterly	Electronic DMR	28th of month following end of Q1, Q2, Q3, and Q4
Water Monitoring Report	1992 Final EIS and ROD Water Resources Monitoring Plan (WRMP)	Quarterly with Annual Summary	Hard Copy	60 days past end of Q1, Q2, Q3, and Q4 and Annual Summary February
Water Quality and Quantity; Wildlife/Aquatic Resources:				
Biological Monitoring Report	Biological Monitoring Plan	Annual	Hard Copy	30-April
Chlorophyll-a				
Periphyton and Macroinvertebrates		3rd-year	Hard Copy	30-April (respective years only)
Geochemistry:				

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Required Submittals - Operations	Required Basis	Frequency	Format	Due Date(1)
Adit Water Quality Report Quarterly Monitoring	Operating Permit No. 00149	Quarterly with Annual Summary	Hard Copy	60 days past end of Q1, Q2, Q3, and Q4
Waste Rock and Tailings Characterization	1992 Final EIS and ROD	Quarterly with Annual Summary	Hard Copy	60 days past end of Q1, Q2, Q3, and Q4 and Annual Summary February
Mining Plan:				
MMRA Operating Permit Annual Report	Operating Permit No. 00149	Annual	Hard Copy	26-May
Tailings Storage Facility (TSF) Tailings Operations, Maintenance and Surveillance Inspection Report	82-4-336 MCA 2014 2012 Final EIS Revised Water Management Plan 2012 ROD Revised Water Management Plan	Annual		
Tailings Supernatant Volume and Tailings Grade				
Impoundment Structural Integrity and Function		Annual		
Tailings Density		5-year		
Tailings Impoundment Underdrain Monitoring occurs quarterly		Annual		30-Jun
Consolidated Operations Reclamation Plan		Annual		01-Jul
Federal Reporting Requirements:				
Toxic Release Inventory Report	U.S. Environmental Protection Agency (EPA) Emergency Planning and Community Right to Know Act	Annual	Electronic	01-Jul
Federal Reporting Requirements:				
UIC Permits water injection/disposal	U.S. Environmental Protection Agency (EPA)	Annual	Electronic	Upon changes to injection program and as requested by EPA
Federal Reporting Requirements:				
Injection Well Monitoring Remediation Wells	Authorization by Rule U.S. Environmental Protection Agency (EPA)		Electronic	Upon changes to injection program and as requested by EPA

(1) Q refers to quarter, Q1 refers to first quarter, etc.
Note: DEQ= MT Department of Environmental Quality; MAQP=MT Air Quality Permit; AQB=Air Quality Bureau; WPB=Water Protection Bureau; EIS= Environmental Impact Statement; ROD=Record of Decision; DMR=Discharge Monitoring Report; MCA=Montana Code Annotated; EIS=Environmental Impact Statement; ROD=Record of Decision; TSF=Tailings Storage Facility

The Qualified Persons can confirm that closure monitoring is documented in actionable reports identified in Table 57 while post-closure monitoring is documented in actionable reports listed in Table 58. All surface disturbances within the permit boundary will be reclaimed, where required. Underground mine closure, closure of facilities, and water management at closure are described in the Consolidated Operations and Reclamation Plan, which addresses closure and post-closure monitoring. Final reclamation will take place after mine operations have ceased for portions not otherwise reclaimed concurrently during operations.

Table 57: East Boulder Mine Closure Actionable Reportable Documents

Required Reporting—Closure (Years 1-3)	Requirement Basis	Frequency	Format	Due Date
Water Quality and Quantity:				
Water Resources Monitoring Report Monitoring occurs quarterly	2012 ROD; Revised Water Management Plan;	Annual	Hard Copy	Year 1: 60 days past Q4 of closure

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Required Reporting—Closure (Years 1-3)	Requirement Basis	Frequency	Format	Due Date
	Operating Permit 00149 Surface and Groundwater Monitoring Plan			Years 2 and 3: annual anniversary of initial report
Adit Water Monitoring Monitoring occurs tri-annually: spring, summer, fall	2012 ROD; Revised Water Management Plan	Annual	Hard Copy	
Reclamation Plan; Geotechnical and Stability:				
Tailings Storage Facility:				
Impoundment Underdrain Monitoring occurs quarterly	2012 ROD 2012 Final EIS Revised Water Management Plan	Annual	Hard Copy	Year 1: 60 days past Q4 of closure Years 2 and 3: annual anniversary of initial report
Tailings Impoundment Cover Seepage Monitoring occurs quarterly				
Tailings Density, Grade, Supernatant Volume				
Impoundment Structural Integrity and Function Visual monitoring occurs annually		Annual	Hard Copy	

Table 58: East Boulder Mine Post Closure Actionable Reportable Documents

Required Reporting—Post Closure (Years 4-8)	Requirement Basis	Frequency	Format	Due Date
Reclamation Plan; Water Quality and Quantity:				
Water Monitoring Report Monitoring occurs quarterly	2012 ROD; Revised Water Management Plan; Operating Permit 00149 Surface and Groundwater Monitoring Plan	Annual	Hard Copy Report	Years 4 through 8: annual anniversary of initial closure report
Adit Water Monitoring Monitoring occurs bi-annually	2012 ROD; Revised Water Management Plan	Annual	Hard Copy Report	Years 4 through 8: annual anniversary of initial closure report
Reclamation Plan; Geotechnical and Stability:				
Tailings Storage Facility Impoundment Structural Integrity and Function. Annual visual monitoring Years 4 and 5	2012 Final EIS and ROD; Revised Water Management Plan	Annual	Hard Copy Report	Years 4 through 8: annual anniversary of initial closure report
Tailings Storage Facility Visual monitoring until final bond release		5-Year	Hard Copy Report	Fifth-year anniversaries of Year 5 closure report
Tailings Storage Facility Seepage Outlet Structure, Cover Seepage Discharge Channel, Storm Water Channel Monitoring annually Years 4 - 8		Annual	Hard Copy Report	Years 4 through 8: annual anniversary of initial closure report
Tailings Storage Facility Monitoring every 5 years from Year 5 until final bond release		5-Year	Hard Copy Report	Fifth-year anniversaries of Year 8 closure report
Site Maintenance Monitoring:				
Function of facilities Ponds Storm water ditches and basins Tailings Storage Facility seepage outlet channels	2012 Final EIS Revised Water Management Plan 2012 FMEA	Annual	Hard Copy Report	Years 4 through 8: annual anniversary of initial closure report

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Required Reporting—Post Closure (Years 4-8)	Requirement Basis	Frequency	Format	Due Date
Tailings Storage Facility cover and underdrain outlet structure				
Vent raise replacement	2012 USFS		Report	Year 63 from closure

Note: FMEA=Failure Modes and Effects Analysis; ROD=Record of Decision; WRMP=Water Resources Monitoring Plan

17.2.5.3 Columbus Metallurgical Complex

Waste management facilities at the Columbus Metallurgical Complex include temporary gypsum and smelter slag storage and storm water management. Air emissions are managed and monitored per the 2019 air permit requirements and include bag house collection of particulates and SO2 scrubbing systems. Air monitoring includes measurement of opacity, particulate emissions (PM10 and PM2.5), CO, VOC and SO_2 emissions, and effluent flow rates. The air permit was updated in 2019 to encompass planned increases in production and refining.

SMC (Sibanye-Stillwater) was given approval for the processing of smelter slag at Stillwater and East Boulder Mines to recover additional precious metals. Slag from the smelter is trucked to the mines daily for batch processing. Slag is also crushed in campaigns and used as slag pit liner material. A quarterly sample is collected and analysed for leachability (TCLP); testing to date confirms the slag passes TCLP criteria as non-hazardous. The slag is temporarily stored on the East Property located southeast of the smelter and in the slag bunkers located north of the smelter pending transport to the mines.

Excess gypsum is stored on site in lined bunkers and shipped offsite for either agricultural use as fertilizer or directly to approved sanitary landfills in Billings or Hardin, Montana.

The smelter is considered by the EPA to be a large quantity generator of hazardous wastes that include the following sources:

- Laboratory nickel/copper/arsenic/chromium acidic solutions;
- Slag, crucibles, and cupels from fire assay contaminated with lead and other metals (e.g., barium, cobalt, chromium, copper, lead, manganese, mercury, nickel and zinc);
- Contaminated personal protective equipment;
- Waste potassium permanganate;
- Iron removal residue solids containing arsenic, cadmium, chromium and lead;
- Electrowinning filter cake material contains arsenic;
- Electrowinning filter cloth containing lead;
- Fluorescent bulbs;
- Methyl ethyl ketone contaminated rags; and
- Spent aerosol paint canisters.

All hazardous wastes are shipped offsite for proper disposal at a permitted, out-of-state Treatment Storage Disposal Facility. The Qualified Persons are of the view that there are no closure or post closure monitoring requirements for this facility.

17.2.6 Reclamation Plans and Costs

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17.2.6.1 Overview

Reclamation plans and bond amounts are available for Stillwater and East Boulder Mines in their respective Consolidated Operations and Reclamation Plan. The Benbow Portal has an independent Plan of Operations, and Reclamation Plan, which has been incorporated into the Stillwater Mine Operating Permit and bonding. The current State bonding is the principal financial instrument covering reclamation and restoration obligations.

Reclamation surety bond amounts have been developed using methods provided in the DEQ Bonding Procedures Manual (DEQ, 2001). Reclamation surety bonds run to the benefit of the State of Montana, which issues the Operating Permits, and not to the Federal Government. Direct reclamation costs include, but are not limited to, tailings impoundments; waste rock storage facilities; portals, roads, and diversions interim care and maintenance; closure water treatment; and long-term care and maintenance. Indirect reclamation costs are based on a fixed percentage of direct costs (excluding long-term care and maintenance). Reclamation costs have been developed for forward looking five-year periods with an assumed annual inflation rate of approximately 2%.

17.2.6.2 Stillwater Mine and Hertzler Ranch Facilities

Mine closure plans and bond bases of estimate are provided for the Stillwater Mine facilities in the Consolidated Operations and Reclamation Plan and includes the Benbow Portal reclamation plan and bond. . Reclamation for these facilities includes closure and post-closure management of adit waters, tailings storage facility, waste rock storage area, storm water management, and post-closure monitoring and maintenance programs. Post-closure monitoring would address the following items until bond is released and all applicable water quality standards are met:

- Groundwater and surface water quality would be monitored three times per year according to the approved water quality monitoring plans and the MPDES permit in place during post-closure;
- Shaft water quality would be monitored three times per year and annually thereafter until water quality stabilizes and mine water discharges from the shaft;
- Shaft water levels would be monitored three times per year until mine water exits the shaft;
- Tailings impoundment function and structural integrity would be monitored annually for the first five years and then once every five years thereafter;
- Seepage outlet structures and discharge channel function would be monitored annually for the first five years and then once every five years thereafter;
- Hertzler Ranch surface and groundwater monitoring would occur three times per year for nutrients, salts, and biomonitoring;
- Water from the Hertzler Ranch tailings storage facility seepage outlet structure would be monitored for quality and flow rate three times per year until water quality stabilizes;
- The post-closure maintenance plan would include the following items to be conducted annually during the first five years of closure and once every five years thereafter until bond is released, the MPDES permit is no longer needed, and water quality standards in effect at that time are met:
    - Function of all ponds including percolation ponds, storm water sediment retention ponds, and Hertzler Ranch LAD storage pond;
    - Function of storm water, west-side shaft, and seepage outlet structure discharge channels; and

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- Function of underdrains.

Current bonding for reclamation under the Operating Permit 00118 is funded for the amount of $63 000 000. The latest approved minor revision to the Operating Permit (MR24-008) has resulted in $62 381 611 of the $63 000 000 bond being allocated to approved activities, leaving $618 389 unallocated to reclamation obligations. The Qualified Persons understand that the increased costs are being driven by incorporation of the Benbow Exploration Project into the Mine Permit, recent cost of living increases, State estimates of long-term monitoring costs and expanded water treatment associated with the East-side Waste Rock Storage Area.

Table 59 presents the Stillwater Mine reclamation schedule and Table 60 presents the reclamation monitoring and maintenance schedule for the mine.

Table 59: Stillwater Mine Reclamation Schedule

Activity	Interim				Year 1 of Active Closure				Year 2 of Active Closure				Year 3 of Active Closure			
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr
Water Treatment:																
Water Treatment - Underground water during demo																
Water Treatment - Tailings Imp Supernatant, Underdrain & O/F																
Water Treatment - Liberated tailings water during cap placement																
Site Care & Maintenance																
Reclamation Activity:																
Plant Site - Demolition & Removal of Plant Buildings																
Plant Site - Reclamation																
Mine - Underground Decommissioning																
Mine - Adit and Raise Closure																
Stillwater Impoundment																
Hertzler Impoundment																
Water Treatment & LAD Facilities - Demolition & Removal																
Power Line - Removal																

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Table 60: Stillwater Mine Closure Monitoring and Maintenance Schedule

PLANNED CLOSURE ACTIVITY [1]	Closure Year			Post-Closure Year				
	1	2	3	4	5	6	7	8
Water Quality Monitoring								
Stillwater Mine and Hertzler Ranch Surface Water and Groundwater Monitoring	S	S	S	S	S	S	S	S
Stillwater Mine Adit Water Monitoring	M	M	M					
Hertzler TSF Underdrain	S	S	S					
Stillwater TSF Seepage through the Cover[2]	S	S	S	S[2]				
Hertzler Ranch TSF Seepage through the Cover[2]	S	S	S	S[2]				
Salt Load Monitoring	A	A						
Shaft Water Quality and Elevation[3]	S	S	S	A	A	A	A	A
Abandon/Close Monitoring Wells								X
TSF Facility Monitoring[4]								
Stillwater and Hertzler TSF: Structural Integrity	A	A	A	A	A			
Seepage Outlet Structure and its Discharge Channel, Storm Water Channels	A	A	A	A	A			
Site Maintenance[4]								
Function of all Ponds (including Percolation Ponds, Hertzler LAD storage pond, and Sediment Ponds)	A,N	A,N	A,N	A,N	A,N	A,N	A,N	A,N
Function of Storm Water Channels and Basins, Shaft Discharge Channel, TSF Seepage Outlet Structure Channel	A,N	A,N	A,N	A,N	A,N	A,N	A,N	A,N
Function of Stillwater TSF Cover and Outlet Structures	A,N	A,N	A,N	A,N	A,N	A,N	A,N	A,N
Function of Hertzler TSF Cover and Underdrain Outlet Structures	A,N	A,N	A,N	A,N	A,N	A,N	A,N	A,N

[1] Closure and post-closure monitoring and maintenance requirements are based on the 2012 Final EIS and ROD. Costs for ensuring these measures are carried out are included in the most recent Stillwater Mine Reclamation Bond Cost Estimate (CORP Appendix H1), dated March 31, 2016.
[2] Seepage through the cover water quality and flow rate monitored seasonally until quality stabilizes. [3] Shaft water quality and elevation monitored seasonally until it stabilizes; then annually until it discharges from the shaft, estimated between Year 4 and Year 11. [4]Beginning Year 5, frequency changes to every 5 years until bond release. Q=quarterly; M=monthly; S=seasonally (3 times per year); A=annually; X=one-time activity; N=maintenance as needed following inspection; BTS=Biological Treatment System

Based on the Qualified Person's assessment of the reclamation bond calculation and discussions with in-house Environmental Specialists and taking into account the approved Reclamation Plans and understanding of the annual regulatory review of surety bases, the current reclamation costs and liabilities are reasonably managed and funded while existing sureties appear adequate to meet foreseeable commitments for the Stillwater Mine, contingent to final resolution of the Stillwater Mine bond negotiations.

17.2.6.3 East Boulder Mine

Mine closure plans and bond bases of estimate are provided for the East Boulder Mine facilities in the Consolidated Operations and Reclamation Plan. Table 61 presents the East Boulder Mine reclamation schedule while Table 62 presents the reclamation monitoring and maintenance schedule for the mine.

Concurrent reclamation has occurred since the start of operations. At the time of mine closure and reclamation, all surface facilities will be decommissioned, all structures will be disassembled and removed, and the land will be reclaimed consistent with the approved post-mine land use. Roads that will remain include the main access road to the reclaimed portals, TSF, water conveyance structures, and water monitoring locations to allow for long-term monitoring and maintenance. These roads will be reclaimed when long-term monitoring and maintenance activities cease. Adequate volumes of soil materials are available for replacement of the required soil cover on all disturbances. Reclamation will meet the State of Montana provisions and requirements under the Montana Metal Mine Reclamation

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Act (MCA 82-4-336). The Closure and Reclamation Plan is also intended to meet the USFS requirements governing mineral development (36 CFR 228.8), and reclamation requirements under the Federal Seed Act (7 U.S.C., Section 1551-1610) and current USFS seeding guidelines.

Table 61: East Boulder Mine Reclamation Schedule

Activity	Interim				Year 1 of Active Closure				Year 2 of Active Closure				Year 3 of Active Closure			
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr
Water Treatment:																
Water Treatment - Adit Water																
Water Treatment - Tailings Imp Supernatant, Underdrain & O/F																
Water Treatment - Liberated tailings water during cap placement																
Site Care & Maintenance																
Reclamation Activity:																
Plant Site - Demolition & Removal of Plant Buildings																
Plant Site - Reclamation																
Mine - Underground Demolition and Disposal; Adit & Raise Closure																
Tailings Impoundment Reclamation																
Water Treatment & LAD Facilities - Demolition & Removal																
Boe Ranch Pipeline Reclamation																
Power Line (within permit area) + 2 sub-stations – Removal																
Access Roads - Reclamation																

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we are one
Sibanye Stillwater

Table 62: East Boulder Mine Closure Monitoring and Maintenance Schedule

ACTIVITY (1)	Closure Year			Post-Closure Year				
	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8
Water Quality Monitoring								
Groundwater Monitoring	Quarterly							
Surface Water Monitoring	Quarterly			Semiannual				
Adit Water Monitoring	Monthly			Semiannual				
TSF Underdrain	Quarterly							
TSF Seepage through the Cover	Quarterly							
Salt Load Monitoring	Annual							
Abandon/Close Monitoring Wells								One Time
TSF Facility Monitoring								
Tailings Volume, Density, Grade	Annual							
Structural Integrity	Annual							
Seepage Outlet Structure, Seepage through the Cover, Discharge Channel, Storm Water Channels	Annual							
Site Maintenance								
Function of all Ponds (including Percolation Pond and Sediment Ponds)	As Needed							
Function of Storm Water Channels and Basins, Adit Discharge Channel, TSF Seepage Outlet Channel	As Needed							
Function of TSF Cover and Underdrain Outlet Structures	As Needed							

(1) Closure and post-closure monitoring and maintenance requirements are based on the 2012 Final EIS and ROD. Costs for ensuring these measures are carried out are included in the reclamation bond estimate calculations in Appendix G1 of the CORP.

Reclamation of East Boulder Mine includes closure and post-closure management of adit waters, tailings storage facility, storm water management, and post-closure monitoring and maintenance programs. Closure and post-closure monitoring would address the following items until bond is released and all applicable water quality standards are met:

- Groundwater and surface water quality would be monitored quarterly during closure and then twice per year according to the approved water quality monitoring plans and the MPDES permit in place during post-closure;
- Adit water quality and quantity would be monitored three times per year until as long as the MPDES permit is in effect and/or until water quality standards are met;
- Tailings impoundment function and structural integrity would be monitored annually during Years four and five and then once every five years;
- Seepage outlet structures, seepage through cover discharge channel, adit discharge channel, storm water channel, and percolation pond function would be monitored annually for Years 4 to 8 and then once every five years;
- Boe Ranch land application disposal, if constructed, would have a post-closure monitoring plan completed that describes the details of surface and groundwater sampling three times a year for up to five years to document water quality. The embankment on the storage pond would be reduced eliminating the need for inspection of embankment stability. This system has not been constructed or operated;
- The post-closure maintenance plan would include the following items to be conducted annually during post-closure Years 4 to 8 and once every five years thereafter until bond is released, the MPDES permit is no longer needed, and water quality standards in effect at that time are met:
    - Function of all ponds including percolation ponds, storm water sediment retention ponds;
    - Function of stormwater, adit discharge, and seepage outlet structure discharge channels;
    - Function of seepage outlet structure and underdrain.

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Current bonding for reclamation under the Operating Permit 00149 is funded for the amount of \$30 000 000, with \$29 942 391 obligated (through Minor Revision MR24-001) and \$57 609 unobligated. The potential Lewis Gulch TSF and the Dry Creek waste rock storage facility, when approved and constructed, would add to surety requirements until the East Boulder Mine is reclaimed and the incremental surety bond amount released. No estimates for those future reclamation liabilities are available.

Based on the Qualified Persons' assessment of the reclamation bond calculation, discussions with Site Environmental Specialist and noting the approved Reclamation Plans and understanding of the annual regulatory review of surety bases, the current reclamation costs and liabilities are reasonably managed and funded, existing sureties appear adequate to meet foreseeable commitments for the East Boulder Mine.

17.2.6.4 Columbus Metallurgical Complex

The Columbus Metallurgical Complex does not operate under a comparable Federal or State operating permit like the mines and, as such, no reclamation plan or bond is required. The Qualified Persons can confirm that there are no closure plans contemplated for the Columbus Metallurgical Complex.

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18 CAPITAL AND OPERATING COSTS

18.1 Overview

Stillwater and East Boulder Mines and the Columbus Metallurgical Complex have been operated as integrated mature mining, ore processing and mineral beneficiation operations producing PGMs and base metals. Much of the long-term infrastructure and equipment required for the operations is in place, with upgrades implemented to accommodate production increases and/or technological improvements that brought in operational efficiencies over the years. The capital and operating costs for the three sites were estimated through an integrated, comprehensive budgeting process. Estimates of sustaining capital and operating costs were benchmarked to historical costs, while accounting for changes in production levels, escalation and contingencies. Project capital estimates for productivity enhancement projects were based on quotations from original equipment manufacturers and contractors. The foregoing constitutes sufficient justification for capital and operating cost budgeting for the operations. In addition, the accuracy level in the capital and operating costs utilised for LoM budgeting is within ±15% at up to 10% contingency for Proved Mineral Reserves and ±15% at up to 10% contingency for Probable Mineral Reserves. The capital and operating costs were utilised for the economic viability testing of the LoM plans for the mines and the overall Sibanye-Stillwater US PGM Operations. Capital and operating costs in this section are reported by site, namely Stillwater Mine, East Boulder Mine and the Columbus Metallurgical Complex. However, for the purposes of economic viability testing of the LoM plans, the capital and operating costs for the Columbus Metallurgical Complex are assigned to Stillwater and East Boulder Mines proportionately to production at the mines. All costs are presented in real terms and US$.

18.2 Capital Costs

18.2.1 Background

Capital cost budgets present the costs into two categories, namely Category 1 and Category 2. Category 1 is essential capital for business continuity and sustaining production at the sites whereas Category 2 capital relates to projects intended for improved productivity, efficiency improvement and the management of environmental and social/administration matters. The Blitz Project, which started in 2011 and centred on expanding mining operations towards the Stillwater East Section and ore processing facilities, has been the most significant Category 2 contributor at Stillwater Mine and the Columbus Metallurgical Complex in recent years until FY2023. TSF and Waste Rock Dump (WRD) capacity expansions have become the main contributor to Category 2 capital at both Stillwater and East Boulder Mines. The accuracy levels stated in Section 18.1 are applicable to both capital expenditure categories.

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18.2.2 Stillwater Mine

18.2.2.1 LoM Capital Expenditure Schedule

The LoM capital cost schedule for the Stillwater Mine is presented in Table 63 where it is also compared with actual capital expenditure for the FY2022 to FY2024 period.

The capital costs for Stillwater Mine include capital expenditure for mine and surface equipment, infrastructure, capitalised development, ongoing projects and environmental management, which relate to the mining and ore processing operations. With the conclusion of the Blitz Project (Stillwater East Growth and Project Capital) in FY2023, there has been changes to capital cost allocation whereby:

- Much of the capital expenditure previously reported as Growth Capital has been reported under stay in business (SIB) capital costs following the achievement of the desired level of production at the Stillwater East Section in FY2022 which is in line with the Sibanye-Stillwater criteria for reporting capital and operating costs;
- Stillwater East Section equipment capital expenditure which was previously reported under Growth Capital has been reported under SIB capital expenditure from FY2022 and any new equipment is covered under the SIB capital expenditure budget; and
- Stillwater East Section infrastructure which was also reported under Growth Capital has been reported as SIB capital since FY2022.

The total capital budget for Stillwater Mine for the FY2025 to FY2049 period is approximately $3.2 billion (i.e. equivalent to $129 million per annum on average) and this is dominated by capitalised development (64%). Total capital expenditure for FY2025 to FY2027 is significantly lower than the forecast for the post-FY2027 period due to temporary suspension of mining in the Stillwater West Section and significantly reduced production levels for the mine which reduces capital development expenditure. However, capital expenditure is planned to increase significantly over the period FY2028 to FY2030 during production ramp up. Approximately $198 million of capital expenditure is planned to re-establish operations in the Stillwater West Section and this will be directed at shaft repairs and re-equipping, equipment procurement, haulage system and infrastructure upgrades during this period. In addition, approximately $94 million of capital expenditure for the construction of the East Paste Plant in the Stillwater East Section is also planned.

Stillwater Mine's capital expenditure in the capital budget is detailed by month for the first two years of the LoM and is annualised thereafter until FY2049. Long-term capital expenditure related to a specific project and/or scheduled equipment replacement is forecast in detail based on quotations from original equipment manufacturers and contractors. Routine long-term capital expenditure is forecast based on benchmarking with historical capital expenditure for the capitalised items.

18.2.2.2 Mining Capital

The mining capital consists of several elements including development capital and capital associated with certain underground infrastructure upgrades.

The following commentary outlines the main highlights of the capital expenditure schedule:

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- Mine and Surface Equipment Capital: An annual provision averaging approximately $17 million has been budgeted for the procurement of additional mining and surface equipment for the Stillwater Mine between FY2025 and FY2049, budget expenditure is significantly reduced from FY2025 until FY2027 due to temporary suspension of mining in the Stillwater West Section and reduced production over this period, followed by a three-year period of significantly high expenditure (averaging $41 million per annum) during production ramp up. The peak expenditure is required for the expansion and replacement of certain primary and secondary underground equipment fleets to achieve and sustain the planned productivity levels. Thereafter, expenditure recedes to steady state levels averaging $17 million per annum;
- Capitalised Development Capital: Capitalised development is defined as the part of primary development which extends or improves the LoM, such as footwall levels, access ramps, and infrastructure development. The capital allowance for development is also significantly reduced during the period FY2025 to FY2027 (averaging $45 million per annum) but increases to historical high levels over the period FY2028 to FY2032 (averaging $110 million per annum) and declines to the steady state levels until end of LoM (averaging $81 million per annum);
- Infrastructure Capital: This capital also relates to specific scheduled projects which extend the life of the mine, such as new tip and chute installations along with upgrades and extensions of existing infrastructure. This is budgeted at an average expenditure of $68 million per annum over the production ramp-up period FY2027 to FY2032 and between $5 million and $23 million thereafter until the end of the LoM. Specific items of note include $94 million for the SWE Paste Plant between FY2027 to FY2030, $39 million for the Stillwater West Shaft upgrade from FY2026 to FY2030, TSF and Waste Rock Storage Facility spend as detailed under the Environmental Capital below;
- Other Capital: Other capital was an allocation towards longer term strategic projects such as the development of LoM rock and ventilation passes and there has been no allocation under this category since FY2023 as this expenditure has been moved to Infrastructure Capital expenditure;
- Stillwater East Expansion (Growth) Capital: This was capital budgeted for the development of the Stillwater East Section in terms of expansion items such as capitalised infrastructure, development, exploration drilling, underground equipment, surface infrastructure expansion, concentrator capacity expansion and concentrate handling facilities. It also accounted for the capital required to establish a LoM rock pass system. As discussed above, there is no capital expenditure provision for growth relating to the Blitz Project which was concluded in FY2023. Most of the expenditure for Stillwater East is accounted for in SIB capital;
- Stillwater East Project Capital: This was capital budgeted for the establishment of permanent underground infrastructure and access, such as declines and ventilation raises. Most of this is also now covered under SIB capital.

Based on the historical capital expenditure and the detail associated with the various capital budgets, the Qualified Persons are of the view that sufficient capital provisions have been allowed for the support of the operations at Stillwater Mine. The reduction in capital expenditure from FY2024 is consistent with the low production out planned while increased expenditure (mostly infrastructure) starting in FY2026, two years ahead of the planned production ramp-up, is prudent.

18.2.2.3 Concentrator Capital

With the finalisation of the SWM concentrator expansion in FY2023, all concentrator capital falls under SIB capital costs for each site. In SIB, there is a modest level of concentrator sustaining capital per annum of $0.2 million to $0.5 million for process equipment, buildings, and infrastructure over the LOM. However,

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there are also specific capital provisions amounting to $1 million for concentrator control system upgrades and $3 million for float cell upgrades to reach maximum concentrator capacity in the LOM.

18.2.2.4 Environmental Capital

Environmental capital expenditure encompasses TSF expansions; closure and reclamation costs; waste rock management; and water management infrastructure. These expenditures are included under Infrastructure and Environmental capital per Table 63 below. The environmental capital schedule shows an average annual expenditure of approximately $6 million between FY2025 and FY2035. In FY2025 and FY2026, environmental related capital includes completion of permitting for Major Amendment 14, closure of the Nye TSF, and various water management projects. Peak expenditures in 2025 and 2026 includes $6 million for water replacement infrastructure on the Nye TSF and $3 million for installation of shallow water disposal injection wells on the East Side. Between FY2027 and FY2029, the Nye TSF water replacement infrastructure is completed, construction of Hertzler Stage 4 TSF is initiated, water management infrastructure continues to be expanded, and water disposal pivots at Hertzler are relocated in support of Hertzler Stage 4. During this time period, infrastructure and environmental includes expenditure of $31 million to begin Hertzler Stage 4 and $25 million to complete the Nye TSF water replacement infrastructure. The period between FY2030 and FY2032 is mainly focused on the Hertzler Stage 4 TSF build. This includes $113 million to complete Hertzler Stage 4 and $15 million to construct a new East Side Clarifier to support forecasted increases in mine water flows as SWE continues to be developed. Finally, in the 2033 to 2035 time period, costs begin to be incurred allowing for expansion of the East Side Waste Rock Storage Facility. This includes peak expenditures of $16 million to relocate Nye Creek and $7 million for ESWRSF phase 1. Total environmental related capital expenditure between FY2025-FY2035 totals $278 million and includes significant infrastructure expenditure on tailings expansions, waste rock storage, and water management supporting infrastructure.

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Table 63: Stillwater Mine Actual and LoM Capital Schedule

Cost Centre	Unit	Actual			Budget						
		FY2022	FY2023	FY2024	FY2025	FY2026	FY2027	FY2028	FY2029	FY2030	FY2031
Mine and Surface Equipment	US$'000	7,947	14,116	7,505	516	2,699	3,899	37,940	39,846	44,446	21,035
Capitalised Development	US$'000	115,516	140,439	72,387	44,036	41,835	47,687	125,547	100,482	116,153	97,905
Infrastructure	US$'000	2,458	22,917	7,142	7,248	17,793	47,469	79,910	116,623	46,495	54,456
Environmental	US$'000	4,569	4,451	3,113	4,595	6,850	13,950	1,000	500	23,500	1,500
Project	US$'000	14,672	17,294	2,049	-	-	-	-	-	-	-
Stillwater East Growth Project	US$'000	71,572	18,604	-	-	-	-	-	-	-	-
Other	US$'000	2,732	-	-	-	-	-	-	-	-	-
Total	US$'000	219,466	217,822	92,197	56,395	69,176	113,004	244,397	257,452	230,594	174,897
Cost Centre	Unit	Budget									
		FY2032	FY2033	FY2034	FY2035	FY2036	FY2037	FY2038	FY2039	FY2040	FY2041
Mine and Surface Equipment	US$'000	14,220	12,403	18,230	20,577	12,035	10,724	13,690	12,492	23,891	24,583
Capitalised Development	US$'000	108,943	82,977	80,977	82,855	79,962	91,642	88,457	79,873	86,483	88,494
Infrastructure	US$'000	61,256	23,056	23,519	13,906	10,356	15,156	6,256	7,456	21,956	18,256
Environmental	US$'000	1,000	500	1,000	7,400	5,000	5,000	5,000	5,000	5,000	5,000
Total	US$'000	185,418	118,936	123,726	124,738	107,353	122,523	113,403	104,821	137,330	136,333
Cost Centre	Unit	Budget									
		FY2042	FY2043	FY2044	FY2045	FY2046	FY2047	FY2048	FY2049		
Mine and Surface Equipment	US$'000	24,894	15,367	18,108	10,625	15,309	15,176	19,167	-		
Capitalised Development	US$'000	100,004	95,456	87,489	94,372	71,359	70,939	48,074	45,141		
Infrastructure	US$'000	12,806	4,956	15,756	5,206	5,456	4,456	5,456	-		
Environmental	US$'000	5,000	5,000	5,000	4,100	4,100	4,100	4,100	-		
Total	US$'000	142,705	120,779	126,353	114,303	96,224	94,671	76,797	45,141		

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18.2.3 East Boulder Mine

18.2.3.1 LoM Capital Expenditure Schedule

The LoM capital costs for East Boulder Mine also include capital for mine and surface equipment, infrastructure, capitalised development, ongoing projects and environmental management, which relate to the mining and ore processing operations. In addition, East Boulder Mine's capital expenditure in the capital budget is detailed by month for the first two years of the LoM and is annualised thereafter until the end of the LoM in FY2059. Long-term capital related to a specific project and/or scheduled equipment replacement is forecast in detail based on quotations from original equipment manufacturers and contractors. For routine long-term capital expenditure is forecast based on benchmarking with historical capital expenditure for the capitalised items. The LoM capital cost schedule for East Boulder Mine is presented in Table 64 where it is also compared with actual capital expenditure for the FY2022 to FY2024 period. The total capital budget for East Boulder Mine for the FY2025 to FY2059 period is approximately $1.1 billion (i.e. equivalent to $30 million per annum on average) and this is also dominated by capitalised development (48%) as well as other expenditure (15%). The capital budget includes $135 million for the Lewis Gulch TSF/WRD (FY2027-FY2032) and $117 million for a new TSF/WRD in future (FY2042-FY2047).

East Boulder's capital expenditure in the capital budget is detailed by month for the first two years of the LoM and is annualised thereafter until FY2059. Long-term capital expenditure related to a specific project and/or scheduled equipment replacement is forecast in detail based on quotations from original equipment manufacturers and contractors. Routine long-term capital expenditure is forecast based on benchmarking with historical capital expenditure for the capitalised items.

18.2.3.2 Mining Capital

The mining capital consists of several elements including development capital and capital associated with certain underground infrastructure upgrades. The following salient points relating to mining capital costs are highlighted:

- Mine and Surface Equipment Capital: This is an annual capital provision for the lifecycle replacement of mining equipment. As a result, this expenditure tends to have periods of relative stability and cyclical periods of elevated expenditure associated with major rebuilds and acquisition of new equipment as reflected in the current capital expenditure. Overall, mine and surface equipment capital expenditure during stable years (FY2031 onwards) averages approximately $4 million per annum, with elevated expenditure in FY2031 of $7 million. Significantly lower expenditure (average $2 million) is planned over the period FY2025 to FY2030;
- Capitalised Development: Capitalised development is the part of primary development such as footwall levels and access ramps, which extends LoM or optimises the LoM plan. The LoM Capitalised Development Capital budget ranges from $10 million to $26 million per annum between FY2026 and FY2053. The expenditure for F2025 of $7 million is significantly lower than historical levels. Capital allowance per annum after FY2053 reduces progressively to approximately $485 thousand in FY2059 due to significantly low levels of capitalised development planned/required;

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- Project Capital: The TSF Stage 6 Project is the most significant project in the LoM of East Boulder Mine. The TSF project will account for the bulk of the Project Capital expenditure per annum until FY2031. Between FY2042 and FY2046 another $117 million is planned for further TSF expansion.;
- Other Capital: Other capital generally accounts for scheduled light vehicle replacements and infrastructural upgrades as required, which include fan upgrades, a new underground workshop, main pass and haulage, and ventilation raise expansion/construction and equipping in the Graham Creek and Lower East Boulder Sections. The average annual provision is $5 million over LoM.

Based on the historical capital expenditure, absence of major capital projects during steady state operations between the FY2032 to FY2042 period and the detail associated with the various capital budgets, the Qualified Persons are of the view that sufficient mining capital provisions have been made to support the existing and planned operations.

18.2.3.3 Concentrator Capital

Due to the concentrator historically having been operated at 75%, there has been limited capital expenditure for sustaining the ore processing operations, with capital in the order of less than $1 million spend annually. The capital budget for the concentrator makes for modest provisions for an annual spend of $0.7 million per year for concentrator related capital, The Qualified Persons do not expect the sustaining capital costs for the concentrator to significantly increase in future due to plant being operated continuously at higher than 75% utilisation.

18.2.3.4 Environmental Capital

Environmental capital expenditure at East Boulder encompasses TSF expansions, waste rock management, and water management supporting infrastructure. In total, $157 million is projected to be spent on environmental related capital projects between FY2025 and FY2035 which include TSF expansion as detailed under Project capital. This includes $16 million to complete the Stage 6 TSF expansion in FY2025 and FY2026, along with $2 million to establish infrastructure necessary to support in-basin waste rock placement in the Stage 6 TSF. Between FY2027 and FY2031, $117 million is expended to construct the new Lewis Gulch TSF. With completion of filling of Stage 6, beginning in 2031, an annual expenditure of $1 million is planned for long-term waste rock management associated with closure, capping, and storage on top of Stage 6. In 2032, $12 million is targeted for construction of a water treatment plant to treat tailings supernatant water. Finally, $8 million is allocated between 2026 and 2028 to improve and expand water management facilities including a peak spend of $3 million to develop additional off-site water disposal infrastructure and $2 million for future septic water treatment and management. There is no environmental capital provision in certain years over which no tailings, waste rock or other environmental projects are anticipated. As detailed under Project Capital above, between FY2042 and FY2046 another $117 million is planned for further TSF expansion

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Table 64: East Boulder Mine Actual and LoM Capital Schedule

Cost Centre	Unit	Actual			Budget									
		FY2022	FY2023	FY2024	FY2025	FY2026	FY2027	FY2028	FY2029	FY2030	FY2031	FY2032	FY2033	FY2034
Mine and Surface Equipment	US$'000	9,560	15,921	3,683	-	2,500	5,032	1,500	2,580	1,500	6,780	2,680	4,000	4,180
Capitalised Development	US$'000	42,930	40,910	13,470	7,378	26,388	14,892	26,087	23,080	21,935	23,790	21,710	16,562	11,013
Project (Excluding Met Complex)	US$'000	12,889	18,312	15,153	8,300	7,200	1,500	15,400	32,700	32,800	34,500	-	-	-
Other	US$'000	2,556	20,593	2,463	5,110	2,120	3,240	4,564	6,564	12,064	6,064	4,564	4,564	11,564
Environmental	US$'000	2,001	2,542	1,266	-	1,900	4,100	2,000	-	-	1,000	12,800	1,000	1,000
Total	US$'000	69,936	98,278	36,034	20,788	40,108	28,764	49,551	64,924	68,299	72,133	41,754	26,125	27,757
Cost Centre	Unit	Budget												
		FY2035	FY2036	FY2037	FY2038	FY2039	FY2040	FY2041	FY2042	FY2043	FY2044	FY2045	FY2046	FY2047
Mine and Surface Equipment	US$'000	4,180	4,000	4,500	4,000	4,000	5,500	4,000	4,000	4,000	4,000	4,000	4,000	4,000
Capitalised Development	US$'000	18,276	18,279	11,244	11,586	20,273	13,378	16,151	20,806	16,519	16,992	10,382	13,018	19,988
Project (Excluding Met Complex)	US$'000	-	-	-	-	-	-	-	1,500	15,400	32,700	32,800	34,500	-
Other	US$'000	4,564	4,564	4,564	16,064	7,749	4,729	4,729	4,729	4,729	4,749	4,749	4,749	4,749
Environmental	US$'000	1,000	1,000	-	-	-	-	-	-	-	-	-	-	4,600
Total	US$'000	28,020	27,843	20,308	31,650	32,022	23,607	24,880	31,035	40,648	58,441	51,931	56,267	33,337
Cost Centre	Unit	Budget												
		FY2048	FY2049	FY2050	FY2051	FY2052	FY2053	FY2054	FY2055	FY2056	FY2057	FY2058	FY2059	FY2060
Mine and Surface Equipment	US$'000	4,000	4,000	4,000	4,000	4,000	4,000	4,000	4,000	4,000	-	-	-	-
Capitalised Development	US$'000	12,629	15,704	11,541	14,174	20,804	16,800	10,116	5,323	6,262	485	1,441	485	-
Project (Excluding Met Complex)	US$'000	-	-	-	-	-	-	-	-	-	-	-	-	-
Other	US$'000	4,749	4,749	1,340	1,340	1,340	1,340	1,340	1,340	1,340	5,340	-	-	-
Environmental	US$'000	1,000	1,000	1,000	1,000	-	-	-	-	-	-	-	-	-
Total	US$'000	22,378	25,453	17,881	20,514	26,144	22,140	15,456	10,663	11,602	5,825	1,441	485	-

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18.2.4 Columbus Metallurgical Complex

Until FY2021, the Metallurgical Complex has experienced progressive increase in concentrate delivery from the concentrators as a result of ore production increases at Stillwater and East Boulder Mines. Due to the issues affecting ore production at Stillwater and East Boulder Mines mainly relating to the COVID-19 pandemic restriction and flood event, the concentrate production ramp up slowed down over the FY2022 to FY2024 period. The reduced production is planned to continue until FY2027 after which a progressive production increase to achieve steady state production levels by FY2031 is planned. At steady state, annual ore and concentrate outputs are planned to stabilise as both mines operate at until FY2049 when production ceases at Stillwater Mine. Several capital projects at the Columbus Metallurgical Complex were completed with the conclusion of the Blitz Project in FY2023.

The LoM capital cost schedule for the Columbus Metallurgical Complex is presented in Table 65 where it is also compared with actual capital expenditure for the FY2022 to FY2024 period. With the finalisation of the various projects at the Columbus Metallurgical Complex in FY2023, smelter project capital becomes the single most significant capital cost element, with period spikes relating to cyclical major furnace rebuilds. Expenditure on recycling and laboratory projects totalling $75 million ($2 million per annum on average) over the LoM is planned. The provision for sustaining capital ranges is $2 million on average over the LoM (totalling $60 million), reflecting modest annual maintenance of the various units of the complex. The total capital budget for the Columbus Metallurgical Complex for the FY2025 to FY2059 period is approximately $580 million.

The Qualified Persons are satisfied with the levels of project and sustaining capital provided for the various projects and for the continuity of operations at the Columbus Metallurgical Complex. Excluding expansion project capital, the planned annual capital expenditure is aligned to historical capital expenditure.

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Table 65: Columbus Metallurgical Complex Actual and LoM Capital Expenditure

Parameter	Unit	Actual			Budget									
		FY2022	FY2023	FY2024	FY2025	FY2026	FY2027	FY2028	FY2029	FY2030	FY2031	FY2032	FY2033	FY2034
Sustaining Capital	US$'000	9,606	21,553	707	1,703	1,703	1,703	1,703	1,703	1,703	1,703	1,703	1,703	1,703
Smelter Projects	US$'000	1,184	253	6,407	3,632	24,932	13,900	20,800	6,800	11,300	19,150	6,800	6,150	7,200
BMR Projects	US$'000	11	-	(55)	150	980	1,050	3,475	1,225	600	600	730	700	600
Other (Recycle/Lab Expansion Projects)	US$'000	2,997	2,875	216	1,565	4,766	5,102	5,381	1,570	1,480	1,840	1,630	1,340	1,545
Total	US$'000	13,799	24,681	7,275	7,050	32,381	21,755	31,359	11,298	15,083	23,293	10,863	9,893	11,048

Parameter	Unit	Budget												
		FY2035	FY2036	FY2037	FY2038	FY2039	FY2040	FY2041	FY2042	FY2043	FY2044	FY2045	FY2046	FY2047
Sustaining Capital	US$'000	1,703	1,703	1,703	1,703	1,703	1,703	1,703	1,703	1,703	1,703	1,703	1,703	1,703
Smelter Projects	US$'000	18,800	12,205	7,225	6,175	8,750	14,400	21,250	9,250	8,850	8,980	19,900	14,355	10,400
BMR Projects	US$'000	850	850	700	2,700	830	800	700	600	600	700	850	980	2,600
Other (Recycle/Lab Expansion Projects)	US$'000	2,115	1,480	1,940	1,660	1,500	1,720	2,050	1,560	2,215	1,825	2,415	2,830	3,690
Total	US$'000	23,468	16,238	11,568	12,238	12,783	18,623	25,703	13,113	13,368	13,208	24,868	19,868	18,393

Parameter	Unit	Budget												
		FY2048	FY2049	FY2050	FY2051	FY2052	FY2053	FY2054	FY2055	FY2056	FY2057	FY2058	FY2059	FY2060
Sustaining Capital	US$'000	1,703	1,703	1,703	1,703	1,703	1,703	1,703	1,703	1,703	1,703	1,703	1,703	-
Smelter Projects	US$'000	7,500	8,200	14,500	21,100	8,700	8,400	6,750	22,150	12,205	6,975	6,725	6,300	-
BMR Projects	US$'000	950	1,325	850	1,225	950	730	900	850	850	800	700	700	-
Other (Recycle/Lab Expansion Projects)	US$'000	1,910	1,740	2,005	1,440	1,480	1,490	1,730	2,080	1,790	2,020	2,210	1,670	-
Total	US$'000	12,063	12,968	19,058	25,468	12,833	12,323	11,083	26,783	16,548	11,498	11,338	10,373	-

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18.3 Operating Costs

18.3.1 Background

Operating costs for Stillwater and East Boulder Mines are reported according to mining and surface facilities categories and in terms of unit cost per ton of ore processed ($/ton processed) at the concentrators. Operating costs for the Columbus Metallurgical Complex are reported according to unit cost per ton of PGM-base metal concentrate smelted and include the costs of transporting concentrate all downstream mineral beneficiation and laboratory costs. The operating costs for the Columbus Metallurgical Complex also account for revenue credits from recycling operations and secondary metals. The costs are benchmarked to historical costs at each site and make allowances for escalation and increased productivity where necessary. The forecast operating costs for all operations are based on historic actual costs and are estimated to be within ±10-15% level of accuracy in real terms.

18.3.2 Stillwater Mine

18.3.2.1 LoM Operating Costs

The LoM operating costs for Stillwater Mine reported for the mining and surface facilities categories and in terms of unit cost per ton of ore processed are presented in Table 66. The average unit cost for the period FY2022 to FY2024 of $455/ton milled reflects the adverse impacts of low productivity due to operational issues and disruptions due natural events and a shaft incident. The unit costs are forecast to remain at the high levels due to the low production planned until FY2027. A progressive reduction reflected in the unit costs relates to increasing tonnage output until FY2031 after which the costs are forecast to stabilise during steady state operations at a level similar to historical levels.

18.3.2.2 Mining Operating Costs

The unit mining operating costs for the Stillwater Mine consist of the following key costing elements:

- Stope mining costs dependant on mining method employed;
- Primary development costs depending on type;
- Secondary development costs depending on type;
- Underground operational support services depending on activity;
- Surface facilities; and
- Site specific general and administration costs.

In general, unit mining operating costs constitute 86% of the total operating cost for Stillwater Mine over the LoM. Due to the operational issues and natural events affecting productivity at the mine discussed above, unit mining operating costs have been significantly high (averaging $405/ton milled) and these are forecast to remain at higher levels (averaging $458/ton processed) due to the low production planned until FY2027. In addition to the impact of tonnage reduction, the mine experienced significant cost increases in primary development and underground support costs (driven by high increases in steel costs), blasting costs following the switch to centralised blasting and increased use of higher cost contractors in place of lower cost inhouse personnel due to high employee attrition. The mining unit operating cost is forecast to progressively decline to $253/ton milled in FY2034 and, thereafter, average

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$276/ton until FY2049, reflecting the combined effect of increasing ore mining and envisaged higher efficiencies when operating at the steady state level.

18.3.2.3 Surface Facilities Operating Costs

The unit operating costs for processing of the ores and maintenance are included in the Surface Facilities Cost Category. This category comprises the following elements:

- Concentrator costs;
- Paste plant costs;
- Sand plant costs;
- Shaft/hoisting and surface crusher area costs; and
- Hertzler TSF costs.

The unit operating cost history (average cost of $50/ton milled) for the surface facilities follows a similar trend as for the mining operating costs, due to the combination of significant increases in the price of inputs across the board and a reduction in tonnage milled. The unit operating cost is forecast to remain at these high levels ($52/ton milled on average) due to the low production planned until FY2029 followed by a progressive reduction to $42/ton milled in FY2033 from where the cost remains stable (ranging between $42 and $49 per ton milled) due to the planned steady state operations until FY2049.

18.3.3 East Boulder Mine

18.3.3.1 LoM Operating Costs

The LoM operating costs are also reported according to mining and surface facilities categories and in terms of unit cost per ton of ore processed as shown in Table 67. The operating cost history reflects high total operating costs averaging $283/ton due operational issues. Following the restructuring in FY2024, total operating costs have declined and are forecast to continue declining in FY2025 to $241/ton milled. A reversal of this trend relates to the planned low production until FY2028 when the total operating costs average $271/ton milled. Thereafter, total operating costs averaging $220/ton milled are forecast until FY2052, after which a progressive reduction to the $173 to $175 per ton milled level for the final three year to FY2059 is forecast.

18.3.3.2 Mining Operating Costs

The unit mining operating costs for the East Boulder Mine consist of the following key costing elements:

- Stope mining costs dependant on mining method employed;
- Primary development costs depending on type;
- Secondary development costs depending on type;
- Underground operational support services depending on activity;
- Surface facilities; and
- Site specific general and administration costs.

In general, unit mining operating costs constitute 89% of the total unit operating cost for East Boulder Mine over the LoM. As a result, the unit mining operating costs follow the same trend as the total unit

297

we are one Sibanye Stillwater

operating costs. These costs have averaged $256/ton processed and will remain at these high levels averaging $228/ton processed until FY2028. The costs were also driven by significant increases in underground support costs, blasting costs and increased use of contractors as well as the linked increases in stoping and primary development costs. Thereafter, forecast unit mining operating costs are expected to improve progressively, averaging $188/ton milled for the remainder of the LoM.

18.3.3.3 Surface Facilities Operating Costs

The unit operating costs for the processing of the ores and maintenance are included in the Surface Facilities Cost Category. This category comprises the following elements:

- Concentrator costs;
- Sand plant costs; and
- Surface crew costs.

The unit operating cost history (averaging $27/ton milled) for the surface facilities also follows a similar trend as for the mining operating costs, due to the combination of significant increases in the price of inputs across the board and ore availability issues. Similarly high unit operating costs ($31/ton processed average) are forecast until FY2028 followed by a progressive improvement to an average of $22/ton for the remainder of the LoM due to high efficiencies expected at steady state operations and declining concentrator operating costs in the final ten years of the LoM.

18.3.4 Columbus Metallurgical Complex

The LoM unit operating costs for the Columbus Metallurgical Complex are presented in terms of unit cost per ton of PGM-base metal concentrate smelted in Table 68. The costs account for the following elements:

- Concentrate transportation;
- Smelting;
- Refining (which includes environmental, safety, human resources and maintenance);
- Laboratory costs;
- Site support services (includes purchasing and warehousing);
- Site General & Administrative costs (which include all corporate overhead costs);
- By-product credits (returned from Precious Metal Refinery); and
- Secondary credits (the cost incurred in the catalyst recycling process and credits received for this).

The operating cost history for the Columbus Metallurgical Complex shows a swing from negative costs in FY2022 to positive costs averaging $1 336/ton of concentrate smelted due to ore availability issues discussed above. Due to the lower production over FY2025 to FY2027 cost is forecasted to increase from historical base to an average of $2 557/ton of concentrate smelted, reducing to $771/ton of concentrate smelted in FY2030 as volumes increase. The unit costs are forecast to improve and remain stable (averaging $271/ton of concentrated smelted) with increasing concentrate volumes as Stillwater and East Boulder Mine achieve steady state production levels until FY20s43. A reversal of this trend follows declining concentrate volumes expected from FY2044 onwards as Stillwater Mine approaches the end of its life and East Boulder accounts for all the concentrate production from FY2050 until FY2059.

298

299 As a result, the unit costs are forecast to increase to an average of $558/ton of concentrate smelted from FY2044 until FY2059. The Qualified Persons note the substantial beneficial impact of recycling and by-product credits on the overall unit cost of operation and the benefits arising from the integration of the mining, ore processing and mineral beneficiation operations. Similarly, Site General & Administrative costs, which are forecast to worsen over the period FY2025 to FY2028 due to low productivity, are also expected to significantly improve with increasing concentrate volumes from FY2028 onwards. Accordingly, there is significant merit in maintaining production at the steady state level and extending the LoM for Stillwater Mine beyond FY2049 through ongoing definition drilling which generates additional Indicated and Measured Mineral Resources for inclusion in the LoM production schedule in future. 300 Table 66: Actual and LoM Operating Costs for Stillwater Mine FY2022 FY2023 FY2024 FY2025 FY2026 FY2027 FY2028 FY2029 FY2030 FY2031 FY2032 FY2033 FY2034 FY2035 Mining: Stope Mining $/ton processed 84 86 75 73 79 75 61 58 66 65 64 63 63 65 Primary Development $/ton processed 67 82 41 58 58 63 83 49 54 41 45 32 30 32 Underground Support $/ton processed 221 242 201 240 245 317 187 185 175 150 152 142 139 144 Site General & Administrative $/ton processed 37 40 39 51 51 62 27 28 27 24 24 22 21 21 Subtotal $/ton processed 409 450 356 422 434 519 358 320 322 280 284 259 253 262 Surface Facilities: Concentrator $/ton processed 24 29 30 34 34 34 24 27 29 25 26 24 24 25 Paste Plant $/ton processed 3 4 4 1 - - - 4 6 3 4 2 3 3 Sand Plant $/ton processed 6 6 5 5 5 5 4 5 5 4 4 4 4 4 Surface Crew $/ton processed 5 6 7 9 10 10 6 7 8 7 7 6 6 6 Shaft/Hoist/Crusher $/ton processed 5 4 5 2 2 5 3 2 2 2 2 2 2 2 TSF Costs - Hertzler TSF $/ton processed 1 2 3 5 5 5 4 4 4 4 4 4 4 4 Subtotal $/ton processed 45 50 55 56 55 58 40 50 55 44 47 42 42 43 Total Mining and Processing Costs $/ton processed 454 500 411 478 489 577 398 370 377 324 331 301 295 304 FY2036 FY2037 FY2038 FY2039 FY2040 FY2041 FY2042 FY2043 FY2044 FY2045 FY2046 FY2047 FY2048 FY2049 Mining: Stope Mining $/ton processed 67 66 67 68 67 71 68 68 68 67 69 68 63 55 Primary Development $/ton processed 31 35 35 32 33 37 41 38 35 37 29 30 20 18 Underground Support $/ton processed 145 144 150 151 152 169 177 169 159 157 149 163 157 145 Site General & Administrative $/ton processed 21 21 22 22 21 23 25 23 22 22 21 23 23 22 Subtotal $/ton processed 265 265 274 273 273 300 310 299 284 282 267 285 264 240 Surface Facilities: Concentrator $/ton processed 25 24 25 25 25 27 28 27 26 26 24 27 27 26 Paste Plant $/ton processed 2 2 3 2 2 3 3 3 3 4 5 5 6 6 Sand Plant $/ton processed 4 4 4 4 4 4 5 4 4 4 3 3 3 3 Surface Crew $/ton processed 6 6 7 7 7 7 7 7 7 7 6 7 7 7 Shaft/Hoist/Crusher $/ton processed 2 2 2 2 2 2 2 2 2 2 2 2 2 2 TSF Costs - Hertzler TSF $/ton processed 4 4 4 4 4 4 4 4 4 4 4 4 4 4 Subtotal $/ton processed 43 42 44 43 43 48 49 46 45 46 43 48 48 47 Total Mining and Processing Costs $/ton processed 307 307 318 316 316 347 360 345 329 329 310 333 312 287 Cost Centre Unit Cost Centre Unit Actual Budget Budget 301 Table 67: Actual and LoM Operating Cost for East Boulder Mine FY2022 FY2023 FY2024 FY2025 FY2026 FY2027 FY2028 FY2029 FY2030 FY2031 FY2032 FY2033 FY2034 FY2035 FY2036 FY2037 FY2038 FY2039 FY2040 Mining: Stope Mining $/ton processed 72 87 72 71 67 66 63 62 64 64 65 68 70 64 62 63 64 62 65 Primary Development $/ton processed 43 41 11 7 28 14 25 16 14 15 14 11 8 12 12 7 8 12 9 Underground Support $/ton processed 117 136 118 105 112 116 121 106 105 105 105 109 110 104 100 101 101 102 102 Site General & Administrative $/ton processed 20 21 30 28 30 29 29 21 19 18 19 20 20 19 18 19 19 18 18 Subtotal $/ton processed 251 285 231 211 237 224 239 206 202 202 202 207 208 199 192 191 192 194 193 Surface Facilities: Concentrator $/ton processed 18 19 21 22 23 22 23 17 15 15 15 16 17 16 16 16 16 15 15 Sand Plant $/ton processed 3 3 3 3 3 3 3 3 3 3 3 3 3 3 3 3 3 3 3 Surface Crew $/ton processed 5 5 6 5 5 5 6 4 4 4 4 4 4 4 4 4 4 3 3 Subtotal $/ton processed 26 27 30 30 31 31 32 25 22 22 22 23 24 23 22 23 23 22 22 Total Mining and Processing Costs $/ton processed 277 312 260 241 268 256 271 231 224 224 225 231 232 221 214 214 215 216 215 FY2041 FY2042 FY2043 FY2044 FY2045 FY2046 FY2047 FY2048 FY2049 FY2050 FY2051 FY2052 FY2053 FY2054 FY2055 FY2056 FY2057 FY2058 FY2059 Mining: Stope Mining $/ton processed 64 61 63 63 66 65 64 66 61 63 59 57 58 60 55 54 52 52 52 Primary Development $/ton processed 10 13 10 11 7 9 13 9 9 8 9 13 10 7 4 4 0 1 0 Underground Support $/ton processed 102 102 101 101 103 103 105 106 98 99 95 94 94 94 84 83 81 81 82 Site General & Administrative $/ton processed 18 19 18 18 19 19 19 20 18 18 18 18 18 18 18 18 18 18 19 Subtotal $/ton processed 194 196 192 194 195 196 201 200 187 188 181 181 179 179 162 159 152 152 154 Surface Facilities: Concentrator $/ton processed 15 16 15 15 16 16 16 17 15 15 15 15 15 15 15 15 15 15 16 Sand Plant $/ton processed 3 3 3 3 3 3 3 3 3 3 3 3 3 3 2 2 2 2 2 Surface Crew $/ton processed 3 4 3 3 4 4 4 4 3 3 3 3 3 3 3 3 3 3 4 Subtotal $/ton processed 22 23 22 22 23 23 23 24 21 22 22 21 21 21 21 21 21 21 22 Total Mining and Processing Costs $/ton processed 216 219 214 216 218 219 224 224 208 210 203 202 201 200 183 180 173 173 175 Actual Cost Centre Unit Cost Centre Unit Budget Budget 302 Table 68: Actual and LoM Operating Costs for the Columbus Metallurgical Complex FY2022 FY2023 FY2024 FY2025 FY2026 FY2027 FY2028 FY2029 FY2030 FY2031 FY2032 FY2033 FY2034 Mineral Beneficiation Costs (Off-mine): Concentrate Transportation $/ton Smelted 354 236 126 20 22 23 14 12 10 9 9 9 9 Smelting $/ton Smelted 887 884 958 1,620 1,634 1,661 1,368 1,199 1,095 978 987 961 945 Refining $/ton Smelted 206 198 235 246 247 250 230 191 171 154 155 151 146 Laboratory $/ton Smelted 213 207 202 290 293 301 250 209 187 167 168 164 160 Columbus Support Services $/ton Smelted - - 32 195 197 200 127 102 89 80 80 78 75 Site General & Administrative $/ton Smelted 1,517 1,630 1,804 2,458 2,432 2,473 1,574 1,260 1,102 987 986 959 930 By-product Credits $/ton Smelted (2,207) (1,136) (1,338) (1,392) (1,317) (1,309) (1,235) (1,188) (1,201) (1,268) (1,339) (1,333) (1,277) Secondary Credits (including Interest) $/ton Smelted (2,717) (864) (504) (821) (843) (1,210) (769) (668) (681) (725) (786) (768) (701) Total Costs $/ton Smelted (1,748) 1,156 1,516 2,616 2,665 2,389 1,559 1,115 771 382 260 220 286 FY2035 FY2036 FY2037 FY2038 FY2039 FY2040 FY2041 FY2042 FY2043 FY2044 FY2045 FY2046 FY2047 Mineral Beneficiation Costs (Off-mine): Concentrate Transportation $/ton Smelted 9 8 8 9 9 9 9 9 9 9 9 8 9 Smelting $/ton Smelted 946 929 931 962 957 950 1,008 1,030 987 983 970 939 1,006 Refining $/ton Smelted 146 143 144 148 147 146 155 160 155 150 147 142 152 Laboratory $/ton Smelted 160 157 158 163 161 161 170 174 168 166 164 158 170 Columbus Support Services $/ton Smelted 75 74 74 77 76 75 80 82 80 78 77 74 80 Site General & Administrative $/ton Smelted 928 913 918 947 937 933 984 1,017 984 968 949 919 988 By-product Credits $/ton Smelted (1,305) (1,297) (1,280) (1,309) (1,304) (1,294) (1,385) (1,426) (1,388) (1,279) (1,267) (1,237) (1,206) Secondary Credits (including Interest) $/ton Smelted (713) (663) (679) (680) (690) (670) (746) (822) (823) (593) (503) (501) (518) Total Costs $/ton Smelted 245 264 273 316 292 311 275 224 171 484 545 504 682 FY2048 FY2049 FY2050 FY2051 FY2052 FY2053 FY2054 FY2055 FY2056 FY2057 FY2058 FY2059 Mineral Beneficiation Costs (Off-mine): Concentrate Transportation $/ton Smelted 9 9 12 13 13 13 13 12 6 12 12 13 Smelting $/ton Smelted 1,014 976 1,331 1,437 1,453 1,456 1,440 1,305 1,291 1,194 1,124 1,244 Refining $/ton Smelted 153 147 201 217 220 218 220 199 205 192 189 202 Laboratory $/ton Smelted 171 164 224 242 245 245 244 220 227 212 205 222 Columbus Support Services $/ton Smelted 80 77 105 114 115 114 115 103 111 105 105 111 Site General & Administrative $/ton Smelted 992 951 1,302 1,406 1,427 1,414 1,426 1,279 1,376 1,301 1,294 1,368 By-product Credits $/ton Smelted (1,184) (1,116) (1,405) (1,263) (1,257) (1,254) (1,256) (1,244) (1,263) (1,249) (1,254) (1,261) Secondary Credits (including Interest) $/ton Smelted (495) (469) (1,282) (1,445) (1,478) (1,331) (1,513) (1,495) (1,542) (1,375) (1,571) (1,461) Total Costs $/ton Smelted 740 738 488 719 739 876 690 379 412 392 103 437 Cost Centre Unit Cost Centre Unit Actual Cost Centre Unit Budget Budget Budget

303 ECONOMIC ANALYSIS Background The LoM production, capital and operating cost schedules for Stillwater and East Boulder Mines and the Columbus Metallurgical Complex were employed for the economic viability testing of the LoM plans for each mine and the consolidated LoM plan for the Sibanye-Stillwater US PGM Operations. The consolidated LoM plan forms the basis for the Mineral Reserve estimates for Stillwater and East Boulder Mines reported in this TRS. The LoM production schedules for Stillwater and East Boulder Mines are discussed in Section 13.8 while the associated LoM capital and operating costs are presented in Section 18. No exchange rates have been used for the economic analysis as all metal prices and costs are reported in the US currency. The Qualified Persons for Mineral Reserves have considered and applied the macroeconomic trends, data and assumptions, marketing information and commodity prices, taxation and royalties provided by Sibanye-Stillwater set out below. The outputs of the economic viability testing are reliant on these forward-looking economic parameters and assumptions which may be subject to revision as circumstances change. Economic Viability Testing Method The Discounted Cash Flow (DCF) methodology has been used for the economic testing of the individual LoM plans and consolidated LoM Plan for Sibanye-Stillwater US PGM Operations and the Mineral Reserves for Stillwater and East Boulder Mines. The DCF model is referred to as the Reserve Model. With the DCF approach, a negative cash flow or NPV indicates sub-economic production whereas a positive cash flow or NPV indicates economic production and that the declaration of Mineral Reserves is justified. The method, therefore, allows for the identification of sub-economic production for exclusion through production schedule tail cutting if the sub-economic production occurs towards the final years of the LoM. A first-pass LoM plan for each mine that included the LoM production schedule and all operating and capital expenses, labor requirements, equipment replacement and purchase, and primary and secondary development including ventilation and haulages that are needed to execute the plan was incorporated into the Reserve Model. The first pass LoM plans for Stillwater and East Boulder Mines were consolidated to produce a single LoM plan for the Sibanye-Stillwater US PGM Operations. Cash flows have been forecast and discounted back to an NPV using a range of real discount rates from 2.5% to 10.0%. The LoMs for Stillwater and East Boulder Mines are 30 and 39 years, respectively. The 30-year LoM plan for Stillwater Mine contemplates driving footwall lateral declines and other infrastructure into areas currently classified as Inferred Mineral Resources, which are not scheduled for mining in the current LoM plan for the mine. Both mines have expanded in this manner over the years. Accordingly, the fact that Stillwater and East Boulder Mines have different LoMs is not a material issue. The Reserve Model start date is 1 January 2025 and the LoM for the Sibanye-Stillwater US PGM Operations is 39 years. Financial years commencing 1 January have been used and each year’s cash flow is deemed to have occurred at the end of the period – i.e., on December 31. No shareholder loan 304 accounts or other balance sheet circumstances have been accounted for and, therefore, the cash flows are ungeared. Company tax, ,Section 45X Advance Manufacturing Production Credit and state royalty calculations have been incorporated into the computation of cash flows. These are calculated using a consolidated cost model which include the Recycling Operations and the Sibanye-Stillwater US PGM Operations which is allocated back to Stillwater and East Boulder. Economic Assumptions and Forecasts Section 45X Advance Manufacturing Production Credit The Inflation Reduction Act (IRA) in the US is a comprehensive legislative package aimed at addressing various economic challenges, primarily focusing on reducing inflation, enhancing economic stability, and providing financial relief to households and businesses. The IRA includes several tax credits to encourage the production and sale of energy components within the US, with one such credit being Section 45X Advanced Manufacturing Production (Section 45X ) credit. To claim the Section 45X credit, eligible components must be produced within the US or a US territory. Section 45X(c)(6) includes four critical minerals applicable to the Sibanye-Stillwater US PGM Operations, being platinum, palladium, rhodium, and nickel. The final IRA and Section 45X regulations published during October 2024 allow for the inclusion of extraction costs so long as the entity performing the extraction is the same entity purifying the eligible critical minerals. Platinum, palladium and rhodium are refined by Sibanye-Stillwater US PGM Operations and purified by an external third party. Sibanye-Stillwater US PGM Operations evaluated the impact of the above in respect of platinum, palladium and rhodium, with the assistance of external advisors, and concluded that the Sibanye- Stillwater US PGM Operations is eligible for the Section 45X credit for critical minerals produced in the US and sold to unrelated third parties. For any applicable critical mineral, the credit amount is equal to 10 percent of the costs incurred by the taxpayer with respect to production of such mineral. Other provisions of Section 45X generally expires through credit phaseouts, however, critical mineral production is specifically exempted from those rules. As such the Section 45X credit for critical minerals can be considered permanent until any changes in legislation occur and was applied over LoM. The Section 45X credit is calculated using a consolidated cost model which include the Recycling Operations and the Sibanye-Stillwater US PGM Operations which is allocated back to Stillwater and East Boulder. While the Section 45X credit is earned per financial year based on operating costs it is expected to be received in the following year of production and the cash flows have been modelled accordingly. While an initial cash flow for FY2023 and FY2024 are expected to be received in 2025 this has not been factored into the economic evaluation. 305 Taxation With guidance from Sibanye-Stillwater, the Qualified Persons for Mineral Reserves applied an aggregate tax rate of 21.13% for economic testing of the individual and consolidated LoM Plan for the Sibanye- Stillwater US PGM Operations in support of the declaration of Mineral Reserves for Stillwater and East Boulder Mines. Stillwater, East Boulder nor Sibanye-Stillwater US PGM Operations are tax paying entities and taxes are paid on a consolidated US Group basis. The tax model assume a consolidated tax position for Sibanye-Stillwater US PGM Operations which is allocated back to Stillwater and East Boulder. This rate is made up of the cash tax rates for the State of Montana and Federal taxes. Taxation is calculated on real cash flows. Metal Price Forecast For the economic viability testing of the individual and the consolidated LoM Plan for Sibanye-Stillwater US PGM Operations, the forward-looking palladium and platinum metal prices as summarised in Table 48 have been used, and the rationale for the price determination is set out in Section 16.4. These prices have also been submitted by Sibanye-Stillwater to the SEC for review and noting. Discount Rate Sibanye-Stillwater’s internal benchmark real discount rate for the US PGM operations as at 31 December 2023 is 5%, based on corporate planning guidance. The Qualified Persons for Mineral Reserves reviewed the base data utilised for the calculation of this internal benchmark discount rate as well as the calculation methodology for reasonableness. From the review, the Qualified Persons concluded that the 5% internal benchmark real discount rate is reasonable for the discounting of cash flows for the Sibanye-Stillwater US PGM Operations. DCF Results and Sensitivity Analysis DCF Model An abridged cash-flow model showing expected annual cash flows for Stillwater and East Boulder Mines and the combined Sibanye-Stillwater US PGM Operations is presented in Table 69. 306 East Boulder Mine Unit 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040 2041 2042 2043 2044 2045 2046 2047 2048 2049 2050 2051 2052 2053 2054 2055 2056 2057 2058 2059 2060 2061 2062 2063 Palladium Ounces Produced oz 106,574 104,574 103,959 100,458 135,876 157,295 163,690 164,870 157,475 159,505 169,272 175,802 169,305 166,536 170,093 169,142 170,677 170,001 172,204 162,609 169,705 171,533 168,731 164,579 176,348 166,421 154,124 151,819 153,236 151,956 169,354 157,393 166,502 167,439 158,354 - - - - Platinum Ounces Produced oz 30,546 29,973 29,797 28,793 38,945 45,084 46,917 47,255 45,136 45,717 48,517 50,388 48,526 47,733 48,752 48,480 48,920 48,726 49,357 46,607 48,641 49,165 48,362 47,172 50,545 47,700 44,175 43,514 43,921 43,554 48,540 45,112 47,723 47,992 45,388 - - - - Combined Ounces Produced oz 137,120 134,547 133,756 129,251 174,821 202,379 210,607 212,125 202,611 205,222 217,789 226,190 217,832 214,269 218,845 217,622 219,597 218,727 221,561 209,216 218,346 220,697 217,093 211,751 226,894 214,121 198,299 195,333 197,157 195,510 217,895 202,506 214,225 215,430 203,742 - - - - Palladium Revenue $m 101.2 120.3 119.6 115.5 156.3 180.9 188.2 189.6 181.1 183.4 194.7 202.2 194.7 191.5 195.6 194.5 196.3 195.5 198.0 187.0 195.2 197.3 194.0 189.3 202.8 191.4 177.2 174.6 176.2 174.7 194.8 181.0 191.5 192.6 182.1 - - - - Platinum Revenue $m 29.0 37.5 37.2 36.0 48.7 56.4 58.6 59.1 56.4 57.1 60.6 63.0 60.7 59.7 60.9 60.6 61.1 60.9 61.7 58.3 60.8 61.5 60.5 59.0 63.2 59.6 55.2 54.4 54.9 54.4 60.7 56.4 59.7 60.0 56.7 - - - - Gross Revenue $m 130.3 157.7 156.8 151.5 204.9 237.2 246.9 248.7 237.5 240.6 255.3 265.2 255.4 251.2 256.5 255.1 257.4 256.4 259.7 245.3 256.0 258.7 254.5 248.2 266.0 251.0 232.5 229.0 231.1 229.2 255.4 237.4 251.1 252.5 238.8 - - - - Less: Smelting, Refining, Transportation & By-Product Credits $m (37.7) (36.7) (36.9) (23.2) (25.1) (22.5) (16.3) (15.7) (14.0) (14.3) (14.6) (14.8) (14.6) (15.1) (15.2) (15.1) (15.9) (16.3) (15.6) (15.5) (15.9) (15.3) (19.1) (19.2) (20.6) (34.2) (35.8) (36.1) (36.5) (35.7) (33.2) (32.1) (30.3) (27.9) (31.2) - - - - Net Smelting Returns $m 92.6 121.1 119.9 128.3 179.8 214.7 230.6 233.0 223.5 226.3 240.7 250.4 240.8 236.1 241.4 240.0 241.5 240.1 244.1 229.7 240.1 243.4 235.4 229.0 245.4 216.8 196.6 192.9 194.6 193.5 222.3 205.3 220.8 224.7 207.7 - - - - Less: Mine Operating Costs $m (105.6) (98.5) (105.3) (97.5) (122.0) (139.2) (140.7) (141.1) (142.9) (146.1) (139.1) (138.7) (139.3) (139.3) (140.0) (145.1) (144.7) (131.5) (143.4) (142.5) (144.9) (143.2) (136.1) (140.8) (142.6) (143.7) (136.6) (131.8) (134.6) (140.7) (132.2) (128.1) (128.9) (128.3) (125.7) - - - - Less: Royalties $m (6.7) (7.8) (7.6) (7.3) (10.1) (11.8) (12.5) (12.7) (12.2) (12.4) (13.1) (13.6) (13.2) (12.9) (13.2) (13.1) (13.2) (13.2) (13.4) (12.6) (13.1) (13.3) (13.1) (12.6) (13.5) (14.4) (11.5) (11.3) (11.3) (11.3) (12.6) (11.9) (12.5) (12.8) (12.0) - - - - Less: Production Taxes $m (6.7) (7.3) (7.2) (6.5) (8.3) (9.3) (9.5) (9.6) (9.2) (9.4) (9.8) (10.2) (9.9) (9.7) (9.9) (9.8) (9.9) (9.9) (10.0) (9.5) (9.9) (10.0) (10.0) (9.7) (10.3) (12.4) (10.7) (10.6) (10.6) (10.6) (11.3) (10.9) (11.2) (11.3) (10.9) - - - - Less: Insurance $m (3.6) (3.6) (3.6) (3.1) (3.3) (3.3) (3.1) (3.1) (3.0) (3.1) (3.1) (3.1) (3.1) (3.1) (3.1) (3.1) (3.1) (3.1) (3.1) (3.1) (3.1) (3.1) (3.2) (3.2) (3.3) (3.6) (3.6) (3.6) (3.6) (3.6) (3.6) (2.9) (3.6) (3.6) (3.6) - - - - Recycling Credit - including interest Income $m 8.5 8.6 12.2 7.9 9.8 11.3 11.6 12.2 11.5 11.0 11.7 11.4 11.3 10.9 11.4 11.1 11.6 12.5 13.0 9.2 8.2 8.5 9.0 8.5 9.3 24.2 25.3 25.5 23.2 26.1 28.8 27.6 26.0 29.9 26.3 - - - - Section 45X Credit - Mining and Recycling $m - 33.1 37.8 64.0 38.3 43.7 46.4 48.9 47.6 46.1 46.1 46.9 47.7 46.7 47.5 47.8 49.8 43.4 43.4 36.9 33.9 33.8 35.5 34.5 34.1 74.0 78.4 76.2 69.9 77.5 79.2 76.5 69.0 77.5 69.5 4.5 - - - EBITDA $m (21.5) 45.6 46.1 85.9 84.3 106.1 122.9 127.6 115.2 112.6 133.4 143.1 134.5 128.8 134.1 127.7 132.0 138.3 130.7 108.1 111.2 116.2 117.6 105.7 119.0 141.0 137.9 137.4 127.6 130.9 170.6 155.6 159.6 176.2 151.3 4.5 - - - Less: Closure Costs $m - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - (9.6) (9.6) (9.6) (9.6) Net Income (Loss) before Income Taxes $m (21.5) 45.6 46.1 85.9 84.3 106.1 122.9 127.6 115.2 112.6 133.4 143.1 134.5 128.8 134.1 127.7 132.0 138.3 130.7 108.1 111.2 116.2 117.6 105.7 119.0 141.0 137.9 137.4 127.6 130.9 170.6 155.6 159.6 176.2 151.3 (5.2) (9.6) (9.6) (9.6) Less: Income Tax $m - - - - - - - - - - - - - - - - - (6.8) (9.4) (4.9) (5.8) (6.4) (4.8) (5.1) (8.2) (2.7) - (2.4) (3.3) (4.5) (11.9) (11.5) (16.1) (19.2) (15.9) - - - - Net Income (Loss) $m (21.5) 45.6 46.1 85.9 84.3 106.1 122.9 127.6 115.2 112.6 133.4 143.1 134.5 128.8 134.1 127.7 132.0 131.5 121.3 103.2 105.4 109.7 112.8 100.6 110.8 138.2 137.9 135.0 124.3 126.4 158.7 144.1 143.5 156.9 135.4 (5.2) (9.6) (9.6) (9.6) Less: Capital Expenditure $m (20.8) (40.1) (28.8) (49.6) (64.9) (68.3) (72.1) (41.8) (26.1) (27.8) (28.0) (27.8) (20.3) (31.7) (32.0) (23.6) (24.9) (31.1) (40.7) (58.4) (51.9) (56.3) (33.3) (22.4) (25.5) (17.9) (20.5) (26.1) (22.1) (15.5) (10.7) (11.6) (5.8) (1.4) (0.5) - - - - Less: Capital Expenditure - Allocated $m (4.1) (18.5) (12.7) (11.3) (4.5) (6.0) (8.5) (4.0) (3.4) (3.7) (8.3) (5.9) (4.1) (4.4) (4.6) (6.7) (9.7) (5.1) (5.1) (4.7) (9.1) (7.1) (7.0) (4.5) (5.0) (19.1) (25.5) (12.8) (12.3) (11.1) (26.8) (16.5) (11.5) (11.3) (10.4) - - - - Net Cash Flow $m (46.4) (13.0) 4.7 25.0 14.9 31.8 42.2 81.9 85.7 81.1 97.0 109.3 110.1 92.7 97.5 97.4 97.4 95.4 75.6 40.0 44.4 46.3 72.5 73.7 80.4 101.3 91.9 96.0 89.8 99.9 121.3 115.9 126.2 144.1 124.5 (5.2) (9.6) (9.6) (9.6) Cumulative Cash Flow $m (46.4) (59.4) (54.7) (29.8) (14.9) 16.8 59.1 141.0 226.7 307.8 404.8 514.1 624.2 716.9 814.4 911.8 1,009.1 1,104.5 1,180.1 1,220.2 1,264.6 1,310.9 1,383.4 1,457.2 1,537.5 1,638.9 1,730.8 1,826.8 1,916.6 2,016.5 2,137.7 2,253.7 2,379.9 2,524.0 2,648.5 2,643.4 2,633.7 2,624.1 2,614.4 East Boulder After Tax NPV $m 1,030.3 Stillwater Mine Unit 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040 2041 2042 2043 2044 2045 2046 2047 2048 2049 2050 2051 2052 2053 2054 2055 2056 2057 2058 2059 2060 2061 2062 2063 Palladium Ounces Produced oz 102,349 102,492 100,260 202,728 223,648 263,843 342,058 359,782 380,918 372,636 374,935 373,378 370,792 368,920 368,261 366,341 372,052 368,970 367,908 368,414 366,174 367,026 311,689 307,350 283,589 - - - - - - - - - - - - - - Platinum Ounces Produced oz 30,690 30,733 30,064 60,790 67,063 79,116 102,569 107,884 114,222 111,738 112,427 111,961 111,185 110,624 110,426 109,850 111,563 110,639 110,320 110,472 109,801 110,056 93,463 92,162 85,037 - - - - - - - - - - - - - - Combined Ounces Produced oz 133,039 133,225 130,324 263,518 290,711 342,958 444,627 467,665 495,140 484,374 487,362 485,339 481,978 479,544 478,688 476,191 483,616 479,609 478,228 478,886 475,975 477,081 405,151 399,512 368,626 - - - - - - - - - - - - - - Palladium Revenue $m 97.2 117.9 115.3 233.1 257.2 303.4 393.4 413.7 438.1 428.5 431.2 429.4 426.4 424.3 423.5 421.3 427.9 424.3 423.1 423.7 421.1 422.1 358.4 353.5 326.1 - - - - - - - - - - - - - - Platinum Revenue $m 29.2 38.4 37.6 76.0 83.8 98.9 128.2 134.9 142.8 139.7 140.5 140.0 139.0 138.3 138.0 137.3 139.5 138.3 137.9 138.1 137.3 137.6 116.8 115.2 106.3 - - - - - - - - - - - - - - Gross Revenue $m 126.4 156.3 152.9 309.1 341.0 402.3 521.6 548.6 580.8 568.2 571.7 569.3 565.4 562.5 561.5 558.6 567.3 562.6 561.0 561.8 558.4 559.6 475.3 468.7 432.4 - - - - - - - - - - - - - - Less: Smelting, Refining & Transportation $m (34.6) (34.9) (33.7) (47.0) (42.7) (40.2) (36.1) (34.0) (34.3) (36.0) (33.8) (33.2) (34.5) (34.8) (34.3) (34.7) (32.8) (31.9) (31.5) (38.4) (37.4) (37.4) (40.4) (41.4) (41.2) - - - - - - - - - - - - - - Net Smelting Returns $m 91.8 121.4 119.1 262.1 298.3 362.1 485.5 514.7 546.5 532.2 537.9 536.1 530.8 527.7 527.2 523.9 534.5 530.7 529.5 523.4 520.9 522.3 434.9 427.3 391.2 - - - - - - - - - - - - - - Less: Mine Operating Costs $m (94.1) (100.2) (114.1) (149.3) (200.0) (233.8) (256.6) (250.9) (268.0) (276.6) (278.0) (283.5) (276.6) (277.5) (287.1) (282.6) (283.2) (266.6) (272.8) (283.7) (279.7) (296.8) (283.4) (288.5) (274.8) - - - - - - - - - - - - - - Less: Royalties $m (5.9) (6.9) (6.7) (13.5) (15.3) (18.2) (23.9) (25.5) (27.0) (26.5) (26.6) (26.5) (26.4) (26.2) (26.1) (26.0) (26.4) (26.3) (26.2) (26.0) (25.8) (25.9) (22.1) (21.5) (19.9) - - - - - - - - - - - - - - Less: Production Taxes $m (7.6) (8.3) (8.2) (13.0) (13.9) (15.8) (19.7) (20.7) (21.8) (21.4) (21.5) (21.4) (21.3) (21.2) (21.1) (21.1) (21.3) (21.2) (21.2) (21.1) (20.9) (21.0) (18.4) (18.0) (16.8) - - - - - - - - - - - - - - Less: Insurance $m (5.9) (6.1) (6.0) (6.5) (6.4) (6.4) (6.5) (6.6) (6.6) (6.6) (6.6) (6.6) (6.6) (6.6) (6.6) (6.6) (6.6) (6.6) (6.6) (6.6) (6.6) (6.6) (6.5) (6.5) (6.4) - - - - - - - - - - - - - - Recycling Credit - including interest Income $m 8.3 8.5 11.9 16.1 16.3 19.2 24.6 27.0 28.0 26.1 26.1 24.4 25.1 24.5 24.9 24.3 25.7 27.3 28.2 21.0 17.9 18.3 16.8 16.0 15.0 - - - - - - - - - - - - - - Section 45X Credit - Mining and Recycling $m - 33.2 39.1 107.3 62.4 72.6 86.3 90.4 93.9 90.9 92.8 94.7 95.5 93.8 96.7 93.9 97.6 86.7 83.1 74.3 66.0 69.2 70.1 67.8 62.0 3.1 3.5 3.4 3.1 3.4 - - - - - - - - - EBITDA $m (13.5) 41.6 35.1 203.2 141.5 179.7 289.7 328.3 345.0 318.1 324.2 317.2 320.5 314.5 307.9 305.8 320.3 324.1 314.0 281.2 271.8 259.6 191.5 176.6 150.3 3.1 3.5 3.4 3.1 3.4 - - - - - - - - - Less: Closure Costs $m - - - - - - - - - - - - - - - - - - - - - - - - - (9.6) (9.6) (9.6) (9.6) (9.6) - - - - - - - - - Net Income (Loss) before Income Taxes $m (13.5) 41.6 35.1 203.2 141.5 179.7 289.7 328.3 345.0 318.1 324.2 317.2 320.5 314.5 307.9 305.8 320.3 324.1 314.0 281.2 271.8 259.6 191.5 176.6 150.3 (6.5) (6.2) (6.2) (6.5) (6.3) - - - - - - - - - Less: Income Tax $m - - - - - - - - - - - - - - - - - (15.8) (22.5) (12.7) (14.2) (14.4) (7.7) (8.5) (10.3) 0.1 - 0.1 0.2 0.2 - - - - - - - - - Net Income (Loss) $m (13.5) 41.6 35.1 203.2 141.5 179.7 289.7 328.3 345.0 318.1 324.2 317.2 320.5 314.5 307.9 305.8 320.3 308.3 291.5 268.5 257.6 245.1 183.8 168.1 140.0 (6.4) (6.2) (6.1) (6.4) (6.0) - - - - - - - - - Less: Capital Expenditure - Direct $m (56.4) (69.2) (113.0) (244.4) (257.5) (230.6) (174.9) (185.4) (118.9) (123.7) (124.7) (107.4) (122.5) (113.4) (104.8) (137.3) (136.3) (142.7) (120.8) (126.4) (114.3) (96.2) (94.7) (76.8) (45.1) - - - - - - - - - - - - - - Less: Capital Expenditure - Allocated $m (2.9) (13.9) (9.1) (20.0) (6.8) (9.0) (14.8) (6.9) (6.5) (7.3) (15.1) (10.3) (7.5) (7.9) (8.2) (12.0) (16.0) (8.0) (8.3) (8.5) (15.8) (12.8) (11.4) (7.6) (8.0) - - - - - - - - - - - - - - Net Cash Flow $m (72.9) (41.4) (87.0) (61.2) (122.7) (60.0) 100.0 136.0 219.5 187.0 184.3 199.5 190.5 193.2 194.9 156.6 168.0 157.6 162.5 133.6 127.5 136.2 77.7 83.7 86.9 (6.4) (6.2) (6.1) (6.4) (6.0) - - - - - - - - - Cumulative Cash Flow $m (72.9) (114.3) (201.3) (262.5) (385.2) (445.3) (345.2) (209.2) 10.3 197.4 381.7 581.2 771.7 964.9 1,159.8 1,316.4 1,484.3 1,641.9 1,804.4 1,938.0 2,065.5 2,201.6 2,279.3 2,363.1 2,450.0 2,443.6 2,437.4 2,431.4 2,425.0 2,419.0 2,419.0 2,419.0 2,419.0 2,419.0 2,419.0 2,419.0 2,419.0 2,419.0 2,419.0 Stillwater After Tax NPV $m 1,095.9 Combined Mines Unit 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040 2041 2042 2043 2044 2045 2046 2047 2048 2049 2050 2051 2052 2053 2054 2055 2056 2057 2058 2059 2060 2061 2062 2063 Palladium Ounces Produced oz 208,922 207,066 204,219 303,186 359,524 421,138 505,748 524,652 538,393 532,141 544,207 549,180 540,098 535,456 538,354 535,483 542,730 538,971 540,111 531,022 535,879 538,558 480,420 471,929 459,938 166,421 154,124 151,819 153,236 151,956 169,354 157,393 166,502 167,439 158,354 - - - - Platinum Ounces Produced oz 61,236 60,706 59,861 89,583 106,008 124,200 149,486 155,139 159,357 157,456 160,944 162,349 159,712 158,357 159,178 158,330 160,483 159,365 159,677 157,079 158,441 159,221 141,824 139,333 135,582 47,700 44,175 43,514 43,921 43,554 48,540 45,112 47,723 47,992 45,388 - - - - Combined Ounces Produced oz 270,159 267,772 264,080 392,769 465,532 545,337 655,234 679,791 697,751 689,597 705,151 711,529 699,809 693,813 697,533 693,813 703,213 698,336 699,789 688,101 694,320 697,779 622,244 611,263 595,520 214,121 198,299 195,333 197,157 195,510 217,895 202,506 214,225 215,430 203,742 - - - - Palladium Revenue $m 198.5 238.1 234.9 348.7 413.5 484.3 581.6 603.3 619.2 612.0 625.8 631.6 621.1 615.8 619.1 615.8 624.1 619.8 621.1 610.7 616.3 619.3 552.5 542.7 528.9 191.4 177.2 174.6 176.2 174.7 194.8 181.0 191.5 192.6 182.1 - - - - Platinum Revenue $m 58.2 75.9 74.8 112.0 132.5 155.2 186.9 193.9 199.2 196.8 201.2 202.9 199.6 197.9 199.0 197.9 200.6 199.2 199.6 196.3 198.1 199.0 177.3 174.2 169.5 59.6 55.2 54.4 54.9 54.4 60.7 56.4 59.7 60.0 56.7 - - - - Gross Revenue $m 256.7 314.0 309.7 460.6 546.0 639.6 768.5 797.3 818.3 808.8 827.0 834.5 820.8 813.7 818.1 813.7 824.7 819.0 820.7 807.0 814.3 818.4 729.8 716.9 698.4 251.0 232.5 229.0 231.1 229.2 255.4 237.4 251.1 252.5 238.8 - - - - Less: Smelting, Refining & Transportation $m (72.3) (71.5) (70.7) (70.2) (67.8) (62.7) (52.3) (49.6) (48.3) (50.3) (48.5) (48.0) (49.1) (49.9) (49.5) (49.8) (48.7) (48.2) (47.1) (53.9) (53.3) (52.7) (59.4) (60.6) (61.8) (34.2) (35.8) (36.1) (36.5) (35.7) (33.2) (32.1) (30.3) (27.9) (31.2) - - - - Net Smelting Returns $m 184.4 242.5 239.0 390.4 478.2 576.9 716.1 747.7 770.1 758.5 778.6 786.5 771.7 763.8 768.6 763.9 776.0 770.8 773.6 753.1 761.0 765.7 670.3 656.3 636.6 216.8 196.6 192.9 194.6 193.5 222.3 205.3 220.8 224.7 207.7 - - - - Less: Mine Operating Costs $m (199.7) (198.7) (219.4) (246.8) (322.0) (373.0) (397.3) (392.0) (410.9) (422.7) (417.1) (422.2) (415.9) (416.7) (427.1) (427.7) (427.9) (398.1) (416.2) (426.1) (424.6) (440.0) (419.5) (429.3) (417.4) (143.7) (136.6) (131.8) (134.6) (140.7) (132.2) (128.1) (128.9) (128.3) (125.7) - - - - Less: Royalties $m (12.6) (14.8) (14.3) (20.8) (25.4) (30.0) (36.3) (38.2) (39.2) (38.9) (39.7) (40.2) (39.5) (39.1) (39.3) (39.1) (39.6) (39.5) (39.6) (38.7) (39.0) (39.2) (35.2) (34.2) (33.4) (14.4) (11.5) (11.3) (11.3) (11.3) (12.6) (11.9) (12.5) (12.8) (12.0) - - - - Less: Production Taxes $m (14.3) (15.6) (15.3) (19.5) (22.3) (25.1) (29.1) (30.3) (31.0) (30.8) (31.3) (31.5) (31.2) (30.9) (31.0) (30.9) (31.2) (31.1) (31.2) (30.6) (30.8) (30.9) (28.4) (27.8) (27.2) (12.4) (10.7) (10.6) (10.6) (10.6) (11.3) (10.9) (11.2) (11.3) (10.9) - - - - Less: Insurance $m (9.5) (9.7) (9.7) (9.7) (9.7) (9.7) (9.7) (9.7) (9.7) (9.7) (9.7) (9.7) (9.7) (9.7) (9.7) (9.7) (9.7) (9.7) (9.7) (9.7) (9.7) (9.7) (9.7) (9.7) (9.7) (3.6) (3.6) (3.6) (3.6) (3.6) (3.6) (2.9) (3.6) (3.6) (3.6) - - - - Recycling Credit - including interest Income $m 16.8 17.1 24.1 24.1 26.1 30.5 36.2 39.2 39.5 37.1 37.8 35.8 36.4 35.4 36.3 35.3 37.3 39.8 41.2 30.1 26.1 26.8 25.8 24.6 24.3 24.2 25.3 25.5 23.2 26.1 28.8 27.6 26.0 29.9 26.3 - - - - Section 45X Credit - Mining and Recycling $m - 66.3 76.9 171.3 100.7 116.3 132.7 139.3 141.5 137.0 138.9 141.6 143.2 140.5 144.2 141.7 147.4 130.1 126.6 111.1 99.9 103.1 105.6 102.3 96.1 77.2 81.8 79.6 73.0 80.9 79.2 76.5 69.0 77.5 69.5 4.5 - - - EBITDA $m (35.0) 87.2 81.2 289.0 225.8 285.8 412.6 456.0 460.2 430.7 457.5 460.3 455.0 443.2 442.0 433.5 452.3 462.4 444.8 389.3 383.0 375.7 309.1 282.3 269.4 144.1 141.4 140.8 130.7 134.3 170.6 155.6 159.6 176.2 151.3 4.5 - - - Less: Closure Costs $m - - - - - - - - - - - - - - - - - - - - - - - - - (9.6) (9.6) (9.6) (9.6) (9.6) - - - - - (9.6) (9.6) (9.6) (9.6) Net Income (Loss) before Income Taxes $m (35.0) 87.2 81.2 289.0 225.8 285.8 412.6 456.0 460.2 430.7 457.5 460.3 455.0 443.2 442.0 433.5 452.3 462.4 444.8 389.3 383.0 375.7 309.1 282.3 269.4 134.5 131.7 131.2 121.0 124.7 170.6 155.6 159.6 176.2 151.3 (5.2) (9.6) (9.6) (9.6) Less: Income Tax $m - - - - - - - - - - - - - - - - - (22.6) (31.9) (17.6) (20.1) (20.9) (12.5) (13.5) (18.5) (2.6) - (2.3) (3.1) (4.3) (11.9) (11.5) (16.1) (19.2) (15.9) - - - - Net Income (Loss) $m (35.0) 87.2 81.2 289.0 225.8 285.8 412.6 456.0 460.2 430.7 457.5 460.3 455.0 443.2 442.0 433.5 452.3 439.8 412.9 371.7 363.0 354.9 296.6 268.7 250.8 131.9 131.7 128.9 117.9 120.4 158.7 144.1 143.5 156.9 135.4 (5.2) (9.6) (9.6) (9.6) Less: Capital Expenditure $m (84.2) (141.7) (163.5) (325.3) (333.7) (314.0) (270.3) (238.0) (155.0) (162.5) (176.2) (151.4) (154.4) (157.3) (149.6) (179.6) (186.9) (186.9) (174.8) (198.0) (191.1) (172.4) (146.4) (111.2) (83.6) (36.9) (46.0) (39.0) (34.5) (26.5) (37.4) (28.2) (17.3) (12.8) (10.9) - - - - Net Cash Flow $m (119.3) (54.5) (82.3) (36.3) (107.9) (28.2) 142.3 218.0 305.2 268.1 281.3 308.8 300.6 286.0 292.3 254.0 265.3 253.0 238.0 173.7 171.9 182.5 150.2 157.5 167.3 94.9 85.8 89.9 83.5 93.8 121.3 115.9 126.2 144.1 124.5 (5.2) (9.6) (9.6) (9.6) Cumulative Cash Flow $m (119.3) (173.7) (256.0) (292.3) (400.2) (428.4) (286.2) (68.2) 237.0 505.1 786.5 1,095.3 1,395.9 1,681.9 1,974.2 2,228.1 2,493.5 2,746.4 2,984.5 3,158.2 3,330.0 3,512.6 3,662.8 3,820.2 3,987.5 4,082.5 4,168.2 4,258.1 4,341.6 4,435.4 4,556.7 4,672.7 4,798.9 4,943.0 5,067.5 5,062.3 5,052.7 5,043.1 5,033.4 Sibanye-Stillwater US PGM Operations After Tax NPV $m 2,126.2 Table 69: Abridged Cash Flow Results

307 Net Present Values The post-tax cash flows for Stillwater and East Boulder Mines derive the DCF results contained in Table 70, which illustrate the discount rate sensitivity of these mines and the overall Sibanye-Stillwater US PGM Operations. Table 70: Net Present Values at Different Discount Rates Description of Mineral Asset Parameter Unit Real Discount Rate 0.00% 2.50% 5.00% 7.50% 10.00% East Boulder Mine NPV $ million 2,614.4 1,598.8 1,030.3 694.4 485.0 Stillwater Mine NPV $ million 2,419.0 1,625.4 1,095.9 735.8 486.4 Sibanye-Stillwater US PGM Operations NPV $ million 5,033.4 3,224.2 2,126.2 1,430.1 971.9 Internal Rate of Return The Internal Rate of Return (IRR) of the Sibanye-Stillwater US PGM Operations is 26%. Sensitivity Analysis Sensitivity analyses of the NPVs at the real discount rate of 5% (NPV5%) for variation in grade, revenue, capital and operating costs in the range ±10% for Stillwater and East Boulder Mines are illustrated in Figure 83 and Figure 84, respectively. In each case, the NPV result is most sensitive to revenue and less sensitive to operating cost and capital cost variation. 308 Figure 83: Stillwater Mine NPV Sensitivity Analysis Figure 84: East Boulder Mine NPV Sensitivity Analysis $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 -10% -5% 0% 5% 10% < Variance From Base Case > Stillwater Mine NPV5% $M Palladium Price Palladium Grade Platinum Price Platinum Grade Capital Costs Mine Operating Costs $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 -10% -5% 0% 5% 10% < Variance From Base Case > East Boulder Mine NPV5% $M Palladium Price Palladium Grade Platinum Price Platinum Grade Capital Costs Mine Operating Costs 309 For the combined Sibanye-Stillwater US PGM Operations, the two-variable sensitivity analysis of the NPV5% to variance in both palladium and platinum price has been completed (with reference to Table 48). These results are illustrated in Table 71. Table 71: Combined Sibanye-Stillwater US PGM Operations, NPV5% Sensitivity to Pd and Pt Price Variation NPV5% $million Palladium Price Variance from Base Assumption Variance -10% -5% 0% 5% 10% Platinum Price Variance from Base Assumption -10% 1,144 1,573 1,925 2,237 2,540 -5% 1,282 1,696 2,026 2,335 2,635 0% 1,419 1,808 2,126 2,432 2,730 5% 1,556 1,912 2,225 2,528 2,824 10% 1,681 2,014 2,323 2,623 2,918 The foregoing sensitivity analysis demonstrates robust results over material technical and economic input range variances and at a range of discount rates. This is considered a reasonable and realistic test of economic viability of the LoM plans for Stillwater and East Boulder Mines and the consolidated LoM plan for the Sibanye-Stillwater US PGM Operations. Accordingly, extraction of the scheduled Indicated and Measured Mineral Resources is economically justified while the declaration of Mineral Reserves for Stillwater and East Boulder Mines is appropriate. 310 ADJACENT PROPERTIES Sibanye-Stillwater’s mineral title covers the entire known strike length of the J-M Reef of approximately 28 miles. The J-M Reef is currently the only PGM-bearing layer in the Stillwater Complex that can be economically exploited at the current and expected economic conditions. As a result, only the geological and mining information generated by Sibanye-Stillwater and predecessor companies within the areas for which Sibanye-Stillwater holds title is of relevance to the Mineral Resources and Mineral Reserves for the Stillwater and East Boulder Mines reported in this TRS. Accordingly, there is no relevant adjacent property information to be discussed in this TRS.

311 OTHER RELEVANT DATA AND INFORMATION Catalytic Converter Recycling Business Background As part of the smelting and refining operations, the Sibanye-Stillwater US PGM Operations include a recycling facility for spent automotive catalytic converters at the Columbus Metallurgical Complex. The recycle business is operated on both toll and outright purchase bases dependant on prevailing market conditions. However, under these scenarios, accurate sampling and analysis is critical to the business. The recycled catalytic converters are added to the concentrate from the mines in the electric arc furnace and the contained PGMs are recovered using the copper and nickel in the mine concentrate as collectors. The format of the catalytic converters varies with the origin of the supply. The European market has mostly diesel vehicles which use a silicon carbide substrate and recycle material from this area tend to be higher in carbon content. However, the North American market tends to supply an exclusively palladium containing recycle material. Carbon and silicon carbide are problematic to the smelting process dependant on the levels contained and, therefore, are measured and managed accordingly. Recycle Processing The recycle materials are delivered in bulk bags with a mass and chemical analysis per lot from the supplier but the official mass and analytical measurements are performed by Sibanye-Stillwater US PGM Operations. The bags are stored until the furnace feed recipe allows for processing (based on the contained carbon) and then delivered into the process via the sampling plant. The bags are weighed, and the contents introduced into the sampling plant which produces a bulk sample equivalent to approximately 1.6% of the bulk mass which is then further reduced to produce the final samples for the laboratory analysis. Samples received are ground in a fully automated grinding and blending machine (HPM1500), analysed for carbon using a Leco™ analyser and pulverised. Carbon analysis is performed ahead of any other analysis to ensure that the process critical carbon levels are in line with the levels reported by the customer. This carbon analysis is used to inform the blending and processing of recycle materials to ensure excess carbon is not added into the smelting process. The pulverised material is subjected to preliminary XRF analysis then final analysis through XRF (Panalytical Energy Dispersive XRF) or PbFA and ICP-OES. The sampled and crushed recycle materials are introduced into the smelting process via a dedicated hopper in the batching plant and are then blended into the primary furnace feed via the computer control system. The copper and nickel in the matte from the mine concentrates act as a collector for the Pd and Pt present in the smelter feed stream originating from both mine concentrates and recycle materials. As such, it is critical that the recycle materials are balanced with the mine concentrates to ensure sufficient collection capacity for the total PGM loading delivered. 312 Recycling Operations The catalyst recycling business forms an integral part of the Columbus Metallurgical Complex processing feedstock but is not relevant to the declaration of Mineral Reserves for Stillwater and East Boulder Mines. However, revenue credits from the recycling business and by-products often exceed the operating cost for the smelting and refining operations, which underscores the importance of these two additional revenue sources to the value of the Sibanye-Stillwater US PGM Operations. 313 INTERPRETATION AND CONCLUSIONS The Qualified Persons have extensively reviewed base geological, mining, ore processing, mineral beneficiation and environmental and permitting information and costs used to estimate the Mineral Resources and Mineral Reserves for the Sibanye-Stillwater US PGM Operations. From the review and participation in the Mineral Resource and Mineral Reserve estimation, the Qualified Persons are satisfied with the integrity of the base data, estimation processes and the final Mineral Resources and Mineral Reserves contained in this report. Below is a summary the Qualified Person’s interpretations and conclusions regarding the Mineral Resources and Mineral Reserves for the Sibanye-Stillwater US PGM Operations. The Sibanye-Stillwater US PGM Operations are well-established mining, ore processing and mineral beneficiation operations located in Montana and producing PGMs from the extraction of the J-M Reef, which is the highest-grade PGM deposit known to exist in the world. Sibanye-Stillwater has title (leased or held Mining Claims) in perpetuity over the entirety of the known outcrop of the J-M Reef along the Beartooth Mountains in Montana. It also holds surface rights (Tunnel and Mill Site Claims) over key land parcels on which mining infrastructure is built both at Stillwater and East Boulder Mines, with the mining complexes comprising underground mining and integrated ore processing infrastructure. The surface rights also provide servitude required to access the reef or to establish and connect surface infrastructure. A network comprising state roads and a Sibanye-Stillwater maintained road connects the mines, local towns and the Columbus Metallurgical Complex where the smelter, base metal refinery, laboratory and PGM catalyst recycling plant are situated. Regional power infrastructure is already installed providing adequate power supplies to the operations. In general, climatic conditions in this area do not significantly affect the operations at the three sites. However, a 500-year flood event in 2022 destroyed parts of State Highway 419 used to access Stillwater Mine and temporary suspension of the mining operations for seven weeks. A temporary road was built to reestablish access to and from the mine for essential shaft maintenance services and limited mining operations. Repairs were carried out on the damaged parts of the highway and access was restored in July 2023. Inclement weather in the form of heavy snow has temporarily restricted mine access, with no major impact on the operations, as snow removal and road maintenance have been adequate to quickly restore access. Whereas the regulatory framework for mining provides for a simplified system for obtaining and maintaining mining and surface title, the granting of permits and approvals for building a mine or expansions to existing mining operations is costly and can be a lengthy process. The 24-year-old Good Neighbor Agreement between Sibanye-Stillwater and the local authorities has facilitated seamless stakeholder participation in the scoping and review of applications for permits and approvals. Extensive exploration work spanning several decades and dominated by diamond drilling at Stillwater and East Boulder Mines produced data utilised for the evaluation of the J-M Reef. The J-M Reef is a high- grade magmatic reef-type PGM deposit in the geologically favourable Stillwater Complex. The extensive drillhole database accumulated from moderately spaced surface diamond drilling and 314 closely spaced underground definition diamond drilling from footwall lateral drifts, complemented by mining and ore processing information, has confirmed the presence and character of the Pd-Pt dominant mineralisation in the J-M Reef. The drilling strategy adopted is a consequence of the rugged terrain characterising the Beartooth Mountain area, the steep dips of the J-M Reef and high localised variability in the J-M Reef. The approaches employed for the collection, validation, processing and interpretation of drillhole data are in line with industry best practice. The extensive validated drillhole database forms the basis for the Mineral Resource estimates reported for Stillwater and East Boulder Mines. The combination of long-range continuity, occurrence at a consistent stratigraphic position and within a consistent stratigraphic sequence, localised thickness and grade variability and steep dips influences the drilling strategy and estimation approaches employed for the J-M Reef. Available data has permitted the construction of 3D geological models and estimation of Pd-Pt grades in areas supported by surface exploration and definition drillhole data classified as Measured and the remainder of the areas supported by surface drillhole data classified as Indicated or Inferred after consideration of geological confidence and knowledge. The estimation approaches are appropriate for the style and variability of the J-M Reef. The reporting of the Mineral Resources at the minimum mining width based on the dominant mechanised ramp and fill method used at the mines and 2E cut-off grade of 0.05opt is well-reasoned. Detailed LoM plans for Stillwater and East Boulder Mines support the Mineral Reserve estimates reported by Sibanye-Stillwater for the Sibanye-Stillwater US PGM Operations. Modifying factors derived through reconciliation at the mines have been utilised for the conversion of Indicated and Measured Mineral Resources to Probable and Proven Mineral Reserves, respectively. The mechanised ramp and fill method, which is the dominant mining method, is well-understood at the mines and suited to the character and attitude of the J-M Reef. Mine designs for Stillwater and East Boulder Mines incorporate the hydrogeological and geotechnical models constructed from groundwater and geotechnical testwork, an extensive geotechnical database and historical experience at the mines. Ground support designs and procedures employed at the mines, which have been refined through ongoing continuous improvement initiatives, have minimised occurrences of major fall of ground occurrences. A higher- than-expected frequency of poor ground conditions at the Stillwater East Section has necessitated a revision of the mining plan, with fair and good ground types prioritised in the short to medium terms until a dedicated paste plant has been established in this area, which would enable improved mining efficiencies when mining in areas of poor ground conditions. No significant groundwater inflows are experienced except when development extends into new areas, but these are addressed using existing procedures combining probe drilling, the use of drainholes and routine mine dewatering using cascading water pumps. The LoM production plans for Stillwater and East Boulder Mines were developed through a Mineral Resources to Mineral Reserve conversion process which utilised dilution factors and mining parameters informed by historical reconciliation results and performance. The use of factors aligned to historical performance enhances the achievability of the plans. The LoM plans envisage an important ore production tonnage ramp down at Stillwater and East Boulder Mines due to prolonged depressed PGM prices and preceding/coincident adverse factors, namely COVID-19 pandemic restrictions, a 500-year flood event in FY2022, a shaft incident in FY2023 interrupted the ramp up momentum and staff turnover-

315 induced shortage of critical skills. The planned production ramp-down due to suspension of mining in the Stillwater West Section for three years and East Boulder Frog Pond East Section and the subsequent production ramp-up anticipated from FY2028 onwards are the results of the strategic review and restructuring by Sibanye-Stillwater during FY2024. The restructuring included right sizing of the labor to contain operating costs across the operations. Timeous labor recruitment, ongoing maintenance of key infrastructure in sections where mining has been suspended and timeous re-establishment of new infrastructure are crucial to a seamless production ramp-up. The LoM plans for Stillwater and East Boulder Mines were subjected to economic viability testing to demonstrate that extraction of the scheduled Indicated and Measured Mineral Resources is economically justified. Furthermore, most of the key infrastructure for mining is already installed at the Stillwater and East Boulder Mines. Similarly, most of the mining equipment required for the execution of the plans is available at the mines. Bulk power and water supplies are secure, and the infrastructure upgrades required have been completed ahead of the achievement of steady state production levels. The concentrators employed for ore processing at Stillwater and East Boulder Mines have been operational for several decades and use proven technology and process routes. Furthermore, the forecast metallurgical recoveries and production profiles employed in the LoM plans are informed by historical experience. The production ramp-down and delayed production ramp up at both mines necessitate lower utilisation of the concentrators. There will be several years of underutilisation of the East Boulder Concentrator capacity and recently upgraded Stillwater Concentrator capacity. Further upgrades of the flotation cell capacity prior to FY2031 will eliminate the bottleneck in this area which is restricting plant capacity to 1.1 million tons. The LoM plan for East Boulder Mine benefits from surplus concentrator capacity and no capacity upgrades are required. There is adequate storage capacity for the tailings resulting from ore processing at the concentrators at both Stillwater and East Boulder Mines in the short to medium terms, considering the planned reduction in production and deferral of the production ramp up at both mines. However, additional tailings storage capacity will be required for the remainder of the LoMs. Plans being considered for the upgrading the TSF capacities for the long-term disposal of the tailings include storage capacity upgrades at existing TSFs through elevation lifts and lateral expansions as well as the establishment of new TSFs. Sibanye-Stillwater is aware of the long timeframes for the granting of permits and related approvals of the upgrades and establishment of new TSFs. As a result, it will expedite the finalisation of the long-term tailings storage plans required to enable the undertaking of the requisite studies needed for permit and approval applications. The smelter and base metal refinery at the Columbus Metallurgical Complex utilise proven technology and process routes for the processing of concentrate and matte, respectively. There are no plans to introduce new processing technology at the processing facilities. Modest capacity upgrades and debottlenecking projects implemented to accommodate increased concentrate production from the Stillwater and East Boulder Mines have been concluded. The reduction in production at the mines have necessitated idling of one of the two furnaces until there is sufficient feed justifying a restart of the furnace after FY2031. 316 The LoM plans for Stillwater and East Boulder Mines and the Columbus Metallurgical Complex provide for appropriate capital expenditure budgets for the sustainability of the operations and for the various capacity upgrades and production expansions envisaged. Sustaining capital costs are benchmarked to historical capital expenditure. Similarly, the forecast operating costs included in the LoM plans are based on actual costs at the operations, with adjustments made for escalation as required. The importance of the catalyst recycling business and by-products to the Sibanye-Stillwater US PGM Operations is manifested by revenue credits from these sources that often exceed the operating cost for the smelting and refining operations at the Columbus Metallurgical Complex. However, the recycling business and the by-products are excluded from the Mineral Resources and Mineral Reserves for Stillwater and East Boulder Mines. Sibanye-Stillwater has all necessary rights and approvals to operate the mines, concentrators, TSFs, waste rock storage dumps, smelter and ancillary facilities associated with the Sibanye-Stillwater US PGM Operations. Appropriate additional studies, designs and permitting documents have been or are in the process of being completed to support the planned operational expansions. Current permit and license violations are being corrected and environmental impacts are being managed in close consultation with the appropriate agencies. There are reasonable prospects that the operator’s licence to operate on these premises is secure for the foreseeable future, unless terminated by regulatory authorities for other reasons. Bonding amounts are deemed reasonable and appropriate for the permitted activities and obligations at both Stillwater and East Boulder Mines. Furthermore, based on assessment of the current permits, technical submittals, regulatory requirements and project compliance history, continued acquisition of permit approvals should be possible and there is low risk of rejections of permit applications by the regulatory for the foreseeable future. The prevailing market fundamentals for palladium and platinum are forecast to remain in place in the foreseeable future and the price forecasts and other economic assumptions utilised for economic viability testing of the LoM plans are reasonable. Sibanye-Stillwater’s risk management process has identified various material risks to LoM plans and Mineral Reserves relating to geotechnical and geohydrological uncertainties, inability to execute LoM plans, metal price downturns, inadequate tailings storage capacity, unplanned production cost escalation, unplanned power outages and restricted access to the operations caused by extreme weather events. Sibanye-Stillwater has mitigated (and not eliminated) these risks as per its risk management protocols to reduce the likelihood of occurrence and/or impact when the risk occurs which resulted in a reclassification of the residual risks as low to medium risks. The Qualified Persons consider the risk management process robust and sufficient to identify material risks that should be mitigated to enhance the achievability of the LoM plans. From their appraisal of the residual risks after mitigation, the Qualified Persons could not identify any unmitigated material risks to the LoM plans and Mineral Reserves associated with the modifying factors or resulting from changes to any aspect of the modifying factors. The Qualified Persons could not identify any residual material risks that would affect the Mineral Resources and Mineral Reserves reported for Stillwater and East Boulder Mines or the projected economic outcomes. 317 Sibanye-Stillwater is fully aware of the low to medium risks identified and have mitigation measures in place to minimise the impact of the risks on the mining, ore processing and mineral beneficiation operations in Montana. 318 RECOMMENDATIONS The Qualified Persons recommend further upgrades to the flotation circuits at the Stillwater Concentrator to increase plant capacity from 3 400 tons to 4 110 ton per day (i.e. 1.1 million tons to 1.4 million tons per year at 92% utilisation) prior to FY2031 when production targets set out in the LoM plan exceed the current 1.1-million-ton capacity. Mechanical equipment needed for the flotation circuit upgrades has already been procured as part of the Blitz Project. Sibanye-Stillwater has undertaken to complete this work at an additional cost of approximately $1.8 million (labor cost) a year before the capacity of 1.4 million tons is required. As a result, the Qualified Persons are satisfied with the quantum of the additional cost set out above and the timeframe for the upgrades. The Qualified Persons also recommend replacement of key infrastructure in the Stillwater West Section at least six months ahead of ore mining, ongoing maintenance of existing infrastructure and ongoing mine dewatering to ensure a seamless restart of the ore mining operations in this section. The Qualified Persons also recommend timeous coordinated hiring of labor to enable the production ramp up planned across the Sibanye-Stillwater US PGM Operations. The geological models and LoM plans for the operations will be updated and refined as new information becomes available. Most of the costs associated with the generation of new data and updates of the geological models and LoM plans as well as Mineral Resource and Mineral Reserve estimates are accounted for in the capital and operating cost budgets. The Qualified Persons do not anticipate significant additional costs for the undertaking of this work.

319 RELIANCE ON INFORMATION PROVIDED BY REGISTRANT The Qualified Persons have relied on information provided by the Registrant in preparing the findings and conclusions regarding the following aspects of the modifying factors outside of the Qualified Persons’ expertise: • Macroeconomic trends, data and assumptions – Section 19; • Marketing information and plans within the control of the registrant – Section 16; • Legal matters outside the expertise of the qualified person – Sections 3.3 and 3.4; • Environmental matters outside the expertise of the Qualified Person – Section 17; and • Governmental factors outside the expertise of the Qualified Person – Sections 3.2, 3.4, 17 and 20. [Based on the technical support and advice from the in-house Technical Experts/Specialists who have identified no fatal flaws in the data and information pertaining to their technical disciplines and the operations, the Qualified Persons consider it reasonable to rely upon the information on the Sibanye- Stillwater US PGM Operations provided by Sibanye-Stillwater (the registrant). 320 QUALIFIED PERSON'S CONSENT AND SIGN-OFF I, Jeff Hughs, am a Qualified Person pursuant to Subpart 1300 of Regulation S-K of the US Securities Act of 1933 (SK-1300) with the responsibility for the preparation and sign-off of the Mineral Resources for the Sibanye-Stillwater US PGM Operations. I hereby consent to the following: • the public filing and use by Sibanye-Stillwater of the Technical Report Summary for the Sibanye- Stillwater US PGM Operations effective 31 December 2024; • the use and reference to my name, including my status as an expert or “Qualified Person” (as defined by SK-1300) in connection with the Technical Report Summaries for which I am responsible; • the use of any extracts from, information derived from or summary of the Technical Report Summaries for which I am responsible in the annual report of Sibanye-Stillwater on Form 20-F for the year ended 31 December 2024 (Form 20-F); and • the incorporation by reference of the above items as included in the Form 20-F into Sibanye- Stillwater’s registration statement on Form F-3 (File No. 333-234096) (and any amendments or supplements thereto). I certify that I have read the Technical Report Summary of the Sibanye-Stillwater US PGM Operations effective 31 December 2024 being filed by Sibanye-Stillwater that supports the disclosure of the Mineral Resources and Mineral Reserves for the Stillwater and East Boulder Mines. I also certify that the Technical Report Summary of the Sibanye-Stillwater US PGM Operations fairly and accurately represents the information in the sections for which I am responsible. I certify that I have read the Form 20-F and that it fairly and accurately represents the information in the Technical Report Summaries for which I am responsible. Dated this: April 24, 2024 /s/ Jeffrey J. Hughs ________________________ Signature of Qualified Person Jeffrey J. Hughs ________________________ Full Name of Qualified Person AIPG CPG - 11792 ________________________ Professional Registration 321 I, Jennifer Backlin, am a Qualified Person pursuant to Subpart 1300 of Regulation S-K of the US Securities Act of 1933 (SK-1300) with the responsibility for the preparation and sign-off of the Mineral Resources for the Sibanye-Stillwater US PGM Operations. I hereby consent to the following: • the public filing and use by Sibanye-Stillwater of the Technical Report Summary for the Sibanye- Stillwater US PGM Operations effective 31 December 2024; • the use and reference to my name, including my status as an expert or “Qualified Person” (as defined by SK-1300) in connection with the Technical Report Summaries for which I am responsible; • the use of any extracts from, information derived from or summary of the Technical Report Summaries for which I am responsible in the annual report of Sibanye-Stillwater on Form 20-F for the year ended 31 December 2024 (Form 20-F); and • the incorporation by reference of the above items as included in the Form 20-F into Sibanye- Stillwater’s registration statement on Form F-3 (File No. 333-234096) (and any amendments or supplements thereto). I certify that I have read the Technical Report Summary of the Sibanye-Stillwater US PGM Operations effective 31 December 2024 being filed by Sibanye-Stillwater that supports the disclosure of the Mineral Resources and Mineral Reserves for the Stillwater and East Boulder Mines. I also certify that the Technical Report Summary of the Sibanye-Stillwater US PGM Operations fairly and accurately represents the information in the sections for which I am responsible. I certify that I have read the Form 20-F and that it fairly and accurately represents the information in the Technical Report Summaries for which I am responsible. Dated this: April 24, 2024 /s/ Jennifer Backlin ________________________ Signature of Qualified Person Jennifer Backlin ________________________ Full Name of Qualified Person AIPG CPG - 11669 ________________________ Professional Registration 322 I, Matt Ladvala, am a Qualified Person pursuant to Subpart 1300 of Regulation S-K of the US Securities Act of 1933 (SK-1300) with the responsibility for the preparation and sign-off of the Mineral Resources for the Sibanye-Stillwater US PGM Operations. I hereby consent to the following: • the public filing and use by Sibanye-Stillwater of the Technical Report Summary for the Sibanye- Stillwater US PGM Operations effective 31 December 2024; • the use and reference to my name, including my status as an expert or “Qualified Person” (as defined by SK-1300) in connection with the Technical Report Summaries for which I am responsible; • the use of any extracts from, information derived from or summary of the Technical Report Summaries for which I am responsible in the annual report of Sibanye-Stillwater on Form 20-F for the year ended 31 December 2024 (Form 20-F); and • the incorporation by reference of the above items as included in the Form 20-F into Sibanye- Stillwater’s registration statement on Form F-3 (File No. 333-234096) (and any amendments or supplements thereto). I certify that I have read the Technical Report Summary of the Sibanye-Stillwater US PGM Operations effective 31 December 2024 being filed by Sibanye-Stillwater that supports the disclosure of the Mineral Resources and Mineral Reserves for the Stillwater and East Boulder Mines. I also certify that the Technical Report Summary of the Sibanye-Stillwater US PGM Operations fairly and accurately represents the information in the sections for which I am responsible. I certify that I have read the Form 20-F and that it fairly and accurately represents the information in the Technical Report Summaries for which I am responsible. Dated this: April 24, 2024 /s/ Matt Ladvala ________________________ Signature of Qualified Person Matt D. Ladvala ________________________ Full Name of Qualified Person AIPG CPG - 11941 ________________________ Professional Registration

323 I, Kevin Butak, am a Qualified Person pursuant to Subpart 1300 of Regulation S-K of the US Securities Act of 1933 (SK-1300) with the responsibility for the preparation and sign-off of the Mineral Resources for the Sibanye-Stillwater US PGM Operations. I hereby consent to the following: • the public filing and use by Sibanye-Stillwater of the Technical Report Summary for the Sibanye- Stillwater US PGM Operations effective 31 December 2024; • the use and reference to my name, including my status as an expert or “Qualified Person” (as defined by SK-1300) in connection with the Technical Report Summaries for which I am responsible; • the use of any extracts from, information derived from or summary of the Technical Report Summaries for which I am responsible in the annual report of Sibanye-Stillwater on Form 20-F for the year ended 31 December 2024 (Form 20-F); and • the incorporation by reference of the above items as included in the Form 20-F into Sibanye- Stillwater’s registration statement on Form F-3 (File No. 333-234096) (and any amendments or supplements thereto). I certify that I have read the Technical Report Summary of the Sibanye-Stillwater US PGM Operations effective 31 December 2024 being filed by Sibanye-Stillwater that supports the disclosure of the Mineral Resources and Mineral Reserves for the Stillwater and East Boulder Mines. I also certify that the Technical Report Summary of the Sibanye-Stillwater US PGM Operations fairly and accurately represents the information in the sections for which I am responsible. I certify that I have read the Form 20-F and that it fairly and accurately represents the information in the Technical Report Summaries for which I am responsible. Dated this: April 24, 2024 /s/ Kevin Butak ________________________ Signature of Qualified Person Kevin C. Butak ________________________ Full Name of Qualified Person AIPG CPG - 12012 ________________________ Professional Registration 324 I, Tyler Luxner, am a Qualified Person pursuant to Subpart 1300 of Regulation S-K of the US Securities Act of 1933 (SK-1300) with the responsibility for the preparation and sign-off of the Mineral Reserves for the Sibanye-Stillwater US PGM Operations. I hereby consent to the following: • the public filing and use by Sibanye-Stillwater of the Technical Report Summary for the Sibanye- Stillwater US PGM Operations effective 31 December 2024; • the use and reference to my name, including my status as an expert or “Qualified Person” (as defined by SK-1300) in connection with the Technical Report Summaries for which I am responsible; • the use of any extracts from, information derived from or summary of the Technical Report Summaries for which I am responsible in the annual report of Sibanye-Stillwater on Form 20-F for the year ended 31 December 2024 (Form 20-F); and • the incorporation by reference of the above items as included in the Form 20-F into Sibanye- Stillwater’s registration statement on Form F-3 (File No. 333-234096) (and any amendments or supplements thereto). I certify that I have read the Technical Report Summary of the Sibanye-Stillwater US PGM Operations effective 31 December 2024 being filed by Sibanye-Stillwater that supports the disclosure of the Mineral Resources and Mineral Reserves for the Stillwater and East Boulder Mines. I also certify that the Technical Report Summary of the Sibanye-Stillwater US PGM Operations fairly and accurately represents the information in the sections for which I am responsible. I certify that I have read the Form 20-F and that it fairly and accurately represents the information in the Technical Report Summaries for which I am responsible. Dated this: April 24, 2024 /s/ Tyler Luxner ________________________ Signature of Qualified Person Tyler J. Luxner ________________________ Full Name of Qualified Person SME - 4292355 ________________________ Professional Registration 325 I, Troy Himes, am a Qualified Person pursuant to Subpart 1300 of Regulation S-K of the US Securities Act of 1933 (SK-1300) with the responsibility for the preparation and sign-off of the Mineral Reserves for the Sibanye-Stillwater US PGM Operations. I hereby consent to the following: • the public filing and use by Sibanye-Stillwater of the Technical Report Summary for the Sibanye- Stillwater US PGM Operations effective 31 December 2024; • the use and reference to my name, including my status as an expert or “Qualified Person” (as defined by SK-1300) in connection with the Technical Report Summaries for which I am responsible; • the use of any extracts from, information derived from or summary of the Technical Report Summaries for which I am responsible in the annual report of Sibanye-Stillwater on Form 20-F for the year ended 31 December 2024 (Form 20-F); and • the incorporation by reference of the above items as included in the Form 20-F into Sibanye- Stillwater’s registration statement on Form F-3 (File No. 333-234096) (and any amendments or supplements thereto). I certify that I have read the Technical Report Summary of the Sibanye-Stillwater US PGM Operations effective 31 December 2024 being filed by Sibanye-Stillwater that supports the disclosure of the Mineral Resources and Mineral Reserves for the Stillwater and East Boulder Mines. I also certify that the Technical Report Summary of the Sibanye-Stillwater US PGM Operations fairly and accurately represents the information in the sections for which I am responsible. I certify that I have read the Form 20-F and that it fairly and accurately represents the information in the Technical Report Summaries for which I am responsible. Dated this: April 24, 2024 /s/ Troy Himes ________________________ Signature of Qualified Person Troy L. Himes ________________________ Full Name of Qualified Person AusIMM - 315318 ________________________ Professional Registration 326 REFERENCES Blakely, R.J., and Zientek, M.L., 1985. Magnetic anomalies over a mafic intrusion: The Stillwater Complex. The Stillwater Complex, Montana Bureau of Mines and Geology, Special Publication 92, 2002 reprint. Czamanske, G.K., and Zientek, M.L. eds. Boudreau, A., 1999. Fluid Fluxing of Cumulates: the J-M Reef and Associated Rocks of the Stillwater Complex, Montana, Journal of Petrology, Volume 40, pp 755-772. DEQ and USFS, 1985. Montana Department of Environmental Quality and U.S Forest Service. Final Environmental Impact Statement, Stillwater Project, December 1985. DEQ and USFS, 2012. Final Environmental Impact Statement, Stillwater Mining Company's Water Management Plans and Boe Ranch LAD, May 2012. DEQ and USFS, 2012a. Record of Decision for Stillwater Mining Company's Revised Water Management Plans and Boe Ranch LAD, Stillwater and Sweet Grass Counties, Montana (July 2012). DEQ and USFS, 2020. Draft Environmental Assessment East Boulder Mine Stage 6 Tailings Storage Facility Expansion Project, May 2020. DEQ, 2001. Montana Department of Environmental Quality Bonding Procedure Manual. 2001. Jenkins, M.C., Mungall, J.E., Zientek, M.L., Butak, K., Corson, M. Holick, P., McKinley, R., and Lowers, H., 2022. The Geochemical and Textural Transition between the Reef Package and its Hanging Wall, Stillwater Complex, Montana, USA. Journal of Petrology, 2022, 63, pp1-30. Kleinkopf, D.M., 1985. Regional gravity and magnetic anomalies of the Stillwater Complex area. The Stillwater Complex, Montana Bureau of Mines and Geology, Special Publication 92, 2002 reprint. Czamanske, G.K., and Zientek, M.L. eds. McCallum, I.S., 2002. The Stillwater Complex: A review of the geology. In: Boudreau, A.E., (ed.). Stillwater Complex, Geology and Guide. Billings, 21-25 July 2002, 9th International Platinum Symposium, A1-25. Page, N.J., and Zientek, M.L., 1985. Geologic and structural setting of the Stillwater Complex. The Stillwater Complex, Montana Bureau of Mines and Geology, Special Publication 92, 2002 reprint. Czamanske, G.K., and Zientek, M.L. eds. Stillwater Mining Company, Northern Plains Resource Council, Cottonwood Resource Council, Stillwater Protective Association, 2014. Good Neighbor Agreement. Amended December 8, 2014.

327 Zientek, M.L., Czamanske, G.K., and Irvine, N.T., 1985. Stratigraphy and nomenclature for the Stillwater Complex. The Stillwater Complex, Montana Bureau of Mines and Geology, Special Publication 92, 2002 reprint. Czamanske, G.K., and Zientek, M.L. eds.